Exhibit 99.2

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT,

QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN

ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

Approved on October 29, 2010	Registered on December 02, 2010
State Registration Number

Board of Directors of JSC RusHydro	1-01-55038-E-039D
(the body of the Issuer that approved the Prospectus shall be specified)	(the State Registration Number assigned to the issue (additional issue) of the securities shall be specified)

Minutes No. 110
dated November 01, 2010	(name of the registering authority)

(name of the position and signature of the authorized representative of the registering authority)

Seal of the registering authority

SECURITIES PROSPECTUS

Open Joint Stock Company

Federal Hydrogeneration Company

registered ordinary uncertified shares

with the nominal value of 1 (one) ruble each in the amount of

1,860,000,000 (one billion eight hundred and sixty million) shares

www.rushydro.ru

Information contained in this Prospectus shall be subject to disclosure in accordance with the legislation of the Russian Federation on securities.

THE REGISTERING AUTHORITY SHALL BEAR NO REPONSIBILITY FOR THE RELIABILITY

OF INFORMATION CONTAINED IN THIS PROSPECTUS, AND DOES NOT EXPRESS ITS

ATTITUDE TO THE PLACED SECURITIES BY THE FACT OF REGISTRATION THEREOF

Hereby the credibility of the financial statements of the Issuer for the years 2008 and 2009 is confirmed, and also the credibility of the financial (accounting) statements and compliance of the procedure of the Issuer’s accounting and reporting with the legislation of the Russian Federation for the year 2007. Not changing the opinion on the credibility of the financial statements we would like you to note the information stated in Paragraph 5 of our Audit Report dated March 31, 2008 for the year 2007, Paragraph 5 of our Audit Report dated March 25, 2009 for the year 2008 enclosed to the Prospectus. Other information on the financial status of the Issuer contained in Sections III, IV, V and VIII of this Prospectus has been inspected for its compliance in all the material aspects with the data of the financial (accounting) statements for the years 2007, 2008 and 2009, in respect of which the audit has been carried out. Director of the Closed Joint Stock Company

PricewaterhouseCoopers Audit,

acting on the basis of the Power of Attorney

No. GA-00193-1110-zao dated 01.11.2010	P.O. Solenov

, 2010	Place of Seal

Chairman of the Management Board of JSC RusHydro
E.V. Dod
, 2010
Place of Seal
Chief Accountant of JSC RusHydro
D.V. Finkel
, 2010

Contents

I. BRIEF INFORMATION ON MEMBERS OF THE MANAGEMENT BODIES OF THE ISSUER, INFORMATION ON BANK ACCOUNTS, AUDITOR, VALUER AND FINANCIAL ADVISER OF THE ISSUER, AND OTHER SIGNATORIES HERETO	18

1.1. MEMBERS OF THE MANAGEMENT BODIES OF THE ISSUER	18
1.2. INFORMATION ON THE ISSUER’S BANK ACCOUNTS	19
1.3. INFORMATION ON THE ISSUER’S AUDITOR(S)	21
1.4. INFORMATION ON THE ISSUER’S VALUER	24
1.5. INFORMATION ON THE ISSUER’S ADVISORS	24
1.6. INFORMATION ON OTHER SIGNATORIES TO THE PROSPECTUS	25

II. SUMMARY ON NUMBER, TIMELINE, PROCEDURE AND TERMS OF OFFERING FOR EACH CLASS AND TYPE OF EQUITY SECURITIES OFFERED	26

2.1. TYPE, CLASS AND FORM OF SECURITIES OFFERED	26
2.2. NOMINAL VALUE OF EACH TYPE, CLASS AND SERIES OF EQUITY SECURITIES OFFERED	26
2.3. ESTIMATED ISSUE AMOUNT IN MONEY TERMS AND NUMBER OF EQUITY SECURITIES INTENDED TO BE ISSUED	26
2.4. OFFERING PRICE (PROCEDURE FOR DETERMINATION OF THE OFFERING PRICE)	26
2.5. OFFERING TERM AND PROCEDURE	26
2.6. PROCEDURE AND TERMS OF PAYMENT FOR EQUITY SECURITIES OFFERED	32
2.8. TARGET GROUP OF SUBSCRIBERS FOR EQUITY SECURITIES OFFERED	37
2.9. PROCEDURE FOR DISCLOSURE OF INFORMATION ON THE RESULTS OF THE EQUITY SECURITIES ISSUE	37

III. DISCLOSURE IN RESPECT OF THE FINANCIAL AND OPERATIONAL POSITION OF THE ISSUER	44

3.1. FINANCIAL AND ECONOMIC PERFORMANCE OF THE ISSUER	44
3.2. MARKET CAPITALIZATION OF THE ISSUER	46
3.3. ISSUER’S LIABILITIES	47
3.4. PURPOSES OF ISSUE AND UTILIZATION OF PROCEEDS FROM ISSUE OF EQUITY SECURITIES	51
3.5. RISKS RELATED TO ACQUISITION OF OFFERED (ISSUED) EQUITY SECURITIES	51

IV. THE ISSUER’S DETAILED INFORMATION	63

4.1. THE ISSUER’S ESTABLISHMENT AND DEVELOPMENT TRACK RECORD	63
4.2. THE ISSUER’S CORE BUSINESS ACTIVITY	69
4.3. THE ISSUER’S PLANS FOR FUTURE ACTIVITY	80
4.4. THE ISSUER’S PARTICIPATION IN INDUSTRIAL, BANKING AND FINANCIAL GROUPS, HOLDING COMPANIES, CONCERNS AND ASSOCIATIONS	81
4.5. THE ISSUER’S SUBSIDIARIES AND AFFILIATES	81
4.6. COMPOSITION, STRUCTURE AND VALUE OF THE ISSUER’S FIXED ASSETS, INFORMATION ON THE ISSUER’S PLANS TO ACQUIRE, REPLACE OR WRITE OFF SOME FIXED ASSETS, AS WELL AS ON ANY BURDENS ON THE ISSUER’S FIXED ASSETS	119

V. INFORMATION ON THE ISSUER’S FINANCIAL AND ECONOMIC ACTIVITY	121

5.1. ISSUER’S FINANCIAL AND ECONOMIC PERFORMANCE	121
5.2. ISSUER’S LIQUIDITY, ADEQUACY OF CAPITAL AND CURRENT ASSETS	123
5.3. SIZE AND STRUCTURE OF THE ISSUER’S CAPITAL AND CURRENT ASSETS	124
5.4. INFORMATION ON THE ISSUER’S POLICIES AND EXPENDITURE IN THE RESEARCH AND TECHNOLOGY AREA WITH REGARD TO LICENSES AND PATENTS, NEW DEVELOPMENTS AND INVESTIGATIONS	127
5.5. ANALYSIS OF DEVELOPMENT TRENDS IN THE ISSUER’S CORE ACTIVITY AREA	128

VI. DETAILS OF THE PERSONS INCLUDED IN THE ISSUER’S MANAGEMENT AND AUDIT BODIES AND BRIEF DATA ON THE ISSUER’S PERSONNEL (STAFF)	134

6.1. STRUCTURE AND COMPETENCE OF THE ISSUER’S MANAGEMENT BODIES	134
6.2. DETAILS OF THE PERSONS INCLUDED IN THE ISSUER’S MANAGEMENT BODIES	139
6.3. INFORMATION ON THE AMOUNT OF FEE, BENEFITS AND/OR COMPENSATION FOR EXPENSES FOR EACH MANAGEMENT BODY OF THE ISSUER	168
6.4. INFORMATION ON THE STRUCTURE AND COMPETENCE OF THE ISSUER’S AUDIT BODIES	170
6.5. DETAILS OF THE PERSONS INCLUDED IN THE ISSUER’S INTERNAL AUDIT BODIES	172
6.6. INFORMATION OF THE AMOUNT OF FEE, BENEFIT AND/OR COMPENSATION OF EXPENSES TO THE ISSUER’S INTERNAL AUDIT BODY	182
6.7. DATA ON THE NUMBER OF EMPLOYEES AND SUMMARY DATA ON EDUCATION AND COMPOSITION OF EMPLOYEES (PERSONNEL) OF THE ISSUER AS WELL AS THOSE ON CHANGES IN THE NUMBER OF EMPLOYEES (PERSONNEL) OF THE ISSUER	184
6.8. DATA ON ANY LIABILITIES OF THE ISSUER TO EMPLOYEES (PERSONNEL), CONCERNING THEIR POTENTIAL PARTICIPATION IN THE ISSUER’S AUTHORIZED (RESERVE) CAPITAL (UNIT FUND)	184

VII. INFORMATION ON THE ISSUER’S PARTICIPANTS (SHAREHOLDERS) AND INFORMATION ON THE INTERESTED PARTY TRANSACTIONS EFFECTED BY THE ISSUER	185

7.1. INFORMATION ON THE TOTAL NUMBER OF THE ISSUER’S SHAREHOLDERS (PARTICIPANTS)	185
7.2. INFORMATION ON THE ISSUER’S PARTICIPANTS (SHAREHOLDERS) HOLDING AT LEAST 5 PERCENT OF ITS AUTHORIZED (SHARE) CAPITAL (MUTUAL FUND) OR AT LEAST 5 PERCENT OF ITS ORDINARY SHARES, AND ALSO INFORMATION ON THE PARTICIPANTS (SHAREHOLDERS) OF SUCH PERSONS HOLDING AT LEAST 20 PERCENT OF THE AUTHORIZED (SHARE) CAPITAL (MUTUAL FUND) OR AT LEAST 20 PERCENT OF THEIR ORDINARY SHARES	185
7.3. INFORMATION ON THE GOVERNMENT OR A MUNICIPAL UNIT PARTICIPATORY SHARE HELD IN THE ISSUER’S AUTHORIZED (SHARE) CAPITAL (MUTUAL FUND), EXISTENCE OF A SPECIAL RIGHT (“GOLDEN SHARE”)	186
7.4. INFORMATION ON RESTRICTIONS TO PARTICIPATION IN THE ISSUER’S AUTHORIZED (SHARE) CAPITAL (MUTUAL FUND)	188
7.5. INFORMATION ON CHANGES IN THE STRUCTURE AND THE PARTICIPATORY SHARES OF THE ISSUER’S SHAREHOLDERS (PARTICIPANTS) OWNING AT LEAST 5 PERCENT OF ITS AUTHORIZED (SHARE) CAPITAL (MUTUAL FUND) OR AT LEAST 5 PERCENT OF ITS ORDINARY SHARES	188
7.6. INFORMATION ON INTERESTED PARTY TRANSACTIONS EFFECTED BY THE ISSUER	190
7.7. INFORMATION ON ACCOUNTS RECEIVABLE	191

VIII. THE ISSUER’S REPORTING STATEMENTS AND OTHER FINANCIAL INFORMATION	196

8.1. THE ISSUER’S ANNUAL REPORTING STATEMENTS	196
8.2. THE ISSUER’S QUARTERLY REPORTING STATEMENTS PREPARED FOR THE MOST RECENT LAPSED REPORTING QUARTER	196
8.3. THE ISSUER’S CONSOLIDATED REPORTING STATEMENTS PREPARED FOR THE MOST RECENT LAPSED FINANCIAL YEAR	197
8.4. INFORMATION ON THE ISSUER’S ACCOUNTING POLICY	197
8.5. INFORMATION ON THE TOTAL AMOUNT OF EXPORTS AND ON THE EXPORTS SHARE IN TOTAL SALES	198
8.6. INFORMATION ON THE COST OF THE ISSUER’S IMMOVABLE PROPERTY AND MATERIAL CHANGES THAT OCCURRED IN THE ISSUER’S PROPERTY STRUCTURE AFTER THE DATE OF END OF THE MOST RECENT LAPSED FINANCIAL YEAR	198
8.7. INFORMATION ON THE ISSUER’S INVOLVEMENT IN LITIGATIONS IF SUCH INVOLVEMENT MAY HAVE A MATERIAL EFFECT ON THE ISSUER’S FINANCIAL AND BUSINESS PERFORMANCE	199

IX. DETAILED INFORMATION ON THE PROCEDURE AND TERMS FOR PLACEMENT OF SECURITIES	200

9.1. INFORMATION ON THE PLACED SECURITIES	200
9.2. PRICE (PROCEDURE FOR QUOTING THE PRICE) FOR PLACEMENT OF THE EQUITY SECURITIES	200
9.3. EXISTENCE OF PREEMPTIVE RIGHTS TO ACQUISITION OF THE PLACED EQUITY SECURITIES	200
9.4. EXISTENCE OF RESTRICTIONS TO ACQUISITION AND CIRCULATION OF THE PLACED EQUITY SECURITIES	205
9.5. INFORMATION ON THE DYNAMICS OF PRICES FOR THE ISSUER’S EQUITY SECURITIES	205
9.6. INFORMATION ON THE PERSONS PROVIDING SERVICES RELATED TO ORGANIZATION OF PLACEMENT AND/OR PLACEMENT OF EQUITY SECURITIES	206
9.7. INFORMATION ON THE PROSPECTIVE BUYERS OF THE EQUITY SECURITIES	207
9.8. INFORMATION ON ORGANIZERS OF TRADE IN SECURITIES MARKETS, INCLUDING INFORMATION ON STOCK EXCHANGES AT WHICH PLACEMENT AND/OR CIRCULATION OF THE PLACED EQUITY SECURITIES IS PLANNED	207
9.9. INFORMATION ON THE POSSIBLE CHANGE OF THE SHAREHOLDERS PARTICIPATORY SHARE IN THE ISSUER’S AUTHORIZED CAPITAL AS A RESULT OF THE PLACEMENT OF THE EQUITY SECURITIES	208
9.10. INFORMATION ON THE EXPENSES RELATED TO THE ISSUE OF SECURITIES	208
9.11. INFORMATION ON METHODS AND PROCEDURE FOR REFUNDING OF AMOUNTS RECEIVED IN PAYMENT FOR PLACED EQUITY SECURITIES IN CASE THE ISSUE (ADDITIONAL ISSUE) OF EQUITY SECURITIES IS INVALIDATED OR VOIDED, AS WELL AS IN OTHER CASES PROVIDED FOR BY THE LAWS OF THE RUSSIAN FEDERATION	209

X. ADDITIONAL INFORMATION ON THE ISSUER AND EQUITY SECURITIES PLACED THEREBY	212

10.1. ADDITIONAL INFORMATION ON THE ISSUER	212
10.2. INFORMATION ON EACH CATEGORY (TYPE) OF THE ISSUER’S SHARES	233
10.3. INFORMATION ON THE PREVIOUS ISSUES OF THE ISSUER’S SECURITIES, EXCEPT FOR THE SHARES OF THE ISSUER	234
10.4. INFORMATION ON THE PERSON (PERSONS) HAVING PROVIDED A SECURITY FOR THE BONDS OF THE ISSUE	234
10.5. TERMS FOR SECURING THE FULFILLMENT OF OBLIGATIONS ON THE BONDS OF THE ISSUE	234
10.6. INFORMATION ON ORGANIZATIONS MAINTAINING THE REGISTER OF RIGHTS TO THE ISSUED SECURITIES OF THE ISSUER	234
10.7. INFORMATION ON LEGISLATIVE ACTS REGULATING THE ISSUES OF IMPORT AND EXPORT OF CAPITAL THAT MAY AFFECT PAYMENT OF DIVIDENDS, INTEREST AND OTHER AMOUNTS TO NON-RESIDENTS	235
10.8. DESCRIPTION OF THE PROCEDURE FOR TAXATION OF INCOMES DERIVED FROM THE ISSUER’S SECURITIES PLACED/TO BE PLACED	235
10.9. INFORMATION ON THE DECLARED (ACCRUED) AND PAID DIVIDENDS ON THE ISSUER’S SHARES AND ON INCOMES GENERATED FROM THE ISSUER’S BONDS	242
10.10. OTHER INFORMATION	246

Appendix I. Accounting Policy of the Issuer for the Years 2007-2010	248
Appendix II. Annual Accounting Statements of the Issuer for the Year 2007	490
Appendix III. Annual Accounting Statements of the Issuer for the Year 2008	556
Appendix IV. Annual Accounting Statements of the Issuer for the Year 2009	632

Appendix V. Consolidated and Combined Financial Statements Prepared in Accordance with the International Financial Reporting Standards for the Years 2006, 2007, 2008 and Consolidated Financial Statements Prepared in Accordance with the International Financial Reporting Standards (IFRS) for the Year 2009 (Including Audit Report in English, and Also the Russian Translation)	704
Appendix VI. Accounting Statements of the Issuer for the I-st Half of the Year 2010	987

Introduction

a) Particulars of the securities to be issued by the Issuer in respect of which the Prospectus is registered:

Kind, class (type) of the securities: ordinary (registered) shares

Form of the securities: uncertified

Number of the securities to be issued: 1,860,000,000 (one billion eight hundred and sixty million) shares

Nominal value: 1 (one) ruble

Method of offering: public subscription

Offering Procedure and Term:

The offering of the shares shall be effected by means of execution of agreements on acquisition of the securities to be issued (hereinafter referred to as the “Subscription Agreement”).

The offering of the shares to the persons exercising the preemptive right to subscription for the securities to be issued shall be effected pursuant to the procedure provided for in Clause 8.5. of the Resolution on the Additional Issue of Securities. No allotment of the securities is permitted prior to the expiration of the validity period of the preemptive right to subscription for the securities to be issued as set forth in Clause 8.5. of the Resolution on the Additional Issue of Securities other than by exercising the specified preemptive right.

For the purposes of execution of the Subscription Agreements other than within the framework of exercise of the preemptive right, the Issuer shall publish the invitation to make offers to buy the securities to be issued addressed to the public at large (hereinafter referred to as the “Invitation to Make Offers) upon summarizing of the results of exercise of the preemptive right and not later than 40 (forty) days prior to the offering closing date (as set forth in Clause 8.2 of the Resolution on the Additional Issue of Securities) in the Interfax newsline and on the website: www.rushydro.ru.

The term for submission of offers to buy the securities to be issued (hereinafter referred to as the “Offers”):

The offering shall be effected with engagement of a professional participant of the securities market (Broker) rendering the services related to the offering to the Issuer under a fee-based agreement with the Broker. Such person shall be any of the Brokers specified below. The Issuer shall disclose the information on the identity of the Broker that will be engaged in rendering the services related to the offering on or prior to the commencement of the term for submission of offers to buy the shares in the Interfax newsline and on the website: www.rushydro.ru.

The Issuer shall provide the Broker with a list of its interested persons prior to the offering opening date and shall specify the persons from such list, the transactions with which have been approved by the Issuer.

The Offers may be submitted to the Issuer or to the Broker during a period from the date when the Invitation to Make Offers is published in the Interfax newsline and on the Internet website www.rushydro.ru and not later than 10 (ten) days from the date when the Invitation to Make Offers is published in the Interfax newsline and on the Internet website www.rushydro.ru (hereinafter such period shall be referred to as the “Offer Collection Period”).

A prospective Subscriber of the securities to be issued (hereinafter referred to as the “Subscriber”) may submit an Offer every day from 10:00 till 17:00 (Moscow time), except for Saturday, Sunday and public holidays, to the address: 117393, the city of Moscow, Architect Vlasov Street, house 51, JSC RusHydro, or to the Broker’s address.

Each Offer shall include the following information:

- title: “Offer to buy shares of JSC RusHydro”;

- full company name / surname, first name, patronymic of the Subscriber;

- Subscriber’s taxpayer identification number (if any);

- Subscriber’s place of residence (registered address);

- for individuals: passport particulars (date and place of birth; series, number and issuance date, name of the issuing authority);

- for legal entities: registration particulars (including for Russian legal entities – information on the state registration of the legal entity/registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

- consent of the person making the Offer to purchase the specified number of shares to be issued at the offering price as determined in the Resolution on the Additional Issue of Securities;

- the number of securities to be purchased identified by one of the following ways:

- an exact number of the shares in the numerical expression which the Subscriber undertakes to purchase;

- the minimum number of the shares that the Subscriber undertakes to purchase. An indication of the minimal number shall be deemed to be an offer of the Subscriber submitting the Offer to purchase any number of the shares to be issued, but not less than the specified minimum number;

- the maximum number of the shares that the Subscriber undertakes to purchase. An indication of the maximum number shall be deemed to be an offer of the Subscriber submitting the Offer to purchase any number of the shares to be issued, but not more than the specified maximum number;

- the minimum and maximum numbers of the shares that the Subscriber undertakes to purchase. An indication of the minimum and maximum numbers shall be deemed to be an offer of the person submitting the Offer to purchase any number of the shares to be issued, but not less than the specified minimum number and not more than the specified maximum number;

- Subscriber’s personal account number in the register of holders of registered securities of the Issuer for transfer of the shares to be purchased in his/its favour. If the shares are to be entered in the register of holders of registered securities of the Issuer to a nominee’s account – a full legal name of the depository (hereinafter referred to as the “First Level Depository”), information on state registration of such depositary (OGRN (Primary State Registration Number), name of the registering authority, date of registration and entering the depository in the EGRUL (Uniform State Register of Legal Entities), Subscriber’s depositary account number, number and date of the depositary agreement between the depository and the Subscriber (in respect of the securities to be issued). If the Subscriber’s depositary account (in respect of the securities to be issued) is maintained by the nominee holder who in turn is a depositor of the First Level Depository, then the Offer shall state the full company name of the specified nominee holder, information on state registration of the specified nominee holder (hereinafter referred to as the “Second Level Depository”) (OGRN, name of the registering authority, date of registration and entering the depository in the EGRUL), name of the registering authority, date of registration and entering the depository in the EGRUL), Subscriber’s depositary account number, number and date of the depositary agreement between the depository and the Subscriber (in respect of the securities to be issued), the full company name of the First Level Depository, details of the interdepositary agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder in which the Subscriber has the depositary account (in respect of the securities to be issued).

- bank details of the Subscriber for return of monies;

- contact details (mailing address, fax number with international code, email address) for giving notice of acceptance of the Offer.

The Offer shall be signed by the Subscriber (or his/its authorized representative with the attached original or a copy of the duly executed power of attorney or other instrument confirming the powers of the representative certified by a notary) and, for legal entities, sealed (if a seal is available).

The Offer shall have as attachments:

- for legal entities – copies of constitutional instruments confirming the powers of the person who has the right to act on behalf of the legal entity without a power of attorney certified by a notary;

- the Offer may be accompanied with provision of financial guarantees in respect of the undertaking of the person submitting the Offer to pay for the shares if his/its Offer is accepted by the Issuer.

- in the event that the law requires that a person submitting an Offer may purchase the specified number of shares subject to a prior approval of an anti-monopoly authority, such person shall attach a copy of the appropriate approval of such anti-monopoly authority to the Offer.

- in the event that the law requires that a person submitting an Offer may purchase the specified number of shares subject to a prior approval of a competent executive body of the Subscriber (Board of Directors, General Meeting of Shareholders), such person shall attach a copy of the appropriate resolution on approval of the transaction related to purchase of the securities to be issued.

The Issuer shall reject an Offer if it does not meet the requirements of the legislation of the Russian Federation and/or the Resolution on the Additional Issue of Securities.

The Issuer shall register the received Offers in the special register of received offers (hereinafter referred to as the “Issuer’s Register”) on the day of their receipt. The Offers received by the Broker are subject to registration by the Broker in the special register of the received offers (hereinafter referred to as the “Broker’s Register”) on the day of their receipt.

The Offers to buy the securities to be issued submitted by prospective Subscribers shall be accepted by the Issuer in its sole discretion.

Based on the entries in the Issuer’s Register and the Broker’s Register, the Issuer or the Broker on behalf of the Issuer and under the Issuer’s written instruction shall notify the Subscribers of acceptance of their Offers as selected by the Issuer in its sole discretion out of all the Subscriber which have submitted the Offers that meet the requirements set forth in Clause 8.3. of the Resolution on the Additional Issue of Securities. Such notice shall state the number of the shares allocated to the Subscriber which has submitted the Offer.

The Notice of Acceptance of the Offer shall be delivered to the Subscriber in person or to his/its authorized representative or sent to the mailing address and/or by fax and/or email as specified in the Offer not later than 3 (three) days after the date of the Issuer’s resolution on acceptance of the Offer (hereinafter referred to as the “Acceptance Circulation Period”).

The Issuer shall make a decision on acceptance of an Offer within 5 (five) days of the expiration of the Offer Collection Period (hereinafter referred to as the “Acceptance Period”). The Issuer shall be entitled to pass a resolution on acceptance of an Offer only for such number of additional shares that at the time of passing the resolution on acceptance of such Offer are unsubscribed and are not subject to subscription by another or the same Subscriber pursuant to the prior acceptance of the Offer by the Issuer.

A Subscription Agreement shall be deemed effective as of receipt by the Subscriber (Subscriber’s authorized representative submitting the Offer) submitting the Offer of the Issuer’s Notice of Acceptance of the Offer.

By agreement of the parties pursuant to Article 434 of the Civil Code of the Russian Federation a contract may be executed in a single instrument signed by the parties in the number of counterparts as agreed by the parties.

A Subscriber shall be entitled to arrive for execution of a Subscription Agreement any day from 10:00 until 17:00 (Moscow time), except for Saturday, Sunday and public holidays, at the address: the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51, JSC RusHydro. The Agreement shall be executed upon the Subscriber’s receipt of the Notice of Acceptance of the Offer.

The Subscriber that receives the Issuer’s Notice of Acceptance of the Offer shall pay the full price of the purchased securities within 10 (ten) days from the end of the Acceptance Circulation Period.

The obligation to pay for subscribed shares shall be deemed performed upon crediting of monies to the Issuer’s bank account specified in Clause 8.6. of the Resolution on the Additional Issue of Securities.

For execution of a Subscription Agreement a Subscriber shall remit monies to the Issuer’s current account specified in Clause 8.6. of the Resolution on the Additional Issue of Securities.

Subscribers shall pay for the subscribed shares in full within the period set forth in the Resolution on the Additional Issue of Securities and Subscription Agreements and prior to making credit entries in Subscribers’ personal accounts in the Issuer’s shareholders registration system (or a nominee holder designated by a Subscriber). Provided, however, that such credit entries in Subscribers’ personal accounts in the Issuer’s shareholders registration system (or a nominee holder designated by a Subscriber) shall not be made prior to the Offering Opening Date and after the Offering Closing Date in respect of the additional issue of the shares.

In the event that a Subscriber fails to perform his/its obligation to pay for the subscribed shares within the specified period, the Issuer shall be entitled to refuse from performance of its counter-obligation to transfer the shares to the Subscriber.

In case of partial performance by the Subscriber of his/its obligation to pay for the subscribed shares the Issuer shall be entitled to perform its counter-obligation to transfer the shares to the Subscriber pro rata the number of the shares paid for by the Subscriber.

In case of partial performance by the Subscriber of his/its obligation to pay for the subscribed shares or complete refusal of the Issuer to perform its counter-obligation to transfer the shares, if the Subscriber has not paid for the shares within the periods as specified above, monies received as a result of partial performance of the obligation to pay for the shares or, respectively, all monies paid by the Subscriber for the shares shall be refunded to the Subscriber by non-cash transfer (in accordance with the applicable procedure) within 60 (sixty) days from the Offering Closing Date using the bank details specified in the Offer.

The Issuer shall be entitled not to give the Subscriber notice of cancellation of the counter-obligation to transfer the shares (all or those unpaid by the Subscriber, respectively), however, the Issuer may in its sole discretion and for the purposes of notification of the Subscriber give such notice to the Subscriber in person or through its authorized representative or send such notice to the mailing address and/or fax and/or email specified in the Offer.

The Issuer’s obligation to transfer the subscribed shares to the Subscriber shall be deemed performed upon making a credit entry in the personal account of the Subscriber or a nominee holder designated by the Subscriber in the Offer of the respective number of the subscribed securities.

Subscription for the additional shares by persons exercising the preemptive right to subscription for the additional shares shall be carried out pursuant to Clause 8.5. of the Resolution on the Additional Issue of Securities.

Prior to expiration of the Preemptive Subscription Right Term as specified in Clause 8.5. of the Resolution on the Additional Issue of Securities no subscription for securities other than by exercising the specified preemptive right shall be permitted.

Amendment to and/or termination of subscription agreements shall be effected on the grounds and pursuant to the procedure provided for in Chapter 29 of the Civil Code of the Russian Federation.

The Offering provides for the preemptive subscription right

The securities are registered ones, the register of their holders is maintained by the registrar.

The person to whom the Issuer delivers an instrument of transfer authorizing the making of a credit entry in the personal account of the first Subscriber (registrar, First Subscriber), and other requirements to issuing the instrument of transfer: not later than 5 (five) days from the end of the securities payment period set forth in Clauses 8.3 and 8.6. of the Resolution on the Additional Issue of Securities, subject to payment of the Subscriber for the subscribed securities pursuant to the procedure set forth in Clause 8.6. of the Resolution on the Additional Issue of Securities; and at least 3 (three) days prior to the Offering Closing Date the Issuer shall deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, License for maintenance of registers issued by the Federal Securities Market Commission No. 10-000-1-00264 dated 03.12.2002) the instrument of transfer authorizing the making of a credit entry in the personal account of the Subscriber or a nominee holder specified by the Subscriber in the Offer.

Within 3 (three) days from receipt of the instrument of transfer and prior to the Offering Closing Date the registrar shall debit from the Issuer’s account such number of the securities of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Subscriber or a nominee holder designated by the Subscriber in the Offer.

The shares shall be deemed subscribed from the date when the securities are registered in the register of shareholders – holders of securities of the Issuer in the name of the Subscriber or a nominee holder designated by the Subscriber in the Offere.

Allotment of the additional shares to persons exercising the preemptive right to subscription for the additional shares shall be made pursuant to the procedure set forth in Clause 8.5. of the Resolution on the Additional Issue of Securities.

Allotment of a certain number of the shares in this additional issue as part of exercising the preemptive right to subscription for the shares (i.e. when they are purchased by persons having the preemptive right to subscription for the shares) is intended to be carried out, in particular, outside the Russian Federation by means of allotment in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the additional shares. No allotment of the shares of this additional issue to other Subscribers (other than by exercise of the preemptive right to subscription for the shares) is intended outside the Russian Federation in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the shares.

No securities shall be distributed by subscription by tender.

Allotment of the securities shall be conducted by the Issuer with engagement of a professional participant of the securities market (Broker) rendering the services related to the allotment to the Issuer under a fee-based agreement with the Broke (heretofore and hereinafter referred to as the “Broker”). The Issuer shall engage one or some of the following persons as the Broker:

1) Full company name: Open Joint Stock Company

INVESTMENT GROUP EUROFINANSY

Abbreviated company name: OJSC IC EUROFINANSY

Principal place of business: 119049, the city of Moscow, Shabolovka Street, house 10, bldg. 2

Postal address: 119049, the city of Moscow, Shabolovka Street, house 10, bldg. 2

Broker license number: No. 077-06234-100000

License issue date: 09.09.2003

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

2) Full company name: Open Joint Stock Company Sberbank of Russia

Abbreviated company name of the credit institution: OJSC Sberbank of Russia

Principal place of business: Russia, Moscow, 117997 Vavilov Street, house 19

Postal address: Russia, Moscow, 117997 Vavilov Street, house 19

Broker license number: 077-02894-100000

License issue date: 27.11.2000

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

3) Full company name: Open Joint Stock Company

Financial Corporation OTKRYTIE

Abbreviated company name: OJSC Financial Corporation OTKRYTIE

Principal place of business: 129090, Moscow, Protopopovskiy Pereulok (Lane), house 19, bldg. 10

Postal address: 129090, Moscow, Protopopovskiy Pereulok (Lane), house 19, bldg. 10

Broker license number: 177-06097-100000

License issue date: June 28, 2002

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

At least prior to the commencement of the term for submitting Offers to buy shares the Issuer shall disclose the identity of the Broker that will be engaged in providing services in relation to the distribution of shares in the Interfax newsline and on the Internet website www.rushydro.ru.

The primary responsibilities of the Broker in providing securities distribution services to the Issuer include receiving and registering Offers and giving on behalf of the Issuer notices of acceptance to persons selected by the Issuer at its sole discretion out of all the persons which have submitted Offers.

The Broker shall not be obliged to purchase securities that have not been subscribed for within a certain period.

The Broker shall bear no responsibility relating to maintaining prices for issued securities at a certain level during a certain period after the completion of the distribution (stabilization), including responsibilities associated with providing market making services.

The Broker shall not have the right to purchase an additional number of securities of the Issuer out of allotted (issued) securities of the Issuer of the same class and type as the securities offered, which may be exercised or not depending on the outcome of the securities issue.

A contract with the Broker is entered into upon state registration of the securities issue, but at least prior to the commencement of the term for submitting Offers to buy shares. The amount of the Broker’s consideration shall be specified in the agreement and may depend on the outcome of the securities distribution, provided that the amount of such consideration shall not be in excess of 1,000,000 (one million) rubles.

Previously issued (outstanding) shares of the Issuer of the same class and type as the securities offered are not intended to be offered for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of offering of respective foreign securities.

The Issuer is not a business entity of strategic importance for defense and security of the state, and execution of agreements on assignment of Issuer’s securities to initial holders during the subscription does not require a resolution on prior approval of such agreements in accordance with the Federal Law “On Procedure of Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security”.

Offering Term

The Offering Opening Date shall be determined as follows: The Opening Date for the distribution of securities of this additional issue (hereinafter referred to as the “shares”, “additional shares”, “securities”, “securities offered”) of the Issuer shall be the 15th (fifteenth) day from the date on which the announcement about the state registration of this additional issue of securities is published in a printed medium circulated in over 10,000 (ten thousand) copies (the Izvestiya newspaper), but not later than within 10 (ten) days after the date of the state registration of this additional issue of securities. Such announcement shall specify, in particular, the procedure for access of prospective shareholders to the information contained in the Prospectus.

The Offering Closing Date shall be determined as follows: the 120th (one hundred and twentieth) day from the date of the state registration of this additional issue of securities, or the date of distribution of the last security of this additional issue, whichever is the earlier.

The Offering Term shall be determined by means of an indication of dates on which any information on the issue of securities is disclosed.

Such information shall be disclosed as follows: The announcement about the state registration of this additional issue of securities shall be published by the Issuer in a printed medium circulated in over 10,000 (ten thousand) copies (the Izvestiya newspaper), but not later than within 10 (ten) days after the date of the state registration of this additional issue of securities. Such announcement shall include, in particular, the procedure for access of prospective shareholders to the information contained in the Prospectus.

Information on the state registration of the additional issue of securities shall also be disclosed by the Issuer by means of publishing an appropriate announcement in the newsline of the news agency ZAO Interfax (hereinafter referred to as the “Interfax newsline”) and on the Issuer’s website pursuant to the procedure stipulated in Clause 11 of the Resolution on the Additional Issue of Securities.

The period for determination of the Offering Opening Date for additional shares of the Issuer shall commence upon complete discharge by the Issuer of its duties to disclose information pursuant to this Clause 8.2. of the Resolution on the Additional Issue of Securities.

Offering Price or Procedure for its Determination:

The price at which additional shares are offered (including to persons on the list of holders of the preemptive right to acquire additional shares offered) shall be determined by the Board of Directors of the Company in accordance with Articles 36, 77 of the Federal Law “On Joint Stock Companies” upon completion of the state registration of this additional issue, but at least prior to the Offering Opening Date.

The announcement about the offering price (procedure for its determination) shall be published by the Issuer in the newsline and on the Internet website. The announcement about the offering price (procedure for its determination) shall be published by the Issuer within the following time prior to the Offering Opening Date:

- in the newsline (Interfax) – within 1 day from the date on which the offering price is determined pursuant to a resolution, but at least prior to the Offering Opening Date;

- on the Internet website: www.rushydro.ru – within 2 days from the date on which the offering price is determined pursuant to a resolution, but at least prior to the Offering Opening Date.

b) Essentials of issued securities of the Issuer in respect of which the Prospectus is registered (in case of registration of the Prospectus hereafter (after the state registration of the (additional) placement report:

This Prospectus is registered in respect of securities offered information on which is provided in Sections II and IX of this Prospectus.

c) Main purposes of the issue and utilization of proceeds from the issue of equity securities:

Purpose of the issue:

Raising additional funds

Utilization of proceeds from the issue of securities:

The Issuer intends to utilize the proceeds from the share issue to provide financing for reconstruction of the Baksanskaya HPP and implementation of own investment project aimed at construction of new production facilities.

The Issuer shall not issue securities for the purpose of financing a certain transaction (associated transactions) or any other operation (acquisition of assets necessary to manufacture certain products (goods, works, services); acquisition of partnership interests in the registered capital (joint stock) (shares) of any other company; reduction or redemption of payables or any other liabilities of the Issuer).

d) Other information as the Issuer may deem necessary to be included in the Introduction:

None.

“This Prospectus contains evaluations and forecasts of statutory organs of the Issuer for future events and/or actions, development perspectives for the industry in which the Issuer carries out its principal business, and Issuer’s operating results, including Issuer’s plans, probability of certain events and actions. Investors should not totally rely upon evaluations and forecasts of statutory organs of the Issuer, for actual operating results of the Issuer in future may differ from expected results due to various reasons. Acquisition of the Issuer’s securities is associated with risks described herein.”

1) Full company name: Open Joint Stock Company

INVESTMENT GROUP EUROFINANSY

Abbreviated company name: OJSC IC EUROFINANSY

Principal place of business: 119049, the city of Moscow, Shabolovka Street, house 10, bldg. 2

Postal address: 119049, the city of Moscow, Shabolovka Street, house 10, bldg. 2

Broker license number: No. 077-06234-100000

License issue date: 09.09.2003

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

2) Full company name: Open Joint Stock Company Sberbank of Russia

Abbreviated company name of the credit institution: OJSC Sberbank of Russia

Principal place of business: Russia, Moscow, 117997 Vavilov Street, house 19

Postal address: Russia, Moscow, 117997 Vavilov Street, house 19

Broker license number: 077-02894-100000

License issue date: 27.11.2000

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

3) Full company name: Open Joint Stock Company

Financial Corporation OTKRYTIE

Abbreviated company name: OJSC Financial Corporation OTKRYTIE

Principal place of business: 129090, Moscow, Protopopovskiy Pereulok (Lane), house 19, bldg. 10

Postal address: 129090, Moscow, Protopopovskiy Pereulok (Lane), house 19, bldg. 10

Broker license number: 177-06097-100000

License issue date: June 28, 2002

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

At least prior to the commencement of the term for submitting Offers to buy shares the Issuer shall disclose the identity of the Broker that will be engaged in providing services in relation to the distribution of shares in the Interfax newsline and on the Internet website www.rushydro.ru.

The primary responsibilities of the Broker in providing securities distribution services to the Issuer include receiving and registering Offers and giving on behalf of the Issuer notices of acceptance to persons selected by the Issuer at its sole discretion out of all the persons which have submitted Offers.

The Broker shall not be obliged to purchase securities that have not been subscribed for within a certain period.

The Broker shall bear no responsibility relating to maintaining prices for issued securities at a certain level during a certain period after the completion of the distribution (stabilization), including responsibilities associated with providing market making services.

The Broker shall not have the right to purchase an additional number of securities of the Issuer out of allotted (issued) securities of the Issuer of the same class and type as the securities offered, which may be exercised or not depending on the outcome of the securities issue.

A contract with the Broker is entered into upon state registration of the securities issue, but at least prior to the commencement of the term for submitting Offers to buy shares. The amount of the Broker’s consideration shall be specified in the agreement and may depend on the outcome of the securities distribution, provided that the amount of such consideration shall not be in excess of 1,000,000 (one million) rubles.

Previously issued (outstanding) shares of the Issuer of the same class and type as the securities offered are not intended to be offered for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of offering of respective foreign securities.

The Issuer is not a business entity of strategic importance for defense and security of the state, and execution of agreements on assignment of Issuer’s securities to initial holders during the subscription does not require a resolution on prior approval of such agreements in accordance with the Federal Law “On Procedure of Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security”.

Offering Term

The Offering Opening Date shall be determined as follows: The Opening Date for the distribution of securities of this additional issue (hereinafter referred to as the “shares”, “additional shares”, “securities”, “securities offered”) of the Issuer shall be the 15th (fifteenth) day from the date on which the announcement about the state registration of this additional issue of securities is published in a printed medium circulated in over 10,000 (ten thousand) copies (the Izvestiya newspaper), but not later than within 10 (ten) days after the date of the state registration of this additional issue of securities. Such announcement shall specify, in particular, the procedure for access of prospective shareholders to the information contained in the Prospectus.

The Offering Closing Date shall be determined as follows: the 120th (one hundred and twentieth) day from the date of the state registration of this additional issue of securities, or the date of distribution of the last security of this additional issue, whichever is the earlier.

The Offering Term shall be determined by means of an indication of dates on which any information on the issue of securities is disclosed.

Such information shall be disclosed as follows: The announcement about the state registration of this additional issue of securities shall be published by the Issuer in a printed medium circulated in over 10,000 (ten thousand) copies (the Izvestiya newspaper), but not later than within 10 (ten) days after the date of the state registration of this additional issue of securities. Such announcement shall include, in particular, the procedure for access of prospective shareholders to the information contained in the Prospectus.

Information on the state registration of the additional issue of securities shall also be disclosed by the Issuer by means of publishing an appropriate announcement in the newsline of the news agency ZAO Interfax (hereinafter referred to as the “Interfax newsline”) and on the Issuer’s website pursuant to the procedure stipulated in Clause 11 of the Resolution on the Additional Issue of Securities.

The period for determination of the Offering Opening Date for additional shares of the Issuer shall commence upon complete discharge by the Issuer of its duties to disclose information pursuant to this Clause 8.2. of the Resolution on the Additional Issue of Securities.

Offering Price or Procedure for its Determination:

The price at which additional shares are offered (including to persons on the list of holders of the preemptive right to acquire additional shares offered) shall be determined by the Board of Directors of the Company in accordance with Articles 36, 77 of the Federal Law “On Joint Stock Companies” upon completion of the state registration of this additional issue, but at least prior to the Offering Opening Date.

The announcement about the offering price (procedure for its determination) shall be published by the Issuer in the newsline and on the Internet website. The announcement about the offering price (procedure for its determination) shall be published by the Issuer within the following time prior to the Offering Opening Date:

- in the newsline (Interfax) – within 1 day from the date on which the offering price is determined pursuant to a resolution, but at least prior to the Offering Opening Date;

- on the Internet website: www.rushydro.ru – within 2 days from the date on which the offering price is determined pursuant to a resolution, but at least prior to the Offering Opening Date.

b) Essentials of issued securities of the Issuer in respect of which the Prospectus is registered (in case of registration of the Prospectus hereafter (after the state registration of the (additional) placement report:

This Prospectus is registered in respect of securities offered information on which is provided in Sections II and IX of this Prospectus.

c) Main purposes of the issue and utilization of proceeds from the issue of equity securities:

Purpose of the issue:

Raising additional funds

Utilization of proceeds from the issue of securities:

The Issuer intends to utilize the proceeds from the share issue to provide financing for reconstruction of the Baksanskaya HPP and implementation of own investment project aimed at construction of new production facilities.

The Issuer shall not issue securities for the purpose of financing a certain transaction (associated transactions) or any other operation (acquisition of assets necessary to manufacture certain products (goods, works, services); acquisition of partnership interests in the registered capital (joint stock) (shares) of any other company; reduction or redemption of payables or any other liabilities of the Issuer).

d) Other information as the Issuer may deem necessary to be included in the Introduction:

None.

“This Prospectus contains evaluations and forecasts of statutory organs of the Issuer for future events and/or actions, development perspectives for the industry in which the Issuer carries out its principal business, and Issuer’s operating results, including Issuer’s plans, probability of certain events and actions. Investors should not totally rely upon evaluations and forecasts of statutory organs of the Issuer, for actual operating results of the Issuer in future may differ from expected results due to various reasons. Acquisition of the Issuer’s securities is associated with risks described herein.”

I. Brief Information on Members of the Management Bodies of the Issuer, Information on Bank Accounts, Auditor, Valuer and Financial Adviser of the Issuer, and Other Signatories Hereto

1.1. Members of the Management Bodies of the Issuer

The management bodies of the Issuer pursuant to Clause 9.1. of the Issuer’s Articles of Association are as follows:

The supreme management body is the General Meeting of Shareholders

Board of Directors

The collective executive body is the Management Board

The sole executive body is the Chairman of the Management Board.

Members of the Board of Directors of the Issuer:

Full name	Year of birth
Shmatko Sergey Ivanovich (Chairman)	1966
Ballo Anatoly Borisovich	1961
Beloborodov Sergey Sergeevich	1967
Dod Eugeny Vyacheslavovich	1973
Volkov Eduard Petrovich	1938
Seliverstova Marina Valeryevna	1963
Kutyin Nikolay Georgiyevich	1965
Kurtser Grigory Markovich	1980
Kovalchuk Boris Yuryevich	1977
Zimin Victor Mikhailovich	1962
Malyshev Andrey Borisovich	1959
Sharipov Rashid Ravelevich	1968
Kudryavy Victor Vasilyevich	1937

Members of the Management Board of the Issuer:

Full name	Year of birth
Dod Eugeny Vyacheslavovich (Chairman)	1973
Mantrov Mikhail Alekseevich	1965
Rizhinashvili George Ilyich	1981
Abrashin Sergey Nikolayevich	1959
Alzhanov Rakhmetulla Shamshiyevich	1950
Bessmertny Konstantin Valeryevich	1973
Bogush Boris Borisovich	1952
Gorbenko Yury Vasilyevich	1958
Gorev Eugeny Eugenyevich	1975
Maslov Aleksey Victorovich	1975
Savin Stanislav Valeryevich	1972
Kalamanov Vladimir Avdashevich	1952

The sole executive body – Chairman of the Management Board:

Full name	Year of birth
Dod Eugeny Vyacheslavovich	1973

1.2. Information on the Issuer’s Bank Accounts

Full company name of the bank:	VTB Bank (Open Joint Stock Company)
Abbreviated company name of the bank:	OJSC VTB Bank
Principal place of business	190000, the city of Saint-Petersburg, Bolshaya Morskaya Street, house 29
INN(Taxpayer Identification Number)/KPP (Tax Registration Reason Code) of the bank	7702070139/997950001
Account No. and category:	40702810700030003502 (RUR current account)
BIC (Bank Identification Code):	044525187
Correspondent account No.	30101810700000000187

Full company name of the bank:	Open Joint Stock Company Sberbank of Russia
Abbreviated company name of the bank:	OJSC Sberbank of Russia
Principal place of business	117997, the city of Moscow, Vavilov Street, house 19
INN/KPP of the bank	7707083893/775001001
Account No. and category	40702810400020107810 (RUR current account)
40702840100021007810 (USD transit account)
40702840800020007810 (USD current account)
40702826700021007810 (GBP transit account)
40702826400020007810 (GBP current account)
BIC:	044525225
Correspondent account No.	30101810400000000225

Full company name of the bank:	Open Joint Stock Company Sberbank of Russia
Abbreviated company name of the bank:	OJSC Sberbank of Russia
Principal place of business	117997, the city of Moscow, Vavilov Street, house 19
INN/KPP of the bank	7707083893/775003009
Account No. and category	40702810438090001390 (RUR current account)
BIC:	044525225
Correspondent account No.	30101810400000000225

Full company name of the bank	JOINT STOCK COMMERCIAL BANK EUROFINANS MOSNARBANK (Open Joint Stock Company)
Abbreviated company name of the bank	OJSC JSCB EUROFINANS MOSNARBANK
Principal place of business	121099, Moscow, Novy Arbat Street, house 29
INN/KPP of the bank	7703115760/997950001
Account No. and category	40702810800205771190 (RUR current account)
40702978100205771198 (EUR current account)
40702978000205771188 (EUR transit account)
40702840600005771191 (USD current account)
40702840500005771181 (USD transit account)
BIC:	044525204
Correspondent account No.	30101810900000000204

Full company name of the bank:	Joint Stock Commercial Interregional Fuel and Energy Bank MEZHTOPENERGOBANK (Open Joint Stock Company)
Abbreviated company name of the bank:	OJSC Mezhtopenergobank
Principal place of business	107078, the city of Moscow, Sadovaya-Chernogryazskaya Street, house 6
INN/KPP of the bank	7701014396/775001001
Account No. and category	40702810500026122417 (RUR current account)
BIC:	044585237
Correspondent account No.	30101810900000000237

Full company name of the bank:	Gazprombank (Open Joint Stock Company)
Abbreviated company name of the bank:	GPB (OJSC)
Principal place of business	117418, the city of Moscow, Novocheremushkinskaya Street, house 63
INN/KPP of the bank	7744001497/997950001
Account No. and category	40702810400000003242 (RUR current account)
40702810500000013242 (RUR current account)
40702840700000003242 (USD current account)
40702840800007003242 (USD transit account)
40702978300000003242 (EUR current account)
40702978400007003242 (EUR transit account)
BIC:	044525823
Correspondent account No.	30101810200000000823

Full company name of the bank:	OPEN JOINT STOCK COMPANY ALFA-BANK
Abbreviated company name of the bank:	OJSC ALFA-BANK
Principal place of business	107078, the city of Moscow, Kalanchevskaya Street, house 27
INN/KPP of the bank	7728168971/775001001
Account No. and category	40702810701200001242 (master account)
40702810001200001243 (trading account)
40702810101200005149 (master account)
40702810501200005150 (trading account)
40702810601200002066 (RUR current account)
BIC:	044525593
Correspondent account No.	30101810200000000593

Full company name of the bank:	Bank VTB 24 (Closed Joint Stock Company)
Abbreviated company name of the bank:	VTB 24 (CJSC)
Principal place of business	101000, the city of Moscow, Myasnitskaya Street, house 35
INN/KPP of the bank	7710353606/775001001
Account No. and category	40702810462004202837 (corporate card settlement account)
BIC:	044525716
Correspondent account No.	30101810100000000716

Full company name of the bank:	State Corporation Bank for Development and Foreign Economic Affairs (Vnesheconombank)
Abbreviated company name of the bank:	Vnesheconombank
Principal place of business	107996, the city of Moscow, Akademik Sakharov Prospect, house 9
INN/KPP of the bank	7750004150/775001001
Account No. and category	40702810709635801511 (RUR current account)
BIC:	044525060
Correspondent account No.	30101810500000000060

1.3. Information on the Issuer’s Auditor(s)

Information on the Auditor that has performed an independent audit of the accounting and the financial statements for the three previous complete fiscal years and issued respective auditor’s opinions:

Full company name	Closed Join-Stock Company “PricewaterhouseCoopers Audit”

Abbreviated company name	CJSC PwC Audit

Principal place of business of the audit company	125047, the Russian Federation, the city of Moscow, Butyrskiy Val, house 10

Telephone/fax numbers	tel.: (495) 967-60-00; fax: (495) 967-60-01

Email	pwc.russia@ru.pwc.com web: www.pwc.com

Auditor license No., date of issuance and validity period	No. E000376, issued on 20.05.2002, validity period - 5 years, extended till 20.05.2012 (Order of the Ministry of Finance of the Russian Federation No. 348 dated 19.04.2007)

Issuing authority	Ministry of Finance of the Russian Federation

Financial period(s) for which the Auditor performed an independent audit of the accounting and the financial statements of the Issuer	The Auditor performed an independent audit of financial statements of the Issuer prepared in accordance with the Russian Accounting Standards (RAS) for fiscal years 2007, 2008, 2009. CJSC PwC Audit has also conducted an audit of consolidated and joint financial statements prepared in accordance with the International Accounting Standards for fiscal years 2007, 2008 and 2009.

Information on the Auditor’s membership in collegiate organs, associations or any other professional associations (organizations):

the full name and the principal place of business of the independent auditors’ association a member of which is (was) the Auditor of the Issuer: Nonprofit Partnership Auditors’ Board of Russia

Principal place of business: the Russian Federation, 105120, Moscow, 3rd Syromyatnicheskiy Pereulok (Lane), house 3/9

The Auditor, CJSC PwC Audit, is not affiliated with the Issuer.

Factors that may affect the independence of the Auditor from the Issuer, including information on existence of material interests that make the Auditor (Auditor’s officers) affiliated with the Issuer (Issuer’s officers):

existence of partnership interests of the Auditor (Auditor’s officers) in the registered capital (joint stock) of the Issuer: the Auditor has no partnership interests in the registered capital of the Issuer;

granting of loans to the Auditor (Auditor’s officers) by the Issuer: the Issuer has granted no loans to the Auditor (Auditor’s officers);

existence of close business relationships (participation in promotion of the Issuer’s products (services), participation in joint business, etc.), or close relations: the Issuer has neither business relationships nor close relations with the Auditor;

the Issuer’s officers concurrently hold no executive positions in the Auditor.

The Issuer and the Auditor implement the following measures for mitigation of the above specified factors:

The Issuer and Auditor will act in accordance with the applicable laws, including, but not limited to the Federal Law on Auditing Activity No. 307-F3 dated 30.12.2008, Article 8 of which prescribes that an audit may not be performed by:

1) Auditors that are the audited companies’ founders (partners), executive officers, accountants or other persons responsible for arrangement and maintenance of the accounting and preparation of the financial statements;

2) Auditors that are in close relations with the audited companies’ founders (partners), officers, accountants and other persons responsible for arrangement and maintenance of the accounting and preparation of the financial statements (parents, spouses, brothers, sisters, children, and brothers, sisters, parents and children in law);

3) Audit companies where managers and other officers are audited companies’ founders (partners), officers, accountants and other persons responsible for arrangement and maintenance of the accounting and preparation of the financial statements;

4) Audit companies where managers and other officers are in close relations (parents, spouses, brothers, sisters, children, and brothers, sisters, parents and children in law) with audited companies’ founders (partners), officers, accountants and other persons responsible for arrangement and maintenance of the accounting and preparation of the financial statements;

5) Audit companies that control, are controlled by, or together with any other company are under common control of audited companies, or that are subsidiaries, affiliates or branches of such audited companies;

6) Audit companies and individual auditors that provided to natural or legal persons, during three years immediately preceding the audit, services for recovery and keeping of book records and preparation of financial statements, when performing an audit of such persons.

The principal measure implemented by the Issuer for the purpose of mitigating the dependence on each other, is the process of thorough examination of the proposed Auditor for its not being affiliated with the Issuer. The Auditor is completely independent of the Issuer’s statutory organs in accordance with the requirements of Article 8 of the Federal Law on Auditing Activity; the amount of the Auditor’s consideration is not subject to the results of audit.

The Auditor of the Issuer shall be selected as follows:

— application of tender procedure for selection of the Auditor and its basic requirements:

2007-2008

The choice of the Auditor of the Issuer was made based on the outcome of Competitive selection of the Auditor of OJSC RAO UES of Russia and OJSC RAO UES of Russia Group.

In order to qualify for the Competition audit companies had to meet the following requirements:

- not to be in the process of winding up;

- not to be subject to a resolution on suspension of operations issued pursuant to the Administrative Offence Code of the Russian Federation at the time when the Application for Competition is considered;

- not to be in arrears of any accrued taxes, duties or other compulsory payments to budgets of any level or governmental extra-budgetary funds for the past calendar year, with the amount of such arrears exceeding twenty-five per cent of the balance value of the participant’s assets as recorded in accounting statements for the previous complete accounting period. A participant in the order placement shall be deemed to comply with the specified requirement if it files a complaint against such arrears in accordance with the laws of the Russian Federation and a ruling on such complaint has not been issued at the time when the Application for Competition is considered;

- not to be subject to the provisions (in relation to the Company and subsidiaries and associates of OJSC RAO UES of Russia) specified in Clause 1 Article 12 of the Federal Law “On Auditing Activity”.

2009

In accordance with the Federal Law dated 30.12.2008 No. 307-F3 “On Auditing Activity”, the competitive selection of the Auditor of the Company for 2009 was performed under the Federal Law dated 21.07.2005 No. 94-F3 “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The tender documentation for the open tender for the right to be contracted as Auditor of the financial statements of JSC RusHydro in compliance with the Russian Accounting Standards for 2009 (hereinafter referred to as the “Tender Documentation”) was prepared pursuant to the Federal Law dated 21.07.2005 No. 94-F3 “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The tender documentation for the open tender for the right to be contracted as Auditor of the financial statements of JSC RusHydro in compliance with the Russian Accounting Standards for 2009 and the composition of the Tender Committee were approved by the resolution of the Audit Committee dated 22.01.2009.

Based on the approved tender documentation the Tender Committee carried out appropriate procedures during the period from February till March 2009 to select the Auditor of the Company for 2009, with Closed Joint Stock Company PricewaterhouseCoopers Audit (CJSC PwC Audit) being defined as the winner of the open tender.

2010

In accordance with Article 5 of the Federal Law dated 30.12.2008 No. 307-F3 “On Auditing Activity”, the contract on compulsory audit of accounting (financial) statements of an entity with the government share in its registered capital (joint stock) being at least 25 per cent, shall be entered into based on the outcome of order placement effected by means of bidding in the form of an open tender as provided for in the Federal Law dated July 21, 2005 No. 94-F3 “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

In order to meet the above specified requirement JSC RusHydro approved the composition of the tender committee for selection of the Auditor of the Company (Minutes of the Audit Committee for the Board of Directors of JSC RusHydro dated 05.02.2010 No. 17/1).

In accordance with the Minutes of the meeting of the Tender Committee for evaluation and comparison of applications for participation in the tender for the right to be contracted to provide services to audit financial (accounting) statements of JSC RusHydro under the Russian Accounting Standards for 2010 (minutes No. 13-pr dated 09.04.2010 (100305/901806/1/3)), the contract was awarded to Closed Joint Stock Company PricewaterhouseCoopers Audit.

The procedure for recommendation of a candidate for Auditor for approval by the meeting of shareholders (partners), including the statutory organ that issues a respective resolution, shall be as follows:

The Board of Directors of the Issuer proposes a candidate for the Auditor for approval by the General Meeting of Shareholders of the Company.

In accordance with the requirements of the legislation, the Issuer shall conduct an audit of the financial statements once a year. For the purposes of verification and approval of the annual financial statements the General Meeting of Shareholders appoints an Auditor of the Company once a year.

— the procedure for recommendation of a candidate for Auditor for approval by the meeting of shareholders (partners), including the statutory organ that issues a respective resolution:

The Board of Directors of the Issuer proposes a candidate for the Auditor for approval by the General Meeting of Shareholders of the Company.

In accordance with the requirements of the legislation, the Issuer shall conduct an audit of the financial statements once a year. For the purposes of verification and approval of annual financial statements the General Meeting of Shareholders appoints an Auditor of the Company once a year.

Appointment of CJSC PwC Audit as Auditor of the Issuer for 2007 was approved by the Board of Directors of OJSC RAO UES of Russia acting as General Meeting of Shareholders of the Company (Minutes dated 22.06.2007 No. 254).

Appointment of CJSC PwC Audit as Auditor of the Issuer for 2008 was approved by the General Meeting of Shareholders of the Company (Minutes dated 26.06.2008 No. 1).

Appointment of CJSC PwC Audit as Auditor of the Issuer for 2009 was approved by the General Meeting of Shareholders of the Company (Minutes dated 10.06.2009 No. 4).

Appointment of CJSC PwC Audit as Auditor of the Issuer for 2010 was approved by the General Meeting of Shareholders of the Company (Minutes dated 30.06.2010 No. 5).

The Auditor of the Issuer performs audit of finances and business operations of the Issuer in accordance with the law of the Russian Federation under a contract entered into by and between the Issuer and the Auditor.

Information on works carried out by the Auditor as part of special audit engagement: no works have been carried out by the Auditor as part of special audit engagement.

The procedure for determination of the amount of the Auditor’s consideration and information on deferred and late payments for services provided by the Auditor:

The payment procedure and amount of monies paid as consideration to audit companies and individual auditors in return for audit (including compulsory audit) and incidental services shall be specified in contracts for audit services and may not be made subject to meeting any requirements whatsoever put forward by audited persons in respect of conclusions that may be made as a result of the audit.

The amount of the consideration paid by the Issuer in return for the Auditor’s services as approved by the Annual General Meeting of Shareholders of the Issuer for the annual compulsory audit and approval of the annual financial statements of the Issuer, shall be determined by the Board of Directors of the Issuer.

The amount of the consideration to the Auditor shall be determined depending on the results of the Auditor selection tender. Since 2009 the Auditor selection tender has been held pursuant to the Federal Law dated 21.07.2005 No. 94-F3 “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The actual amount of the consideration accrued by the Issuer to the Auditor for financial year 2007, in which the Auditor performed an independent audit of the accounting and the financial statements of the Issuer pursuant to the RAS and the consolidated financial statements prepared in accordance with the IAS, is 29,972,000 rubles (including VAT). There are no deferred or late payments for the services provided by the Auditor.

The actual amount of the consideration accrued by the Issuer to the Auditor for financial year 2008, in which the Auditor performed an independent audit of the accounting and the financial statements of the Issuer pursuant to the RAS and consolidated financial statements prepared in accordance with the IAS, is 100,890,000 rubles (including VAT). There are no deferred or late payments for the services provided by the Auditor.

The actual amount of the consideration accrued by the Issuer to the Auditor for financial year 2007, in which the Auditor performed an independent audit of the accounting and the financial statements of the Issuer pursuant to the RAS and consolidated financial statements prepared in accordance with the IAS, is 83,780,000 rubles (including VAT). There are no deferred or late payments for the services provided by the Auditor.

1.4. Information on the Issuer’s Valuer

Information on valuers for 3 years:

Full company name: Limited Liability Company Institut Problem Predprinimatelstva

Principal place of business: Russia, Saint-Petersburg, 12th line of Vasilyevskiy Ostrov, house 11a, office 3H.

Date of registration of the valuer in the register of independent association of valuers: 20.08.2001

Registration number: No. 000154

Full company name: Closed Joint Stock Company ABM Partner

Principal place of business: Russia, the city of Moscow, Plyushchikha Street, house 10

Date of registration of the valuer in the register of independent association of valuers: 16.08.2001

Registration number: No. 000119

Full company name: Closed Joint Stock Company Rossiyskaya otsenka

Principal place of business: Russia, the city of Moscow, Matrosskaya Tishina Street, house 23, bldg. 2

Date of registration of the valuer in the register of independent association of valuers: 06.08.2001

Registration number: No. 000024

Information on evaluation services that the above specified valuers provide:

In 2007, the Issuer contracted valuers to perform evaluation in relation to the issue of securities conducted in 2008.

During the issue which was intended for reorganization of the Issuer through takeover of JSC Bureyskaya HPP, JSC Votkinskaya HPP, JSC Zagorskaya PSPP, JSC Zeiskaya HPP, JSC Kabardino-Balkarskaya Hydropower Generation Company, JSC Kaskad VV HPP, JSC Nizhegorodskaya HPP, JSC Severo-Osetinskaya HGC, JSC Sulakenergo, JSC SSHPP named after P.S. Neporozhny, JSC Volzhskaya HPP, JSC Zhigulyovskaya HPP, JSC Zelenchukskiye HPPs, JSC Dagestanskaya Regional Generation Company, JSC Kamskaya HPP, JSC KabbalkHPP, JSC Saratovskaya HPP, JSC Stavropolskaya Power Generation Company, JSC Cheboksarskaya HPP, CJSC EOZ and conversion of shares of the abovementioned acquired companies to additional shares of the Issuer.

Conversion rates used in converting the shares of Acquired companies into the shares of the Issuer are determined on the basis of the assessed market value of the shares of the abovementioned companies as of 01.04.2007.

The market value of the shares of the acquired companies was assessed by a consortium of valuers that included CJSC Deloit and Tush CIS, LLC Institut Problem Predprinimatelstva, CJSC ABM Parner, CJSC Centr Professionalnoy otsenki, CJSC Rossiyskaya otsenka.

1.5. Information on the Issuer’s Advisors

The Issuer have contracted no financial securities market advisors or other persons that provide to the Issuer consultancy services related to the issue of securities and signed the Prospectus submitted for registration or any other registered Prospectus of issued securities of the Issuer.

1.6. Information on Other Signatories to the Prospectus

The Prospectus has been signed by Chief Accountant of the Issuer:

Surname: Finkel

First name: Dmitry

Patronymic: Vladimirovich

Year of birth: 1977

Position: Chief Accountant – Head of Corporate Accounting and Reporting Department

Principal place of business (place of employment): the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51, JSC RusHydro

There are no other signatories to the Prospectus not mentioned in the above Clauses of this Section.

II. Summary on Number, Timeline, Procedure and Terms of Offering for Each Class and Type of Equity Securities Offered

2.1. Type, Class and Form of Securities Offered

Type of the securities offered: registered shares,

Class: ordinary,

Form of the securities offered: uncertified,

The securities offered are neither convertible securities nor options of the Issuer.

2.2. Nominal Value of Each Type, Class and Series of Equity Securities Offered

Nominal value of securities offered: 1 (one) ruble.

The securities offered are neither convertible securities nor options of the Issuer.

2.3. Estimated Issue Amount in Money Terms and Number of Equity Securities Intended to be Issued

The amount of securities offered at the nominal value: 1,860,000,000 (one billion eight hundred sixty million) shares at the nominal value of 1 ruble each, with the total nominal value of 1,860,000,000 (one billion eight hundred sixty million) rubles.

Previously issued (outstanding) shares of the Issuer of the same class and type as the securities offered are not intended to be offered for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of offering of respective foreign securities.

2.4. Offering Price (Procedure for Determination of the Offering Price)

The price at which additional shares are offered (including to persons on the list of holders of the preemptive right to acquire additional shares offered) shall be determined by the Board of Directors of the Company in accordance with Articles 36, 77 of the Federal Law on Joint Stock Companies upon completion of the state registration of this additional issue, but at least prior to the Offering Opening Date.

The announcement about the offering price (procedure for its determination) shall be published by the Issuer in the newsline and on the Internet website. The announcement about the offering price (procedure for its determination) shall be published by the Issuer within the following time prior to the Offering Opening Date:

- in the newsline (Interfax) – within 1 day of the date on which the offering price is determined pursuant to a resolution, but at least prior to the Offering Opening Date;

- on the Internet website: www.rushydro.ru – within 2 days of the date on which the offering price is determined pursuant to a resolution, but at least prior to the Offering Opening Date.

2.5. Offering Term and Procedure

Offering Opening and Closing Dates or Procedure for Determining Term of the Offering:

The Offering Opening Date shall be determined as follows: The Opening Date for the distribution of securities of this additional issue (hereinafter referred to as shares, additional shares, securities, securities offered) of the Issuera shall be the 15th (fifteenth) day from the date on which the announcement about the state registration of this additional issue of securities is published in a printed medium circulated in over 10,000 (ten thousand) copies (the Izvestiya newspaper), but not later than within 10 (ten) days after the date of the state registration of this additional issue of securities. Such announcement shall specify, in particular, the procedure for access of prospective shareholders to the information contained in the prospectus

The Offering Closing Date shall be determined as follows: the 120th (one hundred and twentieth) day from the date of the state registration of this additional issue of securities, or the date of distribution of the last security of this additional issue, whichever is the earlier.

The Offering Term shall be determined by means of an indication of dates on which any information on the issue of securities is disclosed.

Such information shall be disclosed as follows: The announcement about the state registration of this additional issue of securities shall be published by the Issuer in a printed medium circulated in over 10,000 (ten thousand) copies (the Izvestiya newspaper), but not later than within 10 (ten) days after the date of the state registration of this additional issue of securities. Such announcement shall include, in particular, the procedure for access of prospective shareholders to the information contained in the prospectus.

Information on the state registration of the additional issue of securities shall also be disclosed by the Issuer by means of publishing an appropriate announcement in the newsline of the news agency ZAO Interfax (hereinafter referred to as the Interfax newsline) and on the Issuer’s website pursuant to Clause 11 of the Resolution on the Additional Issue of Securities.

The period for determination of the Offering Opening Date for additional shares of the Issuer shall commence upon complete discharge by the Issuer of its duties to disclose information pursuant to this Clause 8.2. of the Resolution on the Additional Issue of Securities

Method of offering: public offering.

Availability of the preemptive right to purchase securities offered and the date of the list of holders of such preemptive right:

The offering of securities is conducted with granting of the preemptive right to purchase securities.

The list of holders of the preemptive right to purchase securities offered is prepared as of: 14.09.2010

Notice of exercisability of the preemptive right to purchase securities offered shall be given as follows: Notice of exercisability of the preemptive right to purchase securities offered (hereinafter referred to as the Notice of the preemptive right) shall be given upon state registration of this additional issue of securities, but prior to the Offering Opening Date in the manner specified in the Articles of Association of the Issuer for giving notices of the General Meeting of Shareholders of the Issuer.

Pursuant to Article 10 paragraph 10.11. of the Articles of Association of the Issuer notice of the General Meeting of Shareholders shall be published by the Issuer in the Izvestiya newspaper and posted on the website of the Company.

Therefore, upon state registration of the additional issue of shares and prior to the Offering Opening Date in respect of additional shares the Issuer shall publish the Notice of the preemptive right in the Izvestiya newspaper and posts the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

Notice of the preemptive right shall also be published in the newsline of CJSC Interfax new agency within 5 days after complete discharge by the Issuer of its duties related to the Notice of the preemptive right, i.e. after the later of the following actions performed by the Issuer: publication of the Notice of the preemptive right in the Izvestiya newspaper and posting of the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

Notice of the preemptive right shall specify the number of additional shares being offered, offering price, procedure for determining the number of securities which each person entitled to exercise the preemptive right may purchase, procedure for submission of applications by such persons to the company and the term for submission of such applications to the Issuer (hereinafter referred to as the Term of the preemptive right).

The preemptive right to purchase securities offered shall be exercised as follows, including the term of such preemptive right.

Under Articles 40, 41 of the Federal Law on Joint Stock Companies the shareholders of the Issuer, holders of ordinary shares entitled to attend the extraordinary General Meeting of Shareholders of the Company held on October 22, 2010 that passed the Resolution on Increasing the registered capital of the Company, have the preemptive right to purchase additional shares of the Issuera pro rata the amount of ordinary shares of the Issuer held by them.

Distribution of a certain number of shares in this additional issue as part of exercising the preemptive right to subscription for shares (i.e. when they are purchased by persons having the preemptive right to subscription for shares) is intended to be carried out, in particular, outside the Russian Federation by means of a distribution in accordance with foreign laws of appropriate foreign securities certifying the rights relating to shares.

In exercising the preemptive right to purchase securities offered by persons entitled to such preemptive right, Subscription Agreements are made, including agreements to purchase securities of a foreign issuer offered under foreign laws (hereinafter referred to as the Depository Bank) and certifying the rights in respect of the shares of the Issuer (hereinafter referred to as Depository Receipts) as specified below.

As issuance of Depository Receipts is not subject to state registration in the Russian Federation, Depository Receipts shall solely be offered outside the Russian Federation and no such receipts may or will be offered by the Issuer or publicly traded on the territory of the Russian Federation. Offering of shares by means of issuance of Depository Receipts shall be conducted under a contract made by and between the Issuer and the Depository Bank for the purpose of issuance of Depository Receipts by the Depository Bank.

Offering of shares by means of issuance of Depository Receipts shall only be possible if the Issuer has a permission for issue and trade in securities outside the Russian Federation duly issued by the Financial Markets Federal Agency as required by the laws of the Russian Federation for issue and subsequent trade in shares of this additional issue outside the Russian Federation.

Allotment of the Issuer’s shares by means of an offering of foreign securities means crediting of shares of the Issuer to the personal account (safekeeping account) in the Depository Bank which under relevant foreign laws is the Issuer of respective Depository Receipts.

Allotment of additional shares to persons entitled to exercise the preemptive right to purchase securities offered shall be carried out on the grounds of written applications for acquisition securities offered (hereinafter referred to as Applications or Application in singular) submitted by such persons (hereinafter referred to as Applicants or Applicant in singular).

Persons entitled to exercise the preemptive right to purchase securities offered may exercise their preemptive rights in full or in part pro rata the amount of ordinary registered shares of the Issuer held by them.

The Term of the preemptive right is 45 (forty-five) days. The Term of the preemptive right shall commence upon complete discharge by the Issuer of its duties related to the Notice of the preemptive right, i.e. of the later of the following actions performed by the Issuer: publication of the Notice of the preemptive right in the Izvestiya newspaper and posting of the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

No offering of securities may be conducted prior to the end of the Term of the preemptive right unless it is carried out by exercising the preemptive right to purchase securities.

A person entitled to exercise the preemptive right to purchase securities offered must submit an Application within the Term of the preemptive right.

An Applicant may exercise its preemptive right in full or in part by means of submitting an Application to the Issuer.

An Application shall include:

- The title “Application for acquisition of shares of JSC RusHydro in the exercise of the preemptive right”;

- last name, first name, patronymic (full legal name) of the person entitled to exercise the preemptive right to purchase securities offered;

- taxpayer identification number of the person entitled the preemptive right to purchase securities offered (if any);

- residential address (registered office) of the person entitled the preemptive right to purchase securities offered;

- for natural persons: passport particulars (date and place of birth, series, number and issuance date, name of the issuing authority);

- for legal persons: registration particulars (including for Russian legal persons – information on state registration of the legal person/registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

- number of securities offered to be purchased;

- Applicant’s personal account number in the share register of the Issuer for transfer of purchased shares to him. If shares are to be entered in the share register of the Issuer to a nominee account – full legal name of the depository (hereinafter referred to as the First Level Depository), information on state registration of such depositary (OGRN, name of the registering authority, date of state registration and entering the depository in the EGRUL), Applicant’s safekeeping account number, number and date of the appropriate custodial agreement entered into by the depository and the Applicant (in respect of securities offered). If the Applicant’s safekeeping account (in respect of in respect of securities offered) is maintained by a nominee holder who in turn is a depositor of the First Level Depository, then the Application must state the full legal name of the mentioned nominee holder, information on state registration of the mentioned nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of registration and entering the depository in the EGRUL), name of the registering authority, date of registration and entering the depository in the EGRUL), Applicant’s safekeeping account number, number and date of the appropriate custodial agreement entered into by the depository and the Applicant (in respect of securities offered), the full legal name of the First Level Depository, details of the intercustodial agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder in which the Applicant has the safekeeping account (in respect of securities offered);

- Applicant’s bank details to be used in case of return of monies;

- contact details of the Applicant (mailing address and fax with the international code, email) to give notice to the Applicant of a resolution on its Application.

- reference to an attachment of an instrument confirming the Applicant’s payment for the securities offered.

The Application shall be accompanied with an instrument confirming payment for the securities.

The Issuer may determine a recommended form of the Application. In this case the form of the Application shall be posted on the website www.rushydro.ru prior to the commencement of the Term of the preemptive right.

An Applicant shall pay for subscribed shares specified in Clause 8.6. of the Resolution on the Additional Issue of Securities.

An Application shall be signed by the person entitled to exercise the preemptive right to purchase securities offered (or by its authorized representative subject to attachment of the original or certified copy of a duly executed power of attorney or any other instrument to confirm the powers and rights of the representative) and bear the seal impress for legal persons (if any).

An Applicant shall be liable for the accuracy of the information contained in the Application and its conformance to the information entered in thee share register of the Issuer.

Applications shall be received every day, excluding Saturdays, Sundays and official holidays, from 10:00 till 17:00 (Moscow time), at the following address:

the city of Moscow, Stromynka Street, house 18, bldg. 13, OJSC Registrator R.O.S.T.

Mailing address for submission of Applications: the city of Moscow, Stromynka Street, house 18, bldg. 13, P.O. Box 9, OJSC Registrator R.O.S.T.

Applications shall be registered in the Applications register with indication of the date of receipt for each Application.

The Issuer shall be entitled to refuse to accept an Application submitted by a person entitled to exercise the preemptive right where:

- the Application does not meet the requirements specified in Clause 8.5. of the Resolution on the Additional Issue of Securities;

- the Application makes it impossible to identify the person on whose behalf the Application has been submitted as a person entitled to exercise the preemptive right to purchase securities offered;

- the Application is received by the Issuer after the end of the Term of the preemptive right.

In the event that the Issuer refuses to accept an Application, the monies received by the Issuer as payment for the shares, shall be refunded to the Applicant by wire transfer within 60 (sixty) days of end of the Term of the preemptive right using the bank details provided in the Application.

In the event that the number of shares specified in the Application will be less than the number of shares paid as provided in the instrument confirming payment of allotted shares, then the Issuer will allot the Applicant the number of shares specified in the Application. Provided that the Issuer shall within 60 (sixty) days of end of the Term of the preemptive right refund the Applicant the amount of monies in excess of the value of the allotted shares (the number of which is specified in the Application) received by the Issuer as payment for the shares, using the bank details provided in the Application.

In the event that the number of shares specified in the Application will be more than the number of shares paid as provided in the instrument confirming payment of allotted shares, the Applicant shall be deemed to have exercised its preemptive right to purchase shares for the number of shares paid.

In the event that the number of shares specified in an Application exceeds the number of share that the Applicant is entitled to purchase, the Application, subject to compliance with all other requirements, will be met for such number of whole shares as may be allowed for such person under the settlement procedure specified below. Provided that the Issuer shall within 60 (sixty) days of end of the Term of the preemptive right refund the Applicant the amount of monies in excess of the value of all shares as may be allotted to the given Applicant, received by the Issuer as payment for the shares, using the bank details provided in the Application.

The maximum number of additional shares that a person in entitled to purchase under the preemptive right to purchase additional shares of the Issuer is proportionate to the number of ordinary registered shares of the Issuer held by such person as of September 14, 2010, and shall be calculated as follows:

X = Y * (1,860,000,000 / 288,695,430,802), where

X is the maximum number of additional shares of this additional issue that may be purchased by a person entitled to exercise the preemptive right to purchase securities offered;

Y is the number ordinary registered shares of the Issuer held by a person entitled to exercise the preemptive right to purchase securities offered as of September 14, 2010 (date when a list of persons entitled to attend the extraordinary General Meeting of Shareholders of the Issuer that passed the Resolution on Increasing the Registered Capital of the Company, was prepared);

1,860,000,000 (one billion eight hundred and sixty million) is the number of additional ordinary shares offered by the Issuer pursuant to the Resolution on the Additional Issue of Shares;

288,695,430,802 (two hundred and eighty-eight billion six hundred and ninety-five million four hundred and thirty thousand eight hundred and two) is the number of issued ordinary registered shares of the Issuer.

If the result of determining the maximum number of allotted additional shares that a person entitled to exercise the preemptive right to purchase shares may acquires is a fractional value, then such person shall be entitled to purchase a fraction of the allotted additional share (fractional share) that corresponds to the fraction of the calculated value.

A fractional share has the same rights attached to it as a share of the same class pro rata a fraction of a whole share of which such fractional share is a part.

Fractional shares are traded on the equal basis with whole shares.

Rights in fractional shares shall be registered in the personal accounts of registered persons in the register keeping system without rounding-off.

Where, as a result of shareholders exercising their preemptive rights, fractional shares arise, then the rest of such additional shares shall not be offered thereafter. After the Offering Closing Date in respect of additional shares and upon state registration of the additional securities issue summary report, all fractions of the shares that have remained unallotted shall be cancelled.

A Subscription Agreement with a person entitled to exercise the preemptive right to purchase securities offered shall be deemed concluded upon receipt by the Issuer of the Application accompanied with an instrument confirming payment for the securities.

Provided that in the event that the Application accompanied with instruments confirming payment is submitted to the Issuer prior to the Offering Opening Date in respect of additional shares, the Subscription Agreement shall be deemed executed on the Offering Opening Date in respect of shares of this additional issue.

In entering into a Subscription Agreement with a person exercising the preemptive right to purchase securities offered, as may be agreed between the parties in accordance with Article 434 of the Civil Code of the Russian Federation, the contract may be executed in a single instrument signed by the parties in the number of counterparts as agreed on by the parties.

Applicants can sign Subscription Agreements within the Term of the preemptive right any day from 10:00 until 17:00, Moscow time, excluding Saturdays, Sundays and official holidays, at the address: the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51, JSC RusHydro. Agreements shall be executed within 10 (ten) days of the date of the Applicant’s call.

Registration of shares purchased as a result of the exercise of the preemptive right to purchase shares of this additional issue shall be effected upon receipt of full payment for them.

The Issuer shall be obliged to deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, Federal Securities Market Commission license for keeping register No. 10-000-1-00264 dated 03.12.2002) within 2 (two) days after the expiry of the Term of the preemptive right, the instrument of transfer authorizing the making of a credit entry in the personal account of the Applicant or nominee holder specified by the Applicant in the Application.

Within 3 (three) days of receipt of the instrument of transfer the registrar shall debit from the Issuer’s account such number of securities of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Applicant or nominee holder designated by the Applicant in the Application.

The securities shall be deemed allotted from the date when they are registered in the register of shareholders of the Issuer in the name of the person exercising the preemptive right or nominee holder designated by such person in the Application.

The Term of the mentioned preemptive right: The Term of the preemptive right is 45 (forty-five) days. The Term of the preemptive right shall commence upon complete discharge by the Issuer of its duties related to the Notice of the preemptive right, i.e. of the later of the following actions performed by the Issuer: publication of the Notice of the preemptive right in the Izvestiya newspaper and posting of the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

No offering of securities may be conducted prior to the end of the Term of the preemptive right unless it is carried out by exercising the preemptive right to purchase securities.

The results of the exercise of the preemptive rights to purchase securities offered shall be assessed as follows: The results of the exercise of the preemptive rights to purchase additional shares shall be assessed by the sole executive body of the Issuer within 5 (five) days after the end of the Term of the preemptive right.

The results of the exercise of the preemptive right to purchase securities offered shall be disclosed as follows:

The Issuer shall disclose the results of the exercise of the preemptive right in the form of an announcement published within the following timeline after the date when the results of the exercise of the preemptive right become known to the Issuer:

- in the newsline Interfax - within 4 (four) days;

- on the website www.rushydro.ru – within 5 (five) days.

Possibility of acquisition of the securities outside the Russian Federation, including through acquisition of foreign securities:

Allotment of a certain number of the shares in this additional issue as part of exercising the preemptive right to purchase the shares (i.e. when they are purchased by persons entitled to exercise the preemptive right to purchase such shares) is intended to be carried out, in particular, outside the Russian Federation by means of allotment, in accordance with foreign laws, of appropriate foreign securities certifying the rights relating to additional shares. No allotment of the shares of this additional issue to other subscribers (other than by exercise of the preemptive right to purchase the shares offered) is intended outside the Russian Federation in accordance with foreign laws by means of an offering of appropriate foreign securities certifying the rights relating to shares.

Allotment of a certain number of the shares in this additional issue as part of exercising the preemptive right to purchase the shares (i.e. when they are purchased by persons entitled to exercise the preemptive right to purchase such shares) is intended to be carried out, in particular, outside the Russian Federation by means of allotment, in accordance with foreign laws, of appropriate foreign securities certifying the rights relating to shares.

In exercising the preemptive right to purchase securities offered by persons entitled to such preemptive right, Subscription Agreements are made, including agreements to purchase securities of a foreign issuer offered under foreign laws (hereinafter referred to as the Depository Bank) and certifying the rights in respect of the shares of the Issuer (hereinafter referred to as Depository Receipts) as specified below.

As issuance of Depository Receipts is not subject to state registration in the Russian Federation, Depository Receipts shall solely be offered outside the Russian Federation and no such receipts may or will be offered by the Issuer or publicly traded on the territory of the Russian Federation. Offering of shares by means of issuance of Depository Receipts shall be conducted under a contract made by and between the Issuer and the Depository Bank for the purpose of issuance of Depository Receipts by The Depository Bank.

Offering of shares by means of issuance of Depository Receipts shall only be possible if the Issuer has a permission for issue and trade in securities outside the Russian Federation duly issued by the Financial Markets Federal Agency as required by the laws of the Russian Federation for issue and subsequent trade in shares of this additional issue outside the Russian Federation.

Allotment of the Issuer’s shares by means of an offering of foreign securities means crediting of shares of the Issuer to the personal account (safekeeping account) in the Depository Bank which under relevant foreign laws is the Issuer of respective Depository Receipts.

Previously issued (outstanding) shares of the Issuer of the same class and type as the securities offered are not intended to be offered for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of offering of respective foreign securities.

Other requirements deemed by the Issuer to be material for issue of the securities: none.

Persons providing to the Issuer services for issue and/or arranging the issue of securities:

The offering of securities shall be conducted by the Issuer with assistance of a professional participant of the securities market (Broker) which provides securities distribution services to the Issuer under a commutative contract entered by and between the Issuer and the Broker (hereinabove and hereinafter referred to as the Broker). The Issuer shall engage one or some of the following persons as the Broker:

1) Full company name: Open Joint Stock Company

INVESTMENT GROUP EUROFINANSY

Abbreviated company name: OJSC IC EUROFINANSY

Principal place of business: 119049, the city of Moscow, Shabolovka Street, house 10, bldg. 2

Postal address: 119049, the city of Moscow, Shabolovka Street, house 10, bldg. 2

Broker license number: No. 077-06234-100000

License issue date: 09.09.2003

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

2) Full company name: Open Joint Stock Company Sberbank of Russia

Abbreviated company name of the credit institution: OJSC Sberbank of Russia

Principal place of business: Russia, Moscow, 117997 Vavilov Street, house 19

Postal address: Russia, Moscow, 117997 Vavilov Street, house 19

Broker license number: 077-02894-100000

License issue date: 27.11.2000

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

3) Full company name: Open Joint Stock Company

Financial Corporation OTKRYTIE

Abbreviated company name: OJSC Financial Corporation OTKRYTIE

Principal place of business: 129090, Moscow, Protopopovskiy Pereulok (Lane), house 19, bldg. 10

Postal address: 129090, Moscow, Protopopovskiy Pereulok (Lane), house 19, bldg. 10

Broker license number: 177-06097-100000

License issue date: June 28, 2002

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

At least prior to the commencement of the term for submitting Offers to purchase shares the Issuer shall disclose the identity of the Broker that will be engaged in providing services in relation to the distribution of shares in the Interfax newsline and on the Internet website www.rushydro.ru.

The primary responsibilities of the Broker in providing securities issue services to the Issuer include receiving and registering Offers and giving on behalf of the Issuer notices of acceptance to persons selected by the Issuer at its sole discretion out of all the persons which have submitted Offers.

The Broker shall not be obligated to purchase securities that have not been subscribed for within a certain period.

The Broker shall bear no responsibility relating to maintaining prices for issued securities at a certain level during a certain period after the completion of the distribution (stabilization), including responsibilities associated with providing market making services.

The Broker shall not have the right to purchase an additional number of securities of the Issuer out of allotted (issued) securities of the Issuer of the same class and type as the securities offered, which may be exercised or not depending on the outcome of the securities issue.

A contract with the Broker is entered into upon state registration of the securities issue, but at least prior to the commencement of the term for submitting Offers to purchase shares. The amount of the Broker’s consideration shall be specified in the contract and may depend on the outcome of the securities distribution, provided that the amount of such consideration shall not be in excess of 1,000,000 (one million) RUBLES.

2.6. Procedure and Terms of Payment for Equity Securities Offered

Procedure and terms of payment for securities:

The payment of the securities of this additional issue shall be in the form of monies.

Subscribers (Applicants) shall remit full payment for the shares offered by the dates specified in the Resolution on the Additional Issue of Securities, Subscription Agreements and prior to making credit entries in personal accounts of the Subscribers (Applicants) (nominee holders designated by the Subscribers (Applicants) in the register keeping system.

A Subscriber (Applicant) shall remit monies paid for the shares in the currency of the Russian Federation to the Issuer’s current account specified in Clause 8.6 of the Resolution on the Additional Issue of Securities.

The obligation to pay for the allotted shares shall be deemed discharged upon crediting of the monies to the Issuer’s current account.

Registration of the securities of this additional issue in Subscribers’ (Applicants’) personal accounts in the register of shareholders of the Issuer (personal accounts of nominee holders designated by Subscribers (Applicants) shall be subject to full payment of the securities.

Monies paid for additional shares shall be remitted in rubles of the Russian Federation be means of wire transfer to the Issuer’s current account specified in Clause 8.6 of the Resolution on the Additional Issue of Securities.

The Term of payment: An Applicant shall pay the full price of the purchased securities within the Term of the preemptive right. A Subscriber that receives the Issuer’s notice of acceptance shall pay the full price of the purchased securities within 10 (ten) days of the end of the Acceptance Circulation Period.

Cash payment shall not be accepted.

Cashless payment shall be accepted.

Method of cashless settlement: payment by pay orders

Details of the bank accounts for remittance of allotment monies:

Account holder: Open Joint Stock Company Federal Hydropower Generating Company (INN 2460066195)

Full legal name of the credit company: Open Joint Stock Company Sberbank of Russia

Abbreviated legal name of the credit company: OJSC Sberbank of Russia

Registered office of the credit company: Russia, 117997, the city of Moscow, Vavilov Street, house 19

Current account No. 40702810400020107810

Correspondent account No. 30101810400000000225

BIC 044525225,

Bank INN 7707083893

2.7. Procedure and Terms of Entering into Agreements during the Offering of Equity Securities

Shares shall be allotted under agreements to purchase the securities offered (hereinafter referred to as the Subscription Agreement).

Persons exercising preemptive rights to purchase the securities offered are allotted shares as provided for in Clause 8.5. of the Resolution on the Additional Issue of Securities. No offering of the securities is permitted prior to the expiration of the Term of the preemptive right as set forth in Clause 8.5. of the Resolution on the Additional Issue of Securities other than by means of exercising the said pre-emptive right.

For the purposes of Subscription agreements entered into other than in exercising the preemptive right the Issuer shall publish a request addressed to the public at large to make proposals (offers) for acquisition of securities offered (hereinafter referred to as the Solicitation) upon assessment of the results for the exercise of the preemptive rights and at least 40 (forty) days prior to the offering closing date (as set forth in Clause 8.2 of the Resolution on the Additional Issue of Securities) in the Interfax newsline and on the website: www.rushydro.ru.

The term for submitting offers to purchase securities offered (hereinafter referred to as Offers):

The offering shall be conducted by a professional participant of the securities market (Broker) that is contracted by the Issuer to provide, in return for consideration, services in respect of the offering. Such Broker shall be any of the persons indicated below. The Issuer shall disclose the identity of the Broker that will be contracted to conduct the offering, at least prior to the commencement of the term for submitting offers to purchase shares in the Interfax newsline and on the website: www.rushydro.ru.

The Issuer shall provide the Broker with a list of its affiliated persons prior to the Offering Opening Date and indicate such persons from such list, transactions with which have been approved by the Issuer.

Offers can be submitted to the Issuer of Broker from the date when the Solicitation is published in the Interfax newsline and on the Internet website www.rushydro.ru, but not later than 10 (ten) days from the date when the Solicitation is published in the Interfax newsline and on the Internet website www.rushydro.ru (hereinafter such period shall be referred to as Offer Collection Period).:

A prospective Subscriber for securities offered (hereinafter referred to as the Subscriber) can submit an Offer every day from 10:00 till 17:00 (Moscow time), except on Saturday, Sunday and public holidays, to the address: the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51, JSC RusHydro, or to the Broker’s address.

Each Offer shall include the following information:

- title: “Offer to purchase shares of JSC RusHydro”;

- full legal name / full name of the Subscriber;

- Subscriber’s taxpayer identification number (if any);

- Subscriber’s residential address (registered office);

- for natural persons: passport particulars (date and place of birth; series, number and issuance date, name of the issuing authority);

- for legal persons: registration particulars (including for Russian legal persons – information on state registration of the legal person/registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

- consent of the person making the Offer to purchase the specified number of shares offered at the offering price as determined in the Resolution on the Additional Issue of Securities;

- the number of securities to be purchased identified by one of the following ways:

- an exact number of shares expressed as a figure which the Subscriber undertakes to purchase;

- the minimum number of shares that the Subscriber undertakes to purchase. An indication of the minimal number shall be deemed to be a proposal of the Subscriber submitting the Offer to purchase any number of shares offered, but not less than the specified minimum number;

- the maximum number of shares that the Subscriber undertakes to purchase. An indication of the maximum number shall be deemed to be a proposal of the Subscriber submitting the Offer to purchase any number of shares offered, but not more than the specified maximum number;

- the minimum and maximum numbers of shares that the Subscriber undertakes to purchase. An indication of the minimum and maximum numbers shall be deemed to be a proposal of the person submitting the Offer to purchase any number of shares offered, but not less than the specified minimum number and not more than the specified maximum number

- Subscriber’s personal account number in the share register of the Issuer for transfer of purchased shares to him. If shares are to be entered in the share register of the Issuer to a nominee account – full legal name of the depository (hereinafter referred to as the First Level Depository), information on state registration of such depositary (OGRN (Primary State Registration Number), name of the registering authority, date of registration and entering the depository in the EGRUL), Subscriber’s safekeeping account number, number and date of the appropriate custodial agreement entered into by the depository and the Subscriber (in respect of securities offered). If the Subscriber’s safekeeping account (in respect of in respect of securities offered) is maintained by the nominee holder who in turn is a depositor of the First Level Depository, then the Offer must state the full legal name of the mentioned nominee holder, information on state registration of the mentioned nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of registration and entering the depository in the EGRUL), name of the registering authority, date of registration and entering the depository in the EGRUL), Subscriber’s safekeeping account number, number and date of the appropriate custodial agreement entered into by the depository and the Subscriber (in respect of securities offered), the full legal name of the First Level Depository, details of the intercustodial agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder in which the Subscriber has the safekeeping account (in respect of securities offered).

- Subscriber’s bank details to be used in case of return of monies;

- contact details (mailing address, fax number with international code, email address) for giving notice of acceptance of the Offer.

The Offer shall be signed by the Subscriber (or his authorized representative with the attached original or certified copy of the duly executed power of attorney or other instrument confirming the powers and rights of the representative) and, for legal persons, bear the seal impress (if any).

The Offer shall have as attachments:

- for legal persons – certified copies of constitutional instruments confirming the powers and rights of the person who has the right to act on behalf of the legal person without a power of attorney;

- the Offer may be accompanied with provision of financial assurance in respect of the undertaking of the person submitting the Offer to pay for the shares if his Offer is accepted by the Issuer.

- in the event that the law requires that a person submitting an Offer may purchase the specified number of shares subject to prior approval of an anti-monopoly authority, such person must attach a copy of the appropriate approval of such anti-monopoly authority.

- in the event that the law requires that a person submitting an Offer may purchase the specified number of shares subject to prior approval of a competent executive body of the Subscriber (Board of Directors, General Meeting of Shareholders), such person must attach a copy of the appropriate resolution approving the purchase of securities offered.

The Issuer shall reject an Offer if it does not meet the requirements of the laws of the Russian Federation or the Resolution on the Additional Issue of Securities.

The Issuer shall register all received Offers in a special register of received offers (hereinafter referred to as the Issuer’s register) on the day of their receipt. Offers received by the Broker are subject to registration by the Broker in a special register of received offers (hereinafter referred to as the Broker’s register) on the day of their receipt.

Offers to purchase securities to be issued submitted by prospective Subscribers shall be accepted by the Issuer at its sole discretion.

Based on the entries in the Issuer’s Register and the Broker’s Register the Issuer or Broker on behalf of the Issuer and under Issuer’s written commission shall notify Subscriber of acceptance of their Offers as selected by the Issuer at its sole discretion out of all the Subscribers which have submitted Offers that meet the requirements set forth in Clause 8.3. of the Resolution on the Additional Issue of Securities. Such notice must state the number of shares allocated to the applicable Subscriber.

Notice of acceptance shall be delivered to the Subscriber in person or to its authorized representative or sent to the mailing address and/or by fax and/or email as specified in the Offer not later than 3 (three) days following the date of the Issuer’s resolution on acceptance of the Offer (hereinafter referred to as the Acceptance Circulation Period).

The Issuer shall make a decision on acceptance of an Offer within 5 (five) days of the expiration of the Offer Collection Period (hereinafter referred to as the Acceptance Period). The Issuer shall be entitled to pass a resolution on acceptance of an Offer only for such number of additional shares that at the time of passing the resolution on acceptance of such Offer are unsubscribed and are not subject to subscription by another or the same Subscriber pursuant to the prior acceptance of the Offer by the Issuer.

A Subscription agreement shall be deemed effective as of receipt by the Subscriber (Subscriber’s authorized representative) submitting the Offer of the Issuer’s notice of acceptance of the Offer.

As may be agreed between the parties pursuant to Article 434 of the Civil Code of the Russian Federation a contract may be executed in a single instrument signed by the parties in the number of counterparts as agreed on by the parties.

A Subscriber shall be entitled to arrive for execution of a Subscription Agreement any day from 10:00 until 17:00, Moscow time, except for Saturday, Sunday and official holidays, at the address: the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51, JSC RusHydro. The contract shall be executed upon the Subscriber’s receipt of the notice of acceptance.

The Subscriber that receives the Issuer’s notice of acceptance shall pay the full price of the purchased securities within 10 (ten) days of the end of the Acceptance Circulation Period.

The obligation to pay for subscribed shares shall be deemed discharged upon crediting of monies to the Issuer’s bank account specified in Clause 8.6. of the Resolution on the Additional Issue of Securities.

In executing a Subscription Agreement a Subscriber shall remit monies to the Issuer’s current account specified in Clause 8.6. of the Resolution on the Additional Issue of Securities.

Subscribers shall pay for subscribed shares in full within the time set forth in the Resolution on the Additional Issue of Securities and Subscription Agreements and prior to making credit entries in Subscribers’ personal accounts in the Issuer’s shareholders registration system (or nominee holder designated by a Subscriber). Provided, however, that such credit entries in Subscribers’ personal accounts in the Issuer’s shareholders registration system (or nominee holder designated by a Subscriber) shall not be made prior to the Offering Opening Date nor after the Offering Closing Date in respect of additional issue of securities.

In the event that a Subscriber fails to make full payment for subscribed shares when due, the Issuer shall be entitled to cancel its counter-obligation to transfer shares to the Subscriber.

In case of partial performance by the Subscriber of its obligation to pay for subscribed shares the Issuer shall be entitled to perform its counter-obligation to transfer shares to the Subscriber pro rata the number of share paid for by the Subscriber.

In case of partial performance by the Subscriber of its obligation to pay for subscribed shares or if the Issuer completely cancels its counter-obligation to transfer shares, if the Subscriber has not paid for shares by the due dates mentioned above, the monies received as a result of partial performance of the obligation to pay for shares or, respectively, all monies paid by the Subscriber for shares shall be refunded to the Subscriber by non-cash transfer (as applicable) within 60 (sixty) days of the Offering Closing Date using the bank details specified in the Offer.

The Issuer shall be entitled not to give the Subscriber notice of cancellation of the counter-obligation to transfer shares (all or unpaid by the Subscriber, respectively), however, the Issuer may at its sole discretion and for the purposes of notification of the Subscriber give such notice to the Subscriber in person or through its authorized representative or send such notice to the mailing address and/or fax and/or email specified in the Offer.

The Issuer’s obligation to transfer subscribed shares to the Subscriber shall be deemed discharged upon making a credit entry in the personal account of the Subscriber or nominee holder designated by the Subscriber in the Offer of the respective number of subscribed securities.

Subscription for additional shares by persons exercising preemptive rights for additional shares shall be carried out pursuant to Clause 8.5. of the Resolution on the Additional Issue of Securities.

Prior to expiration of the Term of the preemptive right as specified in Clause 8.5. of the Resolution on the Additional Issue of Securities no subscription for securities other than by exercising of the mentioned preemptive right shall be permitted.

Amendment to and/or termination of subscription agreements shall be effected pursuant to Chapter 29 of the Civil Code of the Russian Federation.

The Offering provides for the preemptive subscription rights

Securities are registered shares, shareholder register is maintained by the registrar.

The person to whom the Issuer delivers an instrument of transfer authorizing the making of a credit entry in the personal account of the first Subscriber (registrar, First Subscriber), and other requirements to issuing the instrument of transfer: not later than 5 (five) days of the due date set forth in Clauses 8.3 and 8.6. of the Resolution on the Additional Issue of Securities, subject to Subscriber’s payment of subscribed securities pursuant to Clause 8.6. of the Resolution on the Additional Issue of Securities; and at least 3 (three) days prior to the Offering Closing Date the Issuer shall deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, Federal Securities Market Commission license for keeping register No. 10-000-1-00264 dated 03.12.2002) the instrument of transfer authorizing the making of a credit entry in the personal account of the Subscriber or nominee holder indicated by the Subscriber in the Offer.

Within 3 (three) days of receipt of the instrument of transfer and prior to the Offering Closing Date the registrar shall debit from the Issuer’s account such number of securities of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Subscriber or nominee holder designated by the Subscriber in the Offer.

Shares shall be deemed subscribed from the date when securities are registered in the register of shareholders of the Issuer in the name of the Subscriber or nominee holder designated by the Subscriber in the Offer.

Allotment of additional shares to persons exercising the preemptive right to subscription for additional shares shall be made pursuant to Clause 8.5. of the Resolution on the Additional Issue of Securities.

Allotment of a certain number of shares in this additional issue as part of exercising the preemptive right to subscription for shares (i.e. when they are purchased by persons having the preemptive right to subscription for shares) is intended to be carried out, in particular, outside the Russian Federation by means of a distribution in accordance with foreign laws of appropriate foreign securities certifying the rights relating to additional shares.

No allotment of shares of this additional issue to other Subscribers (other than by exercise of the preemptive right to subscription for shares) is intended outside the Russian Federation in accordance with foreign laws by means of an offering of appropriate foreign securities certifying the rights relating to shares.

No securities shall be distributed by subscription by tender.

The offering of securities shall be conducted by the Issuer with assistance of a professional participant of the securities market (Broker) which provides securities distribution services to the Issuer under a commutative contract entered by and between the Issuer and the Broker (hereinabove and hereinafter referred to as the Broker). The Issuer shall engage one or some of the following persons as the Broker:

1) Full company name: Open Joint Stock Company

INVESTMENT GROUP EUROFINANSY

Abbreviated legal name: OJSC IC EUROFINANSY

Principal place of business: 119049, the city of Moscow, Shabolovka Street, house 10, bldg. 2

Postal address: 119049, the city of Moscow, Shabolovka Street, house 10, bldg. 2

Broker license number: No. 077-06234-100000

License issue date: 09.09.2003

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

2) Full company name: Open Joint Stock Company Sberbank of Russia

Abbreviated legal name of the credit institution: OJSC Sberbank of Russia

Principal place of business: Russia, Moscow, 117997 Vavilov Street, house 19

Postal address: Russia, Moscow, 117997 Vavilov Street, house 19

Broker license number: 077-02894-100000

License issue date: 27.11.2000

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

3) Full company name: Open Joint Stock Company

Financial Corporation OTKRYTIE

Abbreviated legal name: OJSC Financial Corporation OTKRITIE

Principal place of business: 129090, Moscow, Protopopovskiy Pereulok (Lane), house 19, bldg. 10

Postal address: 129090, Moscow, Protopopovskiy Pereulok (Lane), house 19, bldg. 10

Broker license number: 177-06097-100000

License issue date: June 28, 2002

License validity period: unlimited

Issuing authority: FSMC of the Russian Federation

At least prior to the commencement of the term for submitting Offers to purchase shares the Issuer shall disclose the identity of the Broker that will be engaged in providing services in relation to the distribution of shares in the Interfax newsline and on the Internet website www.rushydro.ru.

The primary responsibilities of the Broker in providing securities issue services to the Issuer include receiving and registering Offers and giving on behalf of the Issuer notices of acceptance to persons selected by the Issuer at its sole discretion out of all the persons which have submitted Offers.

The Broker shall not be obligated to purchase securities that have not been subscribed for within a certain period.

The Broker shall bear no responsibility relating to maintaining prices for issued securities at a certain level during a certain period after the completion of the distribution (stabilization), including responsibilities associated with providing market making services.

The Broker shall not have the right to purchase an additional number of securities of the Issuer out of allotted (issued) securities of the Issuer of the same class and type as the securities offered, which may be exercised or not depending on the outcome of the securities issue.

A contract with the Broker is entered into upon state registration of the securities issue, but at least prior to the commencement of the term for submitting Offers to purchase shares. The amount of the Broker’s consideration shall be specified in the contract and may depend on the outcome of the securities distribution, provided that the amount of such consideration shall not be in excess of 1,000,000 (one million) RUBLES.

Previously issued (outstanding) shares of the Issuer of the same class and type as the securities offered are not intended to be offered for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of offering of respective foreign securities.

The Issuer is not a business entity of strategic importance for defense and security of the state, and execution of agreements on assignment of Issuer’s securities to initial holders during the subscription does not require a resolution on prior approval of such agreements in accordance with the Federal Law on Foreign Investments in Business Entities of Strategic Importance for State Defense and Security.

2.8. Target Group of Subscribers for Equity Securities Offered

The target group is not indicated for the method of offering: public offering.

2.9. Procedure for Disclosure of Information on the Results of the Equity Securities Issue

Information shall be disclosed at each stage of the securities issue procedure:

1) Upon passing a resolution on securities issue the Issuer shall accordingly disclose the resolution to increase the registered capital by means of issue of additional shares in the form of Material Fact Notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Resolution on Securities Issue and Material Fact Notice of Disclosure Regarding Resolutions of General Meetings within the following timeline after the date of minutes of the mentioned General Meeting of Shareholders:

- in the newsline (Interfax) – within 1 (one) day;

- on the website www.rushydro.ru - within 2 (two) days.

The text of the Material Fact Notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months of the end of the period provided for its posting in the Internet, or of the date of its posting in the Internet if posted after the expiration of such period.

2) Information on approval of the Resolution on the Additional Issue of Securities by the Board of Directors of the Issuer shall be disclosed by the Issuer in the form of published Material Fact Notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Approval of Resolution on Additional Issue of Securities within the following timeline after the date of minutes (date of expiration of the term set forth by the laws of the Russian Federation for preparation of the minutes) of the meeting of the Board of Directors of the Issuer at which the resolution to approve the Resolution on the Additional Issue of Securities was passed:

- in the newsline (Interfax) – within 1 (one) day;

- on the website www.rushydro.ru - within 2 (two) days.

The text of the Material Fact Notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months of the end of the period provided for its posting in the Internet, or of the date of its posting in the Internet if posted after the expiration of such period.

3) Information on state registration of the additional issue of shares shall be disclosed by the Issuer in the form of published Material Fact Notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding State Registration of Additional Securities Issue, in the form of the Resolution on the Additional Issue of Securities and the Prospectus posted on the website www.rushydro.ru.

The notice of state registration of the additional issue of shares and access to the information contained in the Prospectus shall be published by the Issuer within the following timeline after the date of providing the disclosure in respect of the state registration of the additional issue of securities of the Issuer on the website of the registering authority or receipt by the Issuer of a written notice from the registering authority of the state registration of the additional issue of securities by post, fax or electronic communication, delivery by hand whichever is earlier:

- in the newsline (Interfax) – within 1 (one) day;

- on the website www.rushydro.ru - within 2 (two) days;

- in the Izvestiya newspaper – within 10 (ten) days.

The text of the Material Fact Notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months of the end of the period provided for its posting in the Internet, or of the date of its posting in the Internet if posted after the expiration of such period.

With 2 (two) days of the date when the disclosure in respect of the state registration of the additional issue of securities of the Issuer on the website of the registering authority or receipt by the Issuer of a written notice of a written notice from the registering authority of the state registration of the additional issue of securities (shares) by post, fax or electronic communication, delivery by hand whichever is earlier, the Issuer shall post the text of the registered Resolution on the Additional Issue of Securities on the website www.rushydro.ru. The text of the Resolution on the Additional Issue of Securities shall be posted on the website along with indication of the state registration number of the additional issue of securities, date of its state registration and name of the registering authority which effected the state registration of the additional issue of securities.

The text of the registered Resolution on the Additional Issue of Securities shall be made accessible on the website www.rushydro.ru from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, but prior to redemption (cancellation) of all the securities of this issue (additional issue) if posted after the expiration of such period.

With 2 (two) days of the date when the disclosure in respect of the state registration of the additional issue of securities of the Issuer on the website of the registering authority or receipt by the Issuer of a written notice of a written notice from the registering authority of the state registration of the additional issue of securities (shares) by post, fax or electronic communication, delivery by hand whichever is earlier, the Issuer shall post the text of the registered Prospectus on the website www.rushydro.ru. The text of the Prospectus shall be posted on the website along with indication of the state registration number of the additional issue of securities in respect of which the Prospectus has been registered, date of its state registration and name of the registering authority which effected the state registration of the Prospectus.

The text of the registered Prospectus shall be made accessible on the website www.rushydro.ru from the end of the period provided for its posting in the Internet, or, if the Prospectus is posted after the expiration of such period, from the date of its posting in the Internet, but at least prior to expiration of 6 months from the date when the results of the issue (additional issue) are disclosed.

Commencing with the date of disclosure in respect of the state registration of the additional issue of shares all interested persons can review the Resolution on the Additional Issue of Securities and the Prospectus, and obtain copies thereof at the following address:

- the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51 (office of the sole executive body of JSC RusHydro),

Commencing with the date of disclosure in respect of the state registration of the additional issue of shares any interested person shall be entitled to receive a copy of the Resolution on the Additional Issue of Securities and Prospectus at the abovementioned address for a charge that may not exceed the costs of making copies of the mentioned documents.

4) Notice of exercisability of the preemptive right to purchase securities offered (hereinafter referred to as the Notice of the preemptive right) shall be given upon state registration of this additional issue of securities, but prior to the Offering Opening Date in the manner specified in the Articles of Association of the Issuer for giving notices of the General Meeting of Shareholders of the Issuer

Pursuant to Article 10 paragraph 10.11. of the Articles of Association of the Issuer notice of the General Meeting of Shareholders shall be published by the Issuer in the Izvestiya newspaper and posted on the website of the Company.

Therefore, upon state registration of the additional issue of shares and prior to the Offering Opening Date in respect of additional shares the Issuer shall publish the Notice of the preemptive right in the Izvestiya newspaper and posts the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

Notice of the preemptive right shall also be published in the newsline of CJSC Interfax new agency within 5 days after complete discharge by the Issuer of its duties related to the Notice of the preemptive right, i.e. after the later of the following actions performed by the Issuer: publication of the Notice of the preemptive right in the Izvestiya newspaper and posting of the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

Notice of the preemptive right shall specify the number of additional shares being offered, offering price, procedure for determining the number of securities which each person entitled to exercise the preemptive right may purchase, procedure for submission of applications by such persons to the company and the term for submission of such applications to the Issuer.

5) At the subscription stage the Issuer shall make disclosures in the form of:

- notice of the subscription opening date;

- notice of changed subscription opening date;

- notice of the offering price (method of determining the offering price);

- material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Subscription Opening, Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Subscription Closure;

- notice of suspended subscription;

- notice of resumed subscription;

A) Notice of the subscription opening date shall be published by the Issuer in the newsline and on the website.

The notice of subscription opening date shall be published by the Issuer within the following timeline prior to the subscription opening date:

- in the newsline (Interfax) – at least 5 days prior to the Offering Opening Date;

- on the website www.rushydro.ru – at least 4 days prior to the Offering Opening Date;

B) In the event that the Issuer makes a decision to change the subscription opening date the Issuer shall publish the notice of changed subscription opening date in the newsline (Interfax) and post it on the website www.rushydro.ru within 1 (one) day prior to such date.

C) The notice of the offering price (method of determining the offering price) shall be published by the Issuer in the newsline and posted on the website.

The notice of the offering price (method of determining the offering price) shall be published by the Issuer within the following timeline prior to the subscription opening date:

- in the newsline (Interfax) – within 1 day of the date of the resolution on the amount of the offering price, but prior to the subscription opening date;

- on the website www.rushydro.ru – within 2 days of the date of the Resolution on the amount of the offering price, but prior to the subscription opening date.

D) The Issuer shall also give material fact notices (Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Subscription Opening, Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Subscription Closure) to disclose information on subscription (opening and closure of the subscription) for the securities.

The information on subscription (opening and closure of the subscription) for the securities shall be disclosed by the Issuer within the following timeline from the date when the subscription for the shares opens and from the date when the subscription closes, respectively:

- in the newsline (Interfax) – within 1 (one) day;

- on the website www.rushydro.ru - within 2 (two) days.

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

E) In the event that the Issuer makes a decision to make amendments to the Resolution on the Additional Issue of Securities and/or the Prospectus during the subscription term and/or in the event that the Issuer receives during the subscription term a written requisition (order, ruling) from a governmental authority authorized by the laws of the Russian Federation to make resolutions on suspension of subscription for securities (hereinafter referred to as the Competent Authority), the Issuer shall suspend the subscription for securities and publish a notice of suspended subscription within the following timeline from the date of the minutes (end of the period prescribed by the laws of the Russian Federation for preparation of minutes) of the meeting of the competent statutory organ of the Issuer at which the resolution on making amendments to the Resolution on the Additional Issue of Securities and/or the Prospectus is passed, or, in case of modification of terms set forth pursuant to the resolution on securities issue, from the date of the minutes end of the period prescribed by the laws of the Russian Federation for preparation of minutes) of the meeting of the competent statutory organ of the Issuer at which the resolution on modification of such terms, or from the date of receipt by the Issuer of Competent Authority’s written requisition (order, ruling) to suspend the subscription for securities by post, fax or electronic communication, delivery by hand whichever is earlier:

- in the newsline (Interfax) – within 1 (one) day;

- on the website www.rushydro.ru - within 2 (two) days.

Where subscription for shares is suspended pursuant to a resolution of the registering body on suspension of the securities issue, the information on the subscription suspension shall be disclosed by the Issuer by means of a material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Subscription Suspension and Resumption in the manner and form specified in Chapter VI of the Regulations.

F) Upon registration of amendments to the Resolution on the Additional Issue of Securities and/or the Prospectus, passing a resolution on refusal to register such amendments or receipt during the subscription term from the Competent Authority of a written notice (order, ruling) authorizing to resume the subscription for the securities (notice of termination of causes for suspension of subscription for securities) during the subscription term the Issuer shall publish the notice of resumed subscription for the securities in the newsline and on the website.

The notice of resumed subscription for securities shall be published by the Issuer within the following timeline from the date of the disclosure in respect of registration of amendments to the Resolution on the Additional Issue of Securities and/or the Prospectus or refusal to register such amendments on the website of the registering body, or from the date of Issuer’s receipt of registering body’s written notice of registration of such amendments to the Resolution on the Additional Issue of Securities and/or the Prospectus or notice of refusal to register such amendments, or from the date of Issuer’s receipt from the Competent Authority of a written notice (order, ruling) authorizing the Issuer to resume the subscription for the securities (notice of termination of causes for suspension of subscription for securities) by post, fax or electronic communication, or delivery by hand, whichever is earlier:

- in the newsline (Interfax) – within 1 (one) day;

- on the website www.rushydro.ru - within 2 (two) days.

The Issuer shall resume the subscription for securities subject to prior publication of the notice of resumed subscription for securities in the newsline and on the website.

G) The Issuer shall also make disclosure regarding suspension and resumption of the securities issue by giving material fact notices.

Material fact notices Disclosure Regarding Subscription Suspension and Resumption shall be given by the Issuer within the following timeline upon occurrence of a material fact:

- in the newsline (Interfax) – within 1 (one) day;

- on the website www.rushydro.ru - within 2 (two) days.

The occurrence of a material fact regarding suspension of the subscription for shares shall be the date of disclosure in respect of such suspension on the website of the registering body or the date of Issuer’s receipt from the registering body of a written notice of suspension of subscription for shares by post, fax or electronic communication, or delivery by hand, whichever is earlier.

The occurrence of a material fact regarding resumption of the subscription for shares shall be the date of disclosure in respect of such resumption on the website of the registering body or the date of Issuer’s receipt from the registering body of a written notice of resumption of subscription for shares by post, fax or electronic communication, delivery by hand whichever is earlier.

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

6) Disclosure in respect of results of the exercise of the preemptive right to purchase securities offered.

The Issuer shall disclose results of the exercise of the preemptive right by giving notice within the following timeline from the date of summing up the results of the exercise of the preemptive right:

- in the newsline (Interfax) – within 4 (four) day;

- on the website www.rushydro.ru - within 5 (five) days.

7) Disclosure in respect of state registration of the report on the additional issue results shall be made by the Issuer by giving material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding State Registration of Report on Securities Issue Results within the following timeline from the date when the disclosure in respect of state registration of the report on additional issue results is posted on the website of the registering body or from the date of Issuer’s receipt of registering body’s written notice of state registration of the report on additional issue results by post, fax or electronic communication, or delivery by hand, whichever is earlier:

- in the newsline (Interfax) – within 1 (one) day;

- on the website www.rushydro.ru – within 2 (two) days.

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

Within 2 (two) days from the date of disclosure in respect of the state registration of the report on the additional issue results on the website of the registering body or Issuer’s receipt of registering body’s written notice of state registration of the report on additional issue results by post, fax or electronic communication, or delivery by hand, whichever is earlier, the Issuer shall post the text of the registered report on additional issue results on the website www.rushydro.ru.

The text of the registered report on additional issue results shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

Disclosure at the stage of state registration of the Report on Additional Issue Results shall be made by the Issuer by posting the Report on Additional Issue Results on the website www.rushydro.ru.

Commencing with the date of disclosure in respect of the state registration of the report on additional issue results all interested persons can review the report on additional issue results, and obtain copies thereof at the following address:

- the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51 (office of the sole executive body of JSC RusHydro),

Commencing with the date of disclosure in respect of the state registration of the report on additional issue results any interested person shall be entitled to receive a copy of the report on additional issue results at the abovementioned address for a charge that may not exceed the costs of making copies of the mentioned document.

8) Disclosure in respect of cancellation or ineffectiveness of the additional issue of shares shall be made by the Issuer by giving material fact notices of Disclosure Regarding Cancellation or Ineffectiveness of Securities Issue within the following timeline from the date of occurrence of the material fact:

- in the newsline (Interfax) – within 1 (one) day;

- on the website www.rushydro.ru - within 2 (two) days.

The occurrence of a material fact regarding cancellation of the additional issue of securities of the Issuer shall be the date of disclosure in respect of such cancellation on the website of the registering body or the date of Issuer’s receipt from the registering body of a written notice of cancellation of the additional issue of securities by post, fax or electronic communication, or delivery by hand, whichever is earlier.

The occurrence of a material fact regarding ineffectiveness of the additional issue of securities of the Issuer shall be the date of Issuer’s receipt of an effective (effective date for issued) judicial act (court decision, order, ruling) on ineffectiveness of the additional issue of securities (shares).

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

9) The Issuer shall make disclosures by giving material fact notices in other instances specified in the Regulations.

A material fact notice shall be published by the Issuer within the following timeline upon occurrence of a material fact:

- in the newsline (Interfax) – within 1 (one) day;

- on the website www.rushydro.ru - within 2 (two) days.

The text of the registered report on additional issue results shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

10) The Issuer shall make disclosure by preparing a quarterly report in the manner specified in the Regulations.

A quarterly report shall be prepared according to the results in each quarter. A quarterly report shall be submitted to the registering body within 45 (forty-five) days of the end of the reporting quarter.

Within 45 (forty-five) days of the end of the relevant reporting quarter the Issuer shall publish the text of the report on the website www.rushydro.ru.

The text of the quarterly report on additional issue results shall be made accessible on the website www.rushydro.ru at least within 3 (three) years from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

Within 1 (one) day from the posting of the text of the quarterly report on the website the Issuer shall publish in the newsline (Interfax) a notice of procedure for accessing the contents of such quarterly report.

11) The Issuer shall make disclosure by giving notices of facts that may have a material effect on the value of the securities of the Issuer.

Notices of facts that may have a material effect on the value of the securities of the Issuer shall be published within the following timeline upon occurrence of the respective fact:

- in the newsline (Interfax) – within 1 (one) day;

- on the website www.rushydro.ru - within 2 (two) days.

The text of each notice of facts that may have a material effect on the value of the securities of the Issuer shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

12) The Issuer shall disclose the contents of its Articles of Association as amended by means of posting it on the website www.rushydro.ru.

In the event that amendments are made to the Articles of Association of the Issuer (a new revision of the Articles is approved), the text of the Articles as amended (the text of the new revision of the Articles) shall be posted by the Issuer on the website www.rushydro.ru within 2 (two) days of the date of Issuer’s receipt from the Competent Authority of a written notice (certificate) of state registration of such amendments (state registration of the new revision of the Articles), and, where the federal law so prescribes amendments to the Articles of a joint stock company become effective in respect of third parties upon notice of the Competent Authority, within 2 (two) days of such notice.

Where a new revision of the Articles of Association of the Issuer is adopted, the text of the previous revision shall be made accessible on the website www.rushydro.ru within 3 (three) months of the date when the new revision of the Articles of the Issuer is posted in the Internet.

The Issuer shall publish corporate documents that govern the activities of its bodies on the website www.rushydro.ru within 2 (two) days of the date of minutes (date of expiration of the term set forth by the laws of the Russian Federation for preparation of the minutes) of the General Meeting of Shareholders (Board of Directors) which approved the relevant corporate document.

In the event that amendments are made to corporate documents, that govern the activities of its bodies of the Issuer (new revisions of corporate documents are approved), the mentioned corporate documents as amended (new revisions of the mentioned corporate documents) shall be posted by the Issuer on the website www.rushydro.ru within 2 (two) days of the date of minutes (date of expiration of the term set forth by the laws of the Russian Federation for preparation of the minutes) of the meeting of the competent statutory organ of the Issuer which approved amendments to (new revisions of) the mentioned corporate documents.

Where a new revision of a corporate document of the Issuer is adopted, the text of the previous revision of such corporate document shall be made accessible on the website www.rushydro.ru within 3 (three) months of the date when the new revision of the relevant corporate document of the Issuer is posted in the Internet.

Forms, methods, timeline for disclosures: The Issuer shall make disclosures at each stage of the issue procedure, and also by preparing quarterly reports and material fact notices, notices of fact that may have a material effect on the value of the securities of the Issuer, as provided for in the Federal Law on Securities Market No. 39-F3 dated 22.04.1996 (as amended), Federal Law on Joint Stock Companies No. 208-F3 26.12.1995 (as amended), and the Regulations on Disclosure by Issuers of Equity Securities approved by Russian FSMC Decree No. 06-117/∏3-H dated 10.10.2006 (referred to in the Resolution on the Additional Issue of Securities as the Regulations). Where at the time of occurrence of a fact which the Issuer must disclose in accordance with applicable federal laws, and regulatory acts issued by the federal executive authority for securities market, other procedure and timeline for disclosure of such fact is prescribed than the procedure and timeline provided for in the Resolution on the Additional Issue of Securities and Prospectus, disclosure of such fact shall be made using the procedure and timeline prescribed by federal laws, and regulatory acts issued by the federal executive authority for securities market as effective at the time of occurrence of the fact.

All disclosures that the Issuer is obliged to make pursuant to the Regulations and other regulatory acts of the federal executive authority for securities market in the Internet shall be accessible on the website www.rushydro.ru within the timeline provided for in such regulatory acts.

The Issuer shall ensure access of any interested person to the information contained in each notice, including each material fact notice published by the Issuer pursuant to the Regulations, and in the registered Resolution on the Additional Issue of Securities and Prospectus as amended, report on the additional issue results, quarterly report, and in any other documents that must be disclosed pursuant to Section VIII of the Regulations by making copies thereof available at the address (in the registered office) of the standing executive body of the Issuer registered in the Unified State Register of Legal Entities, and prior to the end of the subscription term such copies shall also be made available in places specified in promotional announcements of the Issuer containing information on the offering.

The Issuer shall provide a copy of each notice, including a copy of each material fact notice, published by the Issuer pursuant to the Regulations, and a copy of the registered Resolution on the Additional Issue of Securities and Prospectus as amended, report on the additional issue results, copy of a quarterly report, and copies of any other documents that must be disclosed pursuant to Section VIII of the Regulations, to holders of the Issuer’s securities and any other interested persons upon their request for a charge that may not exceed the costs of production of such copy, within 7 (seven) days of the date of the request.

The bank details of current account(s) of the Issuer used to pay the costs of production of copies of the abovementioned documents and amount (method of determining the amount) of such costs shall be posted by the Issuer on the website www.rushydro.ru.

Copies of documents that need no to be kept permanently by the Issuer pursuant to the laws of the Russian Federation shall be provided by the Issuer to interested persons on their request within the retention period specified for such documents.

A copy provided by the Issuer shall be certified by an authorized officer of the Issuer.

Where the last day of the period within which the Issuer is obliged pursuant to the Regulations to make a disclosure or provide a copy of a document containing information that is subject to disclosure, falls on weekend and/or an official holiday, such period shall be deemed to end on the business day immediately following it.

Disclosures shall be made by means of publishing notices in periodic printed medium (media).

Name of such medium (media): the Izvestiya newspaper

Disclosures shall be made by means of posting notices on the website.

Website address: www.rushydro.ru

The Issuer is obliged make disclosures by means of a quarterly report and notices of material facts (events, actions) that have an effect on its finances and business operations.

The Issuer and/or registrar keeping the register of holders of registered securities of the Issuera, shall provide to an interested person on its request a copy of the resolution on the issue (additional issue) of securities for a charge that may not exceed the costs of its production.

III. Disclosure in Respect of the Financial and Operational Position of the Issuer

3.1. Financial and Economic Performance of the Issuer

Records of financial and operational indicators for the 5 previous complete fiscal years, as well as for the previous complete reporting period prior to Prospectus approval date:

The Issuer was incorporated and registered as a legal entity on December 26, 2004. Subject to the Regulations on accounting and preparation of accounting statements in the Russian Federation (Russian MoF No. 34H dated 29.07.1998) the first reporting year for a start-up of reorganized company is the period from the date of its official registration till December 31 inclusively, and in case of a start-up company incorporated after October 1 (inclusively) this period commences on the date of official registration and ends on December 31 of the following year inclusively. Therefore, accounting statements have been prepared and submitted by the Issuer since 2005.

The table below includes indicators that describe the financial position of the Issuer in 2005-2009 and first half of 2010.

Indicator	2005	2006	2007	2008	2009	2010, first half
Net Asset Value, thousand rubles	104,548,259	141,734,822	176,755,185	410,184,335	445,241,133	465,922,218
Issue Proceeds-to-Capital & Reserves ratio, %	0.7	11.2	9.8	7.6	6.8	7.3
Short Term Loan-to-Capital & Reserves ratio, %	0.7	1.1	0.8	3.3	2.8	3.7
Debt service coverage ratio, %[1]	28,049.8	312.8	195.5	720.5	599.8	1,988.3
Overdue debt, %	0	0	0	0	0	0
Receivables turnover, time	0	0.24	0.86	0.88	0.86	0.34
Dividend payout ratio, %	95,0	76,2	13,0	0	0	0
Workforce productivity, RUBLES per worker	24,449,620.68	93,122,423.73	159,533,301.53	11,225,008.58	14,583,486.76	8,164,776.80
Amortization-to-proceeds ratio, %	0	0.6	0.3	11.9	10.3	9.6

Note:

The indicators were calculated using the general approach recommended in the Regulations on Disclosures by Issuers of Equity Securities approved by Russian FSMC Decree on Approval of the Regulations on Disclosures by Issuers of Equity Securities No. 06-117/∏3-H dated 10.10.06.

Analysis of financial solvency and position of the Issuer based on economic analysis of performance of the given indicators:

Net Asset Value is an important indicator that describes the economic status of the Issuer. This indicator is used to assess the stability of the Issuer’s financial position, level of its financial reliability. The significant amount of the net asset value as compared to the total assets of c the Issuer, its balance sheet assets describe the financial stability of the Issuer and has a considerable effect on its relationships with creditors.

The net asset value is used to assess operations of companies, in particular, it determines whether the registered capital must be increased (ore may be reduced). The calculation method is based on the balance sheet assets and liabilities. The economic meaning of the net asset value indicator is the amount of the assets that remain to the Issuer after payment of claims of all creditors of the Issuer (payment of all debts) in case of simultaneous settlements of all debts.

The analysis of the financial statements of the Issuer for 2005 to 2009 suggests that the net asset value has been increasing, including also pursuant to the results of the 1st half of 2010.

The higher value of the net assets of the Issuer as of 31.12.2006 against 31.12.2005 was due to an increase in the equity capital by 37,394,517 thousand rubles as a result of the issue of additional shares of the Issuer in quarter IV of 2006 to the benefit of JSC RAO SUE of Russia, and also due to receipts of net profit.

[1]	For the purposes of evaluation of this indicator liabilities mean repayment of credits and loans for the evaluation period.

The higher value of the net assets of the Issuer in 2007 against 2006 by 35,020,363 thousand rubles was due to:

- second additional issue of shares of the Issuer to the benefit of JSC RAO SUE of Russia, the Russian Federation and LLC EZOP (completed in October 2007). The offering price of the additional shares was determined by an independent valuer as 1.73 rubles per share. The Registered capital increased by 15,909,614 thousand rubles.

- receipt by the Issuer of net profit of 7,496,731 thousabd rubles in 2007.

The higher value of the net assets of the Issuer in 2008 against 2007 was due to reorganization of the Issuer through takeover of JSC Bureyskaya HPP, JSC Volzhskaya HPP, JSC Votkinskaya HPP, JSC Dagestanskaya Regional Generation Company, JSC Zhigulyovskaya HPP, JSC Zagorskaya PSPP, JSC Zeiskaya HPP, JSC Zelenchukskiye HPPs, JSC Kabardino-Balkarskaya Hydropower Generation Company, JSC KabbalkHPP, JSC Kamskaya HPP, JSC Kaskad VV HPP, JSC Nizhegorodskaya HPP, JSC Saratovskaya HPP, JSC Severo-Osetinskaya HGC, JSC Stavropolskaya Power Generation Company, JSC Sulakenergo, JSC Cheboksarskaya HPP, JSC SSHPP named after P.S. Neporozhny, CJSC EOZ, JSC Kaskad NCh HPP, JSC Irganayskaya HPP, JSC State Holding HydroOGK, JSC Minority Holding HydroOGK (hereinafter referred to as acquired subsidiaries and associates). The higher value of the net assets of the Issuer in 2009 against 2008 by 35,056,798 thousand rubles (or +8.5%) was due to:

- additional issue of shares of the Issuer for 24,681,372 thousand shares (60,5% thereof having been issued to the benefit of the Russian Federation) completed in October 2009. The Offering price of additional shares was determined as 1 ruble per share. The Registered capital increased by 24,681,372 thousand rubles.

- receipt by the Issuer of net profit of 10,328,995 thousand rubles in 2009.

The higher value of the net assets of the Issuer in 2010 (1st half) against 2009 by 20,681,084 thousand rubles (or + 4.6%) was due to the receipt of net profit actually received in the 1st half of 2010.

Issue Proceeds-to-Capital & Reserves ratio indicates the share of raised borrowed funds in the total amount of funds invested in the company.

The records of this indicator show that the share of borrowed funds in increased as against 2005. Outstanding credits and loans as of the end of 2005 amounted to 450,716 thousand rubles (short term). Outstanding credits and loans as of the end of 2006 amounted to 14,578,032 thousand rubles, including 14,300,000 thousand rubles for targeted long term credits and loans to provide financing for the investment program of the Issuer and 278,032 thousand rubles of short term interest arrears (due in subsequent years).

Lower value of the indicator in 2007 as against 2006 was due to an increase in the capital value as a result of the additional issue of shares in 2007.

The share of borrowed funds in 2008 as against 2007 decreased. The decrease was due to the reorganization of the Issuer: the equity capital increased as a result of acquisition of subsidiaries and associates. The share of borrowed funds in 2009 as against 2008 reduced, too.

A slightly higher ratio for the 1st half of 2010 as against 2009 is due to an increase in short term liabilities.

Short term loan-to-Capital & Reserves ratio varied over the period of 2005-2007 insignificantly. A higher ratio was observed as of 31.12.2008 and 31.12.2009, and for the 1st half of 2010 as well. Over the entire period of analysis this indicator varied within the range from 0.7 to 3.7%.

Debt service coverage ratio shows the amount of net funds per ruble of liabilities payable in the reporting period. The highest value was recorded in 2005, which was due to an insignificant amount of interest liabilities payable in the reporting period (2,228 thousand rubles ).

In 2006 the indicator decreased by 90 times as against 2005. A decrease also followed in 2007 as against 2006, which was due to increased liabilities and interest payable in this period (pursuant to terms of contracts): 2006 – 487,482 thousand rubles, 2007 – 4,464,381 thousand rubles.

The indicator was higher in 2008 as against 2007. This was due to increased net profit and Amortization deductions of the Issuer.

In 2009 the indicator dropped by 1.2 time due to reduced net profit received for 2009 (2009 – 10,329 million, 2008 – 16,450.2 million. In the 1st half of 2010 the indicator rose by 3.3 times due to increased net profit for the 1st half of 2010 and lower amount of liabilities payable (profit in the 1st half of 2010 amounted to 20,728.9 million rubles, which is higher as against 2009, while liabilities in the 1st half of 2010 amount to 1,244.4 million rubles as against 3,073 million rubles in 2009).

During the entire period of existence of the Issuer the overdue debt has been zero.

Financial solvency and stability of a company depends on the rate of receivables turnover which refers to the operational performance of a company. The Receivables turnover describes a mean term of repayment of receivables. It is good for a company to have a higher receivables turnover ratio.

The receivables turnover indicator in 2005 was zero as the Issuer received no profit from the major activity. The receivables turnover indicator was higher in 2007 as against 2006 due to a greater increase in the profit from the major activity (production and sale of electricity and power) than in the receivables. In 2008 the indicator remained the same as in 2007. A lower ratio in 2009 was due to the growth of receivables: reduced solvency of contractors for the major activity (production and sale of electricity and power) and increased liabilities of subsidiaries and associates due to implementation of the investment programs of RusHydro Group. For the 1st half of 2010 the receivables turnover indicator is 0.34 time.

Dividend payout ratio is determined depending on how a company distributes its profits, and defines the source of income for the shareholders of the Issuer: whether from higher market value of a company’s shares or distribution of dividends.

Analysis of accrued dividends from net income:

Year	Net income, million rubles	Amount of dividends, million rubles	Share, %
2005	625	594	95.0
2006	1,504	1 147	76.2
2007	8,616	1 119	13.0

The analysis suggests that at a lower dividend payout ratio the amount of dividends in term of value in 2006 as against 2005 increased by 93% (by 1.9 times). In 2007 the dividend payout ratio was lower due to higher net income of the Issuer, however, in terms of value the dividends accrued for 2007 were only 2.4% less than the dividends paid out in 2006. Over 2008 – 2009 and in the 1st half of 2010 no dividends were accrued and paid out by the Issuer.

Workforce productivity indicator shows the amount of earnings per worker. Over the periods being considered the highest level was reached in 2007. In 2005 the indicator stood at 24,449,620.68 rubles per worker. However, it should be taken into account that the Earnings line for 2005 indicates 709,039 thousand rubles of dividends payable.

In 2006 the indicator rose by 3.8 times. As of 31.12.2008 the indicator stands at 11,225,008.58 rubles per worker, which is lower than the actual value for 2007 by 14.2 times. A significant decrease in the indicator was due to reorganization of the Issuer in the form of takeover of subsidiaries and associates as of 09.01.2008 (manpower growth). In 2009 as against 2008 the indicator was higher by 1.3 times, and in the 1st half of 2010 stood at 8,164,776.80 rubles per worker.

Amortization share in the amount of proceeds reduced in 2007 as against 2006 by 0.3% due to significant increase in the proceeds in 2007 as against 2006. As of 2008 the indicator increased to 11.9% as a result of reorganization of the Issuer in the form of a takeover of subsidiaries and associates. In 2009 the amortization share in proceeds stood at 10.3%, for the 1st half of 2010 – 9.6%.

On the whole, the analysis of solvency indicators proves that the financial position of the Issuer during the period being considered was stable. The Issuer is capable of covering its liabilities by due dates.

3.2. Market Capitalization of the Issuer

Records of market capitalization of the Issuer are supplied for the 5 previous complete fiscal years, and for the previous complete reporting period prior to Prospectus approval date:

The market capitalization of the Issuer is commonly understood as the total market value of all outstanding shares of the Issuer determined on the basis of exchange quotations. The shares of the Issuer were not traded on regulated market in 2005-2007 complete fiscal years. Taking into account the foregoing, it appears to be impossible to determine the market capitalization of the Issuer over the period of 2005-2007 using the methods provided in the Regulations Regulations on Disclosures by Issuers of Equity Securities approved by Federal Securities Market Commission Decree No. 06-117/∏3-H dated October 10, 2006.

The market capitalization over the period of 2005-2007 was determined on the basis of net asset value. The net asset value was calculated using the methods provided in the Procedure for assessment of the value of net assets of joint stock companies approved by Russian MoF Decree and FSMC of the Russian Federation No. 10H/03-6/∏3 dated January 29, 2003.

On February 11, 2008 the shares of the Issuer were included in the listing of Open Joint Stock Company Russian Trading System Stock Exchange and Closed Joint Stock Company MICEX Stoc Exchange.

The market capitalization of the Issuer over the period of 2008-2009 and as of the end of the latest complete reporting period prior to approval of the Prospectus, 1st half of 2010, on the basis of the ordinary shares of the Issuer is calculated as the product of the number of ordinary shares multiplied by the market value of one share disclosed by the organizer of trading on the securities market, JSC Russian Trading System Stock Exchange, and calculated pursuant to the Procedure for calculation of market value of equity securities and investment units of mutual funds that are allowed to be traded through securities market makers approved by Russian FSMC Decree No. 03-52/∏C dated 24.12.2003.

Indicator	2005	2006	2007	2008	2009	2010, 6 months
Market capitalization, rubles	104,548,259,000	141,734,822,000	176,755,185,000	147,988,491,800	315,252,382,973	413,491,640,597

Information on the securities market maker which provides data for calculation of the market capitalization, and any other additional information on publicly-traded securities disclosed at the Issuer’s discretion:

Data Source: RTS official website: www.rts.ru

3.3. Issuer’s Liabilities

3.3.1. Accounts Payable

The total amount of accounts payable by the Issuer with a separate indication of the total amount of overdue accounts payable for the 5 previous complete fiscal years (indicator values are given as of end of each complete fiscal year), net of arrears owed to partners (promoters) in payment of income, unearned revenues, reserves for future expenses and payments):

Indicator	2005	2006	2007	2008	2009
Total amount of accounts payable by the Issuer (thousand rubles), including	751,110	15,098,922	17,285,982	31,091,016	30,258,342
Total amount of overdue accounts payable (thousand rubles)	0	0	0	0	0

Note: The total amount of accounts payable by the Issuer is indicated in the above table with regard to line 515 of form 1 (deferred tax liabilities) of the Issuer’s accounting statements prepared in accordance with Russian Accounting Standards.

2009

Unit: thousand rubles

Liabilities	Due date
	Under 1 year	Over 1 year
Accounts payable to suppliers and contractors	3,634,583	49,357
including overdue liabilities	0	0
Accounts payable to personel of the company	7,513	0
including overdue liabilities	0	0
Accounts payable to the budget and state non-budgetary funds	2,338,846	0
including overdue liabilities	0	0
Credits,	1,073,059	11,785,561
including overdue credits	0	0
Loans	189,810	5,000,000
including overdue loans	0	0
including bond loans	0	0
including overdue bond loans	0	0
Other accounts payable	5,127,607	72,924
including overdue liabilities	0	0
Total liabilities	12,371,418	16,907,842
including overdue liabilities	0	0

There are no overdue accounts payable.

Creditors having a share of at least 10 per cent of the total amount of accounts payable:

Full legal name: MORGAN STANLEY BANK INTERNATIONAL LIMITED

Abbreviated legal name: MORGAN STANLEY BANK INTERNATIONAL LIMITED

Registered office: 20 Cabot Square, Canary Wharf, London, E14 4QE, United Kingdom

The creditor is not a resident of the Russian Federation.

Amount of accounts payable, thousand rubles: 4,530,568

Amount and terms of overdue accounts payable (interest rate, penalties, fine): none

The creditor is affiliated to the Issuer: No

Full legal name: Open Joint Stock Company Management Company HydroOGK

Abbreviated legal name: JSC MC HydroOGK

Registered office: the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51

Amount of accounts payable, thousand rubles: 5,189,570

Amount and terms of overdue accounts payable (interest rate, penalties, fine): none

The creditor is affiliated to the Issuer: Yes

Issuer’s share in the creditor’s registered capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s registered capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Full legal name: European Bank for Reconstruction and Development, UK

Abbreviated legal name: EBRD

Registered office: One Exchange Square, London EC2A 2JN, United Kingdom

The creditor is not a resident of the Russian Federation.

Amount of accounts payable, thousand rubles: 6,441,948

Amount and terms of overdue accounts payable (interest rate, penalties, fine): none

The creditor is affiliated to the Issuer: No

2010, 6 months

Unit: thousand rubles

Liabilities	Due Date
	Under 1 year	Over 1 year
Accounts payable to suppliers and contractors	2,630,754	77,783
including overdue liabilities	0	0
Accounts payable to personel of the company	293,171	0
including overdue liabilities	0	0
Accounts payable to the budget and state non-budgetary funds	3,879,879	0
including overdue liabilities	0	0
Credits	1,009,386	11,428,088
including overdue credits	0	0
Loans	190,869	5,000,000
including overdue loans	0	0
including bond loans	0	0
including overdue bond loans	0	0
Other accounts payable	9,371,678	52,079
including overdue liabilities	0	0
Total liabilities	17,375,737	16,557,950
including overdue liabilities	0	0

There are no overdue accounts payable.

Creditors having a share of at least 10 per cent of the total amount of accounts payable:

Full legal name: MORGAN STANLEY BANK INTERNATIONAL LIMITED

Abbreviated legal name: MORGAN STANLEY BANK INTERNATIONAL LIMITED

Registered office: 20 Cabot Square, Canary Wharf, London, E14 4QE, United Kingdom

The creditor is not a resident of the Russian Federation.

Amount of accounts payable, rubles: 4,521,874,520.62

Amount and terms of overdue accounts payable (interest rate, penalties, fine): none

The creditor is affiliated to the Issuer: No

Full legal name: Open Joint Stock Company Management Company HydroOGK

Abbreviated legal name: JSC MC HydroOGK

Registered office: the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51

Amount of accounts payable, rubles: 5,190,628,904.2

Amount and terms of overdue accounts payable (interest rate, penalties, fine): none

The creditor is affiliated to the Issuer: Yes

Issuer’s share in the creditor’s registered capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s registered capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Full legal name: European Bank for Reconstruction and Development, UK

Abbreviated legal name: European Bank for Reconstruction and Development

Registered office: One Exchange Square, London EC2A 2JN, United Kingdom

The creditor is not a resident of the Russian Federation.

Amount of accounts payable, rubles: 5,970,176,526.48

Amount and terms of overdue accounts payable (interest rate, penalties, fine): none

The creditor is affiliated to the Issuer: No

Full legal name: Federal Agency for State Property Management

Abbreviated legal name: Federal Agency for State Property Management

Registered office: 9, Nikolsky per., Moscow

INN: 7710542402

Amount of accounts payable, rubles: 5,172,599,999.45

Amount and terms of overdue accounts payable (interest rate, penalties, fine): none

The creditor is affiliated to the Issuer: Yes

Issuer’s share in the creditor’s registered capital, %: 0

Share of the creditor’s ordinary shares held by the Issuer, %: 0

Creditor’s share in the Issuer’s registered capital, %: 57.97

Share of the Issuer’s ordinary shares held by the creditor, %: 57.97

3.3.2. Credit History of the Issuer

Discharge by the Issuer of obligations under credit facility agreements and/or loan agreements effective as of some past date and the end of the latest complete reporting period prior to the date of Prospectus approval with the principal under such agreements being over 5 per cent of the balance sheet assets of the Issuer as of the end of the latest complete reporting period preceding the conclusion of the respective agreement, and obligations under any other credit facility agreements and/or loan agreements which the Issuer deems significant:

Liabilities	Creditor (Lender) Name	Principal, unit	Currency	Credit (loan) Term / Maturity	Default in repayment of principal and/or fixed interest, overdue time period, days
Loan	JSC MC HydroOGK	5,000,000,000	rubles	29.06.2006/ 29.06.2011	None
Credit	European Bank for Reconstruction and Development	6,092,727,272	rubles	08.09.2006/ 08.10.2020	None
Credit	Morgan Stanley Bank International Limited *	3,000,000,000	rubles	13.12.2006/ 13.12.2013	None
Loan notes	CF Structured Products B.V.**	60,000,000	rubles	15.02.2007/ 15.02.2013	None
Credit	Morgan Stanley Bank International Limited	1,500,000,000	rubles	27.04.2007/ 25.04.2014	None

*	the liabilities arose as a result assignment of obligations of the acquired JSC Saratovskaya HPP.
**	the liabilities arose as a result assignment of obligations of the acquired JSC Kaskad NCh HPP.

3.3.3. Liabilities of the Issuer under Security Provided to Third Parties

The total amount of the liabilities under the security provided by the Issuer, including the total amount of liabilities of third persons for which the Issuer provided collateral to such third persons, including liens or surety (data are provided as of the end of each complete fiscal year):

Unit: thousand rubles

Indicator	2005	2006	2007	2008	2009	2010, 6 months
Total amount of liabilities of the Issuer under provided security	0.00	8,271,348	15,639,972	19,731,712	23,927,220	14,555,581
Total amount of third persons’ liabilities for which the Issuer provided security to third persons	0.00	8,271,348	15,639,972	19,731,712	23,927,220	14,555,581
including liens	0	0	0	0	0	0
including surety	0	8,271,348	15,639,972	19,731,712	23,927,220	14,555,581

The liabilities of the Issuer under security provided ti third persons over the period from the commencement of the current fiscal year and till the end of a reporting quarter, including leins or surety, which are over 5 per cent of the balance sheet assets of the Issuer as of the end of the latest complete reporting period preceding the provision of the security: No such liabilities arose.

3.3.4. Other Liabilities of the Issuer

Agreements entered into by the Issuer (including future transactions) and not recorded in its accounting balance sheet, which may have a material effect on the Issuer’s financial position, liquidity, sources of finance and terms of utilization thereof, operating results and costs:

There are no agreements entered into by the Issuer (including future transactions) and not reported in its accounting balance sheet, which may have a material effect on the Issuer’s financial position, liquidity, sources of finance and terms of utilization thereof, operating results and costs.

Information on circumstances under which the abovementioned liabilities may cause the said changes and their probability: not available due to the abovementioned reasons.

Information on reasons for Issuer’s entering into such agreements, Issuer’s expected return from such agreements and reasons for not reporting such agreements in the Issuer’s balance sheet: not available due to the abovementioned reasons.

Description of instances where the Issuer may incur losses in connection with the mentioned agreements, probability of such instances and highest amount of losses that may be incurred by the Issuer: not available due to the abovementioned reasons.

3.4. Purposes of Issue and Utilization of Proceeds from Issue of Equity Securities

The purpose of the issue:

Raising additional funds.

Utilization of proceeds from the issue of securities:

The Issuer intends to utilize the proceeds from the share issue to provide financing for reconstruction of the Baksanskaya HPP and implementation of own investment project aimed at construction of new production facilities.

The Issuer shall not issue securities for the purpose of financing a certain transaction (associated transactions) or any other operation (acquisition of assets necessary to manufacture certain products (goods, works, services); acquisition of partnership interests in the registered capital (joint stock) (shares) of any other company; reduction or redemption of payables or any other liabilities of the Issuer).

3.5. Risks Related to Acquisition of Offered (Issued) Equity Securities

A detailed analysis of risks related to acquisition of offered equity securities, including, but not limited to:

industry risks;

country and regional risks;

financial risks;

legal risks;

operations risks.

Emerging gross and retail electricity markets pose higher risks than mature markets of other products and services, and include substantial legal, economic and, due to high social importance for the country, political risks as well. It may be assumed with a high degree of confidence that due to dynamic development of these markets the information provided in this document may be outdated in rather a short while. Current information uncertainty due to dynamic changes in conditions may affect future operations of the Issuer, asset sales and compliance with the timelines for repayment of liabilities. This uncertainty should be considered by investors when assessing own risks and making a decision as to feasibility of investments. In addition, certain risks that are insignificant for the time being, may subsequently become material.

For the purposes of risk mitigation the Issuer on an ongoing basis carries out monitoring, assessment and mitigation of risks, and develops and implements measures to respond to risks, ensure continuity of business operations and makes all efforts to comply with international and national risk management standards (COSO ERM 2004, ISO 31000 and others).

Issuer’s activities aimed at risk management are related to the need to upgrade existing power generation facilities and build new ones.

Experts at JSC RusHydro have developed a long-term retrofit and upgrade program until 2020 to achieve the following objectives:

— to enhance reliability, safety and efficiency of the facilities by complete renewal of used primary equipment and auxiliaries, to improve cost and performance indicators of HPP to operate under conditions of a competitive electricity market, to cut down repair costs;

— to improve operating efficiency by implementing programs to reduce production costs and enhance saving;

— to implement a balanced financial policy;

— to carry out an ongoing analysis of the electricity market opportunities;

— to develop a competitive environment in the area of supplies, works and services.

Issuer’s Risk Mitigation Policy:

The Risk mitigation policy developed by the Issuer provides for a timely detection and avoidance of potential risks to minimize losses.

Activities developed by the Issuer to manage specific risks are described below in Paragraphs 3.5.1.- 3.5.5.

3.5.1. Industry Risks

Impact of potential deterioration of the situation in the Issuer’s industry on its operations and performance of obligations in respect of the securities. Potential changes deemed by the Issuer to be most important in the industry (separately for the internal and external markets), and expected measures to be taken by the Issuer in case of such changes:

External market:

The Issuer is subject to comparatively moderate external industry risks. For example, during the period of a sharp surge of corporate defaults in late 2008-2009 as a result of the world economic crisis the annual default rate for issuers in the electricity sector, as per Moody’s agency’s ratings, stood at 2.7%. The annual default rate for issuers in electricity sector in Europe as of 2010 is expected at the level of 0.1 per cent according to the agency’s projections (see Moody’s Investors Service, Special comment: corporate default and recovery rates 1920-2009).

Internal market:

The Issuer is mainly subject to industry risks due to ongoing changes in the electric power industry in connection with the liberalization of the electricity and power market. Presently, the rules of the electricity and power market have not yet been completely defined. Beginning with January 1, 2011 rules for the long-term power market come into force. The first competitive selection in this market will be held by late 2010. Accordingly, price and volume indicators for this market sector, as well as level of competition in it will remain uncertain.

The management of this risk consists in developing a regulatory framework to ensure operation of the electricity and power market, which is beneficial to the Issuer. In order to accomplish this goal the Issuer shall take active part in the development of regulatory acts in the field of electric energy carried out by the Ministry of Energy of the Russian Federation, NP Sovet Rynka, Federal Tariff Service (FTS) of the Russian Federation.

The following events in the electric power industry are deemed to be of key importance for the Issuer:

-	development of a competitive electricity and power market.

The Russian electric power industry has been significantly reformed and restructured since 2001. The purposes of the reforms and restructuring are, among others, to make amendments to the regulatory framework to regulate the electric power industry, to develop a competitive electricity and power market and to ensure gradual growth of the mentioned competitive markets to reduce the share of electric power sold at controlled prices (tariffs).

As a result of reforms in the electric power industry, an open market of production and sale of electricity, power and related services (except for the Far East and sale of electricity to population) is expected to be formed by 2011. Since then wholesale prices for electricity and power are expected to be determined based on demand and supply. However, this restructuring and liberalization process does not cover the electric supply for household needs where the tariff regulation is still applied, and there are no existing plans to create an open market of services for transfer, distribution, grid-control services and a number of other distribution activities. The implementation of the reform also led to division of the Russian Open Joint-Stock Company of Energy and Electrification, JSC RAO SUE of Russia, that previously was the largest national electric holding, and some other energy companies operating in the following separate business areas: electric power production, transfer, distribution, sales of electricity to end consumers, maintenance and repair. Generating, distributing and repair companies now compete with one another in their operations.

As part of the ongoing reforms in the industry, the rules regulating the Russian electricity market, including rules in respect of liberalization of the market, establishing of tariffs for electric power, operation of the power market and a system of relationships between producers and consumers of electricity, are subject to the current substantial changes. Since the reform was officially launched in July of 2001 the timelines of implementation of reform phases and framework of such phases have been repeatedly modified; however, it can now be asserted that the existing plan of the Government for complete liberalization of the non-household electricity and power market by 2011 will be implemented.

As a result of the reforms and uncertainty caused by their completion and limited scope, the Russian electricity market has undergone decisive changes and continues to operate under the conditions of relative uncertainty. Apart from the existing risks that are inherent in the Russian electric supply market, there may appear a large number of operating, commercial, technical, management, regulatory and other risks that can now hardly be foreseen and are beyond the Issuer’s control. These changes and related uncertainty may substantially affect the business of the Issuer, its revenues and operating results.

Based on the Issuer’s assessment, deterioration of the situation in the industry may be related to the following groups of risks:

1. Operation (production) risks due to degradation, abuse and critical deviations in operational parameters of the equipment. Materialization of these risks may lead to equipment failure (accidents) and destruction of constructions. System-wide accidents may cause splitting of the grid, rolling blackouts, critical operation of the primary equipment.

Hydroelectric power plants play an important role in assuring the necessary quality of electric supply, helping to cover the irregular part of the daily-load curve and serving as a short-term real-time and emergency power reserve.

A hard mode of operation of HPP primary equipment causes its progressive degradation. Unsatisfactory condition of the equipment caused by its wear and tear and moral depreciation is the primary reason for production risks, the major ones of which are as follows:

- threatened proper performance by HPPs of system-wide regulating and control functions (frequency, voltage control, etc.) which leads to underutilization of opportunities that arise as a result of transformations carried out in the electricity industry;

- decline in performance and economic indicators of HPPs;

- adverse impact on the environment;

- threatened accidents with loss in energy production and severe environmental and social consequences;

- operation of technical devices at hazardous production facilities (storage and use of combustibles, operation of hoisting facilities and high-pressure equipment) of affiliates and JSC RusHydro outside the set time-limits, which considerably enhances the risk of accidents and incidents at hazardous production facilities;

- personnel injury risk.

Risk Management Measures:

Management of production operating risks at affiliates of JSC RusHydro is the core element of the Company’s feasibility decision-making system used in developing technical modernization programs (as part of long-term programs for technical upgrade and restructuring, repairs and maintenance).

For the purpose of improving the management of risks related to reliability of productive assets at JSC RusHydro various risk management methods are being actively implemented, including automated risk management system to control risks related to production activities.

The probability of equipment failure, as estimated by the Issuer, is at the average level. All primary production facilities of the Issuer are insured. In addition, a comprehensive set of measures to ensure appropriate reliability of the equipment and constructions, namely:

repair works are being carried out to the full extent;

the long-term upgrade and restructuring program for the schedule period 2006-2020 approved by the Board of Directors of the Issuer is being implemented;

advanced diagnostic technologies are being introduced without interrupting the production process;

the structure and size of parts stocks are optimized on an ongoing basis;

the tender procedure has been introduced to select maintenance companies and suppliers in order to improve the quality of provided services and materials, to enhance contractors’ responsibility and reduce unit costs.

The risk of network accidents is present. In order to ensure the network reliability emergency control automatics have been introduced and is upgraded in accordance with advanced standards. The central network emergency control automatics serves to ensure network reliability throughout the grid when a local accident occurs.

Management of risks related to compliance with industrial safety standards within the framework of production risk management in affiliates of JSC RusHydro is ensured through compliance with federal laws on industrial safety and use in affiliates of JSC RusHydro of production system for assurance of compliance with industrial safety standards developed on its basis.

2. Environmental risks that refer to the possibility of oil spill from hydroelectric units of HPPs and related pollution of rivers, and possibility of overrun of headwater and tailwater levels.

Penalties for possible oil spills cannot affect the Company’s solvency, so this risk can be considered as insignificant. In addition, as part of activities provided for in the long-term upgrade and restructuring program the Issuer replaces parts and components of hydroturbines for state-of-the-art ones which are designed to ensure minimum environmental impact.

Exceeding headwater and tailwater levels can lead to flooding of the shoreline area where production facilities and living quarters, natural complexes are located.

Risk Management Measures:

The reservoir level is controlled in strict compliance with the schedule issued by the Interagency response team. Protective dams and construction are used to prevent underflooding. Owners’ responsibilities include maintaining them in proper condition, timely strengthening of deteriorating sections of dams. Based on weather forecasts for the high-water season, the Company, for its part, shall give timely notice to water consumers of expected river levels for them to implement safety measures as may be required.

For the purpose of further improvement of environmental protection JSC RusHydro is implementing an environmental management system aimed at compliance with the ISO-14001-2004 standard.

3. Risks related to construction by large consumers of alternative electric supply facilities.

One objective of reorganization of the Russian electricity industry is promotion of competition in electric power production and supply in Russia. Construction by large consumers of alternative electric supply facilities may lead to higher competition and decline in future production output and sales of electricity by the Issuer.

Risk Management Measures:

In order to neutralize this risk the Issuer pursues active cooperation with consumers to develop mutually beneficial and permanent relationships.

Additional Activities of the Issuer to Mitigate the Described Risks:

improving operating efficiency by means of implementing programs designed to reduce production costs and enhance saving;

activities aimed at increasing the share of long-term electric supply contracts in the total number of contracts concluded;

implementation of a balanced financial policy by the Issuer.

4. Indeterminate Energy Output Risk (“Water Content” Risk)

Indeterminate energy output risk for the Issuer consists in impossibility to project exact output of electric power in the medium and long term. This risk mainly affects performance of obligations to supply electric power to the New Wholesale Electric Energy/Power Market.

Risk Management Measures:

This risk is minimized as part of production and sales operations of JSC RusHydro by means of the following measures:

preparation of proposals on amendments to the existing regulatory framework as regards independent diurnal planning by HPPs of own output and submission of price requests;

representation of interests of HPPs in interagency response teams at Federal Water Resources Agency of the Russian Federation;

entering into hedging bilateral contracts on the Day-Ahead Market (including on acquisition of electricity as security).

Based on the foregoing, the Issuer expects that potential deterioration of the situation in the Issuer’s industry, adverse changes during the operation and production process, construction by large consumer of alternative electric supply facilities can affect the business of the Issuer, but should not considerable affect performance of its obligations in respect of the securities.

Risks related to potential fluctuations of prices of raw materials, services used by the Issuer in its business (separately for the internal and external markets) and their effect on the Issuer’s business and performance of obligations in respect of the securities

External market:

Risks related to volatility of world prices of raw materials and services used by the Issuer in its business produce no significant effect on the Issuer’s operations as their share in the cost value is about 1 per cent, while the share of import supplies to the Issuer is insignificant.

Internal market:

The Issuer is subject to risks related to higher cost of electricity purchased to secure execution of regulated contracts (regulated contracts provide for sale of electricity (power) at tariffs approved by the FTS of the RF) in case of lower output and higher electricity selling price on the DAM as against tariffs approved by the FTS of the RF.

In accordance with wholesale market liberalization rates defined by Russian Government Decree No. 205 dated 07.04.2007 the volume of electricity (power) sold on the wholesale market at controlled prices (tariffs) is gradually declining. As a result of a respective growth of sales of electricity at open (free-of-control) prices, risks related to higher cost of electricity purchased to secure execution of regulated contracts will diminish, and beginning with 2011 will become irrelevant (100% liberalization of the wholesale electricity (power) market is expected to be accomplished by 2011).

The transitional model of the “power market” launched on July 1, 2008 provides for sale of power by the Issuer at the price at least comparable to the level of fixed costs (power tariff), which makes the risk of change in prices on the power market insignificant.

Risks related to higher cost of machinery and other material and technical resources used by the Issuer in its operations

External market:

Risks related to volatility of world prices for machinery and other material and technical resources used by the Issuer in its operations have no significant impact on the Issuer’s business as the share of import in the cost value is insignificant.

Internal market:

These risks are mainly caused by inflationary tendencies in the Russian economy and can be minimized through implementing the following measures:

improving operating efficiency by means of implementing programs designed to reduce process costs (development of a competitive environment in the area of procurement of works and services, optimization of costs of repair and operation and capital construction, etc.);

implementation of a balanced financial policy to the extent concerning compliance with payment discipline aimed at minimizing insolvency risks and ensuring financial stability of the Issuer and compliance with business planning standards.

Risks related to potential fluctuations of prices of products and/or services of the Issuer (separately for the internal and external markets) and their impact on the Issuer’s business and performance of obligations in respect of the securities

External market:

The price of electricity is dependent on economic climate, volatility of prices for energy sources, variations of long-term weather forecasts, global political and economic developments.

Energy as a commodity can hardly be stored, so it is more subject to demand and supply fluctuations, the volatility of electricity is very high (20 to 70 per cent) even in stable market conditions, and in times of crisis it gets still higher. The high volatility of the electricity market is an important factor of uncertainty.

Internal market:

One major risk for the Issuer is the risk related to potential change (decline) in the electricity selling price on the wholesale market (day-ahead market, balancing market). Due to the fact that the total “liberalized” amount of electricity is sold by the Issuer on the wholesale market at open, free-of-control prices there is the risk of lower proceeds as against plan numbers due to lower weighted average selling price of electricity on the WEM.

Beginning with January 1, 2011 a long-term power market, where the locational marginal pricing method will be applied, starts to operate. For the majority of free power transfer zones, projected equilibrium prices defined as a result of competitive selection of power exceed fixed costs of HPPs of the Issuer; however, the risk of insufficiency of the price to cover costs on the long-term power market increases as compared to the transitional model of the power market.

Impact of potential deterioration of the situation in the Issuer’s industry on its business and performance of obligations in respect of the securities

External market:

Potential deterioration of the situation in the global hydropower industry capable of producing a significant impact on the Issuer’s operations may be connected with some global developments and will have no significant impact on its performance of obligations in respect of the securities over the period in which the securities are issued. This risk has the same impact on the Issuer as on the other players on the market.

Internal market:

The Issuer is the largest hydroelectric company in Russia and holds a key position in the economy of the country. The Issuer believes that potential deterioration potential deterioration of the situation in the Issuer’s industry, adverse changes during the operation and production process, construction by large consumer of alternative electric supply facilities can affect the business of the Issuer, but should not considerable affect performance of its obligations in respect of the securities.

3.5.2. Country and Regional Risks

Risks related to political and economic situation in the country (countries) and in the region where the Issuer is registered as a taxpayer and/or carries out its main activity provided that the Issuer’s main activity in such country (region) yields over 10 per cent of revenues for the latest complete reporting period preceding the Prospectus approval date.

Country Risks

The Russian economy is not protected from market declines and deceleration of economic growth in other world countries. As a result of the world financial crisis, financial challenges or higher sensitivity to investment risks in emerging economies reduce the amount of foreign investment in Russia and affect the Russian economy. In addition, as Russia produces and exports natural gas and oil in large amounts, the Russian economy is particularly sensitive to fluctuations in world prices of natural gas and oil and a decline in gas and oil prices may decelerate or weaken the development of the

Russian economy. These events may limit access of the Issuer to capital and affect the buying power of consumers of the Issuer’s products. The Issuer expects to implement all activities aimed at mitigating the impact of such events on its operations by means of optimized utilization of leverage during the crisis.

In the context of the crisis on the financial market and decline in industrial production there is the risk of decreased demand for electricity, which may result in declining sales and reduced proceeds of the Issuer, and the risk of higher amount of accounts receivable due to defaulting power consumers.

Regional Risks

1. The Issuer is registered as a taxpayer in Krasnoyarsk Krai. Krasnoyarsk Krai was formed on December 7, 1934. It has an area of 2,339.7 thousand sq. km, or 13.8 per cent of the area of the Russian Federation.

Krasnoyarsk Krai is the second largest constituent element of the Russian Federation after the Republic of Sakha (Yakutia), and 13th entity with the largest population.

The electricity industry is one of the major industries of Krasnoyarsk Krai. The share of installed power and energy output in Krai’s distribution of primary production of goods (works, services) stands at about 10 per cent.

2. The constituent elements of the Russian Federation that account for over 10 per cent of the Issuer’s proceeds over the latest complete reporting period include Samara region, Volgograd region, the Republic of Khakassia.

Samara and Volgograd regions are one of the most advanced industrial regions of the country having a well-developed infrastructure. In this respect, the Issuer’s operations are not subject to risks related to suspension of transportation due to remote and/or hard-to-reach location. In addition, the Volga region is traditionally very attractive for domestic and overseas investors.

According to the Issuer’s estimation, the political and economic situation in Samara and Volgograd region is relatively stable. Economic development of the mentioned regions will support the Issuer’s operations and improve its financial position.

The Republic of Khakassia is situated in the South-West part of East Siberia in the left-bank part of the Yenisei basin. It stretches for 460 km from north to south and for 200 km from west to east (in the broadest part). In the north, east and south-east of the republic borders with Krasnoyarsk Krai, with Kemerovo region in the west, with the Republic of Tuva in the south, with the Republic of Altai in the south-west. The total area of Khakassia is 61.6 thousand sq. km. The population of the republic is 539.15 thousand people.

The primary branch of the economy of the Republic of Khakassia is industrial production which amounts to about 37.5 % in the structure of gross regional product and accounts for a considerable amount of tax revenues in the republic budget, i.e. 40.3 per cent.

The regional industry is based on nonferrous metallurgy, electricity industry, fuel industry. The share of these industries in industrial production amounts to over 77 per cent. The energy economy accounts for 19 per cent of the industrial production. The grid of the Republic of Khakassia with the aggregate capacity of 7,016 MW includes Neporozhniy Sayano-Shushensky Branch, Mainskaya HPP and three power stations. The share of Neporozhniy Sayano-Shushensky Branch and Mainskaya HPP owned by the Issuer generate 6,721 MW (96 per cent).

Due the accident and shutdown of Neporozhniy Sayano-Shushensky Branch the following risks arise in the Republic of Khakassia:

— decline in tax payments to consolidated budget of the region;

— development of social strain in the region;

— potential default in execution of contracts to supply electric power to consumers;

— potential loss of jobs by regional population.

Proposed actions of the Issuer in case of adverse impact of changes in the situation in the country (countries) and region (regions) on its operations:

In order to minimize the consequences of the accident on Neporozhniy Sayano-Shushensky Branch the Issuer carries out the following activities:

— reconstruction of the plant with involvement of the personnel of Neporozhniy Sayano-Shushensky Branch;

— implementation of amendments to the laws of the Russian Federation and corporate standards on technical regulation in the part that concerns ensuring safety and reliability of hydroelectric sites;

— implementation of the social aid program “Sayany, we are standing by you!» as part of which donations are being collected for the charity fund Sozidaniye in order to provide aid to the families of people killed and injured in the accident on Neporozhniy Sayano-Shushensky Branch;

— continued payments to the families of people killed and injured. Apart from implemented one-time financial aid programs for the total amount of 115,641.5 thousand rubles, the families of people killed continue to receive monthly allowances in the amount of one salary of a killed person. In 2009 such payments amounted to 1,236.1 thousand rubles. This kind of aid will be provided to the families of people killed until the youngest child in the family reaches the age of eighteen. 20 flats were purchased for families with minors and families with pregnant women without owned accommodation.

— as part of the social aid program for people injured in the accident, there are ongoing activities to provide jobs for members of the bereaved families at the HPP and in other power generating companies, and to pay out personal grants, private retirement benefits, material aid to dependants

— in 2010 JSC RusHydro jointly with the Government of Khakassia, Administration of Sayanogorsk will approve a long-term program for development of social infrastructure of Cheremushki. A Coordination Board has been formed which coordinates distribution of beneficent aid that continues to be credited to accounts of charity funds. In addition, in 2010 the implementation of the health resort treatment program for families of people killed is continued, recreation arrangements are made for children of killed people.

Changes in the situation in the country and regions where the Issuer carries out its business, nature and frequency of such changes and related risks are hardly predictable like their impact on future operations of the Issuer. The majority of these risks cannot be controlled by the Issuer due to their global nature. In case of destabilization of the situation in Russia or in regions which may affect the operations of the Issuer, the management of the Issuera will take a number of crisis management measures to mitigate the adverse impact of the situation on the Company.

Risks related to potential military conflicts, imposing a state of emergency and strikes in the country and region where the Issuer is registered as a taxpayer and/or carries out its main activity:

In case of potential military conflicts and threatened terrorist acts on the facilities of the Issuer (including on the threshold of Sochi-2014 Olympic Games) there are risks of threatened lives of the personnel and damaging its capital assets. The registration region of the Issuer and the majority of regions where the Issuer carries out its business are characterized by undisturbed political environment, the probability of military conflicts, imposing of a state of emergency and strikes in these regions is minimum, except for the constituent elements of the RF situated within the North Caucasus Federal District.

Due to potential aggravation of the conflict between Georgia and South Ossetia, the mentioned risk may materialize in the Issuer’s operations region of the Republic of North Ossetia-Alania.

In view of the terrorist act on Baksanskaya HPP (21.07.2010) and detection of an explosive device on Irganayskaya HPP (07.09.2010) the Issuer currently launches a comprehensive revision of the security systems at each site. Based on the results of the revision specific solutions will be proposed on amendments to the current program aimed at ensuring security at company’s plants, including those under construction.

In the event that the risk materializes, the Issuer will implement actions to mitigate consequences of such risk, including:

– evacuation of the personnel and construction machinery located in the immediate vicinity;

– enhancing the protection of the Issuer’s facilities by means of engaging additional forces and assets of the Ministry of Internal Affairs of the Russian Federation to prevent the risks.

Risks related to specific geographic position of the country and region where the Issuer is registered as a taxpayer and/or carries out its main activity, including higher risk of natural disasters, potential disruption of transportation due to remote and/or hard-to-reach location, etc.:

Regions of the Issuer’s operations have a well-developed transport infrastructure and are not subject to risks related to disruption of transportation.

Risks related to specific geographical position of regions may include threatened losses (e.g., damage of property, plant and equipment) due to seismic activity, avalanching and mudslide, potential earth slide and rain floods, and other inclement weather conditions (hurricanes, heavy snowfalls and frosts, etc.).

3.5.3. Financial Risks

Sensitivity of the Issuer to risks related to variation of interest rates, exchange rates, the Issuer’s operations or hedging by the Issuer for the purpose of mitigating adverse impact of the mentioned risks:

The financial position of the Issuer, its liquidity, sources of finance, operating results are not significantly influenced by exchange and interest rate variation.

The Issuer sells electricity on the internal market of the Russian Federation and settlements with suppliers of resources, accrual and receipt of payments from electric power consumers are mainly effected using the official currency of the Russian Federation, rubles. The impact of changes in the exchange rate of the official currency against foreign currencies on the Issuer’s financial position is estimated as insignificant.

Proposed action of the Issuer in case of adverse impact of exchange and interest rate variation on the Issuer’s operations:

Virtually all liabilities of the Issuer are expressed in the currency of the Russian Federation, rubles. So the sensitivity of the Issuer to the risk of currency exchange rate variation, as estimated by the Issuer, is insignificant.

Some credits were obtained by the Issuer in the national currency at a floating interest rate that is calculated on the basis of the MosPrime rate. In order to minimize the interest risk related to financial liabilities of the Issuer in the 2nd quarter of 2010 swap agreements were entered into to fix floating interest rates for all payments of interest under credits granted by EBRD (6.3 billion RUR) and Morgan Stanley (1.5 billion RUR).

Inflation Risks

The inflation rate is directly dependent on the political and economic situation in the country. During the world financial crisis the Russian economy is characterized by a high inflation rate. As the Issuer carries out its operations within the Russian Federation, it is also affected by inflation rate variation. Increased inflation in the Russian Federation will cause general growth of interest rates.

Adverse impact of inflation on financial operation of the Issuer may be caused by the following risks:

risk of losses related to decrease in actual amount of accounts receivable in case of substantial default in payment;

risk of increased amount of financial debt;

risk of increased cost value of goods, products, works, services due to higher prices of energy sources, transport costs, salaries, etc.

risk of decrease in the actual value of funds raised to finance the investment program.

The inflation risk may arise where received monetary returns depreciate in terms of the actual buying power of money at a faster rate than their nominal growth. The inflation growth has a considerable impact on financial performance of the Issuer. It may cause higher costs incurred by the entity (due to higher prices of energy sources and commodities and materials), and consequently, a decline in profits and, therefore, profitability of its business. In addition, inflation growth will result in a higher cost of borrowed funds of the Issuer, which may lead to a lack of circulating assets of the company.

Critical Inflation Rate as Estimated by the Issuer:

Taking into account the existing limitations on increasing tariffs by only 7 to 10 per cent a year until 2012 and the level of potential profitability of the business, the critical inflation rate, as estimated by the Issuer, at which the Issuer will be facing difficulties is at least 20 per cent per annum.

In case of inflation growth the Issuer plans to increase the turnover of circulating assets by means of modifying contractual relationships with consumers.

Liquidity Risk

Reasonable management of the liquidity risk involves maintaining a sufficient level of monies and marketable securities so that the Issuer could perform the current obligations. Idle cash is invested in short-term financial instruments, primarily in bank deposits and bills.

Indicators of the Issuer’s financial accounting, which are most subject to variation due to the impact of the mentioned financial risks. Risks, their probability and description of changes in financial statements.

Risk	Probability	Financial accounting indicators most subject to variation due to the impact of the mentioned financial risks	Description of changes in financial statements

Growth of bank loan rates	medium	Balance sheet (Form 1): 1) Accounts payable (other creditors) – page 625 Profit and loss statement (Form 2): 1) Interest payable – page 070 2) Net income - page 190	Decline in profit

Currency risk	low

Balance sheet (Form 1):

1) Accounts receivable – pages 230 and 240

2) Accounts payable – pages 520 and 620

3) Funds – page 260

Profit and loss statement (Form 2):

1) Other income and expenses – pages 090 and 100

2) Net income - page 190

Growth in the cost value of provided services, higher investment costs

Inflation risks	low	Profit and loss statement (Form 2): 1) Other costs – page 100 2) Cost value of sold goods, products, works, services – page 020 3) Interest payable – page 070 4) Net income - page 190	Decline in profit, higher amount of accounts payable

Liquidity risk	low	Balance sheet (Form 1): 1) Accounts receivable – pages 230 and 240 2) Funds – page 260 Profit and loss statement (Form 2): 1) Other income and expense – pages 090 and 100 2) Net income - page 190	Decline in profit

The Issuer has implemented a system to control execution of contracts by introducing and applying “Standard financial terms” (include payment structure, dates, advance to final settlement percentage, etc.) when negotiating with contractors. Thus, the Issuer regulated the capital circulation times.

3.5.4. Legal Risks

Legal risks related to the Issuer’s operations

As a result of the accident on Neporozhniy Sayano-Shushensky Branch that occurred on 17.08.2009 (hereinafter referred to as the Accident), lawsuits may be filed for:

compensation for harm to health, compensation for moral harm;

recovery of damages incurred due to the Accident;

termination of existing agreements;

the insurer’s obligation to pay out insurance indemnity pursuant to the terms of property insurance contract (in respect of the insurance of the property owned by Neporozhniy Sayano-Shushensky Branch, affiliate of JSC RusHydro) in case of the insurer’s refusal to pay out the said indemnity in full (or in part);

other lawsuits.

In connection with the Accident prosecution authorities and other regulatory bodies (Rostekhnadzor(Russian Federal Service for Ecological, Technical and Atomic Supervision), Rosprirodnadzor (Federal Service for Supervision of Natural Resource Usage) and others) are carrying out inspections of the Issuer’s operations, which may result in conclusions on making the Company and/or its officers liable in accordance with the applicable laws.

Production and purchase and sale of electric power is the main activity of the Issuer, so legal risks related to regulation of this activity may have a significant impact on the Issuer’s position, i.e. they may result in decreased net income of the Issuer. In its turn, decreased net income may cause a decrease in the amount of dividends paid.

Risks related to changes in the exchange regulation

Internal market:

As the share of exports and imports of the Issuer’s products is very low, the risk of changes in the exchange regulation should be considered as insignificant.

External market:

As the share of imports of the Issuer’s products is very low, the risk of changes in the exchange regulation should be considered to be insignificant.

Risks related to changes in the tax regulations

Internal market:

The tax system effective in the Russian Federation is characterized by a significant number of taxes and frequently amended regulatory framework. The Russian tax regulations admit of divergent interpretation and is subject to frequent modifications. Laws may sometimes contain unclear, contradictory wordings that make it possible to interpret one issue in different ways. Consequently, tax authorities at different levels often differently interpret the same provisions of regulations. Due to this there is a possibility that operations and activity may be questioned that have not been previously questioned. Tax inspections may cover three calendar years of operations immediately preceding the year of inspection. Earlier period may also be inspected in certain circumstances.

Modification of tax regulations to the extent concerning the increasing of tax rates or modification of the procedure and dates for settlement and payment of taxes may result in a decline in the net income of the Company, which in turn may cause a decrease in the amount of dividends paid.

These risks are considered to be insignificant.

External market:

Risks related to changes in the tax regulations are considered to be minimum. The mentioned risks have the same impact on the Issuer as on other market players.

Risks related to changes in customs regulations and duties

External market:

As the share of imports of the Issuer’s products is very low, the risks of changes in customs regulations and duties should be considered to be insignificant.

Internal market

As the share of exports of the Issuer’s products is very low, the risks of changes in customs regulations and duties should be considered to be insignificant.

Risks related to changes in licensing requirements for the Issuer’s main activity or licensing of rights to use property with restricted transferability (including natural resources utilization right), and requirements for obtaining environmental permits and other approvals and compliance with the prescribed quotas:

External market:

In case of changes in licensing requirements for the Issuer’s main activity the Issuer shall act in accordance with new requirements, including obtaining of required licenses.

Internal market:

Modification of licensing requirements for the Company’s main activity may result in a longer term of preparation of documents as may be required to renew the license, and the need for the Company to comply with the newly set requirements. However, on the whole this risk should be considered to be insignificant, except to the extent that the Company will not be able to comply with modified requirements for renewal of the license or carrying out a licensed activity or such compliance will be associated with excessive costs, which may result in the Company’s terminating this activity.

Risks related to changes in court practices in respect of issues related to the Issuer’s operations (including licensing issues) that may have an adverse impact on its operating results and outcome of the existing court proceedings in which the Issuer is involved:

External market:

This risk has the same impact on the Issuer as on other market players.

Internal market:

Changes in court practices in respect of issues related to the Issuer’s operations may result in higher expenditure on attorney’s fees, and in awarding court rulings against the Issuer, which may affect the operating results of the Issuer.

3.5.5. Risks Related to the Issuer’s Operations

Risks related to existing court proceedings in which the Issuer is involved:

There are no court proceedings involvement in which may have a significant impact of financial and operating performance of the Company.

Risks related to impossibility to renew the Issuer’s license for a certain activity or for right to use property with restricted transferability (including natural resources utilization right).

With the emergence of self-regulating organizations (SRO) the construction license will be replaced from 01.01.2010 by the competency certificate which will be issued by SROs. Subsidiaries of JSC RusHydro have joined NP ENERGOPROEKT (self-regulating organization for project development), NP ENERGOSTROY (self-regulating organization for construction) and NP AIIS (self-regulating organization for engineering surveys). Competency certificates have been obtained for construction, modernization and overhaul of capital structures, development of design documentation for capital structures, engineering surveys for capital structures to be carried out by construction, repair, design and research subsidiaries and associates JSC RusHydro.

Additional risk management measures:

Continued activities aimed at obtaining waste disposal limits by the affiliates of the Issuer as appropriate.

Risks related to potential liability of the Issuer for debts of third persons, including subsidiaries of the Issuer

Liability for debts of subsidiary companies may arise where so provided by the laws of the Russian Federation, i.e. where a subsidiary company suffer losses or become insolvent as a result of complying with the Issuer’s binding instructions. The probability of the mentioned risks is low.

Risks related to potential loss of consumers transaction with which provide at least 10 per cent of the total proceeds from sale of products (works, services) of the Issuer

As the Issuer realizes virtually the whole amount of generated electric power on the wholesale market almost the whole, this risk is insignificant.

Other risks related to the Issuer’s operations

Risks related to actions by third persons

The Issuer is subject to risks related to actions by third persons performing works at HPPs:

1. Breach of timelines specified in a contract may result in delayed commissioning of the generating machinery, which may affect the energy output.

2. In case of comprehensive failure to comply with the specified dates the term for completion of repair works may increase and capital assets may degrade. This may be detrimental to the reliability of the plant equipment.

3. Poor organization and performance of works by contractors may cause damage to the plant equipment, and consequently, emergency shutdowns, which may affect the energy output.

Risk management measures:

- insuring the plant equipment against damage incurred by third persons’ actions;

- ensuring that only qualified personnel is permitted to perform works;

- filing claims and lawsuits against contractors in breach of work completion dates for payment of default interest;

- monthly monitoring the performance of works at plants.

This section only describes the risks which are deemed by the Issuer to be significant. There might be other risks not covered in this section. Other risks of which the Issuer is not aware or which are currently deemed by the Issuer to be insignificant might be detrimental to the Issuer’s business.

IV. The Issuer’s Detailed Information

4.1. The Issuer’s Establishment and Development Track Record

4.1.1. Information on the Issuer’s Corporate Name

The Issuer’s full corporate name:

Joint Stock Company Federal Generating Company.

The Issuer’s abbreviated corporate name:

- in Russian: OAO “ ”,

- in English: JSC RusHydro.

The Issuer does not have any information that its corporate name is similar to the name of another legal entity.

The Issuer’s corporate name is not registered as a trade or service mark.

Information on change of the Issuer’s corporate name since its establishment:

The Issuer’s former full (abbreviated) corporate name: Joint Stock Company RusHydro (JSC RusHydro).

The grounds for and the date of change of the Issuer’s full corporate name: state registration on July 14, 2010 of the new version of the Issuer’s Articles of Association approved by the Resolution of the Annual General Meeting of the Issuer’s Shareholders dated 30.06.2010 (Minutes No. 5 dated 30.06.2010) and the Regulation of the Ministry of Justice of the Russian Federation No. 5006-p dated 28.06.2010.

The Issuer’s former full (abbreviated) corporate name: Open Joint Stock Company Federal Hydrogeneration Company (JSC HydroOGK).

The grounds for and the date of change of the Issuer’s full and abbreviated corporate name: state registration on July 4, 2008 of the new version of the Issuer’s Articles of Association approved by the Resolution of the Annual General Meeting of the Issuer’s shareholders dated 25.06.2008 (Minutes No. 1 dated 26.06.2008).

The Issuer’s organizational and legal form has not been changed since its establishment.

4.1.2. Information on the Issuer’s State Registration

OGRN: 1042401810494

Date of registration: December 26, 2004.

Name of the registering authority in accordance with the data specified in the Certificate on Making the Entry in the Unified State Register of Legal Entities: the Inspectorate of the Ministry for Taxes and Levies of the Russian Federation for the Zheleznodorozhny District of the city of Krasnoyarsk, the Krasnoyarsk Territory.

4.1.3. Information on the Issuer’s Establishment and Development

Since the date of the Issuer’s state registration until the date of approval of the Prospectus the Issuer has operated for five years and ten months.

The period until which the Issuer will continue to operate: The Issuer’s period of operation is not limited.

The purposes of the Issuer’s establishment: The Issuer was established for the following purposes:

- to create the conditions for ensuring reliability and safety of power generating facilities;

- to implement the state policy in the sphere of the hydro power sector;

- to create the conditions for efficient functioning of the wholesale market of the electric power (capacity);

- to carry out efficient maintenance and centralized process management of hydro power facilities;

- to implement the uniform strategy in the sphere of investments and raising capital to solve general system tasks of the hydro power sector development;

- to develop and implement scientific and technical policy and to implement new advanced types of machinery and technologies, including development of renewable sources of electric power;

- to gain profit.

The Issuer’s vision:

On the horizon until 2020 RusHydro sees itself as a global transnational vertically integrated holding company, a world leader in the sphere of development of renewable sources of electric power.

Brief description of the Issuer’s establishment and development track record

JSC RusHydro was established in accordance with the Decree of the Government of the Russian Federation dated 11.07.2001 No. 526 “Guidelines to Reform the Electric Energy Sector of the Russian Federation” and the Regulation of the Government of the Russian Federation dated 01.09.2003 No. 1254-p (as amended on 25.10.2004 No. 1367-p) as 100% subsidiary of JSC RAO UES of Russia.

The Issuer’s state registration took place on 26.12.2004.

In 2005, the Board of Directors of JSC RAO UES of Russia approved the target-oriented model of JSC RusHydro in the form of the Operating Company that manages its constituent branches set up on the base of joint stock companies – hydro power plants – in course of restructuring of subsidiary and dependent companies in the form of affiliation with JSC RusHydro (Minutes dated 30.09.2005 - 04.10.2005 No. 204).

On 27.04.2007 the Board of Directors of JSC RAO UES of Russia approved the scheme of the Issuer’s accelerated consolidation into the uniform Operating Company that provided for affiliation with JSC RusHydro of subsidiary joint stock companies – hydro power plants (except for new construction projects and infrastructural subsidiaries), other joint stock companies – hydro power plants, as well as JSC HydroOGK State Holding Company and JSC HydroOGK Minority Holding Company to be established as a result of restructuring of JSC RAO UES of Russia in the form of split-off (Minutes dated 27.04.2007 No. 250).

Forming of the Operating Company JSC RusHydro with direct participation in the Issuer’s authorized capital of the shareholders of subsidiary and dependent companies, as well as the shareholders of JSC RAO UES of Russia (through JSC HydroOGK Minority Holding Company and JSC HydroOGK State Holding Company) was effected during 2007 and 2008 by restructuring in the form of affiliation with JSC RusHydro of the following joint stock companies (hereinafter referred to as the Affiliated Companies):

JSC Bureyskaya HPP, JSC Volzhskaya HPP, JSC Votkinskaya HPP, JSC Dagestan Regional Generation Company, JSC Zhigulevskaya HPP, JSC Zagorskaya PSPP, JSC Zeiskaya HPP, JSC Zelenchukskiye HPPs, JSC Kabardino-Balkarian Hydrogeneration Company, JSC KabbalkHPP, JSC Kamskaya HPP, JSC Cascade of Verkhnevolzhskiye HPPs, JSC Cascade of NChHPPs, JSC Nizhegorodskaya HPP, JSC Saratovskaya HPP, JSC Northern Ossetian HGC, JSC Stavropol Electricity Generation Company, JSC Sulakenergo, JSC Cheboksarskaya HPP, JSC Neporozhniy SShPP, CJSC EOZ, JSC Irganaiskaya HPP, JSC HydroOGK State Holding Company, JSC HydroOGK Minority Holding Company

For carrying out the works related to determination of the fair financial terms of restructuring of JSC RAO UES of Russia the following Syndicates of Investment Banks were retained:

- with respect to the ratios of conversion of the shares of the Affiliated Companies, except for JSC HydroOGK State Holding Company and JSC HydroOGK Minority Holding Company, into the Issuer’s shares - the Syndicate comprised of KIT FINANCE INVESTMENT BANK (JSC), LLC IFC METROPOL, BNP PARIBAS SA;

- with respect to the ratios of conversion of the shares of JSC HydroOGK Minority Holding Company and JSC HydroOGK State Holding Company into the Issuer’s shares - the Syndicate comprised of JPMorgan plc, KIT FINANCE INVESTMENT BANK (JSC), LLC IFC METROPOL.

The Syndicates of Investment Banks worked out recommendations on the restructuring financial terms with respect to fair ratios of conversion of the shares of the Affiliated Companies into the Issuer’s shares in course of affiliation.

The Resolution on restructuring was adopted at the Extraordinary General Meeting of Shareholders of the Company held on 12.10.2007 (Minutes dated 16.10.2007).

The structure of JSC RusHydro based on the restructuring results (01.07.2008)

Based on the restructuring results, JSC RusHydro combined over 50 hydro power plants in 18 constituent entities of the Russian Federation with the total installed capacity of over 25 GW.

The Issuer’s strategic goals serve both as everyday guidelines and as the Issuer’s development aspirations.

The Issuer’s strategic targets are:

- To ensure reliable and safe functioning of the Company’s facilities;

- To increase energy efficiency by continuous development of electric power generation on a base of renewable sources of electric power;

- To enhance the Company’s value.

The Issuer’s vision:

On the horizon until 2020 RusHydro sees itself as a global transnational vertically integrated holding company, a world leader in the sphere of development of renewable sources of electric power.

The Issuer’s mission: not defined by the Articles of Association.

Other information on the Issuer’s activity that may be of importance for making a decision to purchase the Issuer’s securities: not available.

4.1.4. Contact Information

Principal place of business: 660099, Krasnoyarsk Territory, Krasnoyarsk, 51 Respubliki (Republic) Street

Principal place of business of the permanent executive body: 117393, Russia, the city of Moscow, Architect Vlasov Street, house 51

Address for delivery of correspondence: 117393, Russia, the city of Moscow, Architect Vlasov Street, house 51

Telephone: (495) 225-32-32

Fax: (495) 225-37-37

E-mail: office@rushydro.ru

URL address containing information on the Issuer, securities that have been issued and/or in the process of issuing: www.rushydro.ru

Name of the Issuer’s special subdivision for work with the Issuer’s shareholders and investors:

Corporate Governance Department of JSC RusHydro

Principal place of business of the subdivision: 117393, Russia, the city of Moscow, Architect Vlasov Street, house 51

Telephone: (495) 225-32-32

Fax: (495)225-37-37

E-mail: ZavalkoMV@gidroogk.ru

URL address: www.rushydro.ru

IR Directorate of JSC RusHydro

Principal place of business of the subdivision: 117393, Russia, the city of Moscow, Architect Vlasov Street, house 51

Telephone: (495) 225-32-32

Fax: (495) 225-37-37

E-mail: NovikovMG@gidroogk.ru

URL address: www.rushydro.ru

4.1.5. Taxpayer Identification Number

The taxpayer identification number attributed to the Issuer by tax authorities: 2460066195

4.1.6. The Issuer’s Branches and Representative Offices

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Bureyskaya HPP

Principal place of business: the Russian Federation, the Amur Region, the Bureysk District, the settlement of Talakan

Opening date: 11.09.2007

Branch Head

Full name: Golubtsov Igor Alekseevich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Volzhskaya HPP

Principal place of business: the Russian Federation, the Volgograd Region, Volzhsky, Lenin Avenue, house 1a

Date of opening: 11.09.2007

Branch Head

Full name: Andrey Viktorovich Klimenko

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Votkinskaya HPP

Principal place of business: the Russian Federation, the Perm Region, the city of Chaykovsky

Date of opening: 11.09.2007

Branch Head

Full name: Biyakov Alexey Georgievich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Dagestan Branch

Principal place of business: the Russian Federation, the Republic of Dagestan, the city of Kaspiysk, M. Khalilov Street, house 5

Date of opening: 11.09.2007

Branch Head

Full name: Gamzatov Timur Gamzatovich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Zhigulevskaya HPP

Principal place of business: the Russian Federation, the Samara Region, the city of Zhigulevsk

Date of opening: 11.09.2007

Branch Head

Full name: Leonov Oleg Vladimirovich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Zagorskaya HPP

Principal place of business: the Russian Federation, the Moscow Region, the Sergiev-Posad District, the settlement of Bogorodskoye, house 100

Date of opening: 11.09.2007

Branch Head

Full name: Magruk Vladimir Ivanovich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Zeyskaya HPP

Principal place of business: the Russian Federation, the Amur Region, the city of Zeya

Date of opening: 11.09.2007

Branch Head

Full name: Savelieva Irina Dmitrievna

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Irganayskaya HPP

Principal place of business: the Russian Federation, the Republic of Dagestan, the Untsukulskiy District, the settlement of Shamilkala

Date of opening: 02.06.2008

Branch Head

Full name: Aliev Nurmagomed Alievich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Kabardino-Balkarian Branch

Principal place of business: the Russian Federation, the Kabardino-Balkarian Republic, the Cherekskiy District, the settlement of Kashkhatau, Mechiev Street, house 1 “a”

Date of opening: 11.09.2007

Branch Head

Full name: Sottaev Ali Abdudaevich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Kamskaya HPP

Principal place of business: the Russian Federation, the city of Perm, Kamskaya HPP

Date of opening: 11.09.2007

Branch Head

Full name: Bologov Sergey Nikolayevich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Karachaevo-Cherkessian Branch

Principal place of business: the Russian Federation, the Karachayevo-Cherkessian Republic, the settlement of Pravokubanskiy

Date of opening: 11.09.2007

Branch Head

Full name: Saratikyan Grigor Aslibekovich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Cascade of Verkhnevolzhskiye HPPs

Principal place of business: the Russian Federation, the Yaroslavl Region, the city of Rybinsk

Date of opening: 11.09.2007

Branch Head

Full name: Derezhkov Andrey Vladimirovich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Cascade of Kubanskiye HPPs

Principal place of business: the Russian Federation, the Stavropol Region, the city of Nevinnomyssk, Vodoprovodnaya Street, house 360a

Date of opening: 11.09.2007

Branch Head

Full name: Macheev Viktor Alexandrovich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Corporative Hydro Power University

Principal place of business: the Russian Federation, the city of Moscow, Vernadskiy Prospect, house 8a

Date of opening: 11.09.2007

Branch Head

Full name: Aksenova Elena Anatolievna

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Nizhegorodskaya HPP

Principal place of business: the Russian Federation, the Nizhny Novgorod Region, the Gorodets District, the city of Zavolzhiye

Date of opening: 11.09.2007

Branch Head

Full name: Dikov Evgeny Alexandrovich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Novosibirskaya HPP

Principal place of business: the Russian Federation, the city of Novosibirsk, Novomorskaya Street, house 4

Date of opening: 11.09.2007

Branch Head

Full name: SershunViktor Ivanovich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Saratovskaya HPP

Principal place of business: the Russian Federation, the Saratov Region, the city of Balakovo

Date of opening: 11.09.2007

Branch Head

Full name: Odintsova Ludmila Viktorovna

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company - Neporozhniy Sayano-Shushensky Branch

Principal place of business: the Russian Federation, the Republic of Khakassia, the city of Sayanogorsk, the settlement of Cheremushki

Date of opening: 11.09.2007

Branch Head

Full name: Kyari Valery Arturovich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Northern Ossetian Branch

Principal place of business: the Russian Federation, the Republic of North Ossetia-Alaniya, the city of Vladikavkaz, Vaso Abaev Street, house 63

Date of opening: 11.09.2007

Branch Head

Full name: Totrov Vitaly Borisovich

Power of Attorney’s expiration date: 31.03.2011

Full name: Branch of Open Joint Stock Company Federal Hydrogeneration Company – Cheboksarskaya HPP

Principal place of business: the Russian Federation, the Chuvash Republic, the city of Novocheboksarsk, Naberezhnaya Street, house 34

Date of opening: 11.09.2007

Branch Head

Full name: Dorofeev Vladimir Georgiyevich

Power of Attorney’s expiration date: 31.03.2011

4.2. The Issuer’s Core Business Activity

4.2.1. The Issuer’s Sector

The Issuer’s core sector business activities as per the All-Russian Classifier of Types of Economic Activities (OKVED):

40.10.12, 40.10.14, 40.10.42, 40.10.44, 51.56.4, 71.3, 74.14, 74.20.55, 80.22.22

4.2.2. The Issuer’s Core Business Activity

JSC RusHydro effects its activity for the purposes of implementation of the state policy in the sphere of hydro power sector, creation of the conditions for efficient functioning of the wholesale market of electric energy, carrying out efficient maintenance and centralized process management of hydro power facilities, implementation of the uniform strategy in the sphere of investments and raising capital funds to solve general system tasks of the hydro power sector development, development and implementation of scientific and technical policy and implementation of new advanced types of machinery and technologies, including development of renewable sources of electric power.

The key types of activities having the priority importance for the whole period since the Issuer’s establishment are as follows (Clause 3.2 of the Issuer’s Articles of Association):

- activity related to electric power generation and/or capacity;

- activity related to supply (sale) of electric power and capacity, including at commodity exchanges that are authorized for arrangement of exchange trade of electric power and capacity in the wholesale market;

- activity related to receipt (purchase) of electric power and capacity in the wholesale market of electric power (capacity);

- performance of works that determine the terms of parallel activity in accordance with the regimes of the Unified Energy System of Russia within the framework of contractual relations;

- ensuring maintenance of power in compliance with normative requirement, carrying out timely and quality repairs, technical re-equipment and upgrade of power facilities;

- maintenance of power facilities that are not on the Company’s balance sheet, under agreements with owners of such power facilities;

- training and testing the knowledge of rules, norms and instructions with respect to operation, occupational safety, industrial and fire safety;

- arrangement of energy-saving operating modes of power plants’ equipment, observance of power supply modes in accordance with agreements;

- assimilation of new machinery and technologies that ensure efficiency, safety and environmental friendliness of the Company’s facilities;

- focusing its scientific and technical and production potential on development and assimilation of new state-of-the-art types of machinery, technologies and materials;

- development and implementation of programs targeted at the use of renewable (non-conservative) sources of electric power;

- performance of powers of executive bodies in joint stock companies and other companies pursuant to the procedure provided for by the legislation and executed agreements;

- performance of investment activity;

- property trust management;

- performance of agency activity;

- performance of foreign economic activity;

- performance of activity related to nature protection works;

- performance of activity related to influence on environment, its protection and use of natural resources;

- development and implementation of scientific and technical, economic and social programs;

- maintenance of buildings and structures;

- arrangement and performance of defense programs related to preparation for mobilization, civil defense, emergency situations and non-disclosure of information being the state secret, in accordance with the legislation of the Russian Federation;

- safeguarding activity solely in the Company’s interests within the framework of its Security Service that in its activity is guided by the Law of the Russian Federation “On Private Detective Services and Safeguarding Activity in the Russian Federation” and the legislation of the Russian Federation;

- other types of activity.

Main types of business activity (types of activity, types of goods (works, services) that accounted for no less than 10% of the Issuer’s revenue (profits) in 2005-2009 and in the 1 half of 2010:

Name of a type of goods (works, services): generation and sales of electric power (capacity)

Indicator’s name	2005	2006	2007	2008	2009	H1, 2010
Revenue (income) from this type of business activity	0	5,430,513	41,671,969	61,623,114	78,694,337	41,833,488
Unit of measure: thousand rubles
Percentage of revenue (income) from this type of business activity in the general structure of revenue (income) of the Issuer, %	0	98.8	99.7	99.6	99.6	99.6

Description of changes in the scope of revenue (income of the Issuer) from the core activity and reasons for of such changes:

The analysis shows that the percentage of revenue from sales of electric power (capacity) has remained practically at the same level during all reporting periods.

Seasonal character of the Issuer’s core business activity:

The Issuer effects its core business activity all year round. However, it has been noted that during the spring-summer period (melting period) generation and sales of electric power are significantly higher than during the autumn-winter time.

The general structure of the Issuer’s cost for the last completed financial year, as well as for the last completed reporting period before the date of approval of the Prospectus:

Indicator’s name	2009	6 months 2010
Raw materials and supplies, %	1.1	1.1
Purchased components, half-finished products, %	0	0
Production-related works and services rendered by third parties, %	8.6	6.8
Fuel, %	0	0
Power, %	23.4	26.1
Labor costs, %	9.4	9.5

Interest rates, %	0	0
Rental fee, %	0.2	0.2
Allocations for social needs, %	1.4	2
Depreciation of fixed assets, %	22.1	21.1
Taxes included into the production cost, %	17.3	16.4
Other costs, including:	16.5	16.9
Expenses under finance lease agreements, %	3.7	4.4
Expenses to support the functioning of the electric power and capacity market, %	5.5	5.1
Obligatory insurance payments, %	2.6	2.1
Entertainment allowance, %	0.1	0.1
Miscellaneous, %	4.7	5.2
Total: costs to produce and sell goods/service (cost), %	100.0	100.0
For reference: Revenue from sales of goods (works, services), %	215.2	220.5

The cost structure for the reported period has slightly changed. The forecast for 2010 envisages reduction of purchased power percentage to 18% (further market liberalization, percentage of market liberalization in 2 half of 2010 is expected to be 80%).

New types of goods (works, services) having the priority importance offered by the Issuer in the market of its core business activity to the extent of available general information on such types of goods (works, services). Development status of such types of goods (works, services): the Issuer is not offering in the market of its core business activity any new types of goods (works, services) having the priority importance. No developments are carried out in this respect.

Information on standards (rules) in accordance with which the financial statements were prepared and calculations were made that are reflected in this Clause of the Prospectus:

Federal Law No.  dated 21.11.1996 “On Financial Accounting”;

Statute on financial accounting “Accounting Policies of an Organization” 1/08 approved by the Order of the Ministry of Finance of the Russian Federation No. 106H dated 06.10.2008 and the Statute on financial accounting “Change in Accounting Estimates” 21/08 approved by the Order of the Ministry of Finance of the Russian Federation No. 106H dated 06.10.2008;

Statute on financial accounting “Financial Statements of an Organization” 4/99 approved by the Order of the Ministry of Finance of the Russian Federation No. 43H dated 06.07.1999 as amended by the Order of the Ministry of Finance of the Russian Federation No. 115H dated 18.09.2006;

Statute on financial accounting “Record of Inventories” 5/01 approved by the Order of the Ministry of Finance of the Russian Federation No. 44H dated 09.06.2001 as amended by the Orders of Ministry of Finance of the Russian Federation No. 156H dated 27.11.2006 and No. 26H dated 26.03.2007;

Statute on financial accounting “Record of Property, Plant and Equipment” 6/01 approved by the Order of the Ministry of Finance of the Russian Federation No. 26H dated 30.03.2001 as amended by the Orders of the Ministry of Finance of the Russian Federation No. 45H dated 18.05.2002, No. 147H dated 12.12.2005, No. 116H dated 18.09.2006 and No. 156 dated 27.11.2006;

Statute on financial accounting “Events after the Reporting Date” 7/98 approved by the Order of the Ministry of Finance of the Russian Federation No. 56H dated 25.11.2001 as amended by the Order of the Ministry of Finance of the Russian Federation No. 143H dated 20.12.2007;

Statute on financial accounting “Contingencies of Business Activity” 8/01 approved by the Order of the Ministry of Finance of the Russian Federation No. 96H dated 28.11.2001 as amended by the Orders of the Ministry of Finance of the Russian Federation No. 116H dated 18.09.2006 and No. 144H dated 20.12.2007;

Statute on financial accounting “Income of an Organization” 9/99 approved by the Order of the Ministry of Finance of the Russian Federation No. 32H dated 06.05.1999 as amended by the Orders of the Ministry of Finance of the Russian Federation No. 107H dated 30.12.1999, No. 27H dated 30.03.2001, No. 116H dated 18.09.2006 and No. 156 dated 27.11.2006;

Statute on financial accounting “Expenses of an Organization” 10/99 approved by the Order of the Ministry of Finance of the Russian Federation No. 33H dated 06.05.1999 as amended by the Orders of the Ministry of Finance of the Russian Federation No. 107H dated 30.12.1999, No. 27H dated 30.03.2001, No. 116H dated 18.09.2006 and No. 156 dated 27.11.2006;

Statute on financial accounting “Information on Affiliated Parties” 11/00 approved by the Order of the Ministry of Finance of the Russian Federation No. 5H dated 13.01.2000, and the replacing statute

Statute on financial accounting “Information on Related Parties” 11/08 approved by the Order of the Ministry of Finance of the Russian Federation No. 48H dated 29.04.2008;

Statute on financial accounting “Record of Intangible Assets” 14/07 approved by the Order of the Ministry of Finance of the Russian Federation No. 153H dated 27.12.2007;

Statute on financial accounting “Record of Expenses for Loans and Credits” 15/08 approved by the Order of the Ministry of Finance of the Russian Federation No. 107H dated 06.10.2008;

Statute on financial accounting “Record of Corporate Profits Tax” 18/02 approved by the Order of the Ministry of Finance of the Russian Federation No. 114H dated 19.11.2002 as amended by the Order of the Ministry of Finance of the Russian Federation No. 23H dated 11.02.2008;

Statute on financial accounting “Record of Financial Investments” 19/02 approved by the Order of the Ministry of Finance of the Russian Federation No. 126H dated 10.12.2002 as amended by the Orders of the Ministry of Finance of the Russian Federation No. 116H dated 18.09.2006 and No. 156H dated 27.11.2006.

4.2.3. The Issuer’s Materials, Goods (Raw Materials) and Suppliers

The Issuer’s suppliers that account for at least 10% of all supplies of materials and goods (raw materials): In the 2009 completed financial year and in the 1 half of 2010 the Issuer did not have suppliers that accounted for at least 10% of all supplies of commodity and material valuables.

For the last completed financial year, as well as for the last completed reporting period before the date of approval of the Prospectus there were no changes of prices for key materials and goods (raw materials) of the Issuer. No raw materials (in the form of fuel) are used for generation of electric power by the Issuer. The Issuer develops unused energetic potential of Russian rivers and other renewable sources of electric power. The forecasts with respect to the availability of the specified sources in future are positive.

The Issuers supplies for the last completed financial year and for the last completed reporting year did not include any imported goods.

4.2.4. The Issuer’s Markets of Sale of Goods (Works, Services)

Key markets where the Issuer effects its activity:

The Issuer effects its activity in the territory of several constituent entities of the Russian Federation. The Issuer’s main type of business activity at present is generation and sale of electric power (capacity).

In accordance with the Decree of the Government of the Russian Federation dated August 31, 2006 No. 529 “On Improving the Functioning Patterns of the Wholesale Market of Electric Power (Capacity)”, the Issuer sells electric power (capacity) in the following wholesale market segments:

Regulated Agreements (RA):

Electric power (capacity) is traded on terms of regulated agreements closed at the wholesale market of electric power (capacity) at regulated prices (tariffs) approved by the Federal Service on Tariffs (FST) of the Russian Federation. The RA portfolio scope is equivalent to the value in the balance of electric power and capacity supplies of the FST of the Russian Federation for 2007 (base scope) reduced by the liberalization scope approved by the Decree of the Government of the Russian Federation dated April 07, 2007 No. 205 (in 2007, the reduction of the RA scope was 7.5% as compared to the forecast electric power (capacity) balance, in 2008 - 20%, in 2009 – 40%, and in the first half of 2010 – 60%). The 100% liberalization of the wholesale market of electric power (capacity) is planned to start since 2011.

Competitive trade of generating capacity, competitive take-off of capacity:

In accordance with the Decree of the Government of the Russian Federation dated June 28, 2008 No. 475 “On Introducing Changes into Several Decrees of the Government of the Russian Federation Concerning Arrangement of Competitive Trade of

Generating Capacity in the Wholesale Market of Electric Power (Capacity)”, and also in accordance with the Decree of the Government of the Russian Federation dated April 07, 2007 No. 205, starting from July 01, 2008 the Issuer has been carrying out a competitive trade of generating capacity in the amount of the “liberalized” scope calculated in accordance with the “liberalization” rates from the scope of available capacity of generating equipment recorded on the balance of supplies of electric power (capacity) of the FTS of the Russian Federation for 2007 – 2008. A competitive trade in generating capacity is effected on the basis of competitive price bid selection. Rules of the wholesale market of electric power (capacity) leave the possibility for sale/purchase of capacity by concluding free bilateral contracts for electric power and capacity. For such free sale/purchase contracts wholesale market players determine their partners in line with the current portfolio of regulated contracts (and in link with them) and also define prices and supply volumes at their own discretion.

Day-ahead market:

All electric power produced in excess of the RA volumes are sold at free prices in the day-ahead market and deficiencies in volumes under RA are purchased on such markets. Rules of the wholesale market of electric power (capacity) leave the possibility for sale/purchase of electric power by concluding free bilateral contracts. For such free bilateral contracts wholesale market players determine their partners, prices and supply volumes at their own discretion.

Balancing market:

The balancing market is the platform for trading of deviations of the actual electric power generation schedule from the planned one at prices formed on the basis of competitive price bid.

A small part of the produced energy is sold by the Issuer in the retail market at tariffs set by regional representative offices of the FST of the Russian Federation.

Among factors that could adversely impact sales of the Issuer’s products (work, services) are the following: changes in the regulatory and legal framework connected with liberalization of the energy and capacity market.

The Issuer’s actions to mitigate negative factors: Forming of a regulatory and legal framework favourable for the Issuer for the functioning of the electric power and capacity market. For implementation of this task the Issuer actively participates in the processes of drafting regulatory legal acts in the sphere of electric power sector made by the Ministry of Energy of the Russian Federation, Non-Commercial Partnership Market Council and the FST of the Russian Federation.

4.2.5. Information on the Issuer’s Licenses

In its business activity the Issuer does not use restrictedly transferrable items, does not perform banking transactions or insurance activity, does not act as a professional market maker, and is not an investment fund therefore information on licenses for such types of activity is not specified.

The Issuer does not extract natural resources and does not render communication services, information on licenses for such types of activity is not specified.

The Issuer effects certain types of activity that may be performed in accordance with the legislation of the Russian Federation solely on a base of a special permit. The Issuer has received the following licenses:

Name of an issuing authority: Ministry of Health of the Moscow Region

Number:

Name of a type(s) of activity: Performance of medical activity

Date of issue: 19.11.2008

Expiration date: 19.11.2013

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the Federal Security Service (FSB) of Russia

License Number: , registration number: 3102

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3188

Name of a type(s) of activity: Activities and (or) services related to state secret protection

Date of issue: 24.12.2008

Expiration date: 27.12.2010

Name of an issuing authority: Federal Service on Environmental, Technology and Nuclear Supervision

License Number: OT-00-009746(00)

Name of a type(s) of activity: Activity related to collection, use, decontamination, transportation, disposal of hazardous waste

Date of issue: 18.03.2009

Expiration date: 18.03.2014

Name of an issuing authority: Federal Service on Environmental, Technology and Nuclear Supervision

License Number:

Name of a type(s) of activity: Maintenance of explosion and fire hazardous industrial facilities

Date of issue: 25.03.2009

Expiration date: 25.03.2014

Name of an issuing authority: Federal Service on Transport Supervision

License Number: ACC-24-032935

Name of a type(s) of activity: Passenger transportation by motor vehicles in the territory of the Russian Federation

Date of issue: 24.11.2008

Expiration date: 24.11.2013

Name of an issuing authority: Emercom of Russia

License Number: 2/27546

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 09.10.2008

Expiration date: 09.10.2013

Name of an issuing authority: Emercom of Russia

License Number: 2/27545

Name of a type(s) of activity: Installation, repair and maintenance activities on means and facilities supporting fire safety in buildings

Date of issue: 09.10.2008

Expiration date: 09.10.2013

Name of an issuing authority: Emercom of Russia

License Number: 2/27954

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 01.11.2008

Expiration date: 01.11.2013

Name of an issuing authority: Emercom of Russia

License Number: 2/27930

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 01.11.2008

Expiration date: 01.11.2013

Name of an issuing authority: Emercom of Russia

License Number: 2/27931

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 01.11.2008

Expiration date: 01.11.2013

Name of an issuing authority: Emercom of Russia

License Number: 2/28336

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 25.11.2008

Expiration date: 25.11.2013

License Issuer: Federal Agency on Technical Regulation and Metrology

License Number: 004289-P

Name of a type(s) of activity: Repair of measuring equipment

Date of issue: 24.01.2008

Expiration date: 24.01.2013

Name of an issuing authority: Subsurface Resources Management State Office for the Krasnoyarsk Region (Krasnoyarsknedra)

License Number:

Name of a type(s) of activity: Construction and operation of a spillway of Sayano-Shushenskaya HPP on the right bank of the Enisei

Date of issue: 25.09.2008

Expiration date: 31.12.2030

License Issuer: Subsurface Resources Management State Office for the Republic of Khakassia (Khakassnedra)

License Number:

Name of a type(s) of activity: Construction and operation of underground facilities not linked with extraction of mineral resources (a motorway tunnel equipped with Class 5 Civil Defense facility and drainage cemented drift) on the left bank of the Enisei

Date of issue: 16.07.2008

Expiration date: 28.03.2033

Name of an issuing authority: Ministry of Health for the Republic of Khakassia

License Number:

Name of a type(s) of activity: Medical services

Date of issue: 18.08.2003

Expiration date: 07.03.2013

License Issuer: Licensing, Certification and State Secret Non-Disclosure Center under the Russian National Security Service (FSB)

License Number: , registration number: 3102/5

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Federal Service on Environmental, Technology and Nuclear Supervision

License Number:

Name of a type(s) of activity: Maintenance of explosion and fire hazardous industrial facilities

Date of issue: 17.08.2007

Expiration date: 17.08.2012

Name of an issuing authority: Ministry of Civil Defense Affairs of the Russian Federation, Emergencies, and Liquidation of Consequences of Natural Disasters

License Number: 2/21902

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 30.10.2007

Expiration date: 30.10.2012

Name of an issuing authority: Ministry of Civil Defense Affairs of the Russian Federation, Emergencies, and Liquidation of Consequences of Natural Disasters

License Number: 3/07778

Name of a type(s) of activity: Maintenance explosion and fire hazardous industrial facilities

Date of issue: 29.12.2007

Expiration date: 29.12.2012

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/2

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/13

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/16

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/4

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/6

Type(s) of licensed business activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/12

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/7

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/4

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Ministry of Transport of the Russian Federation. The Federal Geodesy and Cartography Agency

License Number:

Name of a type(s) of activity: Geodesic activity

Date of issue: 04.09.2006

Expiration date: 03.09.2011

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/1

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/15

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/3

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/10

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/11

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/97

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 19.03.2009

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/8

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the FSB of Russia

License Number: , registration number: 3102/9

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 20.08.2008

Expiration date: 27.12.2010

Name of an issuing authority: FSB of Russia Branch for the Kabardino-Balkarian Republic

License Number: , registration number: 179

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 14.07.2009

Expiration date: 14.07.2012

Name of an issuing authority: Subsurface Resources Management State Office for the Kabardino-Balkarian Republic

License Number:

Name of a type(s) of activity: subsurface use (extraction of potable water at Basoviy Section of the Nalchik Deposit to feed the village of Nartan)

Date of issue: 15.01.2009

Expiration date: 31.12.2013

Name of an issuing authority: Subsurface Resources Management State Office for the Kabardino-Balkarian Republic

License Number:

Type(s) of licensed business activity: subsurface use (extraction of potable water to feed HPP-3 on the steep canal between Baksan and Malka)

Date of issue: 15.01.2009

Expiration date: 31.12.2013

Name of an issuing authority: FSB of Russia branch for the Republic of Dagestan

License Number: , registration number: 3102/327

Name of a type(s) of activity: Dealing with information considered to be a state secret

Date of issue: 25.01.2010

Expiration date: 27.12.2010

The Issuer’s forecast about the extension of the special permit (licenses):

At the expiration of the aforementioned licenses the Issuer shall make all the possible steps to prolong their validity period or to get new licenses. Impossibility to prolong the licenses or to get new ones may have a significant negative impact on the Issuer’s activity and financial performance.

The probability of this scenario is low.

4.2.6. The Issuer’s Joint Activity

1) Cooperation Agreement between JSC RusHydro, JSC RAO UES of Russia, JSC RUSAL, RUSAL Limited and RUSAL Energy Limited dated 31.05.2006 (Boguchanskaya HPP, Boguchansky aluminum factory).

Purpose: joint (from the side of JSC RusHydro and JSC RUSAL) financing, construction and start of operation of Boguchanskaya HPP with the installed capacity of 3,000 MW; joint financing, construction and operation of Boguchansky aluminum factory with the capacity of 597,000 tons of aluminum per year.

Parties: JSC RusHydro, JSC RAO UES of Russia, JSC RUSAL, RUSAL Limited and RUSAL Energy Limited.

Investment scope: JSC RusHydro’s participatory share in construction of Boguchanskaya HPP - 27,464,500,000 rubles ( 1/2).

Financial results for the last completed financial year and the last accounting period before the date of approval of the Prospectus: financial results for the specified periods are not available

In May of 2006 JSC RusHydro and Rusal concluded a cooperation agreement to set up a joint venture on a parity basis (50/50) to found Boguchansky energy and metallurgic association with the aim of completion of construction and consequent operation of Boguchanskaya HPP in the Krasnoyarsk Region with the installed capacity of 3,000 MW, and construction and consequent operation of an aluminum factory with the capacity of 600 thousand tons of aluminum per year. The agreement stipulates that all expenses incurred in connection with and all profits received from the project of Boguchansky energy and metallurgic association shall be equally divided between JSC RusHydro and Rusal. The project envisages that Boguchanskaya HPP shall be commissioned in several stages. It is planned that 1,000 MW will be commissioned in 2011 and 2,000MW – in 2012-2013. Boguchanskaya HPP will deliver electric power to Boguchansky aluminum factory and other consumers in Siberia.

2) Joint Activity Agreement dated 15.09.1993 No. 29 (Kalmytskaya wind power station).

Purpose: the parties intend to join forces and funds to achieve a common goal which is construction of Kalmytskaya wind power station, its commissioning, joint operation thereof as shared property, electricity production and profit making.

Parties: JSC RusHydro, JSC Interregional Distribution Grid Company (IDGC) of the South.

Investment scope: JSC RusHydro’s participatory share - 39,402,244.98 rubles (852/1000).

Financial results for the last completed financial year and the last accounting period before the date of approval of the Prospectus: financial results for the specified periods are not available

3) Joint activity agreement without number dated 27.01.1998 (boiler plant in Pyatigorsk)

Purpose: the parties have agreed to join forces and funds and jointly act without establishing a legal entity to achieve a common goal, which is operation of a boiler plant and heat distribution networks in the village of Energetik located on the slope of the Mashuk Mountain, Pyatigorsk, the Stavropol Region.

Parties: JSC RusHydro, JSC South Generating Company TGK-8, JSC Centrenergoholding, JSC Intergeneratsiya, JSC Sibenergoholding, JSC Teplo, FPK Stroyindustriya

Investment scope: JSC RusHydro’s participatory share: 53,447.13 rubles (0.008767874423516)

Financial results for the last completed financial year and the last accounting period before the date of approval of the Prospectus: 2009 financial result is 11,597.81 rubles: financial result for the 1 half of 2010 is not available.

4.2.7. Additional Requirements to the Issuers Being Incorporated Investment Funds, Insurance or Lending Institutions, Mortgage Agents

The Issuer is not an incorporated investment fund, insurance or lending institution, mortgage agent.

4.2.8. Additional Requirements to the Issuers whose Core Business Activity is Extraction of Mineral Resources

Extraction of natural resources, including extraction of precious metals and stones is not the Issuer’s core business activity. The core activity of the Issuer’s subsidiary and dependent companies is not extraction of natural resources, including precious metals and stones.

4.2.9. Additional Requirements to the Issuers whose Core Business Activity is Rendering Communication Services

Rendering of communication services is not the Issuer’s core business activity.

4.3. The Issuer’s Plans for Future Activity

Brief description of the Issuer’s plans in relation to its future activities:

In accordance with the Articles of Association, the purposes of the Issuer’s activity are:

- to implement the state policy in the sphere of the hydro power sector;

- to create the conditions for efficient functioning of the wholesale market of the electric power;

- to carry out efficient maintenance and centralized process management of hydro power facilities;

- to implement the uniform strategy in the sphere of investments and raising capital to solve general system tasks of the hydro power sector development;

- to develop and implement scientific and technical policy and to implement new advanced types of machinery and technologies, including development of renewable sources of electric power;

- to gain profit.

Sources of future income:

In future the Issuer plans to gain profit from income generated by its core business activity: generation and sale of electric power and capacity in retail and wholesale markets of electric power and capacity, as well as from rendering services rendered to consumers of electric power and capacity.

Plans concerning the setting up of new production, expanding or downsizing existing production, developing new kinds of products, upgrading and revamping of fixed assets:

1. The adjusted 2010 Investment Program of JSC RusHydro validated by the Board of Directors on September 15, 2010 envisages the following activities:

1.1.	Commissioning of additional 108MW of capacity.

1.2.	Financing JSC RusHydro’s investment projects

for the total amount of 100,406.7 mln rubles, including:

•	on technical upgrading and reconstruction: 12,442.4 mln rubles;

•	on restoration of Neporozhniy Sayano-Shushenskaya HPP: 12,478.4 mln rubles;

•	on restoration of Baksanskaya HPP: 506.8 mln rubles;

•	on facilities under construction: 69,585.8 mln rubles;

•	on renewable energy sources projects: 2,667.9 mln rubles;

•	on facilities under engineering, including those meant for construction: 2, 606.4 mln rubles;

•	on other projects: 118.8 mln rubles (to add investments of subsidiaries and affiliates (specialized both in power distribution and in engineering).

In pursuance of the Technical Policy Statute the Issuer has developed a long-term technical upgrading program for the period through 2030 which is targeted at:

— Increasing reliability, safety and economic efficiency of equipment by partial replacement of worn out key and auxiliary equipment.

— Enhancing technical and economic characteristics of HPP’s to ensure their competitiveness at the energy market.

— Reducing overall scope of repair activities by:

moving from scheduled and preventive repairs to as required repairs system by putting in place equipment diagnosing and control systems;

replacing worn out equipment with new machines featuring enlarged interrepair gaps and smaller scope of servicing works, introducing a servicing system for new and updated equipment items engaging both manufacturers and servicing companies.

Comprehensive automation of all processes with the building up of a unified microprocessor-based HPP management system, integrating state-of-the-art software tools allowing for the optimized power equipment operating modes.

Probable modifications of the Issuer’s core business activity:

the Issuer does not intend to modify its core business activity.

4.4. The Issuer’s Participation in Industrial, Banking and Financial Groups, Holding Companies, Concerns and Associations

Name of the group, holding company, concern or association: Siberian Energy Association

Membership term: Q1, 2008 – until present time. Membership term is unlimited.

The Issuer’s role (place) and functions in the association:

Member of the association taking part in achieving the following goals of the association:

- representation and protection of the Association Members’ interests in the executive agencies of the Russian Federation, including cases of approving various tariffs by federal executive agencies acting in the sphere of state tariff control;

- providing the Association Members with organizational, informational, methodological, legal and other types of assistance;

- promoting prestige, reliability and mutual trust among the Association Members, expanding business partnerships among the Association Members as well as networking among their managers and specialists;

- promoting collaboration of the Association Members with executive agencies of the Russian Federation as well as with national energy companies; assisting the Association Members and Participants in consolidating their resources to undertake comprehensive energy saving programs and further coordination of their activities;

- elaboration and extention to activities of the subjects;

- regulating the standard procedure for tariff management and its follow-up.

Name of the group, holding company, concern or association: International Hydropower Association (UK)

Membership term: 2006 – until present time. Membership term is unlimited.

The Issuer’s role (place) and functions in the association:

Member of the association taking part in achieving the following goals of the association:

- Working out a consolidated position with regards to renewable energy sources (wind, solar, geothermal and hydro power) presenting and promoting this position in all state and public bodies.

- Mitigating negative consequences of black PR campaigns targeted at the defamation of hydro power.

- Implementing initiatives geared towards increasing the share of renewable energy sources, primarily that of hydro power.

4.5. The Issuer’s Subsidiaries and Affiliates

Full corporate name: Joint Stock Company First Power Generating Company on the Wholesale Energy Market

Abbreviated corporate name: JSC OGK-1

Principal place of business: Russia, the Tyumen Region, the city of Tyumen, Odesskaya Street, house 1, building 1

INN (Taxpayer Identification Number): 7203158282

OGRN (Primary State Registration Number): 1057200597960

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20% of the company’s voting shares

The Issuer’s equity interest in the entity’s authorized capital (%): 21.71

Percentage of the entity’s ordinary shares owned by the Issuer (%): 21.71

The entity’s equity interest in the Issuer’s authorized capital (%): 0.0168

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0.0168

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity:

Production of electrical and thermal power

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Kovalchuk Boris Yuryevich (Chairman)	1977	0	0
Badenkov Anton Yuryevich	1966	0	0
Tolstoguzov Sergey Nikolaevich	1964	0	0
Rumyantsev Sergey Yuryevich	1956	0	0
Sharov Yuriy Vladimirovich	1959	0	0
Shulginov Nikolay Grigoryevich	1951	0	0
Ballo Anatoliy Borisovich	1961	0	0
Shtykov Dmitriy Viktorovich	1976	0	0
Panchenko Dmitriy Anatolyevich	1975	0	0
Troshenkov Dmitriy Alexandrovich	1966	0	0
Kaloeva Madina Valeryevna	1980	0	0

The company’s sole executive body

Powers of the company’s sole executive body were passed over to a management company

Details of the management company to whom the powers of the company’s sole executive body were passed over

Full corporate name: Joint-stock company INTER RAO UES

Abbreviated corporate name: JSC INTER RAO UES

Principal place of business: the Russian Federation, the city of Moscow, Krasnopresnenskaya Naberezhnaya (Embankment), house 12

The management company’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of The Issuer’s ordinary shares owned by the management company (%): 0

Members of the company’s collective executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Kovalchuk Boris Yuryevich (Chairman)	1977	0	0
Artamonov Vyacheslav Yuryevich	1957	0	0
Boris Alexander Gennadyevich	1959	0	0
Mikalayunas Dangiras	1966	0	0
Nikitin Alexander Valeryevich	1966	0	0
Palunin Dmitriy Nikolaevich	1969	0	0
Rumyantsev Sergey Yuryevich	1956	0	0
Tolstoguzov Sergey Nikolaevich	1964	0	0
Sharov Yuriy Vladimirovich	1959	0	0

Full corporate name: Joint Stock Company Kolymaenergo

Abbreviated corporate name: JSC Kolymaenergo

Principal place of business: Russia, the city of Magadan, Proletarskaya Street, house 84, building 2

INN (TAXPAYER IDENTIFICATION NUMBER): 4908000718

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1024900959467

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 64.27

Percentage of the entity’s ordinary shares owned by the Issuer (%): 64.27

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity Description of the company’s value for the Issuer’s business activity:

Production of electrical and thermal power.

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Smirnova Yuliya Vsevolodovna (Chairman)	1978	0	0
Dmitrieva Yuliya Petrovna	1978	0	0
Ustyugov Dmitriy Vladimirovich	1976	0	0
Nikitin Alexey Valeryevich	1975	0	0
Murin Leonid Arkadyevich	1954	0.0026	0.0026
Drokova Anna Valeryevna	1985	0	0
Ozherelyev Alexey Alexandrovich	1986	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Murin Leonid Arkadyevich	1954	0.0026	0.0026

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Gidroremont-VKK

Abbreviated corporate name: JSC Gidroremont-VKK

Principal place of business: Russia, the city of Moscow, Vernadskiy Prospect, house 8A

INN (TAXPAYER IDENTIFICATION NUMBER): 6345012488

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1036301733005

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity Description of the company’s value for the Issuer’s business activity:

Repair, upgrading and revamping of mechanical and electrical equipment at power plants and industrial enterprises; repair of buildings and installations

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Nikitin Alexey Valeryevich (Chairman)	1975	0	0
Khantsev Alexey Vladimirovich	1967	0	0
Lebedeva Elena Viktorovna	1978	0	0
Belov Oleg Nikolaevich	1977	0	0
Borisov Dmitriy Sergeevich	1981	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Khantsev Alexey Vladimirovich	1967	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Zaramagskiye HPPs

Abbreviated corporate name: JSC Zaramagskiye HPPs

Principal place of business: Russia, the Republic of North Ossetia-Alania, Alagir District, the city of Alagir, Energetikov Street, house 2

INN (TAXPAYER IDENTIFICATION NUMBER): 1505008701

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1021500822001

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 95.46

Percentage of the entity’s ordinary shares owned by the Issuer (%): 95.46

The entity’s equity interest in the Issuer’s authorized capital (%): 0.09

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0.09

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Carrying out Construction Customer’s function, technical supervision function related to engineering and construction activities under the Zaramagskiye hydro power plants project

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Shmanenkov Sergey Alexeevich (Chairman)	1948	0.000024	0.000024
Totrov Vitaliy Borisovich	1966	0	0
Zakharov Alexander Konstantinovich	1979	0	0
Smirnova Yuliya Vsevolodovna	1978	0	0
Ustyugov Dmitriy Vladimirovich	1976	0	0

Information on the management company to which the powers of the company’s sole executive body were passed over

Full corporate name: Joint Stock Company Management Company HydroOGK

Abbreviated corporate name: JSC UK HydroOGK

Principal place of business: Russia, the city of Moscow, Architect Vlasov Street, house 51

The management company’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the management company (%): 0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint Stock Company Management Company HydroOGK

Abbreviated corporate name: JSC UK HydroOGK

Principal place of business: Russia, the city of Moscow, Architect Vlasov Street, house 51

INN (TAXPAYER IDENTIFICATION NUMBER): 5260096381

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1025203040136

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Carrying out the functions of executive agencies in joint-stock companies and other types of corporation in compliance with law and closed contracts

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Kirov Sergey Anatolyevich (Chairman)	1976	0	0
Lusinin Vladimir Leonidovich	1959	0	0
Zubakin Vasiliy Alexandrovich	1958	0.0123	0.0123
Yanson Sergey Yuryevich	1970	0	0
Koroleva Anna Mikhailovna	1982	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
General Director Zhirkov Andrey Evgenyevich	1972	0.0	0.0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Closed Joint-Stock Company HydroEngineering Siberia

Abbreviated corporate name: CSC HydroEngineering Siberia

Principal place of business: Russia, the Russian Federation, the Krasnoyarsk Territory, the city of Krasnoyarsk, Lenin Street, house 86, building 1

INN (TAXPAYER IDENTIFICATION NUMBER): 7804328940

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1057813314525

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Construction of power generation and distribution facilities as well as other industrial and civil facilities.

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Smirnova Yuliya Vsevolodovna (Chairman)	1978	0	0
Bychko Mikhail Alexandrovich	1971	0	0
Oksana Viktorovna Mashirova	1969	0	0
Bannikova Valeriya Vladimirovna	1984	0	0
Popov Pavel Borisovich	1960	0	0

Information on the management company to whom the powers of the company’s sole executive body were passed over

Full corporate name: Joint Stock Company Management Company HydroOGK

Abbreviated corporate name: JSC UK HydroOGK

Principal place of business: Russia, the city of Moscow, Architect Vlasov Street, house 51

The management company’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the management company (%): 0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint Stock Company Malaya Mezenskaya TPP

Abbreviated corporate name: JSC Malaya Mezenskaya TPP

Principal place of business: Russia, St. Petersburg

INN (TAXPAYER IDENTIFICATION NUMBER): 7804328926

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1057813313315

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Development and deployment of new machines and technologies ensuring efficient, safe and environmentally sound operation of industrial facilities, fostering favorable conditions for the development of the energy sector

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Ponkratyev Pavel Alexandrovich (Chairman)	1954	0	0
Savchenko Stepan Nikolaevich	1958	0	0
Lebedeva Elena Viktorovna	1978	0	0
Kozlov Mikhail Vadimovich	1970	0	0
Smirnova Yuliya Vsevolodovna	1978	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Stepan Nikolaevich Savchenko	1958	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company R&D Institute of Energy Facilities

Abbreviated corporate name: JSC NIIES

Principal place of business: Russia, the city of Moscow, Stroitelniy Proyezd (Drive), house 7a

INN (TAXPAYER IDENTIFICATION NUMBER): 7733021533

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1027739536868

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Scientific research in the area of energy and hydraulic energy facilities construction, development of environmentally sound energy generating technologies in the framework of state and sector-specific programs and deployment of scientific developments at existing power plants and other businesses of the fuel and energy sector as well as for water management, transport and other types of infrastructure

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Popov Pavel Borisovich (Chairman)	1960	0	0
Shpolyanskiy Yuliy Borisovich	1958	0	0
Yanson Sergey Yuryevich	1970	0	0
Mikhailov Sergey Alekseevich	1958	0	0
Koroleva Anna Mikhailovna	1982	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Shpolyanskiy Yuliy Borisovich	1958	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint Stock Company B.E. Vedeneyev VNIIG

Abbreviated corporate name: JSC B.E. Vedeneyev VNIIG

Principal place of business: Russia, the city of St. Petersburg, Gzhatskaya Street, house 21

INN (TAXPAYER IDENTIFICATION NUMBER): 7804004400

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1027802483400

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Scientific and research developments, deployment and experimental work in the area of energy generation and distribution and construction of energy and hydraulic energy facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Yanson Sergey Yuryevich (Chairman)	1970	0	0
Lunatsi Mikhail Ernestovich	1960	0	0
Bellendir Evgeniy Nikolaevich	1957	0	0
Nedotko Vadim Vladislavovich	1975	0	0
Koroleva Anna Mikhailovna	1982	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Bellendir Evgeniy Nikolaevich	1957	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint Stock Company Energy Plants Constructing Complex UES

Abbreviated corporate name: JSC ESCO UES

Principal place of business: Russia, the city of Moscow, Architect Vlasov Street, house 51

INN (TAXPAYER IDENTIFICATION NUMBER): 7729540430

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1067746217373

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Carrying out the functions of Construction Customer and Construction Contractor at energy plants constructing projects

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Lusinin Vladimir Leonidovich (Chairman)	1959	0	0
Kirov Sergey Anatolyevich	1976	0	0
Yanson Sergey Yuryevich	1970	0	0
Minaev Alexander Vladimirovich	1965	0	0
Davydov Mikhail Mikhailovich	1980	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Chernyshenko Vasiliy Pavlovich	1963	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint Stock Company Hydroinvest

Abbreviated corporate name: JSC Gidroinvest

Principal place of business: Russia, the city of Moscow, Architect Vlasov Street, house 51

INN (TAXPAYER IDENTIFICATION NUMBER): 78143882859

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1077847558381

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 5.53

Percentage of the Issuer’s ordinary shares owned by the entity (%): 5.53

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Investment in stock and equity participation in legal entities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Vislovich Alexander Ivanovich (Chairman)	1976	0.00040	0.00040
Savelyev Ivan Vyacheslavovich	1984	0	0
Lebedeva Elena Viktorovna	1978	0	0
Tikhonova Maria Gennadyevna	1980	0	0
Kirov Sergey Anatolyevich	1976	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Stapran Dmitriy Andreevich	1977	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint Stock Company Lenhydroproject

Abbreviated corporate name: JSC Lenhydroproject

Principal place of business: Russia, the city of St. Petersburg, Ispytateley Prospect, house 22

INN (TAXPAYER IDENTIFICATION NUMBER): 7814001077

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1037832010700

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

R&D, deployment and experimental work in the energy sector and in the area of energy plants and hydroworks construction

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Klochkov Roman Viktorovich (Chairman)	1969	0	0
Makukha Sergey Petrovich	1954	0	0
Voskresenskiy Sergey Modestovich	1956	0	0
Yanson Sergey Yuryevich	1970	0	0
Davydov Mikhail Mikhailovich	1980	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Voskresenskiy Sergey Modestovich	1956	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Private Joint Stock Limited Company HYDROOGK Power Company Limited

Abbreviated corporate name: HYDROOGK Power Company Limited

Principal place of business: 16, Kyriakos, Matisis Avenue, Nikosia, Republic of Cyprus

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Investment activity

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

The BOD is not provided for

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Director Vladimir Viktorovich Valyagin	1981	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Private Joint Stock Limited Company HYDROOGK Aluminium Company Limited

Abbreviated corporate name: HYDROOGK Aluminium Company Limited

Principal place of business: 16, Kyriakos, Matisis Avenue, Nikosia, Republic of Cyprus

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Investment activity

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

The BOD is not provided for

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Director Vladimir Viktorovich Valyagin	1981	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Closed Joint-Stock Company Organizer of Boguchanskaya Hydro Power Plant Construction

Abbreviated corporate name: CSC Organizer of Boguchanskaya Hydro Power Plant Construction

Principal place of business: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1,

INN (TAXPAYER IDENTIFICATION NUMBER): 2420070942

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1072420000135

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 51

Percentage of the entity’s ordinary shares owned by the Issuer (%): 51

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Construction

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Romanov Alexander Vladimirovich	1974	0	0
Davydov Mikhail Mikhailovich	1980	0	0
Miroshnichenko Evgeniy Nikolaevich	1980	0	0
Lavrentyeva Elena Alexandrovna	1980	0	0
Chertkova Svetlana Vasilyevna	1976	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Uporov Viktor Alexandrovich	1952	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Closed Joint-Stock Company Construction Organizer for the Boguchanskaya HPP

Abbreviated corporate name: CJSC Construction Organizer for the Boguchanskaya HPP

Principal place of business: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1

INN (TAXPAYER IDENTIFICATION NUMBER): 2420070942

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1072420000135

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 51

Percentage of the entity’s ordinary shares owned by the Issuer (%): 51

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Construction

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Romanov Alexander Vladimirovich	1974	0	0
Davidov Mikhail Mikhailovich	1980	0	0
Miroshnichenko Evgeniy Nikolaevich	1980	0	0
Lavrentyeva Elena Alexandrovna	1980	0	0
Chertkova Svetlana Vasilyevna	1976	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Uporov Victor Alexandrovich	1952	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Closed Joint Stock Company Construction Customer for the Boguchanskaya HPP

Abbreviated corporate name: CJSC Construction Customer for the Boguchanskaya HPP

Principal place of business: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1

INN (TAXPAYER IDENTIFICATION NUMBER): 2420070910

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1072420000168

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20% of the company’s voting shares

The Issuer’s equity interest in the entity’s authorized capital (%): 49

Percentage of the entity’s ordinary shares owned by the Issuer (%): 49

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity: Construction

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Krivoruchko Olga Alexandrovna	1975	0	0
Gataulin Denis Vyacheslavovich	1978	0	0
Zakharov Yuriy Yuryevich	1978	0	0
Korotaev Evgeniy Vitalyevich	1982	0	0
Senchukov Dmitriy Evgenyevich	1972	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Kalmykov Vsevolod Dmitrievich	1958	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Closed Joint Stock Company Construction Organizer for the Boguchansky Aluminum Plant

Abbreviated corporate name: CJSC Construction Organizer for the Boguchansky Aluminum Plant

Principal place of business: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1

INN (TAXPAYER IDENTIFICATION NUMBER): 2420070928

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1072420000157

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20% of the company’s voting shares

The Issuer’s equity interest in the entity’s authorized capital (%): 49

Percentage of the entity’s ordinary shares owned by the Issuer (%): 49

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity: Construction

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Khechinashvili Alexander Konstantinovich (Chairman)	1959	0,00002	0,00002
Miroshnichenko Evgeniy Nikolaevich	1980	0	0
Zakharov Yuriy Yuryevich	1978	0	0
Korotayev Evgeniy Vitalyevich	1982	0	0
Kharitontsev Alexander Olegovich	1977	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Sobolev Vasiliy Vasilyevich	1955	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Closed Joint Stock Company Construction Customer of the Boguchansky Aluminum Plant

Abbreviated corporate name: CJSC Construction Customer of the Boguchansky Aluminum Plant

Principal place of business: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1

INN (TAXPAYER IDENTIFICATION NUMBER): 2420070935

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1072420000146

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 51

Percentage of the entity’s ordinary shares owned by the Issuer (%): 51

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Construction

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Koroleva Anna Mikhailovna (Chairman)	1982	0	0
Melnikov Oleg Vasilyevich	1976	0	0
Lyashchuk Artem Sergeevich	1975	0	0
Lavrentyeva Elena Alexandrovna	1980	0	0
Vashchenko Tatyana Mikhailovna	1971	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Melnikov Oleg Vasilyevich	1976	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Geotherm

Abbreviated corporate name: JSC Geotherm

Principal place of business: Russia, the city of Petropavlovsk-Kamchatsky, Academician Korolev Street, house 60

INN (TAXPAYER IDENTIFICATION NUMBER): 4101023932

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1024101023429

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 79.84

Percentage of the entity’s ordinary shares owned by the Issuer (%): 79.84

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Electrical energy production

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Vislovich Alexander Ivanovich (Chairman	1976	0.00040	0.00040
Smirnova Yuliya Vsevolodovna	1978	0	0
Parshin Boris Evgenyevich	1958	0	0
Kozlov Mikhail Vadimovich	1970	0	0
Kozlov Evgeniy Ivanovich	1959	0.0017	0.0017
Belyaev Dmitriy Alexandrovich	1983	0	0
Fomenko Andrey Victorovich	1962	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director - Parshin Boris Evgenyevich	1958	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint Stock Company Opytno-Promishlennaya Verkhne-Mutnovskaya GeoPP

Abbreviated corporate name: JSC OP Verkhne-Mutnovskaya GeoPP

Principal place of business: Russia, the city of Petropavlovsk-Kamchatsky, Academician Korolev Street, house 60

INN (TAXPAYER IDENTIFICATION NUMBER): 4101100400

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1054100011668

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20% of the company’s voting shares

The Issuer’s equity interest in the entity’s authorized capital (%): 48.04

Percentage of the entity’s ordinary shares owned by the Issuer (%): 48.04

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Electrical energy production

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Dmitry Vladimirovich Ustiugov (Chairman)	1976	0	0
Maxim Leonidovich Bezotechestvo	1969	0	0
Victor Yermilovich Luzin	1953	0	0
Vadim Sergeievich Pushkarev	1981	0.00011	0.00011
Michael Mikhailovich Davydov	1980	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Maxim Leonidovich Bezotechestvo	1969	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Zagorskaya PSHPP-2

Abbreviated corporate name: JSC Zagorskaya PSHPP-2

Registered address: 100, Bogorodskoye, Sergyevo-Posad District, Moscow Region

INN (TAXPAYER IDENTIFICATION NUMBER): 5042086312

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1065042071137

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Carrying out the functions of a Construction Customer on projects concerned with technical upgrading and construction of power generation and distribution facilities as well as other industrial and civil facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Andrey Evgenievich Zhirkov (Chairman)	1972	0	0
Vladimir Ivanovich Magruk	1957	0	0
Maria Gennadievna Tikhonova	1980	0	0
Sergey Yurievich Yanson	1970	0	0
Yulia Vsevolodovna Smirnova	1978	0	0

Details of the management company to whom the powers of the company’s sole executive body were passed over

Full corporate name: Joint-Stock Company Managing Company GidroOGK

Abbreviated corporate name: JSC MC GidroOGK

Registered address: 51, Arhitektora Vlasova Street, Moscow, Russia

The management company’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the management company (%): 0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Nizhne-Bureiskaya HPP

Abbreviated corporate name: JSC Nizhne-Bureiskaya HPP

Registered address: 49, Sovietskaya Street, Novobureisky, Bureisk district, Amur region, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 2813006299

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1062813007817

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Electrical Energy production

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Sergey Alexeievich Shmanenkov (Chairman)	1948	0.000024	0.000024
Sergey Anatolievich Kirov	1976	0	0
Alexander Sergeievich Garkin	1953	0	0
Olga Konstantinovna Mogilevich	1976	0	0
Alexey Alexandrovich Melnikov	1981	0.000072	0.000072

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Alexander Sergeievich Garkin	1953	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Nizhne-Zeiskaya HPP

Abbreviated corporate name: JSC Nizhne-Zeiskaya HPP

Registered address: 225/3, Zeiskaya Street, Blagoveshensk, Amur region, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 2801112479

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1062801070331

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Carrying out the functions of a Construction Customer on projects concerned with technical upgrading and construction of power generation and distribution facilities as well as other industrial and civil facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Sergey Alexeievich Shmanenkov (Chairman)	1948	0.000024	0.000024
Oleg Nikolaievich Belov	1977	0	0
Alexander Sergeievich Garkin	1953	0	0
Olga Konstantinovna Mogilevich	1976	0	0
Alexey Alexandrovich Melnikov	1981	0.000072	0.000072

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Alexander Sergeievich Garkin	1953	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Turboremont VKK

Abbreviated corporate name: JSC Turboremont VKK

Registered address: 1a, Lenina Avenue, Volzhsky, Volgograd region, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 3435060057

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1033400007992

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Repair, upgrading and revamping of mechanical and electrical equipment at power plants and industrial enterprises

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Oleg Nikolaievich Belov (Chairman)	1977	0	0
Michael Pavlovich Suprun	1955	0	0
Nikolay Mikhailovich Gorin	1959	0	0
Elena Victorovna Lebedeva	1978	0	0
Dmitry Sergeievich Borisov	1981	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Nikolay Mikhailovich Gorin	1959	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Elektroremont VKK

Abbreviated corporate name: JSC Elektroremont VKK

Registered address: Zhigulevskaya HPP, Zhigulevsk, Samara region, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 6345012470

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1036301732994

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Repair, upgrading and revamping of mechanical and electrical equipment at power plants and industrial enterprises

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Oleg Nikolaievich Belov (Chairman)	1977	0	0
Elena Victorovna Lebedeva	1978	0	0
Sergey Vladimirovich Efimov	1961	0	0
Sergey Prokofievich Olizko	1962	0	0
Dmitry Sergeievich Borisov	1981	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Sergey Prokofievich Olizko	1962	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Prometey

Abbreviated corporate name: JSC Prometey”

Registered address: Gunib, Republic of Dagestan, Gubninsk district, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 0510009466

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1040500814551

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Electrical energy production

Does not have a significant influence on the Issuer’s business activity

It was decided on June 15th, 2010 to liquidate JSC Prometey. Functions of all administrating bodies of the company were transferred to the Liquidation Committee

The Liquidation Committee

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Timur Gamzatovich Gamzatov (Chairman)	1960	0.0000134	0.0000134
Khadizhat Rashidovna Gadzhieva	1965	0,0001854	0,0001854
Bunyamin Mikhailovich Khurshilov	1960	0	0
Magomed Gadzhievich Gadzhiev	1966	0	0
Asvat Abdurakhmanovna Abdurakhmanova	1976	0.0007638	0.0007638

Full corporate name: Joint-Stock Company Sayano-Shushenskiy Road Transport Center

Abbreviated corporate name: JSC SShRTC

Registered address: Cheremushki, Sayanogorsk, Republic of Khakassia, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 1902018248

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1031900676356

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Transportation of goods and passengers by motor road vehicles, servicing and repair of vehicles, operation and maintenance of highways

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Elena Viktorovna Lebedeva (Chairman)	1978	0	0
Mikhail Pavlovich Suprun	1955	0	0
Sergey Nikolaievich Ilyinikh	1967	0	0
Alexander Viktorovich Lozhkin	1955	0	0
Michael Mikhailovich Davydov	1980	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Alexander Viktorovich Lozhkin	1955	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Karachaevo-Cherkesskaya Hydro-generating Company

Abbreviated corporate name: JSC Karachaevo-Cherkesskaya HGC

Registered address: 34, Lenina Avenue, Cherkessk, the Karachayevo-Cherkessian Republic, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 0917001661

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1050900973177

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Delivery (sale) of electrical and thermal energy at fixed tariffs in accordance with the dispatching schedule of electrical and thermal loads

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Vladimir Leonidovich Lussinin (Chairman)	1959	0	0
Oleg Nikolaievich Belov	1977	0	0
Grigor Aslibekovich Saratikian	1955	0	0
Vadim Vladislavovich Nedotko	1975	0	0
Michael Mikhailovich Davydov	1980	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Grigor Aslibekovich Saratikian	1955	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Regional – Power Marketing and Investment Corporation

Abbreviated corporate name: JSC RPMIC

Registered address: 11, Promyshlenny Lane, Zeya, Zeyskiy district, Amur region, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 7710050665

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1037739345555

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Installation, commissioning and maintenance of power generating equipment and facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Elena Viktorovna Lebedeva (Chairman)	1978	0	0
Vitaly Nikolaievich Zilberblum	1974	0	0
Oleg Nikolaievich Belov	1977	0	0
Sergey Vladimirovich Efimov	1961	0	0
Dmitry Sergeievich Borisov	1981	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Vitaly Nikolaievich Zilberblum	1974	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Sayano-Shushenskiy Gidroenergoremont

Abbreviated corporate name: JSC SShGER

Registered address: Cheremushki, Sayanogorsk, Republic of Khakassia, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 1902018209

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1031900676169

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Maintenance of power equipment in accordance with applicable regulatory requirements, conducting on-time and quality repair of power equipment, technical upgrading and reconstruction of energy facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Oleg Nikolaievich Belov (Chairman)	1977	0	0
Elena Viktorovna Lebedeva	1978	0	0
Oleg Vasilevich Bashmakov	1957	0	0
Michael Pavlovich Suprun	1955	0	0
Alexey Alexandrovich Melnikov	1981	0.000072	0.000072

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Oleg Vasilievich Bashmakov	1957	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company South Yakutia Hydropower Company

Abbreviated corporate name: JSC South Yakutia HPC

Registered address: 4, Lineynaya Street, Aldan, Republic of Sakha (Yakutia), Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 1402046840

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1061402006126

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Carrying out Construction Customer’s functions related to construction of power generating and distribution facilities and other industrial and civil facilities, including engineering, pre-design surveys, experimental and R&D activities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Yulia Vsevolodovna Smirnova (Chairman	1978	0	0
Oleg Nikolaievich Belov	1977	0	0
Sergey Borisovich Uglovsky	1951	0	0
Evgeny Ivanovich Kozlov	1959	0.0017	0.0017
Kirill Evgenievich Frolov	1975	0	0

Details of the management company to whom the powers of the company’s sole executive body were passed over

Full corporate name: Joint-Stock Company Managing company GidroOGK

Abbreviated corporate name: JSC MC GidroOGK

Registered address: 51, Arhitektora Vlasova street, Moscow, Russia

The management company’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of Issuer’s ordinary shares owned by the management company (%): 0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Sayano-Shushenskaya HPP Service Support Center

Abbreviated corporate name: JSC SSHPP SSC

Registered address: Cheremushki, Sayanogorsk, Republic of Khakassia, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 1902018368

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1031900677324

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Assistance to organizations whose activities are aimed at eliminating the consequences of accidents and reconstruction of the Neporozhniy Sayano-Shushenskaya HPP

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Sergey Anatolievich Kirov (Chairman)	1976	0	0
Vladimir Evgenievich Kulakov	1979	0	0
Vladimir Viktorovich Plotnikov	1960	0	0
Oleg Nikolaievich Belov	1977	0	0
Dmitry Sergeievich Borisov	1981	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Vladimir Viktorovich Plotnikov	1960	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Sulakskiy HydroPower Cascade

Abbreviated corporate name: JSC Sulakskiy HydroCascade

Registered address: 10, Magomed Gadzhiyev Street, Komsomolskoye, Kizilyurt District, Republic of Dagestan, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 0516009712

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1070546001173

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Carrying out the Construction Customer’s functions on projects concerned with technical upgrading and construction of electrical energy facilities and other industrial and civil facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Vladimir Leonidovich Lusinin (Chairman	1959	0	0
Oleg Nikolaievich Belov	1977	0	0
Olga Konstantinovna Mogilevich	1976	0	0
Nurmagomed Alievich Aliev	1954	0	0
Dmitry Sergeievich Borisov	1981	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Nurmagomed Alievich Aliev	1954	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Renewable Energy Engineering Center

Abbreviated corporate name: JSC Renewable Energy Engineering Center

Registered address: 51, Arhitektora Vlasova street, Moscow, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 7728638105

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1077762186633

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Production of electrical and thermal power

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Michael Vadimovich Kozlov (Chairman)	1970	0	0
Maria Vasilievna Korznikova	1979	0	0
Vadim Vladislavovich Nedotko	1975	0	0
Sergey Dmitrievich Riabokon	1962	0	0
Michel Mikhailovich Davydov	1980	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Sergey Dmitrievich Riabokon	1962	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Chirkeigesstroy

Abbreviated corporate name: JSC Chirkeigesstroy

Registered address: Shamilkala, Unzukulskiy district, Republic of Dagestan, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 0533001760

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1020501741523

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 74.99

Percentage of the entity’s ordinary shares owned by the Issuer (%): 74.99

The entity’s equity interest in the Issuer’s authorized capital (%): 0.01

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0.01

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Construction of buildings and facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Alexander Ivanovich Vislovich (Chairman)	1976	0.00040	0.00040
Alexey Sergeievich Timokhin	1979	0	0
Valentin Anatolievich Stafievskiy	1939	0	0
Mukhudin Sadrudinovich Mukhudinov	1950	0	0
Sergey Alexeievich Shmanenkov	1948	0.000024	0.000024
Gennady Olegovich Marzinkovskiy	1968	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Mukhudin Sadrudinovich Mukhudinov	1950	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Zharky

Abbreviated corporate name: JSC Zharky

Registered address: 41, Sovetsky City District, Sayanogorsk, Republic of Khakassya, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 1902017734

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1031900671780

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as a subsidiary or dependent with respect to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20% of the company’s shares

The Issuer’s equity interest in the entity’s authorized capital (%): 25.001

Percentage of the entity’s ordinary shares owned by the Issuer (%): 25.001

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Tourism and recreation activities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Sergey Evgenievich Kolesnikov	1969	0	0
Dmitry Sergeievich Kozachenko	1979	0	0
Dmitry Sergeievich Borisov	1981	0	0
Alexey Anatolievich Bazavluk	1979	0	0
Roman Viacheslavovich Kiselev	1978	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Arsen Genrikhovich Urusov	1973	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Glavniy Vichislitelniy Centr Energetiki

Abbreviated corporate name: JSC GVC Energetiki

Registered address: 7, Kitaygorodskiy Proezd, Moscow, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 7705020880

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1027739064858

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20% of the company’s shares

The Issuer’s equity interest in the entity’s authorized capital (%): 42.53

Percentage of the entity’s ordinary shares owned by the Issuer (%): 42.53

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Design, development and implementation of information technologies supporting economic and financial activities of enterprises and organizations

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Sergey Alexeievich Mikhailov (Chairman)	1962	0	0
Leonid Yurievich Akimov	1970	0	0
Yuri Vladimirovich Goncharov	1976	0	0
Vadim Vladimirovich Bykov	1969	0	0
Nikolay Borisovich Piotrovich	1975	0	0
Yulia Vsevolodovna Smirnova	1978	0	0
Alexander Ivanovich Vislovich	1976	0.00040	0.00040
Garald Ivanovich Bandurin	1967	0	0
Dmitry Arkadievich Smoliarov	1967	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Oleg Konstantinovich Konstantinov	1960	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Ural Energy Management Company

Abbreviated corporate name: JSC OAO UEMC

Registered address: 37, Vernadskogo Avenue, Moscow, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 8602066780

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1028600586838

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20% of the company’s shares

The Issuer’s equity interest in the entity’s authorized capital (%): 20.66

Percentage of the entity’s ordinary shares owned by the Issuer (%): 20.66

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Carrying out the functions of executive agencies in joint-stock companies and other types of corporation in compliance with law and closed contracts

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Nikolay Borisovich Piotrovich (Chairman)	1975	0	0
Anna Mikhailovna Koroleva	1982	0	0
Andrey Lvovich Makeiev	1970	0	0
Irina Vladimirovna Grave	1972	0	0
Sergey Ivanovich Aboymov	1962	0	0
Evgeny Olegovich Krassov	1967	0	0
Egor Viacheslavovich Prokhorov	1972	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Ekaterina Ilinichna Novokreschenykh	1979	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: RusSUNHydro Limited

Abbreviated corporate name: RusSUNHydro Ltd

Registered address: 42, Nestoros, Kaimakli, 1026, Nikosia, Cyprus

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20% of the company’s shares

The Issuer’s equity interest in the entity’s authorized capital (%): 50

Percentage of the entity’s ordinary shares owned by the Issuer (%): 50

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Pre-design surveys for hydropower projects in India.

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Vasiliy Petrovich Kalinin	1963	0	0
Maxim Ebraimovich Pyndin	1981	0	0
Vladimir Victorovich Valiagin	1981	0	0
Irina Vasilievna Plitkevich	1976	0	0
Vikram Khemka Shiv	1960	0	0
Venkatesvraan Sivakumar Vaydianatan	1965	0	0
Igor Valerievich Gundobin	1956	0	0
Michael Mikhailovich Amirdzhanov	1961	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Irina Vasilievna Plitkevich	1976	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Limited liability Company Index of Energy - GidroOGK

Abbreviated corporate name: LLC Index of Energy - GidroOGK

Registered address: 51, Arhitektora Vlasova street, Moscow, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 7729601355

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1087746560131

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 0

The entity’s equity interest in the Issuer’s authorized capital (%): 0.54

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0.54

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Acting as a financial intermediary, carrying out the functions of executive agencies in joint-stock companies and other types of corporation, rendering services concerning trust management of securities and other assets, conducting transactions with securities in compliance with the existing legislation of the Russian Federation

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Vadim Sergeievich Pushkarev	1981	0	0
Maria Gennadiena Tikhonova	1980	0	0
Anna Mikhailovna Koroleva	1982	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Vladimir Viktorovich Valiagin	1981	0	0

Full corporate name: Joint-Stock Company Energy Selling Company RusHydro

Abbreviated corporate name: JSC ESC RusHydro

Registered address: 51, Arhitektora Vlasova street, Moscow, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 7804403972

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1089848039973

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100% minus 1 share

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100% minus 1 share

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Energy selling

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Stanislav Yurievich Svetlitsky (Chairman)	1967	0	0
Sergey Yurievich Yanson	1970	0	0
Evgeny Valerievich Desiatov	1968	0	0
Sergey Anatolievich Kirov	1976	0	0
Dmitry Anatolievich Panchenko	1975	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Ivan Olegovich Abramov	1973	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Nizhne-Kureiskaya HPP

Abbreviated corporate name: JSC Nizhne-Kureiskaya HPP

Registered address: 51, Respublikanskaya Street, Krasnoyarsk, Krasnoyarsk region, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 2460215591

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1092468017751

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Performing the Construction Customer’s (Developer’s) functions on projects concerned with technical upgrading and construction of power facilities and other industrial and civil facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Sergey Alexeievich Shmanenkov (Chairman)	1978	0,000024	0,000024
Olga Konstantinovna Mogilevich	1976	0	0
Elena Victorovna Lebedeva	1978	0	0
Vladislav Sergeievich Efimov	1968	0	0
Michael Mikhailovich Davydov	1980	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Vladislav Sergeievich Efimov	1968	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Far East WEC

Abbreviated corporate name: JSC Far East WEC

Registered address: off. 310, 312, 5A, Komsomolskay Street, Vladivostok, Primorsk Region, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 2536217601

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1092536005297

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Development and implementation of programs targeted at developing renewable sources of electrical energy

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Michael Vadimovich Kozlov (Chairman)	1970	0	0
Elena Victorovna Lebedeva	1978	0	0
Ivan Viacheslavovich Saveliev	1984	0	0
Oleg Nikolaievich Belov	1977	0	0
Yulia Vsevolodovna Smirnova	1978	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Alexey Vladimirovich Gavrilov	1959	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Limited Liability Company Gidroservice

Abbreviated corporate name: LLC Gidroservice

Registered address: 7, Malaya Dmitrovka Street, Moscow, Russia

INN (TAXPAYER IDENTIFICATION NUMBER): 1902022558

OGRN (PRIMARY STATE REGISTRATION NUMBER): 1091902000772

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 0

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Performing the Construction Customer’s (Developer’s) functions on projects concerned with technical upgrading and construction of power facilities and other industrial and civil facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Alexander Ivanovich Vislovich (Chairman)	1976	0.00040	0.00040
Sergey Anatoliievich Kirov	1976	0	0
Oleg Nikolaievich Belov	1977	0	0
Vladimir Evgenievich Kulakov	1979	0	0
Dmitry Sergeievich Borisov	1981	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Sergey Anatolievich Kirov	1976	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Closed Joint Stock Company Malaya Dmitrovka

Abbreviated corporate name: CJSC Malaya Dmitrovka

Registered address: bld 3, 14 Krzhizhanovskogo Street, Moscow, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Lending property

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Dmitry Andreievich Stapran	1977	0	0
Vadim Vladislavovich Nedotko	1975	0	0
Vladislav Vladislavovich Grzhib	1969	0	0
Elena Viktorovna Lebedeva	1978	0	0
Alexey Alexandrovich Melnikov	1981	0.000072	0.000072

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Vladislav Vladislavovich Grzhib	1969	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full corporate name: Joint-Stock Company Small HPPs of Altai

Abbreviated corporate name: JSC Small HPPs of Altai

Registered address: 73, Choros-Gurkina Street, Gorno-Altaysk, Altai region, 649006, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

The Issuer’s equity interest in the entity’s authorized capital (%): 100

Percentage of the entity’s ordinary shares owned by the Issuer (%): 100

The entity’s equity interest in the Issuer’s authorized capital (%): 0

Percentage of the Issuer’s ordinary shares owned by the entity (%): 0

Description of the company’s major business activity. Description of the company’s value for the Issuer’s business activity:

Hydropowe

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
Sergey Yurievich Yanson	1970	0	0
Vadim Vladislavovich Nedotko	1975	0	0
Denis Vladislavovich Gataulin	1978	0	0
Alexey Vladimirovich Serebriakov	1978	0	0
Yulia Vladimirovna Petrova	1981	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer(%)
CEO Igor Alekseievich Davydov	1969	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

4.6. Composition, Structure and Value of the Issuer’s Fixed Assets, Information on the Issuer’s Plans to Acquire, Replace or Write off Some Fixed Assets, as Well as on any Burdens on the Issuer’s Fixed Assets

4.6.1. Fixed assets

In accordance with the accounting (financial) statements for the period between 2005 and 2009 the Issuer has the following groups of key assets on its balance sheet:

Name of fixed assets group	Original (replacement) asset value, rubles	Accrued depreciation value, rubles
Balance sheet date: 31.12.2005
Buildings	0	0
Facilities	0	0
Equipment	194 508	41 840
Others	7 399 831	192 693
Total:	7 594 339	234 533
Balance sheet date: 31.12.2006
Buildings	370 636 998	2 637 414
Facilities	1 756 853 072	12 546 875
Equipment	579 695 207	16 847 111
Others	7 438 842	1 651 000
Total:	2 714 624 119	33 682 400
Balance sheet date: 31.12.2007
Buildings	434 983 316	12 756 665
Facilities	1 765 612 273	50 080 077
Equipment	989 296 375	76 672 893
Others	16 546 380	4 161 949
Total:	3 206 438 343	143 671 584
Balance sheet date: 31.12.2008
Buildings	34 774 138 382	570 105 678
Facilities	171 013 441 944	3 023 706 148
Equipment	45 222 120 456	3 773 600 749
Others	840 496 768	142 021 087
Total:	251 850 197 551	7 509 433 662
Balance sheet date: 31.12.2009
Buildings	34 561 878 342	1 153 052 435
Facilities	174 626 726 037	6 295 599 953
Equipment	45 710 198 458	7 463 554 267
Others	942 771 347	293 049 121
Total:	255 841 574 184	15 205 255 776

Methods of expensing depreciation deductions for groups of fixed assets:

In pursuance of the Issuer’s accounting policies depreciations deductions for groups of fixed assets are expensed by a straight-line method.

Results of the last fixed assets and long-term leased fixed assets revaluation undertaken in the last 5 completed financial years specifying the date of revaluation, full and depreciated reproduction cost before the revaluation and full and depreciated reproduction cost after the revaluation.

The Issuer has not undertaken any fixed assets and long-term leased fixed assets revaluation over the last completed financial years.

Data on the Issuer’s plans to acquire, replace or write off fixed assets whose value constitutes 10% (or more) of the Issuer’s fixed assets value as well as data on any burdens on top of the Issuer’s fixed assets (specifying the nature of burden, time of its occurrence, its duration and other details at the Issuer’s discretion).

In 2010 the Issuer is not intending to acquire, replace or write off fixed assets whose value constitutes 10% (or more) of the Issuer’s fixed assets value.

Burdens on top of the Issuer’s fixed assets.

No burdens on top of the Issuer’s fixed assets were recorded at the date of the Prospectus validation.

V. Information on the Issuer’s Financial and Economic Activity

5.1. Issuer’s Financial and Economic Performance

5.1.1. Profit and Loss

Information on dynamics of indicators characterizing the Issuer’s profitability and loss for the last 5 completed financial years:

Indicator’s name	2005		2006	2007	2008	2009
Revenue, thousand rubles	709,039	*	5,494,223	41,797,725	61,877,186	78,995,831
Gross profit, thousand rubles	610,854		- 457,558	8,503,886	23,658,704	42,291,339
Net profit (retained profit (uncovered loss), thousand rubles	624,825		1,504,245	8,615,731	16,450,239	10,328,995
Return on equity, %	0.60		1.06	4.87	4.01	2.32
Return on assets, %	0.59		0.95	4.44	3.73	2.17
Net profitability ratio, %	0		27.38	20.61	26.59	13.08
Product (sales) profitability, %	0		0	20.35	38.23	53.54
Capital turnover, times	0		0.04	0.22	0.14	0.17
Uncovered loss amount as of the reporting date, thousand rubles	0		0	0	0	0
Correlation of uncovered loss as of the reporting date and the grand total on the balance sheet, %	0		0	0	0	0

* - The “Proceeds” line shows dividends payable equal to 709,039 thousand rubles.

Note: the adjusted indicators have been calculated using the procedure recommended in the Regulation on Disclosure of Information by Issuers of Securities approved by the Order of the Federal Service for Financial Markets dated 10.10.2006 No.06-117/∏3-H.

Economic analysis of the Issuer’s profitability based on dynamics of the adjusted indicators:

The Issuer’s revenue grew for five years: in 2006, revenue increased by 4,785,184 thousand rubles as compared to 2005; in 2007, revenue increased by 36,303,502 thousand rubles; in 2008, revenue grew by 20,079,461 thousand rubles; in 2009, revenue grew by 17,118,645 thousand rubles.

In 2005, the Issuer’s gross profit amounted to 610,854 thousand rubles. In 2006, the Issuer sustained a gross loss of 457,558 thousand rubles. The 2007 gross profit was 8,503,886 thousand rubles; in 2008 – 23,658,704thousand rubles; in 2009 – 42,291,339 thousand rubles. The increased gross profit resulted from a dramatic growth of revenue following the expansion of the Issuer’s activity.

Throughout the periods under review the Issuer’s net profit indicator exhibited a continuous growth, increasing by 15,825,413 thousand rubles from 2005 to 2008.

In 2009, this indicator reduced by 1.6 times. The decline in net profit was due to the loss resulting from revaluated financial investment of 21,711.1 million rubles (revaluation of financial investment (JSC OGK-1, OJSC Krasnoyarskaya HPP) having a market value, as of 31.12.2009, based on the official quotation of securities at MICEX).

The return on equity indicator shows what amount of profit is derived from each investment unit. As of the end of 2005, 2006 and 2007, the indicator was 0.6%, 1.06% and 4.87%, respectively. The indicator growth is due to the Issuer’s increased net profit. As of the end of 2008 and 2009 the index was 4.01% and 2.32, respectively. The indicator decline in 2008 and 2009 stems from increase of the equity capital.

Return on net assets is efficiency of utilizing the assets of a company’s owners and the key criteria for assessing the level of shares at an exchange. Return on net assets by net profit shall ensure that shareholders’ investment in business is paid back. This ratio shows the amount of profit the company derives from each ruble invested in assets. Return on assets showing how efficiently the company’s property is used was 0.59% as of the end of 2005, 0.95% as of the end of 2006 and 4.44% as of the end of 2007. Analysis of dynamics of indicators shows a rise in return on assets through increased net profit of the Issuer. As of the end of 2008 and 2009, the indicator was 3.73% and 2.17%, respectively. The indicator decline in 2008 and 2009 was due to growing assets as a result of the Issuer’s financial and economic activity.

The net profitability ratio showing the efficiency of utilizing the entire capital, including its called-up portion, was 27.4 as of 31.12.2006 and 20.61 as of 31.12.2007. The decrease in the indicator results from net profit growth rates fall behind those of revenue. As of 31.12.2008 and 31.12.2009, the indicator was 26.59 and 13.08, respectively.

The product (sales) profitability ratio shows the company’s profit per each earned ruble. The Issuer’s performance in 2007 allowed the ratio to increase by 20.35% as compared to 2006 (0%). The increase in actual profitability in 2008 and 2009 is due to the greater amount of the investment component included in the tariff: 38.23 % in 2008 and 53.54% in 2009. In 2005 and 2006, the indicator was 0 because 2005 brought no proceeds and in 2006, proceeds were lower than production cost.

The return on capital index showing intensity of utilizing the company’s assets and its business activity also increased by 5.5 times in 2007. The index increase is due to the growth of proceeds from the core business in 2007. In 2008, the index reduced owning to the increase in assets resulting from the Issuer’s financial and economic activities. In 2009, the index grew 1.2 times through a 1.28 times increase in proceeds in 2009 as compared to 2008.

Economic analysis of the dynamics of uncovered loss indices and those of the ratio between the loss as of the reporting date and the balance-sheet total in 2005 – 2009 is not provided because the Issuer had no uncovered loss.

Grounds that the Issuer’s management bodies believe led to the Issuer’s profit recorded in the accounting statements for each completed financial year:

In 2005, the Issuers conducted no operating activity.

The following factors enabled the Issuer to derive net profit in 2006:

Issuer starts its operating activities;

adequate level of electric power (capacity) tariffs;

Issuer’s effective operation in the wholesale electric power and capacity market;

efficient cost management.

The following factors enabled the Issuer to derive net profit in 2007-2009:

adequate level of electric power (capacity) tariffs;

Issuer’s effective operation in the wholesale electric power and capacity market;

efficient cost management;

optimized labor management.

The Issuer’s management bodies have similar opinions as to the above specified grounds and/or their effects on the Issuer’s financial and economic performance indicators.

Members of the Issuer’s management bodies have no dissenting opinion as to the above specified grounds and/or their effects on the Issuer’s financial and economic performance indicators, entered in the minutes of the Issuer’s management body’s meeting that considered relevant issues, and do not insist that such a dissenting opinion be included in this Prospectus.

5.1.2. Factors that have Affected the Amount of the Issuer’s Revenue from Sales of Goods, Products, Works and Services by the Issuer, and of the Issuer’s Profit (Loss) from the Core Business Activity.

Factors that have affected the amount of revenue

Factor’s name	Level of factor
	2005	2006	2007	2008	2009
Inflation	Medium
Foreign currency rate variations	Low
Public authorities’ resolutions	High			Medium
Other factors, including:
Issuer’s effective operation in the wholesale electric power and capacity market	Medium
Efficient cost management	Low

Factors that have affected the amount of profit

Factor description	Level of factor
	2005	2006	2007	2008	2009
Inflation	Medium
Foreign currency rate variations	Low
Public authorities’ resolutions	High			Medium
Other factors, including:
Issuer’s effective operation in the wholesale electric power and capacity market	Medium
Efficient cost management	Medium

Factors that have affected the amount of production cost

Factor description	Level of factor
	2005	2006	2007	2008	2009
Inflation	Medium
Foreign currency rate variations	Low
Public authorities’ resolutions	Medium
Other factors, including:
Issuer’s effective operation in the wholesale electric power and capacity market	Low
Efficient cost management	Medium

The Issuer’s management bodies have similar opinions as to the above specified factors and/or their effects on the Issuer’s financial and economic performance indicators.

Members of the Issuer’s management bodies have no dissenting opinion as to the above specified factors and/or their effects on the Issuer’s financial and economic performance indicators, entered in the minutes of the Issuer’s management body’s meeting that considered relevant issues, and do not insist that such a dissenting opinion be included in this Prospectus.

5.2. Issuer’s Liquidity, Adequacy of Capital and Current Assets

Indicator’s name	2005	2006	2007	2008	2009
Own current assets (thousand rubles)	369,946	12,983,794	47,328,918	68,149,564	114,464,000
Net fixed asset index	1.00	0.91	0.76	0.86	0.79
Current liquidity ratio	1.47	17.97	39.73	6.70	9.95
Quick liquidity ratio	1.46	17.92	39.64	6.65	9.88
Equity-assets ratio	0.99	0.90	0.91	0.93	0.94

Note: The adjusted indicators have been calculated using the procedure recommended in the Regulation on Disclosure of Information by Issuers of Securities approved by the Order of the Federal Service for Financial Markets dated 10.10.2006 No.06-117/∏3-H.

Economic analysis of the Issuer’s liquidity and solvency, adequacy of equity capital to meet short-term liabilities and cover the Issuer’s current operating expenses based on the economic analysis of dynamics of adjusted indicators:

Own current assets are those retained by an organization after one-time full repayment of the organization’s short-term debt. For the three completed financial years, the Issuer’s own current assets have grown dramatically: from 369,946 thousand rubles in 2005 to 68,149,564 thousand rubles in 2008. The indicator growth is owing to the raising of funds through additional equity issues. In 2009, the indicator amounted to 114,464,000 thousand rubles.

The net fixed asset index characterizes a correlation between fixed assets, which should be funded from stable sources, and the size of such sources. For the Insurer’s operation period the index has decreased from 1 to 0.76. The index decline results from an increased size of the Insurer’s equity capital (additional equity issues).

Increased liquidity ratios are due to the grown short-term financial investment and other accounts receivable (non-interest bearing notes) intended to finance RusHydro Group’s investment program.

The current liquidity ratio is used to evaluate the amount of current assets per ruble of current liabilities. Within the periods under review this index varies between 1.47 and 43.48.

The quick liquidity ratio is similar to the current liquidity ratio, helping evaluate asset liquidity. It is calculated from a narrower group of current assets, such calculation excludes inventories, the least liquid part. The quick liquidity ratio was 1.46 in 2005 and 9.88 at the end of 2009, which is also much higher than the guideline value. The maximum indicator value of 39.64 was reached in 2007.

The equity-assets ratio defines an organization’s asset share that is covered by equity capital. For the operation period under review the ratio value varied slightly: 0.99 – as of the end of 2005; 0. 90 – as of the end of 2006; 0.91 – as of the end of 2007; 0.93 – as of the end of 2008; and 0.94 – as of the end of 2009. The ratio shows an organization’s financial independence.

The company’s performance in 2005-2009 allows the Issuer’s management to estimate its financial standing as solvent. The management also believes that the Insurer is capable of meeting its short-term liabilities within the period established.

The Issuer’s management bodies have similar opinions as to the above specified factors and/or their effects on the Issuer’s financial and economic performance indicators.

Members of the Issuer’s management bodies have no dissenting opinion as to the above specified factors and/or their effects on the Issuer’s financial and economic performance indicators, entered in the minutes of the Issuer’s management body’s meeting that considered relevant issues, and do not insist that such a dissenting opinion be included in this Prospectus.

5.3. Size and Structure of the Issuer’s Capital and Current Assets

5.3.1. Size and Structure of the Issuer’s Capital and Current Assets

Unit of measurement: thousand rubles

Indicator’s name	2005	2006	2007	2008	2009
Size of authorized capital*	103,951,323	140,954,760	156,864,374	245,014,059	269,695,431
Total value of the Issuer’s shares (stakes) bought out by Issuer for resale (transfer)	0	0	0	0	0
Percentage of shares (stakes) bought out by the Issuer for resale (transfer), of the Issuer’s placed stocks (authorized capital)	0	0	0	0	0
Size of the Issuer’s reserve capital built up by deductions from the Issuer’s profit	0	31,241	106,453	970,610	1,793,122
Size of the Issuer’s additional capital showing the asset value increment that is defined by revaluation, as well as the amount of difference between selling price (placement price) and par value of the company’s shares (stakes) due to sales of shares (stakes) at a price in excess of par value	0	391,080	12,005,098	92,369, 450	91,178,074
Size of the Issuer’s retained net profit	596, 936	357,741	7,779,260	7,749,820	82,495,878
Total amount of Issuer’s capital	104,548 259	141,734,822	176,755,185	410,103,939	445,162,505

*	The authorized capital size shown here complies with the Issuer’s constituent documents.

Size and structure of the Issuer’s current assets in accordance with the Issuer’s accounting statements

Unit of measurement: thousand rubles

Indicator’s name	2005	2006	2007	2008	2009
TOTAL Current assets	1,148,945	28,891,716	64,614,900	99,259,038	144,731,963
Reserves	175	49,115	104,651	717,039	933,865
feedstock, materials and other similar inventory items	2	24,754	30,235	623,252	752,863
finished products and goods for resale	0	0	0	1,993	7,122
deferred expenses	173	24,361	74,416	91,794	173,880
Input value added tax	9,836	20,807	36,788	300,497	800,934
Accounts receivable (payments are expected more than 12 months after the reporting date)	0	0	5,564,265	9,767,197	21,512,833
including buyers and customers	0	0	0	630	48,507
Accounts receivable (payments are expected within 12 months after the reporting date)	588,503	22,636 097	42,885,503	60,258,419	70,269,272
including buyers and customers	0	498,554	1,791,170	3,386 573	3,541,818
Short-term financial investments	450,076	6,097,515	14,117,927	23,036,307	49,209,152
Cash assets	100 355	88 182	1 905 766	5 179 445	2 005 535
Other current assets	0	0	0	134	372

Current asset financing sources:

-own sources;

-accounts payable;

-short-term loans.

Issuer’s current asset financing policy:

Current assets are financed both through the Issuer’s own funds and borrowed funds.

Factors that may entail a change in the current asset financing policy and their occurrence probability estimation:

The Issuer’s current asset financing policy is based on the principle of the Issuer’s maximum reliability. The Issuer’s business is funded through equity capital, short-term loans and accounts payable.

The bulk of the Issuer’s own funds have been invested into current assets. Improved collectability of payments for sold electric power (capacity) may become a factor that may entail a change in the current asset financing policy.

Estimating the probability of occurrence of factors that may entail a change in the current asset financing policy:

In the Issuer’s opinion, the probability of occurrence of factors that may entail a considerable change in the working capital financing policy, except for those mentioned above, is insignificant.

5.3.2. Issuer’s Financial Investments

List of the Issuer’s financial investments that account for 10% or more of all of its financial investments as of the end of the last financial year until the date of approval of the Prospectus:

Investments in issuance securities

There are no investments in issuance securities, accounting for 10% or more of all financial investments.

Investments in non-issuance securities

There are no investments in non-issuance securities, accounting for 10% or more of all financial investments.

Other financial investments

There are no financial investments in non-issuance securities, accounting for 10% or more of all financial investments.

Information on the established reserves for depreciation of securities. If a reserve for depreciation of securities is set up, the reserve amount as of the beginning and end of the last completed financial year until the date of approval of the Prospectus is indicated.

The amount of reserve for depreciation of securities was 524,230.00 rubles as of the beginning of 2009.

The amount of reserve for depreciation of securities was 114,230.00 rubles as of the end of 2009.

Information on the amount of potential losses related to bankruptcy of organizations (enterprises) in which investments have been made, for each type of such investments: there are potential losses. The potential amount of losses corresponds to the balance sheet value of financial investments.

The Issuer’s funds have not been placed in deposit and other accounts at credit institutions whose licenses have been suspended or revoked or it has been decided to reorganize, wind up or declare such organizations bankrupt or initiate bankruptcy proceedings against them.

Accounting standards (requirements) under which the Issuer has performed calculations included in this clause of the Prospectus:

19/02 “Financial Investment Accounting” approved by the Order of the Ministry of Finance of the Russian Federation dated 10.12.2002 No.126H.

5.3.3. Issuer’s Intangible Assets

Information on the composition, initial (replacement) cost of intangible assets and the amount of accumulated depreciation for the last 5 completed financial years:

Description of intangible asset cluster	Initial (replacement) cost, rubles	Accumulated depreciation amount, rubles

Reporting date: 31.12.2005
Organization’s intangible assets N/A

Reporting date: 31.12.2006
Organization’s intangible assets N/A

Reporting date: 31.12.2007
Organization’s intangible assets N/A

Reporting date: 31.12.2008
Organization’s intangible assets	0	0
R & D and technological work expenses	45,833,333	0
Patents	182,637	67,262
R & D	6,561,166	0
Other	4,206,129	1,621,403
Total:	56,783,265	1,688,665

Reporting date: 31.12.2009
Organization’s intangible assets	10,676,557	4,360,186
R & D and technological work expenses	21,891,666	0
Patents	182,637	74,582
Total:	32,750,860	4,434,768

Methods for evaluation of intangible assets and their appraised value in case of contribution of intangible assets to the authorized (reserve) capital (unit fund) or uncompensated receipts:

There have been neither contributions of intangible assets to the authorized capital nor uncompensated receipts.

Accounting standards (requirements) under which the Issuer provides data on its intangible assets:

Intangible assets have been and will be accounted for by the Issuer in the future in accordance with applicable laws, in particular, under the Intangible Asset Accounting Regulation No.14/2007 “Intangible Asset Accounting” approved by the Order of the Ministry of Finance of the Russian Federation dated 27.12.2007 No.153H.

5.4. Information on the Issuer’s Policies and Expenditure in the Research and Technology Area with Regard to Licenses and Patents, New Developments and Investigations

The Issuer’s policies in the research and technology area and research and technology expenditure through own funds over the last 5 completed financial years or for each financial year (including disclosure of research and technology expenditure through the Issuer’s own funds for each of the reporting periods):

The Issuer has regularly conducted research to identify ways of improving the production process (investigations of material properties and equipment status, testing etc.), aimed at enhancing reliability, safety and efficiency of HPP operation.

The following research efforts in the research and technology area were undertaken in 2008:

1.	Substantiation of hydropower engineering development levels in Russia’s energy strategy.

2.	Investigation of stability conditions of unconventional electrical power plants in the power system. Determination and substantiation of a possible and appropriate specific weight of unconventional electrical power plants in the generating capacity structure.

3.	Mathematic simulation of unconventional electrical power plants and simulation results

4.	Formalization of the task of integrated optimization and operation of various generating capacities (HPP, NPP, TPP) within the UES of Russia and development of its mathematical formulation and solution algorithm.

In 2008, the research and technology expenditure through the Issuer’s own funds amounted to 92,748 thousand rubles, including VAT.

The following research efforts in the research and technology area were undertaken in 2009:

1.	Investigation of stability conditions of unconventional electrical power plants in the power system. Determination and substantiation of a possible and appropriate specific weight of unconventional electrical power plants in the generating capacity structure.

2.	Formalization of the task of integrated optimization and operation of various generating capacities (HPP, NPP, TPP) within the UES of Russia and development of its mathematical formulation and solution algorithm.

In 2009, the research and technology expenditure through the Issuer’s own funds amounted to 52,392 thousand rubles, including VAT.

In 2005-2007, no research efforts in the research and technology area were undertaken.

In 2005-2009, the Issuer did not develop intellectual properties liable to legal protection (including patents for invention, useful model and production prototype; state registration of trademarks and service trademarks; name of product’s place of origin).

By way of legal succession, however, JSC RusHydro has received the following patents from OJSC P.S. Neporozhniy Sayano-Shushenskaya HPP:

Patent for Invention No.2224226 Device for monitoring of laminated deformations in solid mass (date of issue – 08.04.2002; validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Patent for Invention No.2226678 Pipeline pressure measuring device (date of issue – 23.07.2001, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Patent for Invention No.2263744 Deep soil freezing device (date of issue – 18.08.2003, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Patent for Invention No.2172801 Method of improving service properties of the hydraulic structure foundation (date of issue – 09.08.2000, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Patent for Invention No.2224067 Concrete dam, erection and operation methods and a device for concrete temperature control at the external dam face (date of issue – 09.11.2001, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Patent for Invention No.2263741 Dam from rolled low-cement concrete (date of issue – 18.08.2003, validity – 20 years; registration body – the Federal Service for Intellectual Property, Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Basic areas and results of use of the Issuer’s primary intellectual properties:

Intellectual properties are used to enhance efficiency of primary processes throughout the life cycle of the technical system of JSC RusHydro.

Because of their uniqueness and the narrow area of undertaken research and technology efforts and investigations, intellectual properties are not currently in commercial use.

Risk factors related to possible expiry of the Issuer’s basic patents and trademark licenses.

There are no risk factors related to possible expiry of the Issuer’s basic patents and trademark licenses.

5.5. Analysis of Development Trends in the Issuer’s Core Activity Area

Key factors affecting the industry’s status:

The following key factors determine the industry’s development rates:

-	GDP growth rates that determine electric power demand and impose requirements to electric power quality and consumption schedule and the level of investment in new facilities;

-	legal framework determining the power project payback time, sources and structure of energy companies’ investment portfolio, level of competition etc;

-	level of state encouragement of individual generation types;

-	condition of basic production assets of the industry’s enterprises;

-	cross-subsidy level;

-	socio-economic situation in the country;

-	availability of capital markets, including credit resources;

-	level of power consumers’ payment discipline.

Basic trends in the industry where the Issuer conducts its core activities:

1. The global financial crisis which affected Russia in 2008 intensified uncertainty of growth prospects for the power industry:

a)	it is not clear how deeply power consumption may decline and how long it will take consumption to recover;

b)	transition to the target model of power and capacity markets and development of the necessary regulatory framework; crisis requires increased participation of the state to in the industry regulation, including check to prices;

c)	recovery of capital markets providing investment processes in the industry will take time;

d)	the Government has reduced its support to the power industry through state sources.

At the same time:

2.	The Government of the Russian Federation promotes technologies for long-term forecasting and planning in the energy sphere (Energy Strategy of the Russian Federation until 2030 was designed; General Layout of Power Engineering Facilities until 2020, Concept for Long-Term Socio-Economic Development of the Russian Federation until 2020 and regional development strategies were adopted).

3.	Reorganization of the sector and transition to the industry’s target structure resulted in a reduced cross-subsidy level and of intensified investment processes.

4.	The state is placing more emphasis on energy efficiency and promotion of renewable energy sources (RES) and has adopted a number of policy documents. Yet, to achieve the established RES development levels, it is necessary to promptly adopt regulatory documents providing RES project payback (primarily, establishing the market price increment for RES generators).

5.	In the context of the financial and economic crisis, a number of regulatory documents were adopted to provide support to the Russian economy, including the energy sector. The Issuer was included in the list of the nation’s strategic enterprises, which means state support may be expected.

6.	The reforming of RAO UES of Russia and new investors in the power industry allowed large-scale works to be started aiming to reequip energy companies and upgrade their primary equipment (electric power plants, power grids etc.).

Evaluation of compliance of the Issuer’s performance with the industry’s development trends:

The Issuer evaluates its performance as successful.

Causes of the achieved performance (satisfactory and unsatisfactory performance, in the Issuer’s opinion):

Causes of the achieved performance - satisfactory.

The Issuer’s management bodies have similar opinions as to the information furnished.

Members of the Issuer’s Board of Directors and collegial executive body have similar opinions as to the information furnished.

5.5.1. Analysis of Factors and Conditions Affecting the Issuer’s Activity

Factors and conditions affecting the Issuer’s activity and performance, forecast for duration of such factors and conditions:

The following factors and conditions affect the Issuer’s activity and performance:

1. Reliability and safety of equipment and hydraulic structures

Wear and obsolescence of fixed assets, more stringent requirements for reliable and fault-free operation of the UES of Russia, increased demand for regulating capacity of the daily consumption schedule in the European UES of Russia, increased threat of severe technogenic accidents caused by destruction of hydraulic structures and generating equipment and increased level of standardization of seismicity in the Issuer’s HPP locations emphasize critical importance of reliability and safety of assets and funds.

2. Seasonality

The Issuer’s power output is largely dependent on the existing inflows into the rivers on which its generating capacities are located, on the forecasting potential and resolutions by authorities regulating water use relations in the Russian Federation.

3. Tariffing mechanisms

Part of the Issuer’s facilities is located in the Far East where no liberalization of power and capacity markets is expected in the foreseeable future. Given the national policy aimed at rapid socio-economic development of the Far East, the tariffing mechanisms for the region may fail to ensure profitable HPP operation there. At the same time, liberalization of the wholesale market in other regions will not necessarily guarantee the Issuer a profit sufficient for cross-subsidy of the Far East region.

4. Russia’s hydro potential development rates

Russia’s undeveloped hydro potential is concentrated in the areas that feature no major consumers, lack an adequate infrastructure and use a tariffing model that fails to provide the required level of return on investment. Meanwhile, development of these territories is one of the key areas of Russia’s regional policies.

5. State participation in the Issuer’s capital

The Issuer’s business depends and will depend on two primary vectors: the need to achieve the state-set objectives and to ensure growth of the Issuer’s business value at the same time.

6. Emergence of a new market model

The emerging market model will in the long term determine efficient and reliable operation of RES power plants, RES HPP use development rates and degree of compensation for HPP unique contribution to providing system reliability. To date, regulations have been determined for operation of the regulated contracts market, day-ahead market, balancing market and long-term capacity market and system services market; a target model for operation of retail markets is currently under development.

7. Corporate restructuring of the industry and the Issuer

Termination of RAO UES of Russia’s activities, public offerings of securities and emergence of diverse shareholder groups require the Issuer to make its business more open and efficient.

8. Promotion of power generation based on other RES (wind, tidal, geothermal etc.)

Attention given worldwide to the promotion of RES-based power generation, assistance by developed nations in promoting renewable power engineering, the need to diversify energy sources and ease the load on the environment alongside the considerable undeveloped RES potential in Russia predetermine the development of power generation using this type of primary energy sources.

9. Potential of interrelated industries

The research, design and survey and construction complexes have over the last decades sustained substantial losses resulting from a low demand for their products and services. In the near term the Issuer will need great scopes of design and survey work, construction services and delivery of equipment and materials. Restrictions caused by the shortage of goods and services in these markets may have a dramatic effect on the Issuer’s development rates.

10. Staffing

The most pressing problems hindering the large-scale development of the hydropower industry include a shortage of engineering personnel, broken occupational continuity and degraded personnel training for the industry, all stemming from the crisis processes in the country’s economy and social life.

11. Global climate change

The problem of climate change has a continuously increasing direct impact on the Issuer’s activity making it more difficult to forecast water conditions as a result of increased deviations of long-term average annual hydrographs and weather conditions.

Forecast for duration of the above factors and conditions.

These factors and conditions will have a dramatic effect on the Issuer’s activity during the next few years.

Steps which are currently taken and will be taken by the Issuer for effective handling of the above factors and conditions:

-	overcoming the trends for intensifying obsolescence and wear of equipment and improvement of reliability and safety of hydraulic structures through upgrading and renovation programs;

-	identifying a strategy for balanced development that serves the interests of all shareholder groups, determining new adequate financing and property distribution packages as well as forms and procedures for state participation in projects implemented;

-	providing the state and regions with opportunities and industrial, infrastructure and social development projects that would necessitate the use of hydraulic power plants and place them in recurrent demand;

-	assistance in developing a market model favorable for use of RES and providing an adequate compensation to the Issuer for its contribution to system reliability;

-	acquiring competence in operation in the conditions of openness, meeting the requirements of investment professionals and minority shareholders as well as application of best corporate management practices;

-	contribution to creating mechanisms aimed to promote RES-based power generation and ensure effectiveness of this type of projects; as a result their share in the country’s energy balance will increase considerably;

-	building an effective system of interaction with key resource market players, risk diversification through development of internal interrelated businesses, providing support to sectoral research and innovative technologies;

-	building an effective system of engineering personnel training, comprising a system of interaction with field-oriented educational institutions; creation of mechanisms encouraging an HR inflow into the industry and professional skill development;

-	providing conditions for overcoming entry barriers, including the acquisition of competence in operation on overseas markets and extension of business contacts;

-	participation in creating a water conditions forecasting/monitoring system in the near term and in extension of RES use in the long term.

Methods which are currently used and will be used by the Issuer in the future to reduce an adverse effect of the factors and conditions impacting on the Issuer’s activity:

-	strategic planning;

-	investment planning;

-	business planning;

-	budget planning;

-	tax planning;

-	corporate planning;

-	use of advanced manager motivation systems;

-	promotion of an advanced power distribution system;

-	increasing of financial control and implementing a cost reduction system.

Significant events and factors that may have the most adverse effect on the Issuer’s ability to achieve similar or higher performance than in the previous reporting period:

The following significant events and factors may have the most adverse effect on the Issuer’s ability to achieve high performance in the future:

-	Unfavorable tariff decisions, including prescription of tariffs insufficient for financing the required costs related to reequipment and completion of the Company’s projects, making unfavorable decisions on participation of P.S.Neporozhny Syano-Shushenskaya HPP in the power and capacity market (the need to perform obligations under regulated contracts etc.).

-	High capital intensity and long implementation periods of HPP projects. HPP projects provide the basis for the Issuer’s development. However, they are capital intensive and take a long time to implement. Furthermore, the cost of building HPP supply grids is normally extremely high. So such projects have low economic efficiency parameters.

-	The deep structural crisis which hit Russia in 2008 may crucially reduce the forecast power demand both through decreased investment in new facilities and closure of facilities, cost inefficient in the context of crisis, that have previously been consumers of the existing generating capacities.

-	Lack of required regulations for power and capacity markets. At present, the hydropower industry may be regarded as one of the means to restrain the growth of power tariffs and prices in the context of crisis. Besides the payment for system services rendered by the Issuer is inadequate.

-	Lack of operating RES state-support mechanisms. Because of high capital investment required to produce power units for RES-based power plants and lack of mechanisms for state support of use and promotion of RES generation technologies in Russia, at present RES-based power plants are cost ineffective. Failure to adopt requisite regulatory legal acts will impede the development of this sector in the Russian Federation.

The probability of the above event and factors is estimated by the Issuer as high.

Significant events and factors that may improve the Issuer’s performance, their probability and duration:

Significant events and factors that may improve the Issuer’s performance are those influencing the industry as a whole. To ensure more efficient operation in new conditions, the Issuer should:

-	implement the elaborated Integrated long-term upgrading/renovation programs, including those providing an increase in the installed capacity, flexibility and controllability of equipment operating conditions, process automation and use of new technologies, which will help avoid risks related to equipment wear and obsolescence, reducing the likelihood of accidents and enhancing the efficiency of operating facilities;

-	tackle the current tasks of the Issuer’s management in order to meet the requirements specified by investment professionals to public companies; this will help improve operating efficiency, corporate management quality and quality of decisions concerning the Issuer’s strategic initiatives and plans;

-	encourage demand for HPP power from major consumers, enter into strategic alliances with federal-level companies interested in cluster development projects;

-	assist in developing organization plans for management of regional development – region development corporations and adopting a market model allowing bilateral power purchase contracts to be signed in nonprice areas, including export contracts;

-	assist in adopting capacity/system service market regulations providing an adequate compensation to PSPPs for contribution to system reliability and safety;

-	assist in adopting legal acts aimed to provide state support for use of RES, and use economic mechanisms provided for in the current international agreements on prevention of climatic change, including the Joint Implementation mechanism set forth in the Kyoto Protocol;

-	Issuer’s management should take steps to develop financial and legal schemes for implementing system-wide mega projects.

The probability of the above event and factors is estimated by the Issuer as medium.

When implemented, the above measures will help the Issuer in the short term to retain the leading position on the power sales market and gain considerable advantages over potential competitors.

5.5.2. Issuer’s competitors

Information about the existing principal and potential competitors of the Issuer by core activity:

Principal competitors	Description	Competitive field
Energoatom Concern OJSC

Competitor’s strengths: considerable installed capacity of power facilities concentrated in European Russia; close to optimal load.

Competitor’s weaknesses: low flexibility and the resulting low effect from the balancing market; not represented in Siberia and the Far East.

As regards sales, competition may only occur in extreme surplus conditions. As regards development, struggle for state financing resources.
Heat generating companies (OGK, TGK)

Competitor’s strengths: wide territorial spread, primary generating capacities located in Russia (70%), possibility of submitting price bids to DAM and priority heating cycle load.

Competitor’s weaknesses: comparatively low flexibility, dependence of generated power prices on fuel prices.

As regards power sales, competition for amounts at specific hours of the day in heating cycle.
HPPs not incorporated into RusHydro	Irkutskenergo (over 9,000 MW per HPP), Krasnoyarskaya HPP (6,000 MW), Tatenergo (over 1,200 MW) and others.	As regards power sales, competition for amounts during the freshet period. As regards development, competition with private HPP shareholders for hydro potential development.
RAO Eastern Energy Systems	Competitor’s strengths: Joint ownership of generating assets and sole power buyer in the Far East. Competitor’s weaknesses: mainly small thermal power plant with high production cost.	As regards development, competition for new investment projects for power exports and power sales to new energy-intensive customers.
Inter RAO UES

Export-import operator and company managing generation facilities in Russia and beyond.

Competitor’s strengths: dominant position in power export-import operations.

Competitor’s weaknesses: regulated activities, reduced import possibilities in the context of shortage.

As regards power sales, competition for amounts at specific hours of the day. As regards development, competition for the right to be the government’s agent in implementing international projects.

At present, the Issuer has no foreign competitors.

Under its international strategy, RusHydro OJSC should seek to become a company investing in RES generating facilities and be actively involved in their development, design, construction and subsequent operation in various geographical markets, depending on how promising they are, including such activities abroad.

In this connection the Issuer expects to compete with the following overseas companies in the future: EdF, Statkraft, Iberdrola, Enel, Eon, Lahmeyer International, Mott MacDonald, SNC-Lavalin, Hindustan Construction Co (HCC), VA TECH Hydro, North American Hydro, GE Energy Financial Services, Electricité du Laos, Electricité du Vietnam, NHPC and NTPC.

List of the Issuer’s competitive capacity factors, describing how they may affect, in the Issuer’s opinion, the competitiveness of products (works, services):

1. Environmental friendliness of power generation, as water resources are a renewable and the most ecofriendly energy source that helps reduce TPP air emissions and preserve hydrocarbon fuel reserves.

2. High flexibility, as it is HPPs that are the most flexible facilities capable, if necessary, of increasing outputs considerably in a matter of minutes to cover peak loads.

3. Absence of the fuel component in the cost of production, which provides independence from energy carrier price variations and, consequently, long-term guarantees of the best price for consumers.

All the above factors have an equally considerable effect on the competitiveness of products (works, services).

VI. Details of the persons included in the Issuer’s management and audit bodies and brief data on the Issuer’s personnel (staff)

6.1. Structure and competence of the Issuer’s management bodies

Full description of the structure and competence of the Issuer’s management bodies in accordance with the Issuer’s Articles of Association.

The Issuer’s management bodies:

-	General Meeting of Shareholders;

-	Board of Directors;

-	Management Board – collegial executive body;

-	Chairman of the Board – sole executive body.

The Competence of the Issuer’s General Meeting of Shareholders is set forth in Article 10 of the Issuer’s Articles of Association:

“10.2. The following issues shall come within the competence of the General Meeting of Shareholders:

1)	alteration and amendment of the Articles of Association or approval of a revised versions thereof;

2)	reorganization of the Company;

3)	liquidation of the Company, appointment of a liquidation committee and approval of interim and liquidation balance sheets;

4)	determination of the number, par value and category (type) of authorized shares and rights granted thereby;

5)	increase of the Company’s authorized capital by raising the par value of shares or by placement of additional shares;

6)	reduction of the Company’s authorized capital by decreasing the par value of shares, through acquisition by the Company of part of the shares to reduce their total number and by paying off the shares acquired or redeemed by the Company;

7)	split and reverse split of the Company’s shares;

8)	decision-making on placement by the Company of bonds converted into shares and of other securities converted into shares;

9)	election of members to the Board of Directors and termination of their powers;

10)	election of members to the Company’s Audit Committee and termination of their powers;

11)	approval of the Company’s Auditor;

12)	approval of the annual report, annual accounting statements, including the Company’s profit and loss statement (profit and loss account), and distribution of profit (including payment (declaration) of dividends, except for the profit distributed as dividends at the end of the first quarter, half year and nine months of the financial year) and losses of the Company based on the financial year’s performance;

13)	payment (declaration) of dividends at the end of the first quarter, half year and nine months of the financial year;

14)	decision-making on approval of major transactions where provided so in Article 79 of the Federal Law On Joint Stock Companies;

15)	decision-making on approval of transactions where provided so in Article 83 of the Federal Law On Joint Stock Companies;

16)	adoption of resolutions on participation in financial industrial groups, associations and other alliances of profit making organizations;

17)	approval of internal documents governing the activities of the Company’s management and audit bodies;

18)	decision-making on payment of fees and/or compensations to the members of the Company’s Audit Committee;

19)	decision-making on payment of fees and/or compensations to the members of the Company’s Board of Directors;

20)	handling other issues as stipulated in the Federal Law On Joint Stock Companies.”

10.3. Issues that come within the competence of the General Meeting of Shareholders may not be referred for resolution to the Company’s Board of Directors and Chairman of the Board.

The General Meeting of Shareholders may not to consider and pass resolutions on issues that do not come within its competence under the Federal Law On Joint Stock Companies.

The Competence of the Issuer’s Board of Directors is set forth in Article 10 of the Issuer’s Articles of Association:

“12.1. The Board of Directors shall carry out general management of the Company’s business, except for the issues referred by the Federal Law On Joint Stock Companies and these Articles of Association to the competence of the General Meeting of Shareholders.

The following issues shall come within the competence of the Board of Directors:

1)	identification of the Company’s priority areas of activity, approval of the Company’s long-term development programs (including approval of the Company’s investment program);

2)	calling of Annual and Extraordinary General Meetings of Shareholders and decision-making related to the calling, preparing and holding General Meetings of Shareholders;

3)	placement by the Company of bonds and other issuance securities, except as otherwise provided by the Federal Law On Joint Stock Companies and these Articles of Association;

4)	approval of resolutions on the issue of securities, Prospectus, reports on acquisition of shares from the Company’s shareholders, share pay-off reports and reports on share redemption claims from the Company’s shareholders;

5)	determination of the price (money value) of property and of placement and repurchase of issuance securities where provided so by the Federal Law On Joint Stock Companies as well as when handling the issues as referred to in subpar.17, 20 and 21 of par.12.1 hereof;

6)	acquisition of shares, bonds and other securities placed by the Company where provided so by the Federal Law On Joint Stock Companies;

7)	carve-out (disposal) of the Company’s shares that the Company has acquired or redeemed from the Company’s shareholders as well as in other cases provided for in applicable Russian laws;

8)	determination of the number of the Company’s Management Board members, election of the Board members, determination of the procedure for payment of fees and compensations thereto, termination of their powers, including adoption of resolutions on early termination of contracts therewith;

9)	election of the Board Chairman and termination of his powers, including decision-making on termination of the employment contract therewith, holding the Board Chairman disciplinarily accountable and commendation thereof in accordance with the labor laws of the Russian Federation, adoption of a resolution on recommending the Board Chairman for national and sectoral awards;

10)	approval for the Board Chairman and the board members to hold concurrent positions in management bodies of other organizations as well as other paid positions in other organizations;

11)	election of the Chairman and Vice Chairman of the Company’s Board of Directors and termination of their powers;

12)	setting up of the Company’s Board of Directors committees, election of members to the Company’s Board of Directors, approval of regulations for the Company’s Board of Directors committees;

13)	election of the Company’s Board of Directors Secretary and termination of his/her powers;

14)	approval (adjustment) of the Company’s key performance indicators and business plan, review of reports on implementation thereof;

15)	determination of the Auditor’s fee;

16)	recommendations to the General Meeting of Shareholders with regard to the size of a dividend on shares and dividend payment procedure;

17)	approval of the Company’s internal documents defining the procedure for setting up and use of the Company’s funds, adoption of a resolution on the use of the Company’s funds;

18)	approval of the Company’s internal documents, except for those to be approved by the General Meeting of Shareholders or executive bodies of the Company as well as approval of internal documents designed to meet the requirements of the RF regulatory legal acts and regulations of securities market trade organizers for issuers whose shares are in circulation in the securities market;

19)	setting up branches and opening representative offices of the Company, liquidation thereof and alteration of the Company’s Articles of Association related to setting up branches and opening representative offices (including the alteration of names and locations of the Company’s branches and representative offices) and liquidation thereof;

20)	participation of the Company in other organizations, change of a participation interest (number of stocks, shares and interests), encumbrance of stocks and interests and termination of the Company’s participation in other organizations;

21)	preapproval of resolutions on the following types of transactions to be conducted by the Company:

a) transactions with the Company’s non-current assets in the amount exceeding ten (10) percent of the balance sheet value of such assets as of the date of resolving to conduct such transaction;

b) transactions (a few related transactions) connected with disposal of the Company’s property comprising fixed assets, intangible assets and construction in progress, where determined so (including amounts) by separate resolutions of the Company’s Board of Directors;

22)	determination of the Company’s credit policy as regards issuing loans, signing credit and loan contracts, granting surety, assuming obligations on bills (issue of promissory notes and bills of exchange) and decision-making on the said transactions to be conducted by the Company when the procedure for decision-making thereon is not defined by the Company’s credit policy; decision-making in accordance with the approved credit policy;

23)	decision-making on transactions to be conducted by the Company, related to gratuitous transfer of the Company’s property or proprietary rights (claims) to itself or to a third party; on transactions connected with release from a property liability to itself or to a third party; on transactions related to services (works) rendered (performed) by the Company free of charge to third parties, where determined so (including amounts) by separate resolutions of the Board of Directors;

24)	approval of major transactions, where provided so by Chapter X of the Federal Law On Joint Stock Companies;

25)	approval of transactions provided for in Chapter XI of the Federal Law On Joint Stock Companies;

26)	approval of the Company’s registrar, terms of a contract therewith and resolving to terminate the contract therewith;

27)	approval of the procedure for interaction of the Company with business entities, in which the Company has shares and interests;

28)	determination of the Company’s (Company representatives’) position, including instructions whether or not to vote on agenda items, vote “for”, “against” or “abstained” on draft resolutions on the following agenda items of management bodies of business entities’ subsidiaries and affiliates (“SA”):

a) on SA restructuring and winding up;

b) on determination of the number, par value, category (type) of SA’s authorized shares and rights granted thereby;

c) on increase of SA’s authorized capital by raising the par value of shares or by placement of additional shares;

d) on placement of SA’s securities converted into ordinary shares;

e) on split and reverse split of SA’s shares;

f) on transactions conducted by SA (including acquisition, disposal, pledging or any other encumbrance by conducting one or several related transactions) with shares and interests of SA’s subsidiaries and affiliates engaging in production, transfer, dispatching, distribution and sales of electric and heat power, regardless of the number of shares (amount of participation interests in the authorized capital) of such subsidiaries and affiliates;

g) on approval of major transactions carried out by SA;

h) on transactions conducted by SA (including a few related transactions), connected with disposal or possible disposal of SA’s property, including fixed assets, intangible assets and construction in progress, that is intended for production, transfer, dispatching, distribution and sales of electric and heat power, where defined so (including amounts) by the procedure for the Company’s interaction with entities, in which the Company participates, approved by the Company’s Board of Directors;

29)	determination of the Company’s insurance policy, including approval of the Company’s Insurer;

30)	determination of the Company’s procurement policy, including approval of the Regulations for regulated purchase of goods, works and services; decision-making under the approved Regulations;

31)	approval of the procedure for selection of valuators and/or valuator candidate(s) to determine the value of shares, property and other assets of the Company, where provided so by the Federal Law On Joint Stock Companies, these Articles of Association and individual resolutions by the Company’s Board of Directors;

32)	review of the Company’s organizational structure;

33)	approval of a collective bargaining contract and agreements signed by the Company with nonprofit organizations, concerning social security of the Company’s staff;

34)	other issues coming within the competence of the Board of Directors under the Federal Law On Joint Stock Companies and these Articles of Association.

12.2. Issues coming within the competence of the Company’s Board of Directors may not be referred for resolution to the Company’s Management Board and its Chairman.”

Issuer’s executive bodies:

Under par.17.1 of Article 17 of the Issuer’s Articles of Association, day-to-day operations are managed by the Company’s Board Chairman (sole executive body) and the Company’s Management Board (collegial executive body).

The competence of the Issuer’s Board is set out in Article 18 of the Issuer’s Articles of Association:

“18.2. The following issues come within the competence of the Management Board:

1) development and submission of the Company’s priority lines of activity and long-term implementation plans to the Board of Directors for consideration;

2) preparation of reports on implementing resolutions passed by the General Meeting of Shareholders and by the Board of Directors;

3) submission of reports on meeting the Company’s key performance indices and business plan to the Board of Directors for consideration;

4) approval (adjustment) of the Company’s budget;

5) determination of the Company’s (Company representatives’) position, including instructions whether or not to vote on agenda items, vote “for”, “against” or “abstained” on draft resolutions on the following agenda items handled by the management bodies of business entities’ subsidiaries and affiliates (“SA”):

a) on approval (adjustment) of target values of SA’s key performance indicators (KPI) and review of implementation reports;

b) on SA’s participation in other organizations (on joining an existing organization or setting up a new one), on acquisition, disposal and encumbrance of shares and interests in the authorized capital of the entities in which SA participate and on changing a participation interest in an organization’s authorized capital, except for issues pertaining to the competence of the Board of Directors;

c) on determination of SA representatives’ position on agenda items of management bodies of SA’s subsidiaries and affiliates, concerning the conducting (approval) of transactions (a few related transactions connected with disposal or possible disposal of SA’s property, including fixed assets, intangible assets and construction in progress, that is intended for production, transfer, dispatching, distribution and sales of electric and heat power;

d) on determination of SA representatives’ position on agenda items of management bodies of SA’s subsidiaries and affiliates, engaging in production, transfer, dispatching, distribution and sales of electric and heat power, concerning restructuring, liquidation and increase of the authorized capital of such subsidiaries and affiliates by raising the par value of shares, placement of additional shares or placement of securities converted into ordinary shares;

6) nomination by the Company of candidates for the sole executive body and other management and inspection bodies as well as those for the auditor of the entities, in which the Company participates;

7) decision-making on issues pertaining to the competence of the top management bodies of business entities whose authorized capital is one hundred (100) percent owned by the Company;

8) handling other issues related to the Company’s daily management subject to resolutions by the General Meeting of Shareholders and Board of Directors as well as issues referred to the Management Board for consideration by the Board Chairman.”

The competence of the Issuer’s Board Chairman is set out in Article 19 of the Issuer’s Articles of Association:

“19.1. The Company’s shall handle all issues related to the Company’s daily management, except for those coming within the competence of the Company’s General Meeting of Shareholders, Board of Directors and Management Board.

The Company’s Board Chairman shall act for the Company without power of attorney and shall, in particular:

1) conduct transactions on behalf of the Company, issue powers of attorney, open current and other accounts for the Company;

2) dispose of the Company’s assets, allowing for restrictions as specified in applicable laws and these Articles of Association;

3) hire and dismiss the Company’s employees, commend and reprimand them;

4) manage the work of the Company’s Management Board and preside over its meetings;

5) submits proposals for appointment and dismissal of the Board members to the Board of Directors for consideration;

6) approve the Company’s staffing table and official salaries;

7) allocate responsibilities among the Board Vice Chairmen;

8) ensure implementation of the Company’s business plans necessary to attain the Company’s objectives;

9) approve Regulations for the Company’s branches and representative offices, appoint directors thereof;

10) manage business accounting and reporting in the Company;

11) issue orders, approve instructions and other internal documents of the Company on issues pertaining to the Board Chairman’s competence, and give instructions binding upon all employees of the Company;

12) deal with other issues of the Company’s daily operations, except for those coming within the competence of the General Meeting of Shareholders, Board of Directors and Management Board of the Company.”

RusHydro OJSC Corporate Management Coder was approved by the Issuer’s Board of Directors (Minutes No.94 of 02.04.2010).

The above internal document is publicly available on the Internet at: http://www.rushydro.ru/file/main/global/investors/disclosure/documents/Kodeks_korporativnogo_upravleniya_RusGidro_-_4_redakcziya.pdf

Activities of the Issuer’s management bodies are governed by the following internal documents of the Issuer:

-	Regulations for the calling and holding of the General Meeting of Shareholders, approved by a resolution of the RusHydro OJSC Annual General Meeting of Shareholders (Minutes No.5 of 30.06.2010);

-	Regulations for the Strategy Committee at the Company’s Board of Directors, approved by the Company’s Board of Directors (Minutes No.5 of 25.04.2005), as amended and approved by the Company’s Board of Directors (Minutes No.35 of 20.07.2007, Minutes No.71of 23.01.2009, Minutes No.85 of 05.10.2009);

-	REGULATIONS FOR THE COMMITTEE FOR RELIABILITY, ENERGY EFFICIENCY AND INNOVATIONS AT THE BOARD OF DIRECTORS OF OPEN JOINT STOCK COMPANY “Federal Hydrogeneration Company”, APPROVED by the resolution of RusHydro OJSC Board of Directors of 11.02.2010 (Minutes No.92);

-	Regulations for the Management Board of the Federal Hydrogeneration Company Joint Stock Company, approved by a resolution of RusHydro OJSC Annual General Meeting of Shareholders (Minutes No.1 of 26.06.2008);

-	Regulations for the Company’s Audit Committee approved by a resolution of the Management Board of RAO UES of Russia, acting as the General Meeting of Shareholders (Minutes No.1187pr/3 of 06.04.2005);

-	Regulations for the Internal Audit and Risk Management Department, approved by the Company’s Board of Directors (Minutes No.37 of 15.08.2007);

-	Regulations for the Audit Committee at the Company’s Board of Directors (Minutes No.45 of 26.12.2007 №) as amended and approved by the resolution of the Company’s Board of Directors of 13.11.2009.

-	Regulations for the HP and Fee Committee at the Company’s Board of Directors, approved by the Company’s Board of Directors (Minutes No.59 of 18.07.2008);

-	Regulations for the Investment Committee at the Company’s Board of Directors, approved by the Company’s Board of Directors (Minutes No.59 of 18.07.2008);

-	Regulations for the Reliability, Energy Efficiency and Innovations Committee (Minutes No.92 of 11.02.2010);

-	Procedure for interaction of RusHydro OJSC with organizations, in which RusHydro OJSC participates, approved by the Company’s Board of Directors (Minutes No.106 of 01.09.2010).

Full texts of the current version of the Issuer’s Articles of Association and internal documents governing the activities of the Issuer’s bodies are publicly available on the Internet at: http://www.rushydro.ru/investors/disclosure/regulations.

6.2. Details of the persons included in the Issuer’s management bodies

Details of the members of the Issuer’s Board of Directors:

Smatko, Sergey Ivanovich – Chairman
Year of birth	1966
Education

Higher, State University, Department of Mathematics and Mechanics, Department of Political Economics, year of graduation 1990;

University of Marburg, year of graduation 1992;

Military College, General Staff of RF Armed Forces, Higher Academic Courses in “Defense and Security of the Russian Federation”, year of graduation - 2004

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2002 – 2005

Chairman,

State Conversion Foundation

June 2005 – June 2008

President,

Atomstroyexport OJSC

January 2008 – June 2008

Deputy Director,

Atomenergoprom OJSC

June 2008 – present time

Minister,

Ministry of Energy of the Russian Federation

2010 – present time

Chairman, Board of Directors

RusHydro OJSC

2010 – present time

JSC FGC UES, Chairman, Board of Directors

2010 – present time

JSC IDGC Holding, Chairman, Board of Directors

2010 – present time

JSC SO UES, Chairman, Board of Directors

2010 – present time

Zarubezhneft OJSC, Chairman, Board of Directors

2010 – present time

Transneft OJSC, Chairman, Board of Directors

2010 – present time

Gazprom OJSC, Board of Directors member

2010 – present time

INTER RAO UES, Board of Directors member

2010 – present time

SC Rosatom, Board of Directors member

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Dod, Yevgeny Vyacheslavovich
Year of birth	1973
Education	Higher, MAI Moscow Aviation Institute (state technical university), major in “Economics and management at machine-building plants”, year of graduation - 1995
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order	2000 – 2008 Director General, INTER RAO UES 2008 – 2009 Board Manager, INTER RAO UES November 2009 – present time Board Manager, RusHydro OJSC

June 2010 – present time

Board of Directors member,

RusHydro OJSC

2010 – present time

Board of Directors member,

INTER RAO UES

2010 – present time

Board of Directors member,

Irkutskenergo OJSC

2010 – present time

Board of Directors member,

CFR CJSC

2010 – present time

Supervisory Board member,

VBRR OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Ballo, Anatoly Borisovich
Year of birth	1961
Education	Higher, Moscow Finance University, international financial relations, year of graduation – 1983

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2002-2005.

Director,

Department of Project, Structural and Trade Financing,

Vneshtorgbank OJSC

2005 – present time

Department Director, Directorate Director, Board member – Vice Chairman,

State Corporation “Bank for Development and Foreign Economic Affairs”

June 2010 – present time

Board of Directors member,

RusHydro OJSC

2010 – present time

Board of Directors member,

Severnoe Siyanie LLC

2010 – present time

Chairman, Board of Directors,

Kraslesinvest CJSC

2010 – present time

Chairman, Board of Directors,

Eurasian OJSC

2010 – present time

Board of Directors member,

Ilyshin Finance Co. OJSC

2010 – present time

Board of Directors member,

Corporation for Development of Krasnoyarsk Territory OJSC

2010 – present time

Supervisory Board member,

RAFINERIJA ULJA MODRICA A.D.

2010 – present time

Supervisory Board member,

RAFINERIJA NAFTE A.D.

2010 – present time

Supervisory Board member,

PETROL A.D.

2010 – present time

Supervisory Board member,

Malev Zrt.

2010 – present time

Board of Directors member,

Ele Telecom Limited

2010 – present time

Board of Directors member,

West Siberian Metallurgical Complex OJSC

2010 – present time

Board of Directors member,

Household Appliances Plant LLC

2010 – present time

Supervisory Board member,

Rosselkhozbank OJSC

2010 – present time

Board of Directors member,

OGK-1 OJSC

2010 – present time

Board of Directors member

Rostelecom OJSC

2010 – present time

Board of Directors member,

VEB Capital LLC

2010 – present time

Board of Directors member,

VEB Engineering, LLC

2010 – present time

Chairman, Board of Directors,

VEB-Invest LLC

2010 – present time

Board of Directors member,

Globexbank CJSC

2010 – present time

Chairman, Board of Directors,

VEB-leasing OJSC

2010 – present time

Board of Directors member,

Corporation for Development of Samara Region OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Beloborodov, Sergey Sergeevich
Year of birth	1967
Education	Higher, Moscow Institute of Physics and Technology, year of graduation – 1991, engineer-physicist; Michigan Technological University, year of graduation– 1993
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2003 – 2005 rr.

Director General,

EuroSibEnergo LLC

2005 – 2006 rr.

Adviser, Board of Directors Secretariat,

Basic Element LLC

2006 – present time

First Deputy Director General, Director General,

June 2010 – present time

Board of Directors member,

OJSC RusHydro

2010 – present time

Board of Directors member,

ATS OJSC

2010 – present time Board of Directors member, CFR, CJSC 2010 – present time Supervisory Board member, NPP Market Council
This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Volkov, Eduard Petrovich
Year of birth	1938
Education	Higher, Moscow Power Engineering Institute, heat power engineer
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2004 – present time

CEO, Director General,

Krzhizhanovsky Power Engineering Institute

2004 – present time

Head of Department,

Moscow Power Engineering Institute,

June 2010 – present time

Board of Directors member,

RusHydro OJSC

2010 – present time

Board of Directors member,

RAO ES of the East

2010 – present time

Board of Directors member,

Krzhizhanovsky Power Engineering Institute

OJSC

2010 – present time

Board of Directors member ,

APBE CJSC

This person’s participation interest in the Issuer’s authorized capital	0.000033%
Share of the Issuer’s ordinary stocks held by this person	0.000033%
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Zimin, Viktor Mikhailovich
Year of birth	1962
Education	Higher, Tomsk State Institute of Architecture and Building, major in “Vehicles and Fleet”, engineer, year of graduation - 2007
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order	2004 – 2007 rr. Deputy Construction Manager, Manager, New Projects Directorate, Abakan Branch, Krasnoyarsk Railway 2007 – 2009 rr. Deputy, State Duma, Federal Assembly of the Russian Federation

2009 – present time Chairman of the Government, Khakass Republic June 2010 – present time Board of Directors member, RusHydro OJSC
This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Kovalchuk, Boris Yurievich
Year of birth	1977
Education	Higher, Saint Petersburg State University, major in “Law”, year of graduation-1999
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

1999 – 2006.

Legal Adviser,

FGUP CNII Granit

2006 – 2009

Assistant for First Deputy of Prime Minister D.A.Medvedev,

Director,

Department of Priority National Projects, Government of the Russian Federation

2009 r.

Board member, Deputy Director General for Organizational Development,

Rosatom State Corporation for Nuclear Power,

2009 – present time

Acting Board Chairman, Board Chairman, Inter RAO UES

June 2010 – present time

Board of Directors member,

RusHydro OJSC

2010 – present time

Board of Directors member,

INTER RAO UES

2010 – present time

Chairman, Board of Directors

OGK-1 OJSC

2010 – present time

Chairman, Board of Directors

Kambaratinskaya HPP

2010 – present time

Board of Directors member,

ATS OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Kudryavy, Viktor Vasilievich
Year of birth	1937
Education	Higher, V.I.Lenin Ivanovo Power Engineering Institute, major in “Cogeneration units of electric power plants”, year of graduation- 1961
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2005 – 2008 гг.

Vice President,

Eurocement Group OJSC, Eurocement Group CJSC

2008 – present time

Adviser to President,

Eurocement Group CJSC

June 2010 – present time

Board of Directors member,

RusHydro OJSC

2010 – present time

Board of Directors member,

IDGC Holding OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Kurtser, Grigory Markovich
Year of birth	1980
Education	Higher, Finance Academy under the RF Government, qualification – finance and credit, securities market specialist, year of graduation- 2003
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2005-2006

Lead dealer,

Office for Transactions with Ruble Debt Instruments, Department for Own Transactions in Financial Markets, Investment Unit,

Foreign Trade Bank (OJSC)

2007 – 2009 гг.

Manager,

Resource Management Service, Financial Department Treasury;

Deputy Treasure Director - Manager,

Resource Management Service, Financial Department Treasury,

Foreign Trade Bank (OJSC)

2010 – present time

Director, President,

Russian Regional Development Bank OJSC

2010 – present time

Director, President, Board Chairman,

Russian Regional Development Bank OJSC

June 2010 – present time

Board of Directors member,

RusHydro OJSC

2010 – present time

Board of Directors member,

Inter RAO UES

2010 – present time

Board of Directors member,

RUSENERGO FUND LIMITED

2010 – present time

Supervisory Board member,

VBRR OJSC

2010 – present time

Fund Board member,

NPF NEFTEGARANT (non-state pension fund)

2010 – present time

Board of Directors member,

RAO ES of the East

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Kutyin, Nikolay Georgievich
Year of birth	1965
Education	Higher, Moscow New Law Institute, lawyer, year of graduation- 1998; Candidate of Legal Sciences
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2005 – 2008

Deputy Director,

Federal Service for Environmental, Technological and Nuclear Oversight

2008 – present time

Director,

Federal Service for Environmental, Technological and Nuclear Oversight

June 2010 – present time

Board of Directors member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Malyshev, Andrey Borisovich
Year of birth	1959
Education	Higher, Moscow Power Engineering Institute, major in “Automation of heat and power processes, year of graduation-1982; Candidate of Social Sciences, Candidate of Science (Engineering)
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2006 – 2007 гг.

Deputy Director,

Federal Atomic Energy Agency

2007 – present time

Board member, Deputy Director General,

State Corporation “Russian Corporation of Nanotechnologies”

May 2009 – present time

Chairman, Board of Directors,

Prepreg-SKM

September 2009 – present time

Chairman, Board of Directors,

Galileo Nanotech CJSC

March 2010 – present time

Chairman, Board of Directors,

SITRONIKS-Nano LLC

April 2010 – present time

Chairman, Board of Directors,

MC ROSNANO LLC

April 2010 – present time

Vice Chairman, Board of Directors,

TRACKPORE TECHNOLOGY CJSC

June 2010 – present time

Board of Directors member,

RusHydro OJSC

June 2010 – present time

Chairman, Board of Directors,

Lithium-Ion Technologies LCC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Seliverstova, Marina Valerievna
Year of birth	1963
Education	Higher, Moscow Law Institute, lawyer, year of graduation- 1991
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order	2005 – 2009 Deputy Director, Federal Agency for Water Resources 2009 – present time Director, Federal Agency for Water Resources June 2010 – present time Board of Directors member, RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Sharipov, Rashid Ravelevich
Year of birth	1968
Education	Higher, Moscow State Institute for International Relations, major in “International relations”, year of graduation- 1991; Western California Law School, Master of Laws, year of graduation- 1993

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

1999 – present time

Deputy Director General,

KFK-Consult LLC

June 2010 – present time

Board of Directors member,

RusHydro OJSC

2010 – present time

Supervisory Board member,

VBRR OJSC

2010 – present time

Board of Directors member,

SO UES OJSC (system operator)

2010 – present time

Board of Directors member,

CIUS UES OJSC (Engineering and Construction Management Center)

2010 – present time

Board of Directors member,

FSK UES OJSC (Federal Grid Company)

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none
Details of the Issuer’s Board members:
Dod, Yevgeny Vyacheslavovich
Year of birth	1973
Education	Higher, MAI Moscow Aviation Institute (state technical university), major in “Economics and management at machine-building plants”, year of graduation - 1995

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2000 – 2008.

Director General

INTER RAO UES CJSC

2008 - 2009 гг.

Board Chairman,

INTER RAO UES OJSC

November 2009 – present time

Board Chairman,

RusHydro OJSC

June 2010 – present time

Board of Directors member,

RusHydro OJSC

2010 – present time

Board of Directors member

INTER RAO UES OJSC

2010 – present time

Board of Directors member,

Irkutskenergo OJSC

2010 – present time

Board of Directors member,

CFR CJSC

2010 – present time

Supervisory Board member,

VBRR OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Mantrov, Mikhail Alekseevich
Year of birth	1965
Education

Moscow Power Engineering Institute (Technical University), year of graduation– 1988, major in “Cybernetics of electrical systems”, qualification – electrical engineer;

Academy of National Economy under the RF Government, year of graduation – 1996, major in “Financial management”

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2000 – 2008

Deputy Director General,

INTER RAO UES CJSC

2008 – 2009 гг.

Board Vice Chairman,

Corporate Center Director,

INTER RAO UES OJSC

2009 – present time

Board Vice Chairman, Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	0.00078%
Share of the Issuer’s ordinary stocks held by this person	0.00078%
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Rizhinashvili, George Ilyich
Year of birth	1981
Education	Higher, Lomonosov Moscow State University, Baccalaureate, major in “Economics”
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2003 – 2007

Lead specialist, Investment Directorate;

Director, Strategy and Investment Department;

Investment Director,

INTER RAO UES CJSC

2008 – 2009

Deputy Unit Manager - Strategy and Investment Director;

Manager,

Strategy and Investment Unit, Board member INTER RAO UES OJSC

2009 – present time

Board Vice President, Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Alzhanov, Rakhmetulla Shamshievich
Year of birth	1950
Education	Higher, Novocherkassk Polytechnic Institute, major in “Power plants, systems and grids”, electrical engineer
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order	1995 – present time Director General, Sangtudinskaya HPP-1 OJSC 2009 – present time Board Vice President, Board member, RusHydro OJSC
This person’s participation interest in the Issuer’s authorized capital	0.00005%
Share of the Issuer’s ordinary stocks held by this person	0.00005%
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Gorev, Yevgeny Yevgenievich
Year of birth	1975
Education	Higher, Law School of Lomonosov State University
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2006 – 2008, 2003 – 2006

First Deputy Director General

Kalita Law Office CJSC

2006 – 2007

Deputy Director,

Corporate Center,

Corporate Development Director,

INTER RAO UES CJSC

2007 – 2008

Director,

Legal Support Department, Corporate Center, INTER RAO UES CJSC

2008 – 2009 гг.

Deputy Director,

Corporate Center,

INTER RAO UES CJSC

2009 – present time

Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Bogush, Boris Borisovich
Year of birth	1952
Education	Higher, Togliatti Polytechnic Institute, year of graduation – 1975, mechanical engineer
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2004 – 2005

Director,

Industrial Policy Department,

BU Hydrogeneration,

RAO UES of Russia

2005 – 2005

Director,

Industrial Policy Department,

JSC RysHydro MC

2005 – 2005 гг.

Director,

Industrial Policy Department,

RusHydro OJSC

2005 – 2007 гг.

Deputy Manager,

Production Business Unit

JSC RysHydro MC

2007 – 2009 гг.

Board member,

RusHydro OJSC

2007 – 2010 гг.

Managing Director,

Production Business Unit,

RusHydro OJSC

2010 – present time

Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	0.00001%
Share of the Issuer’s ordinary stocks held by this person	0.00001%
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Gorbenko, Yury Vasilievich
Year of birth	1958
Education

Higher, Krasnoyarsk Institute of Civil Engineering, year of graduation– 1992, qualification – civil engineer;

Academy of National Economy under the RF Government, occupational retraining program :Company Development Management”, year of graduation– 2004, Candidate of Economic Sciences

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

1998 – 2007

Director General,

Bureiskaya HPP OJSC

2008 – 2009

Director

RusHydro OJSC branch,

RusHydro OJSC - Bureiskaya HPP

2007 – 2010

Deputy Director General, Managing Director (Far East Division)

JSC HydroOGK MC

2007 – present time

Managing Director,

RusHydro OJSC;

Director, Far East Division

2009 – present time,

Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	0.00056%
Share of the Issuer’s ordinary stocks held by this person	0.00056%
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Abrashin, Segey Nikolaevich
Year of birth	1959
Education	Higher, qualifications – radio communication engineer and Law
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

1977 – 2006

Service in the Armed Forces of the Russian Federation

Position: N/A (formal work record from 2006)

2006 – 2007.

Director,

Security Department

YuKOS OC

2007 – 2009

Vice President,

JSC Transnefteprodukt OJSC

January 2010 – April 2010

Adviser to the Board Chairman,

RusHydro OJSC

April 2010 – present time

Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Bessmertny, Konstantin Valerievich
Year of birth	1973
Education

Higher, Bauman Moscow State Technical University, major in “Automated data processing and control systems; qualification – systems engineer, year of graduation – 1996;

SEI Academy of National Economy under the RF Government, major in “Corporate finance management, qualification – master of business administration, year of graduation – 2008

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order	2000 – 2009 Adviser, CFO, INTER RAO UES CJSC 2009 – 2010 Director, Moscow Branch, Nizhnevartovskaya HPP March 2010 – April 2010 CFO, RusHydro OJSC April 2010 – present time Board member, RusHydro OJSC
This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Maslov, Aleksey Viktorovich
Year of birth	1975
Education

Higher, Bauman Moscow State Technical University, major in “Rocket and missile engineering”, qualification – mechanical engineer, year of graduation – 1998;

Finance Academy under the RF Government, major in “Finance and credit”, economist, year of graduation- 2000

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

1999 – 2008

Filled a variety of positions at RAO UES of Russia and FGC UES

July 2008

Board member (concurrent position),

FGC UES

2008 – 2010 .

Director General,

Engineering and Construction Management Center of the Unified Energy System ECMC UES)

January 2010 – April 2010

Executive Director for Capital Construction

RusHydro OJSC

April 2010 – present time

Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Savin, Stanislav Valerievich
Year of birth	1972
Education	Higher, Moscow State Institute of Communications (MIIT), major in “Railcars”, qualification – mechanical engineer, year of graduation - 1997
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2003 – 2010

Director, Central Asia Geographical Division;

Deputy Director, Geographical Division – Director, Department for Foreign Economic Activities in Central Asia and Far East Markets;

Director, Directorate for Operations in Central Asia and Far East Markets;

Deputy Director, Russia Geographical Division;

Regional Director,

Regional Directorate for Kazakhstan and Central Asia;

INTER RAO UES OJSC

April 2010 – present time

Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Kalamanov, Vladimir Avdashevich
Year of birth	1952
Education
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order	Director General, Vice Chairman of the Board of Governors, Nonprofit organization “International Center for Sustainable Energy Development”
This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None

Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Details of the Issuer’s sole executive body (Board Chairman)

Dod, Yevgeny Vyacheslavovich
Year of birth	1973
Education	Higher, MAI Moscow Aviation Institute (state technical university), major in “Economics and management at machine-building plants”, year of graduation- 1995
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2000 – 2008

Director General,

INTER RAO UES OJSC

2008 – 2009

Board Chairman,

INTER RAO UES OJSC

November 2009 – present time

Board Chairman,

RusHydro OJSC

June 2010 – present time

Board of Directors,

RusHydro OJSC

2010 – present time

Board of Directors member,

INTER RAO UES OJSC

2010 – present time

Board of Directors member,

Irkutskenergo OJSC

2010 – present time

Board of Directors member,

CFR CJSC

2010 – present time

Supervisory Board member,

VBRR OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

6.3. Information on the amount of fee, benefits and/or compensation for expenses for each management body of the Issuer

Fees to the Board of Directors members

Payment of fees to the Board of Directors members is subject to the RusHydro OJSC Regulations for Payment of Fees to the Members of the Board of Directors approved by the RusHydro OJSC Annual General Meeting of Shareholders (Minutes No.5 of 30.06.2010).

As regards payment of fees, the Regulations do not apply to a member of the Board of Directors who is the Company’s sole executive body or a member of the Company’s Board or a member of the Company’s Board of Directors, occupying public and civil service positions.

As far as members of the Company’s Board of Directors is concerned:

- they are paid a lump fee after their powers are terminated (subject to how they perform while on the Board of Directors);

- the basic part of fee established for each member of the Board of Directors is RUB900,000;

- the amount of fee depends on the number of meetings attended by a member of the Board of Directors,

- the amount of fee is increased if a member of the Board of Directors is the Chairman of the Board of Directors (by 30%), Chairman of the Board of Directors’ committee (by 20%) or a member of the Board of Directors’ committee (by 10%).

The total amount of fee including the increments established in the Regulations may not exceed one million (1,000,000) rubles.

Information on fees, including salaries, bonuses, benefits and/or compensation for expenses as well as other advancements paid by the Issuer over the last completed financial year :

Information on the fees paid to the members of the Board of Directors in 2009:

Fee, RUB	3,833,510
Salary, RUB	0
Bonuses, RUB	0
Commission, RUB	0
Benefits, RUB	0
Compensation for expenses, RUB	0
Other advancements, RUB	0
Other, RUB	0

TOTAL, RUB	3,833,510

Information on the existing agreements concerning such payments in the current financial year:

In the current financial year, the Issuer has entered into no agreements with the Board of Directors members, regarding payment of fees and other advancements.

In the current financial year, the Issuer has entered into no supplementary agreements with the Board of Directors members, regarding payment of fees and other advancements.

The Regulations for Payment of Fees to the Members of the Board of Directors are publicly available on the Internet at: http://www.rushydro.ru/file/main/global/investors/disclosure/documents/Polozhenie__vyplatah_chlenam_SD_-10.06.09.pdf

Fees to the Management Board members

In 2009, payment of fees and compensation to the Issuer’s Management Board members was under the terms and conditions of employment contracts and the Regulations for Material Incentives for RusHydro OJSC Top Managers approved by the resolution the Company’s Board of Directors of 21.06.2007 (Minutes No.34 of 21.06.2007).

On December 12, 2009, RusHydro OJSC Board of Directors approved a revised version of the Regulations for Material Incentives for RusHydro OJSC Top Managers (Minutes No.91).

Information on the fees, including salaries, bonuses, benefits and/or compensation for expenses as well as other advancements paid by the Issuer over the last completed financial year:

Information on the fees paid to the members of the Management Board in 2009:

Fee, RUB	0
Salary, RUB	36,490,990
Bonuses, RUB	46,479,673
Commission, RUB	0
Benefits, RUB	0
Compensation for expenses, RUB	1,903,315
Other advancements, RUB	0
Other, RUB	15,024,736

TOTAL, RUB	99,898,714

Information on the existing agreements concerning such payments in the current financial year:

Payment of fees and compensation to the Issuer’s Management Board members was under the terms and conditions of employment contracts and the Regulations for Material Incentives for RusHydro OJSC Top Managers approved by the resolution the Company’s Board of Directors of 21.06.2007 (Minutes No.34 of 21.06.2007).

In the current financial year, the Issuer has entered into no supplementary agreements with the Management Board members, regarding payment of fees and other advancements.

6.4. Information on the structure and competence of the Issuer’s audit bodies

The structure and competence of the Issuer’s audit bodies are specified in Art.20 of the Issuer’s Articles of Association:

“20.1. The General Meeting of Shareholders shall annually elect the Internal Audit Commission to supervise the Company’s financial and economic activities.

The Company’s Internal Audit Commission shall be comprised of five (5) persons.

20.2. The General Meeting of Shareholders may resolve to terminate the powers of all or individual members of the Internal Audit Commission before term.

If the Company’s Internal Audit Commission or individual members thereof are elected by the Company’s Extraordinary General Meeting, the Audit Committee shall be deemed to have been elected for a period until the date of the Company’s Annual General Meeting.

The Company’s Internal Audit Commission shall be responsible:

1) verification of reliability of data contained in the Company’s annual report, accounting balance sheet and profit and loss account;

2) analysis of the Company’s financial standing, identification of reserves for improvement thereof and drawing up recommendations for the Company’s management bodies;

3) inspection (audit) of the Company’s financial and economic operations, including:

inspection (audit) of the Company’s financial, accounting, , payment and settlement and other documentation related to the financial and economic operations, for their compliance with applicable laws of the Russian Federation, Articles of association and internal documents;

inspection of safety and use of fixed assets;

inspection of compliance with the established procedure for the charging of insolvent debtors’ debts to the Company’s loss;

inspection of expenditure of the Company’s funds in accordance with approved financial documents of the Company;

inspection of building up and using the reserve fund and other special funds of the Company;

inspection of correct and timely distribution and payment of dividends on the Company’s shares, bond interest and yield on securities;

inspection of implementation of earlier issued instructions to remedy faults and shortcomings revealed by the previous inspections (audits);

performance of other acts (measures) related to auditing the Company’s financial and economic operations.”

Data on the system of internal audit of the Issuer’s financial and economic operations:

Information on the internal audit service, its work period and key staff:

Under Order of RusHydro OJSC Board Chairman No.73 of 28.03.2007 On approval of RusHydro OJSC organizational structure, the Issuer set up the Internal Audit and Risk Management Department (“the Department”).

As of the date of approval of the Prospectus, the period of operation of the RusHydro OJSC Internal Audit and Risk Management Department is 41 months.

The key personnel of the RusHydro OJSC Internal Audit and Risk Management Department:

Zakharov, Vadim Anatolievich – Director of the RusHydro OJSC Internal Audit and Risk Management Department.

The basic functions of the Internal Audit Service:

Under the Regulations for the Internal Audit and Risk Management Department approved by the Company’s Board of Directors (Minutes No.38 of 15.08.2007), the Department has the following basic functions and tasks:

-	audit of financial and economic transitions conducted by the Company, its branches and structural units for compliance with the Company’s interests;

-	audit of the Company’s accounting and current information furnished by subdivisions of the executive office and branches of the Company;

-	Company’s property auditing;

-	evaluation and analysis of the Company’s financial standing in general, its branches and structural units by an order of the Company’s Board Chairman;

-	supervision of interested party transaction and major transactions;

-	monitoring of the Company’s internal audit procedures and assessment of efficiency of the Company’s internal audit system;

-	elaboration and implementation of methodologies for management of the internal audit system in the Company, its branches and structural units;

-	identification, classification and analysis of financial and economic risks and working out proposals for their reduction;

-	interaction with the Company’s Internal Audit Commission and external auditors;

-	prompt notification of the Company’s Board Chairman about deviations and violations discovered in the Company’s operations, submission of proposals for elimination of violations and drawbacks revealed by audits and monitoring, and recommendations for enhancing management efficiency;

-	analysis and development of measures to enhance efficiency and productivity of the Company’s financial and economic operations, evaluation of applicability of the approved standards, regulations and procedures currently effective at the Company;

-	conducting of internal audit at subsidiaries and affiliates (SA) through SA’s Audit Committees;

-	management of interaction with the Audit Chamber of the Russian Federation as well as with other financial monitoring bodies;

-	interaction with the Audit Committee at the Company’s Board of Directors;

-	control of compliance by the members of the Company’s Board of Directors, executive bodies and other personnel with applicable laws and special requirements specified in the Company’s internal documents to prevent a conflict of interests and minimize abuse of insider information.

Accountability of Internal Audit Service, interaction with the Issuer’s executive management bodies and Board of Directors:

Under the Regulations for the Internal Audit and Risk Management Department, the Department is governed by:

-	resolutions by the Company’s Board of Directors;
-	resolutions by the Company’s Management Board, orders and instructions by the Chairman thereof.

The organizational structure and staff of the Department are approved by the Issuer’s Board Chairman.

The Department Director is appointed to and dismissed from his/her post by the Issuer’s Board Chairman.

The Department has the following functions and tasks:

-	evaluation and analysis of the Company’s financial standing in general, its branches and structural units by an order of the Company’s Board Chairman;

-	interaction with the Company’s Internal Audit Commission and external auditors;

-	prompt notification of the Company’s Board Chairman about deviations and violations discovered in the Company’s operations, submission of proposals for elimination of violations and drawbacks revealed by audits and monitoring, and recommendations for enhancing management efficiency;

-	interaction with the Audit Committee at the Company’s Board of Directors;

-	control of compliance by the members of the Company’s Board of Directors, executive bodies and other personnel with applicable laws and special requirements specified in the Company’s internal documents to prevent a conflict of interests and minimize abuse of insider information.

To perform its functions, the Department implements the following Company internal audit procedures:

-	review the results of internal audits of the Company and supervises the development and implementation of measures intended to remedy violations revealed by audits;

-	under instructions by the Company’s Board Chairman, Management Board or Board of Directors, reviews draft resolutions of the Company’s management bodies for compliance with the Company’s financial and economic interests.

The Company’s Department Director has the right:

-	to submit proposals to the Board Chairman and the Audit Committee at the Company’s Board of Directors, concerning the Department’s key areas of operation for the current and future periods;

-	to monitor execution of and compliance with orders by the Board Chairman, resolutions by the Management Board and Board of Directors of the Company, recommendations and guidelines by the Company’s Auditor and the Audit Committee at the Company’s Board of Directors;

-	to submit to the Board Chairman proposals for commending the Department’s staff or reprimand them for omissions;

-	to submit to the Board Chairman proposals for appointment, transfer and dismissal of the Department’s staff;

-	to approach the Chairman of the Audit Committee at the Company’s Board of Directors for consideration of any issue pertaining to the Committee’s competence;

-	to represent the Company under a power of attorney issued by the Board Chairman.

The Department Director is obliged:

-	to submit written reports on performance of the Department to the Company’s Board Chairman subject to the latter’s instructions and clause 6 of the Regulations;

-	to report any revealed material breaches to the Audit Committee at the Company’s Board of Directors and if he is not available, the Company’s Board of Directors is to quarterly furnish information (report) to the Audit Committee at the Company’s Board of Directors.

The Department’s work plan is developed by the Department Director using his own proposals and those of the Company’s Board of Directors (thorough the Audit Committee at the Company’s Board of Directors), Board Chairman and Internal Audit Commission. The Department’s work plan is approved by the Company’s Board Chairman.

The Department compiles a report on the monitoring of the Company’s financial and economic operations and submits it for consideration to the Company’s Board Chairman and Management Board.

Semiannual reports are submitted for consideration to the Board Chairman. Annual reports are submitted for consideration to the Audit Committee at the Issuer’s Board of Directors.

Interaction between the Issuer’s Internal Audit Service and external auditor:

Under the Regulations for the Internal Audit and Risk Management Department, one of the key functions of the Department is interaction with external auditors of the Company. The Department analyzes the results of audits of the Company and supervises the development and implementation of measures aimed at eliminating violations revealed by audits. The Department Director ensures that the Company Auditor’s guidelines are followed.

Data on the Issuer’s internal document specifying the rules for preventing the use of confidential (insider) information:

The Regulations for the Issuer’s insider information was approved by the Company’s Board of Directors (Minutes No.68 of 01.12.2008).

The full text of the current version of the Regulations for RusHydro OJSC Insider Information is available at: http://www.rushydro.ru/file/main/global/investors/disclosure/documents/Polozhenie_OAO_RusGidro_ob_insajdorovskoj_informaczii__2008.pdf

6.5. Details of the persons included in the Issuer’s internal audit bodies

Details of the members of the Issuer’s Internal Audit Commission:

Kolyada, Andrey Sergeevich
Year of birth	1984
Education	Higher, State Management Institute, major in “Corporate management”, year of graduation – 2007
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2007 – 2008 гг.

Grade 1 specialist,

Division for Property of the Fuel and Energy Complex’s Organizations,

Department for Management of Commercial Sector’s Property,

Federal Agency for State Property Management

2008 – present time

Lead expert,

Division for Organizations of the Fuel/Energy and Coal Industry,

Department for Infrastructure Industries and Organizations of the Military Industrial Complex,

Federal Agency for State Property Management

2009 - present time

Supervisory Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution of the Issuer body’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled by the Issuer body’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Tikhonova, Maria Gennadievna (Chairwoman, Internal Audit Commission)
Year of birth	1980
Education	Higher, Volga-Vyatka Academy of State Service, year of graduation – 2002, qualification – manager; Higher School of Economics, MBA program, major in “Finance”
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2003 – 2005

Engineer,

Consumer Group,

Nizhegorodenergosbyt Branch,

Nizhnovenergo OJSC

2005 – 2008

Lead specialist, chief specialist, expert,

Deputy Division Manager,

Department for Legal Support and Property Relations at CC Rosenergo (cogeneration company),

Federal Energy Agency

2008 – present time

Division Manager,

Department for Economic Regulation and Property Relations of Cogeneration Companies,

Russian Federation Ministry of Energy

2009 - present time

Supervisory Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution of the Issuer body’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled by the Issuer body’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Kurianov, Alexander Mikhailovich
Year of birth	1980
Education	Higher, Saint Petersburg State University of Economics and Finance, year of graduation - 2002.

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2002 – 2009

Lead specialist, chief specialist, consultant,

Corporate Management Office,

Territorial Administration, Federal Agency for State Property Management for Moscow

2009 – present time

Adviser,

Division for Organizations of the Fuel/Energy and Coal Industry,

Department for Infrastructure Industries and Organizations of the Military Industrial Complex,

Federal Agency for State Property Management

2010 – present time

Supervisory Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution of the Issuer body’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled by the Issuer body’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Yugov, Alexander Sergeevich
Year of birth	1981
Education	Higher, Krasnoyarsk State University, major in “Law”, year of graduation– 2003.

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2004 – 2005

Grade 1 specialist,

Division for Property of the Fuel and Energy Complex’s Organizations,

Department for Management of Commercial Sector’s Property,

Federal Agency for State Property Management

2005 – 2005

Lead specialist,

Department for Management of Commercial Sector’s Property,

Federal Agency for State Property Management

2005 – 2006

Adviser,

Division for Property of Industrial and Construction Organizations,

Department for Management of Commercial Sector’s Property,

Federal Agency for State Property Management

2006 – 2008

Adviser,

Deputy Manager,

Division for Property of the Fuel and Energy Complex’s Organizations,

Department for Management of Commercial Sector’s Property,

Federal Agency for State Property Management

2008 – present time

Manager,

Division for Organizations of Oil and Gas Industry and Minerals,

Department for Infrastructure Industries and Organizations of the Military Industrial Complex,

Federal Agency for State Property Management

2010 - present time

Supervisory Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution of the Issuer body’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled by the Issuer body’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Oreshkin, Oleg Anatolievich
Year of birth	1977
Education	Higher, Moscow State Mining University, year of graduation – 2000, major in “Mine and underground construction”
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2005 – 2006

Grade 1 specialist, chief specialist,

General Analysis Division,

Department for Territorial Body Management,

Federal Agency for State Property Management

2006 – 2008

Deputy Manager, Manager,

Division for Coordination of Territorial Bodies’ Operations,

Department for Territorial Body Management,

Federal Agency for State Property Management

2008 – present time

Manager,

Division for Management of the Russian Federation Treasury Assets,

Department for the State Treasury Assets and Provision of the Property Basis for Operations of

Public Entities and Federal Executive Bodies, Federal Agency for State Property Management

2010 - present time

Supervisory Board member,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution of the Issuer body’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled by the Issuer body’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Details of RusHydro OJSC Internal Audit Department
Kochanov, Andrey Aleksandrovich
Year of birth	1972
Education	Higher
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order	2005 Lead specialist, Department for Strategy and Development Projects, RusHydro OJSC
2005 – 2006 Chief expert, Department for Strategy and Development Projects, JSC HydroOGK MC
2006 – 2007 Deputy Director General for Economics, Boguchanskaya HPP CJSC

2007

Lead expert,

Internal Audit and Risk Management Department

JSC HydroOGK MC

2008 – present time

Director,

Office for Inspection Arrangements at the Company,

Internal Audit and Risk Management Department

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution of the Issuer body’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled by the Issuer body’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Safonov, Yevgeny Petrovich
Year of birth	1963
Education	Higher
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order	2005 – 2010 Chief expert, Internal Audit Department, INTER RAO UES OJSC 2010 – present time Chief expert, Internal Audit and Risk Management Department, RusHydro OJSC
This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution of the Issuer body’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled by the Issuer body’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Kartsev, Dmitry Alekseevich
Year of birth	1975
Education	Higher, Candidate of Economic Sciences
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2000 – 2008

Lead expert,

Internal Audit Department;

Chief specialist,

Financial Audit Department,

RAO UES of Russia

2008 – present time

Chief expert,

Internal Audit and Risk Management Department,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution of the Issuer body’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled by the Issuer body’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

Babaev, Konstantin Vladimirovich
Year of birth	1983
Education	Higher
Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2003 – 2006

Design engineer,

Raduga-HIT LLC

2006 – 2008

Chief specialist, commercial dispatcher,

Directorate for Wholesale Electricity Market;

Chief specialist,

Wholesale Electricity Market Division

2008 – present time

Chief expert,

Internal Audit and Risk Management Department,

RusHydro OJSC

This person’s participation interest in the Issuer’s authorized capital	None
Share of the Issuer’s ordinary stocks held by this person	None
Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he/she owns	None
This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None
Number of ordinary shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he/she owns in such Issuer’s subsidiary or affiliate

None
Any kinship with other persons who are members of the Issuer’s management and/or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and/or internal audit bodies

Data on administrative prosecution of the Issuer body’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities

Has not been prosecuted

Data on positions filled by the Issuer body’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and/or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation

Has filled none

6.6. Information of the amount of fee, benefit and/or compensation of expenses to the Issuer’s internal audit body

Name of the Issuer’s internal audit body: Internal Audit Commission

Payment of fees and compensations to the Internal Audit Commission’s members is subject to the Regulations of Payment of Fees and Compensations to the Members of RusHydro OJSC Internal Audit Commission, approved by RusHydro OJSCAnnual General Meeting of Shareholders (Minutes No.1 of 26.06.2008).

Under the above Regulations, a member of the Internal Audit Commission who has taken part in an audit (inspection) of financial and economic operations is paid a nonrecurring fee equivalent to twenty-five minimum monthly wage rates of a Grade 1 worker, established by a sectoral tariff agreement in the Russian Federation’s electric energy complex (“the Agreement”) for the audit (inspection) period, with allowance made for the indexation specified in the Agreement.

Fees are paid a week after the compilation of an audit (inspection) report.

Fee data, including those on salaries (wages), bonuses, commissions, benefits and/or compensations for expenses as well as other advancements that have been paid by the Issuer over the last completed financial year:

Fee, RUB	421,425
Salary, RUB	4,863,885
Bonuses, RUB	5,482,751
Commission, RUB	0
Benefits, RUB	0
Compensation for expenses, RUB	2,210
Other advancements, RUB	0
Other, RUB	0
TOTAL, RUB	10,770,271

Data on the existing agreements on such payments in the current financial year:

In the current financial year, the Issuer has not entered into agreements on payment of fees or other advancements with the Internal Audit Commission’s members.

In the current financial year, the Issuer has not entered into supplementary agreements on payment of fees or other advancements with the Internal Audit Commission’s members.

Name of the internal body responsible for auditing the Issuer’s financial and economic operations: Internal Audit and Risk Management Department

Information on fees, including salaries, bonuses, benefits and/or compensation for expenses as well as other advancements paid by the Issuer over the last completed financial year:

Fee, RUB	0
Salary, RUB	6,658,102
Bonuses, RUB	6,266,873
Commission, RUB	0
Benefits, RUB	0
Compensation for expenses, RUB	0
Other advancements, RUB	0
Other, RUB	260,000
TOTAL, RUB	13,184,975

Data on the existing agreements on such payments in the current financial year:

Payment of fees to the personnel of RusHydro OJSC Internal Audit and Risk Management Department is subject to the terms and conditions of employment contracts.

In the current financial year, the Issuer has not entered into supplementary agreements with the staff of RusHydro OJSC Internal Audit and Risk Management Department on payment of fees or other advancements.

6.7. Data on the number of employees and summary data on education and composition of employees (personnel) of the Issuer as well as those on changes in the number of employees (personnel) of the Issuer

Data on the average number of employees (personnel of the Issuer, as of the end of each completed financial year:

Index description	31.12.2005	31.12 2006	31.12.2007	31.12.2008	31.12.2009
Average personnel number, persons	29	59	262	5,512.44	5,416.8
Share of the Issuer’s personnel with higher education, %	98	100	78	56.8	60.4
Payroll amount, RUB	46,606,300	33,991,000	286,318,100	3,150,601,115	3,812,965,877
Social security amount, RUB	0	0	2,201,000	327,772,413	687,270,665
Total spendings, RUB	46,606,300	33,991,000	288,519,100	3,249,995,535	4,500,236,543

The increase in indices in 2008 versus 2007 is due to the restructuring of the Issuer by SA merger that resulted in SA turning to RusHydro OJSC branches and their employees becoming RusHydro OJSC staff. There were no other significant changes in the number of employees.

Personnel having a considerable effect on the Issuer’s financial and economic performance (key personnel):

- Board Chairman, Board of Directors member – Dod, Yevgeny Vyacheslavovich (personal details are provided in cl.6.2 of the Prospectus);

- Chief Accountant – Finkel, Dmitry Vladimirovich (personal details are provided in cl.1.6 of the Prospectus).

In the period from registration of the Issuer as a legal entity through the date of approval of the Prospectus the Issuer’s personnel did not set up a trade committee.

After SA merger into the Company being restructured SA personnel, who are presently members of trade organizations set up before the merger, became the Issuer’s staff.

6.8. Data on any liabilities of the Issuer to employees (personnel), concerning their potential participation in the Issuer’s authorized (reserve) capital (unit fund)

Data on any agreements or liabilities of the Issuer, concerning potential participation of the Issuer’s employees (personnel) in the Issuer’s authorized (reserve) capital (unit fund) as well as the participation interest in the Issuer’s authorized (reserve) capital, that may be acquired by the Issuer’s employees (personnel) under such agreements or liabilities:

The Issuer has neither liabilities to its employees (personnel) nor agreements concerning their possible participation in the Issuer’s authorized (reserve) capital (unit fund) (purchase of the Issuer’s shares).

Data on provision or possible provision of the Issuer’s options to its employees (personnel):

In 2007, the Company’s Board of Directors resolved (Minutes No.32 of 18.05.2007) to approve the Basic Provisions of the Company’s Option Program that cover the Board members and the key personnel of the Company and some of its SA. The Company’s Option Program defines the procedure for its participants to obtain the right of buying the Company’s shares at a predetermined fixed price.

Under the Option Program, a contract of purchase and sale of the Company’s shares is entered into between the Option Program operator and its participant, whereby the shares are to be transferred and paid up in 3 years beginning 03.09.2007.

On 11.02.2010, the Company’s Board of Directors approved a revised version of the Basic Provisions of the Company’s Option Program (Minutes No.92). The main alteration was for the Program participants to be able to decide whether or not to buy shares within 2 years from the date of termination of the Option Program versus 1 month therefrom under the previous version.

VII. Information on the Issuer’s Participants (Shareholders) and Information on the Interested Party Transactions Effected by the Issuer

7.1. Information on the Total Number of the Issuer’s Shareholders (Participants)

The total number of the Issuer’s participants as of the date of approval of the Prospectus: 310,912

The total number of the persons registered in the Issuer’s Register of Shareholders as of the date of approval of the Prospectus: 310,912

The total number of the Issuer’s nominee shareholders: 38

7.2. Information on the Issuer’s Participants (Shareholders) Holding at Least 5 Percent of Its Authorized (Share) Capital (Mutual Fund) or at Least 5 Percent of Its Ordinary Shares, and Also Information on the Participants (Shareholders) of Such Persons Holding at Least 20 Percent of the Authorized (Share) Capital (Mutual Fund) or at Least 20 Percent of Their Ordinary Shares

Persons holding at least 5 percent of the authorized (share) capital (mutual fund) or at least 5 percent of the Issuer’s ordinary shares as of the closing date of the reporting period:

1.

Full and brief company names	The Russian Federation represented by the Federal Agency for state property management (Rosimushchestvo)
Taxpayer Identification Number	7710542402
Principal place of business	103685, the city of Moscow, Nikolskiy Pereulok (Lane), 9
Share of the Issuer’s participant (shareholder) in the Issuer’s authorized capital	57.9664%
Share of the Issuer’s ordinary shares owned thereby	57.9664%

Persons holding at least 20 percent of the authorized (share) capital (mutual fund) or at least 20 percent of the ordinary shares of the given participant (shareholder) - do not exist.

2.

Full company name	Open Joint Stock Company Hydroinvest
Brief company name	OJSC Hydroinvest
Principal place of business	Russia, the city of Moscow, Architect Vlasov Street, house 51
INN (Taxpayer Identification Number)	78143882859
OGRN (Primary State Registration Number)	1077847558381
Share of the Issuer’s participant (shareholder) held in the Issuer’s authorized capital	5.53%
Share of the Issuer’s ordinary shares owned thereby	5.53%

Person holding at least 20% of ordinary shares of the Open Joint Stock Company Hydroinvest:

Name: Open Joint Stock Company Federal Hydrogeneration Company (JSC RusHydro)

Principal place of business: 660099, the Krasnoyarsk Territory, the city of Krasnoyarsk, Respubliki (Republic) Street, house 51

Percentage share held in the authorized capital of the Issuer’s participant (shareholders): 100%

Percentage share held by such person in the ordinary shares of the Issuer’s participant (shareholder): 100%

Percentage share held in the Issue’s authorized (share) capital (mutual fund): no such share held

Percentage shares held by such person in the Issuer’s ordinary shares: no such share held

The Issuer’s shares making at least 5 % of the Issuer’s authorized capital and at least 5 % of the Issuer’s ordinary shares registered in the Issuer’s Register of Shareholders in the name of the nominee holders:

Full and brief company names	Closed Joint Stock Company Depositary & Clearing Company (CJSC DCC)
Principal place of business	115162, the city of Moscow, Shabolovka Street, house 31, building 6
Contact telephone number and fax number, e-mail	Telephone/fax: (495) 956-09-99, 411-83-38, 232-68-04, 411-83-37, E-mail: dcc@dcc.ru
Number, date of issue and effective term of the license issued to the professional participant of securities market, name of the issuing authority	License No. 177-06236-000100 of professional participant of securities market entitling the holder to carry out depositary activities, issued on 09.10.2002 by the FCSM of Russia for perpetual term
Quantity of the Issuer’s ordinary shares registered in the Register of Shareholders in the name of the nominee holder	26,868,413,596 shares

Full and brief company names	Closed Joint Stock Company National Depositary Center (CJSC NDC)
Principal place of business	The city of Moscow, Sredniy Kislovskiy Pereulok (Lane), house 1/13, building 4
Contact telephone number and fax number, e-mail	Tel.: +7 495 234 42 80, fax: +7 495 956 09 38, E-mail: info@ndc.ru
Number, date of issue and effective term of the license issued to the professional participant of securities market, name of the issuing authority	License for depositary business No. 177-03431-000100, issued on 04.12.2000 by the FCSM of Russia for a perpetual term
Quantity of the Issuer’s ordinary shares registered in the Register of Shareholders in the name of the nominee holder	21,042,748,925 shares

Full and brief company names	ING BANK (EURASIA) CJSC (CLOSED JOINT STOCK COMPANY)
Principal place of business	127473, Russia, Moscow, Krasnoproletarskaya Street, house 36
Contact telephone number and fax number, e-mail	Telephone: +7 495 755 54 00, fax: +7 495 755 54 99 E-mail: mail.russia@ingbank.com
Number, date of issue and effective term of the license issued to the professional participant of securities market, name of the issuing authority	License for depositary business No. 177-03728-000100, issued on 07.12.2000 by the FCSM of Russia for a perpetual term
Quantity of the Issuer’s ordinary shares registered in the Register of Shareholders in the name of the nominee holder	33,269,139,665 shares.

7.3. Information on the Government or a Municipal Unit Participatory Share Held in the Issuer’s Authorized (Share) Capital (Mutual Fund), Existence of a Special Right (“Golden Share”)

Share of the Issuer’s authorized capital held by the state (federal) authorities: 57.9664%

The name of the entity managing the state-owned block of shares, and also the name of the person performing the functions of the Issuer’s shareholder on behalf of the Russian Federation: Federal Agency for State Property Management (Rosimushchestvo).

Principal place of business of the entity managing the state-owned block of shares, and also that of the person performing the functions of the Issuer’s shareholder on behalf of the Russian Federation: the Russian Federation, 103685, the city of Moscow, Nikolskiy Pereulok (Lane), 9

Share owned in the Issuer’s authorized capital by the subjects of the Russian Federation:

The name of the person managing the block of shares owned by the subject of the Russian Federation, and also the name of the person performing the functions of the Issuer’s shareholder on behalf of the subject of the Russian Federation

Principal place of business of the person managing the block of shares owned by the subject of the Russian Federation, and also that of the person performing the functions of the Issuer’s shareholder on behalf of the subject of the Russian Federation.

		Percentage share in the Issuer’s authorized capital, %
Ministry of Property Relations of the Moscow Region	143969, the Moscow Region, the city of Reutov, Yubileiniy Prospect, house 54.	0.000001
The Chukotka Autonomous District represented by its authorized body - Department of Finance, Economy and Property Relations of the Chukotka Autonomous District	689000 The Chukotka Autonomous District, the city of Anadyr, Otke Street, house 2	0.0044
Total share owned in the Issuer’s authorized capital by the subjects of the Russian Federation		0.004401

Share owned in the Issuer’s authorized capital by the municipal authorities:

The name of the person managing the municipal block of shares, and also the name of the person performing the functions of the Issuer’s shareholder on behalf of the municipal unit	Principal place of business of the person managing the municipal block of shares, and that of the person performing the functions of the Issuer’s shareholder on behalf of the municipal unit	Share in the Issuer’s authorized capital, %
Committee for managing of municipal property, the city of Zeya	676246, the Amur Region, the city of Zeya, Mukhin Street, house 217	0.0005
BUREISK DISTRICT ADMINISTRATION OF THE AMUR REGION	676701 THE AMUR REGION, THE SETTLEMENT OF NOVOBUREISK, SOVETSKAYA STREET, HOUSE 49	0.0005
Administration of Zubutli-Miatlinskiy Rural Council municipal unit of the Kizilyurt District of the Republic of Dagestan	Russia, the Republic of Dagestan, the Kizilyurt District, the settlement of Zubutli-Miatli, Lenin Street	0.0001
Administration of Zubutli-Miatlinskiy Rural Council municipal unit of the Kizilyurt District of the Republic of Dagestan	Russia, the Republic of Dagestan, the Kizilyurt District, the settlement of Miatli	0.0011
THE SETTLEMENT OF ASHILTA ADMINISTRATION	368240 the Republic of Dagestan. THE UNTSUKUL DISTRICT, THE SETTLEMENT OF ASHILTA	0.0023
THE SETTLEMENT OF VERKHNIY CHIRYURT-GELBAKH ADMINISTRATION	368100 the Republic of Dagestan, THE KIZILYURT DISTRICT, THE SETTLEMENT OF VERKHNIY CHIRYURT. 2-11-38	0.0135
THE SETTLEMENT OF GERGEBIL ADMINISTRATION	368250 the Republic of Dagestan. THE GERGEBIL DISTRICT, THE SETTLEMENT OF GERGEBIL	0.0074
THE SETTLEMENT OF GIMRY ADMINISTRATION	368240 the Republic of Dagestan. THE UNTSUKUL DISTRICT, THE SETTLEMENT OF GIMRY	0.0194
THE SETTLEMENT OF NOVO-CHIRKEY ADMINISTRATION	368106 the Republic of Dagestan. THE KIZILYURT DISTRICT, THE SETTLEMENT OF NOVOCHIRKEY.	0.0174
THE SETTLEMENT OF SALTA ADMINISTRATION	368340 the Republic of Dagestan. THE GUNIB DISTRICT, THE SETTLEMENT OF SALTA	0.0015

THE SETTLEMENT OF UNTSUKUL ADMINISTRATION	368240 the Republic of Dagestan. THE UNTSUKUL DISTRICT, THE SETTLEMENT OF UNTSUKUL	0.0039
THE SETTLEMENT OF CHIRKATA ADMINISTRATION	368933 the Republic of Dagestan. THE GUMBETOV DISTRICT, THE SETTLEMENT OF CHIRKATA	0.0157
THE SETTLEMENT OF CHIRKEY ADMINISTRATION	368114 the Republic of Dagestan, THE BUYNAKSK DISTRICT, THE SETTLEMENT OF CHIRKEY.	0.0681
Khvartikuni Rural Council Rural Administration	368258 the Republic of Dagestan, the Gergebil District, the settlement of Khvartikuni	0.0074
Surgut City Urban District Municipal Unit represented by Surgut City Administration	628408 the Tyumen Region, the Khanty-Mansiysk Autonomous District, the city of Surgut, Engels Street, house 8	0.0044
Total share owned in the Issuer’s authorized capital by the municipal unit		0.1632

Special right (golden share) for participation of the Russian Federation, subjects of the Russian Federation, and municipal units in management of the Issuer does not exist.

7.4. Information on Restrictions to Participation in the Issuer’s Authorized (Share) Capital (Mutual Fund)

The Issuer’s Articles of Association do not establish any restrictions to the quantity of the shares held by a single shareholder, and/or on their total nominal value, and/or maximal number of votes vested in a single shareholder.

The legislation of the Russian Federation or other statutory acts of the Russian Federation do not establish any restrictions to participatory share of foreign persons in the Issuer’s authorized capital.

Other restrictions connected with participation in the Issuer’s authorized (share) capital (mutual fund):

According to Part II Article 9 of the Federal Law dated March 26, 2003 No. 36-FZ “On Specifics of Functioning of Electric Power Industry in the Transition Period and on Amendments to Some Particular Legislative Acts of the Russian Federation and Invalidation of Some Particular Legislative Acts of the Russian Federation in Connection with the Adoption of the Federal Law “On Electric Power Industry” during Transformation of the Russian Open Joint Stock Company for Power Engineering and Electrification United Power System of Russia” it is not allowed to decrease a participatory share of the Russian Federation (if the said share makes over 50 percent) in the authorized capital of joint stock companies that on a legal basis established by the federal laws own or otherwise hold hydropower plants put into operation as of the date of entry into force of the said Federal Law, of organizations (or their assignees) in relation to which the said joint stock companies are affiliated companies.

7.5. Information on Changes in the Structure and the Participatory Shares of the Issuer’s Shareholders (Participants) Owning at Least 5 Percent of its Authorized (Share) Capital (Mutual Fund) or at Least 5 Percent of Its Ordinary Shares

Lists of the Issuer’s shareholders (participants) owning at least 5 percent of the Issuer’s authorized (share) capital and also at least 5 percent of the Issuer’s ordinary shares, established as of the date of preparation of the list of the persons entitled to participate in each General Meeting of the Issuer’s Shareholders (Participants), which was held for the recent 5 lapsed financial years, as per the list of the persons that were entitled to participate in each of such meetings:

In 2005 and 2006 lapsed financial years of the Issuer’ operations OJSC RAO UES of Russia was the only participant of the Issuer, and in accordance with Clause 3 Article 47 of the Federal Law “On Joint Stock Companies” the lists of the persons entitled to participate in the General Meeting of the Issuer’s Shareholders were not established by the Issuer in that period. Functions of the Issuer’s General Meeting of Shareholders were performed by the Board of OJSC RAO UES of Russia, and from July 1, 2005 the said functions were performed by the Board of Directors of OJSC RAO UES of Russia. The list of the persons entitled to participate in the General Meeting of the Issuer’s Shareholders was first established by the Issuer as of 27.08.2007.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company name of a legal entity or the surname, name and patronymic of an individual (brief company name of legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer ordinary shares held by the said person, %
August 27, 2007	Russian Open Joint Stock Company for Power Engineering and Electrification UES of Russia (OJSC RAO UES of Russia)	96.27	96.27

In January 2008 the first stage of the transformation was completed, and as a result 20 JSC HPPs were reorganized in the form of take-over to JSC RusHydro, therewith the share of OJSC RAO UES of Russia in the authorized capital of JSC RusHydro reduced to 77.93%.

The list of the persons entitled to participate in the General Meeting of the Issuer’s Shareholders was established by the Issuer as of 15.05.2008r.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company name of a legal entity or the surname, name and patronymic of an individual (brief company name of a legal entity)	Share of the said person in the Issuer’s authorized capital , %	Share of the Issuer ordinary shares held by the said person, %
May 15, 2008	Russian Open Joint Stock Company for Power Engineering and Electrification UES of Russia (OJSC RAO UES of Russia)	77.93	77.93

In July, 2008 the final stage of the transformation was completed, and as a result OJSC RAO UES of RUSSIA ceased to exist as an independent legal entity, OJSC Irganayskaya HPP, and also OJSC Minority Holding HydroOGK and OJSC State-owned Holding HydroOGK, which was split-off from OJSC RAO UES of Russia, were reorganized in the form of take-over to JSC RusHydro. Therewith the share of the Russian Federation (represented by Rosimushchestvo) increased to make 60.37%.

The lists of the persons entitled to participate in extraordinary General Meetings of the Issuer Shareholders were established by the Issuer as of 08.10.2008 and as of 16.10.2008.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company name of a legal entity or the surname, name and patronymic of an individual (brief company name of a legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer ordinary shares held by the said person, %
October 08, 2008	The Russian Federation represented by the Federal Agency for State Property Management	60.37	60.37
October 16, 2008	The Russian Federation represented by the Federal Agency for State Property Management	60.37	60.37

The list of the persons entitled to participate in the annual General Meeting of the Issuer’s Shareholders was established by the Issuer as of 30.04.2009.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company name of a legal entity or the surname, name and patronymic of an individual (brief company name of a legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer ordinary shares held by the said person, %
April 30, 2009	The Russian Federation represented by the Federal Agency for State Property Management	61.93	61.93

The list of the persons entitled to participate in the annual General Meeting of the Issuer’s Shareholders was established by the Issuer as of 19.05.2010.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company name of a legal entity or the surname, name and patronymic of an individual (brief company name of a legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer ordinary shares held by the said person, %
May 19, 2010	The Russian Federation represented by the Federal Agency for State Property Management	60.2664	60.2664

The list of the persons entitled to participate in the extraordinary General Meeting of the Issuer’s Shareholders was established by the Issuer as of 14.09.2010.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company name of a legal entity or the surname, name and patronymic of an individual (brief company name of a legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer ordinary shares held by the said person, %
September 14, 2010	The Russian Federation represented by the Federal Agency for State Property Management	57.9664	57.9664

7.6. Information on Interested Party Transactions Effected by the Issuer

Information on the number and amounts (in money terms) of the transactions effected by the Issuer that were recognized in accordance with the RF laws as interested party transactions that required approval of the Issuer’s authorized managing authority for each elapsed financial year:

Indicator	Reporting period
	2005	2006	2007	2008	2009

Total number and total amount of interested party transactions (in money terms) that were effected by the Issuer for the reporting period and required approval of the issuer’s authorized managing body, transactions/rubles.

	0/0	0/0	27/ 839,542,524.54	68/ 451,048,346.72	39/ 6,476,645,606.89

Number and amount (in monetary terms) of interested party transactions that were effected by the Issuer for the reporting period and approved by the General Meeting of the Issuer’s Participants (Shareholders), transactions/rubles.

0/0	0/0	0/0	0/0	0/0

Number and amount (in monetary terms) of interested party transactions that were effected by the Issuer for the reporting period and approved by the Issuer’s Board of Directors (Supervisory Board), transactions/rubles.

0/0	0/0	27/ 839,542,524.54	68/ 451,048,346.72	39/ 6,476,645,606.89

Information on interested party transactions (a group of mutually connected transactions) effected by the Issuer with a price making 5% and more percent of the Issuer’s assets book value calculated on the basis of the figures reflected in its reporting statements prepared as of the last reporting date prior to the appropriate transaction effected by the Issuer for each lapsed financial year, and also for the period till the date of the approval of the Prospectus: from the date of the Issuer’s incorporation to the date of approval of the Prospectus no such transactions were effected.

Interested party transactions (groups of mutually connected transactions) that were proposed to be effected and required approval but were not approved by the Issuer’s authorized managing body (on which no decision for approval was taken by the Issuer’s Board of Directors (by Supervisory Board) or by the General Meeting of the Participants (Shareholders) of the Issuer in cases when such approval was mandatory under the RF laws): no such transactions were effected.

7.7. Information on Accounts Receivable

Indicator	As of
	31.12.2005	31.12.2006	31.12.2007	31.12.2008	31.12.2009
Total amount of accounts receivable (thousand rubles)	588,503	22,636,097	48,449,768	70,025,616	91,782,105
Amount of overdue accounts receivable	0	0	0	0	0

As of 31.12.2009

Measurement unit: thousand rubles

Type of accounts receivable	Maturity date
	Within 1 year	Exceeding 1 year
Accounts receivable of buyers and customers	3,541,818	48,507
including overdue receivables	0	0
Accounts receivable on notes receivable	0	0
also including overdue receivables	0	0
Accounts receivable of participants (founders) on contributions payable to the authorized capital	0	0
also including overdue receivables	0	0
Accounts receivable on advances issued	3,863,042	5,097,319
also including overdue receivables	0	0
Other accounts receivable	62,864,412	16,367,007
also including overdue receivables	0	0
Total	70,269,272	21,512,833
also including overdue receivables	0	0

As of 30.06.2010

Measurement unit: thousand rubles.

Type of accounts receivable	Maturity date
	Within 1 year	Exceeding 1 year
Accounts receivable of buyers and customers	5,331,336	45,592
also including overdue receivables	0	0
Accounts receivable on notes receivable	0	0
also including overdue receivables	0	0
Accounts receivable of the participants (founders) on contributions payable to authorized capital	0	0
also including overdue receivables	0	0
Receivables on advances issued	4,663,748	8,359,437
also including overdue receivables	0	0
Other accounts receivable	64 097 325	42,744,845
also including overdue receivables	0	0
Total	74,092,409	51,149,874
also including overdue receivables	0	0

Information on the debtors representing at least 10% of the total receivables due for each lapsed financial year:

2005

Full name: Open Joint Stock Company Volzhskaya HPP

Brief company name: OJSC Volzhskaya HPP

Principal place of business: the Russian Federation, the Volgograd Region, the city of Volzhskiy, Lenin Prospect, house 1a

Amount of accounts receivable, thousand rubles: 203,324

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor was the Issuer’s affiliated person.

The Issuer’s share in the authorized capital of the said person, %: 83.31%

Block of the person’s ordinary shares owned by the Issuer, %: 83.31%

Participatory share of the person in the Issuer’s authorized capital, %: 0

Block of the Issuer’s ordinary shares held by the said person, %: 0

Full name: Open Joint Stock Company Zhigulevskaya HPP

Brief company name: OJSC Zhigulevskaya HPP

Principal place of business: the Russian Federation, the Samara Region, the city of Zhigulevsk

Amount of accounts receivable, thousand rubles: 261,623

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

Debtor was the Issuer’s affiliated person.

The Issuer’s share in the authorized capital of the said person, %: 84.11%

Block of the person’s ordinary shares owned by the Issuer, %: 84.11%

Participatory share held by the said person in the Issuer’s authorized capital, %: 0

Block of the Issuer’s ordinary shares held by the said person, %: 0

2006

Full company name: Open Joint Stock Company Boguchanskaya HPP,

Brief company name: OJSC Boguchanskaya HPP

Principal place of business: 663491, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk

Amount of accounts receivable, thousand rubles: 6,349,401

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor as of 31.12.2006 was the Issuer’s affiliated person.

Issuer’s participatory share in the authorized capital of the affiliated person as of 31.12.2006: 99%

Block of the affiliated person’s ordinary shares owned by the Issuer, as of 31.12.2006: 99%

Participatory share held by the affiliated person in the Issuer’s authorized capital: holds no share

Block of the Issuer’s ordinary shares owned by the affiliated person: holds no shares.

Full company name: Open Joint Stock Company Bureiskaya HPP;

Brief company name: OJSC Bureiskaya HPP

Principal place of business: 676730, Russia, the Amur Region, the Bureisk District, the settlement of Talakan

Amount of accounts receivable, thousand rubles: 5,597,800

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor as of 31.12.2006 was the Issuer’s affiliated person.

The Issuer’s participatory share in the authorized (share) capital (mutual fund) of the affiliated person as of 31.12.2006 - 15.91%

Block of the affiliated person’s ordinary shares owned by the Issuer as of 31.12.2006: 19.9%

Participatory share held by the affiliated person in the Issuer’s authorized capital: 0%

Block of the Issuer’s ordinary shares owned by the affiliated person: 0%

Full company name: Russian Open Joint Stock Company for Power Engineering and Electrification UES of Russia;

Brief company name: OJSC RAO UES of Russia

Principal place of business: the city of Moscow, Vernadskiy Prospect, house 101, building 3

Amount of accounts receivable, thousand rubles: 6,220,252

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor as of 31.12.2006 was the Issuer’s affiliated person.

The Issuer’s participatory share in the authorized capital of the affiliated person: 0%

Block of the affiliated person’s ordinary shares owned by the Issuer: 0%

Participatory share held by the affiliated person in the Issuer’s authorized capital as of 31.12.2006: 100%.

Block of the Issuer’s ordinary shares owned by the affiliated person as of 31.12.2006: 100%.

2007

Full company name: Open Joint Stock Company Bureiskaya HPP;

Brief company name: OJSC Bureiskaya HPP

Principal place of business: 676730, Russia, the Amur Region, the Bureisk District, the settlement of Talakan

Amount of accounts receivable, thousand rubles: 12,529,552

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor was the Issuer’s affiliated person.

The Issuer’s share in authorized capital of the said person, %: 15.91%

Block of the person’s ordinary shares owned by the Issuer, %: 19.9%

Participatory share held by the said person in the Issuer’s authorized capital, %: 0

Block of the Issuer’s ordinary shares held by the said person, %: 0

Full company name: Open Joint Stock Company Zagorskaya HPSPP (Hydroelectric Pumped Storage Power Plant)-2

Brief company name: OJSC Zagorskaya HPSPP-2

Principal place of business: Russia, the Moscow Region, Sergievo-Posadskiy District, the settlement of Bogorodskoe, house 100

Amount of accounts receivable, thousand rubles: 5,781,493

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor was the Issuer’s affiliated person.

The Issuer’s share in authorized capital of the said person, %: 50.9%

Block of the said person’s ordinary shares owned by the Issuer, %: 50.9%

Participatory share of the said person in the Issuer’s authorized capital, %: 0

Block of the Issuer’s ordinary shares held by the said person, %: 0

Full company name: Limited Liability Company EZOP

Brief company name: LLC EZOP

Principal place of business: 119435, the city of Moscow, M. Pirogovskaya Square, house 14, building 1

Amount of accounts receivable, thousand rubles: 5,252,584

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor as of 31.12.2007 was not the Issuer’s affiliated person.

2008

Full company name: Open Joint Stock Company Zagorskaya HPSPP

Brief company name: OJSC Zagorskaya HPSPP

Principal place of business: Russia, the Moscow Region, Sergievo-Posadskiy District, the settlement of Bogorodskoe, house 100

Amount of accounts receivable, thousand rubles: 12,228,403

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor was the Issuer’s affiliated person.

The Issuer’s share in the authorized capital of the said person, %: 100

Block of the person’s ordinary shares owned by the Issuer, %: 100

Participatory share held by the said person in the Issuer’s authorized capital, %: 0

Block of the Issuer’s ordinary shares held by the said person, %: 0

Full company name: Limited Liability Company Index of Power Engineering-HydroOGK

Brief company name: LLC Index of Power Engineering-HydroOGK

Principal place of business: Russia, the city of Moscow, Architect Vlasov Street, house 51

Amount of accounts receivable, thousand rubles: 13,841,781

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor is the affiliated person of the Issuer: yes

The Issuer’s share in authorized capital of the said person, %: 100

Block of the person’s ordinary shares owned by the Issuer, %: 100

Participatory share held by the said person in the Issuer’s authorized capital, %: 0.58

Block of the Issuer’s ordinary shares held by the said person%: 0.58

2009

Full company name: Open Joint Stock Company Boguchanskaya HPP

Brief company name: OJSC Boguchanskaya HPP

Principal place of business: 663491, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Construction Depot of the Left Bank, United Depot No.1, building 1

Amount of accounts receivable, thousand rubles: 11,816,894

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor is the affiliated person of the Issuer: no

Full company name: Limited Liability Company Index of Power Engineering-HydroOGK

Brief company name: LLC Index of Power Engineering-HydroOGK

Principal place of business: Russia, the city of Moscow, Architect Vlasov Street, house 51

Amount of accounts receivable, thousand rubles: 13,841,781

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor is affiliated person of the Issuer: yes

The Issuer’s share in authorized capital of the said person, %: 100

Block of the person’s ordinary shares owned by the Issuer, %: 100

Participatory share of the said person in the Issuer’s authorized capital, %: 0.58

Block of the Issuer’s ordinary shares held by the said person, %: 0.58

VIII. The Issuer’s Reporting Statements and Other Financial Information

8.1. The Issuer’s Annual Reporting Statements

a) the Issuer’s reporting statements for the recent three elapsed financial years, preceding the date of the approval of the Prospectus, which is due to be submitted in accordance with the requirements of the laws of the Russian Federation.

The Issuer’s annual financial (reporting) statement is submitted for the years 2007, 2008, and 2009, i.e. for three recent lapsed financial years preceding the date of approval of the Prospectus. The Issuer’s annual reporting statements prepared under the requirements of the RF laws is included in Appendices II - IV to this Prospectus.

The structure of the Issuer’s annual reporting statements enclosed to the Prospectus is as follows:

- The Issuer’s reporting statements for 2007 include the following documents:

- Balance Sheet as of December 31, 2007 (Form No. 1);

- Profit and Loss Statement for 2007 (Form No. 2);

- Changes in Equity Statement for 2007 (Form No. 3);

- Cash Flow Statement for 2007 (Form No. 4 );

- Supplement to the Balance Sheet for 2007 (Form No. 5);

- Explanatory Note;

- Auditor Opinion.

The Issuer’s reporting statements for 2008 include the following documents:

- Balance Sheet as of December 31, 2008 (Form No. 1);

- Profit and Loss Statement for 2008 (Form No. 2);

- Changes in Equity Statement for 2008 (Form No. 3);

- Cash Flow Statement for 2008 (Form No. 4);

- Supplement to the Balance Sheet for 2008 (Form No. 5);

- Explanatory Note;

- Auditor Opinion.

The Issuer’s reporting statements for 2009 include the following documents:

- Balance Sheet as of December 31, 2009 (Form No. 1);

- Profit and Loss Statement for 2009 (Form No. 2);

- Changes in Equity Statement for 2009 (Form No. 3);

- Cash Flow Statement for 2009 (Form No. 4);

- Supplement to the Balance Sheet for 2009 (Form No. 5);

- Explanatory Note;

- Auditor Opinion.

b) in case the Issuer has annual reporting statements prepared in accordance with the International Financial Reporting Standards or in accordance with the Generally Accepted Accounting Principles of the USA, it is required to additionally enclose such reporting statements of the Issuer for the above period translated into Russian. The Issuer is obligated to indicate separately that such reporting statements are prepared in accordance with the International Financial Reporting Standards or in accordance with the Generally Accepted Accounting Principles of the USA. The Issuer has no annual non-consolidated reporting statements prepared in accordance with the International Financial Reporting Standards or in accordance with the Generally Accepted Accounting Principles of the USA.

8.2. The Issuer’s Quarterly Reporting Statements Prepared for the Most Recent Lapsed Reporting Quarter

A) The Issuer’s quarterly non-audited financial (reporting) statements are submitted for 6 months of 2010. The Issuer’s quarterly unaudited financial (reporting) statements prepared in accordance with the requirements of the RF laws are enclosed in Appendix VI to this Prospectus.

The list of the unaudited financial (reporting) statements for 6 months of 2010 enclosed to this Prospectus is as follows:

- Balance Sheet as of June 30, 2010 (Form No. 1);

- Profit and Loss Statement as of June 30, 2010 (Form No. 2);

B) The Issuer’s quarterly reporting statements prepared in accordance with the International Financial Reporting Standards or Generally Accepted Accounting Principles of the USA for 6 months of 2010 year were not prepared as of the date of approval of the Prospectus.

8.3. The Issuer’s Consolidated Reporting Statements Prepared for the Most Recent Lapsed Financial Year

The Issuer’s aggregated (consolidated) reporting statements prepared in accordance with the requirements of the RF laws for the three most recent lapsed financial years preceding the date of approval of the Prospectus, which became due to be submitted in accordance with the requirements of the RF laws.

The Issuer does not prepare aggregated financial (reporting) statements in accordance with the RF laws in connection with the circumstance that the Issuer prepares consolidated financial statements in accordance with the IFRS (International Financial Reporting Standards), which complies with the criteria established in Clause 8 of the Guidelines for Preparation and Submission of Aggregate Reporting Statements, as approved by the Order of the RF Ministry of Finance dated 30.12.1996 No. 112.

Combined and consolidated financial statements prepared in accordance with the International Financial Reporting Standards (IFRS) for three years (2006, 2007 and 2008) and consolidated financial statements prepared in accordance with the International Financial Reporting Standards (IFRS) for 2009 are included in Appendix V to this Prospectus.

reporting years 2008, 2007, and 2006:

Independent Auditor’s Opinion;

combined and consolidated Balance Sheet as of December 31, 2008, December 31, 2007, and December 31, 2006;

combined and consolidated Profit and Loss Statement for the years ended on December 31, 2008, December 31, 2007, and December 31, 2006;

combined and consolidated Cash Flow Statement for the years ended on December 31, 2008, December 31, 2007, and December 31, 2006;

combined and consolidated Change in Equity Statement for the years ended on December 31, 2008, December 31, 2007, and December 31, 2006;

notes to the combined and consolidated Financial Statements as of December 31, 2008, December 31, 2007, and December 31, 2006

reporting year 2009:

Independent Auditor’s Opinion;

consolidated Report on Financial Status as of December 31, 2009 and December 31, 2008;

consolidated Profit and Loss Statement for the years ended on December 31, 2009 and December 31, 2008;

consolidated Report on the Total Income for the years ended on December 31, 2009 and December 31, 2008;

consolidated Cash Flow Statement for the years ended on December 31, 2009 and December 31, 2008;

consolidated Change in Equity Statement for the years ended on December 31, 2009 and December 31, 2008;

notes to the consolidated Financial Statements as of December 31, 2009 and December 31, 2008

8.4. Information on the Issuer’s Accounting Policy

Accounting policy for the year 2007

“The Regulation on Accounting Policy of JSC RusHydro for the Year 2007” was approved by the Order of JSC RusHydro dated 29.12.2006 No. 241, with amendments and additions introduced by Order No. 199 dated 03.08.2007, and also by Order No. 335 dated 08.10.2007 “On Amendments to the Order of JSC RusHydro dated 29.12.2006 No. 241 “On Accounting Policy of JSC RusHydro”.

The text of the Regulation on the Issuer’s Accounting Policy for Reporting Purposes for the Year 2007 and the text of the Regulation on Accounting Policy for Taxation Purposes for the Year 2007 are included in Appendix I to this Prospectus.

Accounting policy for the year 2008

“The Regulation on Accounting Policy of JSC RusHydro for the Year 2008” was approved by the Order of JSC RusHydro dated 29.12.2007 No. 504, and is applicable subject to amendments and additions introduced by Order No. 419 dated 18.07.2008 “Amendments to the Order of JSC RusHydro dated 29.12.2007 No. 504 “On the Company’s Accounting Policy for the Year 2008”

The text of the Regulation on the Issuer’s Accounting Policy for Reporting Purposes for the Year 2008 and the text of the Regulation on Accounting Policy for Taxation Purposes for the Year 2008 are included in Appendix _I to this Prospectus.

Accounting policy for the year 2009

“The Regulation on Accounting Policy of JSC RusHydro for the Year 2009” was approved by Order of JSC RusHydro No. 869 dated 30.12.2008, and is applicable subject to amendments and additions introduced by Order No. 767 dated 23.11.2009 “On Amendments to the Order of JSC RusHydro dated 31. 12.2008 No.869 “On Accounting Policy of JSC RusHydro for the Year 2009”.

The text of the Regulation on the Issuer’s Accounting Policy for Reporting Purposes for the Year 2009 and the text of the Regulation on Accounting Policy for Taxation Purposes for the Year 2009 are included in Appendix I to this Prospectus.

Accounting policy for the year 2010

“The Regulation on Accounting Policy of JSC RusHydro” was approved by Order of JSC RusHydro No. 899 dated 29.12.2009.

The text of the Regulation on the Issuer’s Accounting Policy for Reporting Purposes for the Year 2010 and the text of the Regulation on Accounting Policy for Taxation Purposes for the Year 2010 are included in Appendix I to this Prospectus.

8.5. Information on the Total Amount of Exports and on the Exports Share in Total Sales

The Issuer does not export products (goods, works, services) outside the Russian Federation.

8.6. Information on the Cost of the Issuer’s Immovable Property and Material Changes That Occurred in the Issuer’s Property Structure after the Date of End of the Most Recent Lapsed Financial Year

Information on the immovable property cost as of 31.12.2009:

Immovable property	Historical (replacement) cost, thousand rubles		Amount of accrued depreciation, thousand rubles
Buildings	34,566,130	*	1,151,939
Hydraulic facilities	161,092,570		5,548,139
Other facilities	12,979,236		668,369
Total:	208,637,936		7,368,447

*	with account of cost of facilities that are not subject to mandatory registration.

Information on immovable property cost as of 30.06.2010:

Immovable property	Historical (replacement) cost, thousand rubles	Amount of accrued depreciation, thousand rubles
Buildings	34,710,000	1,440,053
Hydraulic facilities	171,149,397	7,215,376
Other facilities	6,349,488	555,203
Total:	212,208,885	9,210,632

Information on material changes in the structure of the Issuer’s immovable property that occurred within 12 months prior to approval of the Prospectus:

No material changes occurred in the structure of the Issuer’s immovable property within 12 months prior to the date of approval of the Prospectus.

Information on any acquisitions or disposals for any reasons of any other (except for immovable) property of the Issuer, if the book value of such property exceeds 5% of the Issuer’s assets book value, and also information on any other changes that are material for the Issuer and occurred in the Issuer’s property structure after the date of the end of the most recent lapsed financial year prior to the date of approval of the Prospectus:

No acquisitions or disposals of the Issuer’s property, the book value of which exceeds 5% of the Issuer’s assets book value, and no other material changes occurred in the Issuer’s property structure after the date of the end of the most recent lapsed financial year prior to the date of approval of the Prospectus.

8.7. Information on the Issuer’s Involvement in Litigations if Such Involvement May Have a Material Effect on the Issuer’s Financial and Business Performance

No litigations exist that may have a material effect on the Company’s financial and business performance.

IX. Detailed Information on the Procedure and Terms for Placement of Securities

9.1. Information on the Placed Securities

The Issuer’s managing authority which approved the Resolution on the Additional Issue of Securities and their Prospectus: Board of Directors of JSC RusHydro.

Date of adoption of the resolution on approval of the Resolution on the Additional Issue of Securities and their Prospectus: 29.10.2010.

Date of drafting and number of the Minutes of the meeting of the Issuer’s managing authority at which the resolution was adopted for approval of the Resolution on the Additional Issue of Securities and their Prospectus: 01.11.2010, Minutes No. 110

In the Resolution on the Additional Issue of Securities the share of the securities, which if not placed shall entail invalidation of the additional issue of the securities: was not established.

9.1.2. Additional Information on the Placed Bonds

No information shall be indicated for this type of securities.

9.1.3. Additional Information on Convertible Securities

The shares placed by the Issuer are not convertible securities.

9.1.4. Additional Information on the Issuer’s Placed Options

No information shall be indicated for this type of securities.

9.1.5. Additional Information on the Placed Bonds Secured by Mortgage

No information shall be indicated for this type of securities.

9.1.6. Additional Information on the Placed Russian Depositary Receipts

No information shall be indicated for this type of securities.

9.2. Price (Procedure for Quoting the Price) for Placement of the Equity Securities

The price for placement of additional shares (also including shares placed to the persons included in the list of persons having a preemptive right to acquire the placed additional shares) shall be quoted by the Company Board of Directors in accordance with Articles 36 and 77 of the Federal Law “On Joint Stock Companies” after state registration of this additional issue, but not later than the starting date of the securities placement.

The notice of the price (procedure for quoting the price) for the securities placement shall be published by the Issuer in the newsreel and on the website. The notice of the price (procedure for quoting the price) for the securities placement shall be published by the Issuer as follows prior to the starting date of the securities placement:

- in the newsreel (Interfax) – within a day as of the moment the resolution was adopted for quoting the price for placement but not later than the starting date of the securities placement;

- on the webpage: www.rushydro.ru – within 2 days as of the moment the resolution was adopted for quoting the price for placement but not later than the starting date of the securities placement.

9.3. Existence of Preemptive Rights to Acquisition of the Placed Equity Securities

Persons entitled to exercise the preemptive right to acquire the placed securities: over 308,000

Existence of preemptive right to acquire the placed securities and the date of establishing the list of the persons having such preemptive right:

Preemptive right to acquire securities is granted upon placement of the securities.

The date of establishing the list of the persons having the preemptive right to acquire the placed securities shall be: 14.09.2010

The procedure of notification on the possibility for exercising the preemptive right to purchase the placed securities:

Notification on the possibility for exercising the preemptive right to acquire the placed securities (hereinafter referred to as the Notification on Preemptive Right) shall be made after state registration of this additional securities issue and not later than the starting date of their placement in accordance with the procedure established by the Issuer’s Articles of Association for notification on holding the Issuer’s General Meeting of Shareholders.

According to Clause 10.11. Article 10 of the Issuer’s Articles of Association the notice of General Meeting of Shareholders shall be published by the Issuer in Izvestia Newspaper and on the Company website.

Proceeding from the above, after the state registration of the additional share issue and not later than the Starting Date of Placement of Additional Shares the Issuer shall publish the Notification on the Preemptive Right in Izvestia Newspaper, and shall also place the Notification on the Preemptive Right on the Issuer’s website: www.rushydro.ru.

The Notification on the Preemptive Right shall also be published in the newsreel of CJSC Interfax Information Agency within 5 days as of the moment the Issuer’s obligations on the Notification on the Preemptive Right have been fully fulfilled, and specifically, as of the moment when either of the following acts has been performed by the Issuer, whichever is latest: publication of the Notification on the Preemptive Right in Izvestia Newspaper or placement of the Notification on the Preemptive Right on the Issuer’s website: www.rushydro.ru.

The Notification on the Preemptive Right shall contain information on the quantity of the placed additional securities, price for their placement, the procedure for calculation of the quantity of securities that may be acquired by each person having the preemptive right to acquire them, the procedure for such persons applying to the company and the period during which such applications shall be delivered to the Issuer (hereinafter referred to as the Validity Term of the Preemptive Right).

The procedure for exercising the preemptive right to purchase the placed securities, including the validity term of the said preemptive right.

In accordance with Articles 40 and 41 of the Federal Law “On Joint Stock Companies” the Issuer’s shareholders, the holders of the ordinary shares entitled to participate in extraordinary General Meeting of the Company Shareholders held on October 22, 2010, at which the resolution “On Increase of the Company Authorized Capital” was adopted, have the preemptive right to purchase the Issuer’s additional shares in the quantity prorate to the quantity of the Issuer’s ordinary shares already held by them.

It is expected to place a certain quantity of shares of this additional issue within the framework of exercising the preemptive right to acquire the placed shares (i.e. upon their acquisition by the persons having the preemptive right to acquire the placed shares), also outside the territory of the Russian Federation by placing the appropriate foreign securities certifying the rights to the shares, under the foreign laws.

In the process of exercising the preemptive rights to acquire the placed securities Subscription Agreements shall be concluded with the persons having the preemptive right to acquire the placed securities, and also the agreements for acquisition of the foreign issuer’s securities placed under the foreign laws (hereinafter also referred to as the “Depositary Bank”) and certifying the rights to the Issuer’s shares (hereinafter referred to as the “Depository Receipts”), in accordance with the procedure stipulated below.

As the issue of the Depository Receipts is not subject to state registration in the Russian Federation, the Depository Receipts shall be offered for placement exclusively outside the territory of the Russian Federation, they may not and will not be placed by the Issuer or publicly traded within the territory of the Russian Federation. Placement of shares by way of placement of the Depository Receipts shall be performed on the basis of the agreement by and between the Issuer and the Depositary Bank according to which the Depositary Bank shall issue the Depository Receipts.

Placement of shares by way of placement of the Depository Receipts shall be performed only provided that the Issuer holds the permit issued in accordance with the established procedure by the Federal Service for Financial Markets for placement and organization of circulation of securities outside the territory of the Russian Federation, as required under the RF laws for placement and subsequent circulation of the shares of this additional issue outside the territory of the Russian Federation.

Placement of the Issuer’s shares by way of placement of foreign securities shall be understood as crediting of the Issuer’s shares to the personal account (depositary account) of the Depositary Bank, which in accordance with the foreign law is the issuer of appropriate Depository Receipts.

Placement of additional shares to the persons having the preemptive rights to acquire the placed securities shall be effected on the basis of the written applications submitted by such persons (hereinafter jointly referred to as the “Applicants”, and separately - as the “Applicant”) for acquisition of the placed securities (hereinafter jointly referred to as the “Applications”, separately - as the “Application”).

The persons having the preemptive right to purchase the placed securities are fully or partly entitled to exercise their preemptive right in the quantity prorate to the quantity of the Issuer’s ordinary registered shares held by them.

The Preemptive Right Effective Term is 45 (forty-five) days. The effective term of the preemptive right commences as of the moment the Issuer’s obligations on the Notification on the Preemptive Right have been fully fulfilled, and specifically, as of the moment when either of the following acts has been performed by the Issuer, whichever is latest: publication of the Notification on the Preemptive Right in Izvestia Newspaper or placement of the Notification on the Preemptive Right on the Issuer’s website: www.rushydro.ru.

Until the expiry of the Preemptive Right Effective Term it is not allowed to place the securities otherwise then by way of exercise of the preemptive right to acquire them.

The Application for acquisition of the securities shall be submitted by the person having the preemptive right to acquire the placed securities within the Preemptive Right Effective Term.

The Applicant may exercise fully or partly the preemptive right by submitting the Application to the Issuer.

The Application shall contain the following information:

- Heading: “Application for Acquisition of JSC RusHydro Shares by Way of Exercise of the Preemptive Right”;

- surname, name, patronymic (full company name) of the person having the preemptive right to acquire the placed securities;

- Taxpayer Identification Number (if any) of the person having the preemptive right to purchase the placed securities;

- place of residence (physical address) of the person having the preemptive right to purchase the placed securities;

- for natural persons: passport details (birth date and birth place, serial code, number and date of issue, the issuing authority);

- for legal entities: information on the legal entity state registration (also for Russian legal entities: information on the legal entity state registration/ information on entering into the Unified State Register of Legal Entities (date, registering authority, number of the appropriate Certificate));

- quantity of acquired placed securities;

- number of the Applicant’s personal account in the Register of Holders of the Issuer’s Registered Securities for transferring of acquired shares to such account. If the shares shall be credited in the Register of Holders of the Issuer’s Registered Securities to account of a registered holder, the following information shall be indicated: full company name of the depositary (hereinafter also referred to as the First Tier Depositary), information on the state registration of such depositary (OGRN, name of the authority which performed state registration, date of state registration and date of making entry on the depositary into the EGRUL), the Applicant’s depositary account number, number and date of the depositary agreement entered by and between the Depositary and the Applicant (with regard to the placed securities). If the Applicants’ depositary account (in relation to the paced securities) is maintained by a nominee holder being in turn a depositor of the First Tier Depositary, then it is required to indicate in the Application the following information: full company name of the said nominee holder, information on state registration of the said nominee holder (hereinafter also referred to as the Second Tier Depositary) (OGRN, name of the authority which performed the state registration, date of the state registration and date of making entry on the depositary into the EGRUL), the Applicant’s depositary account number, number and date of the depositary agreement entered by and between the Depositary and the Applicant (in relation to the placed securities), full company name of the First Tier Depositary, information on the Interdepositary Agreement entered by and between the First Tier Depositary and the Second Tier Depositary (and in similar manner it is necessary to indicate the information on the nominee holder with which the Applicant maintains a depositary account (in relation to the placed securities));

- bank details of the Applicant for transfer of funds;

- contact information of the Applicant (mailing address and fax number with indication of city code, e-mail) for the purposes of informing the Applicant on the results of the Application review.

- a reference to the document enclosed to the Application to confirm payment of the placed securities by the Applicant.

The document certifying payment for the securities shall be enclosed to the Application.

The Issuer may determine a recommended Application form. In this case the Application form shall be published on the website: www.rushydro.ru not later than the starting date of the Preemptive Right Effective Term.

The acquired shares shall be payable by the Applicant in accordance with the procedure established by Clause 8.6. of the Resolution on the Additional Issue of Securities.

The Application shall be signed by the person having the preemptive right to purchase the placed securities (or by such person’s authorized representative, with enclosed original or a notarized copy of a duly executed power of attorney or another document confirming the powers of such representative) and for legal entities it shall have a seal (if any) affixed thereto.

The Applicant shall be liable for accuracy of the information stated in the Application and for compliance of such information with that stated in the Issuer’s Register of Shareholders.

The Applications may be personally delivered every day, except for Saturdays, Sundays, holidays and non-business days, from 10:00 (10:00 a.m.) to 17:00 (5:00 p.m.) (Moscow time), to the following address:

The city of Moscow, Stromynka Street, house 18, building 13, OJSC Registrar R.O.S.T.

The postal address for sending the Applications is as follows: 107996, the city of Moscow, Stromynka Street, house 18, building 13, OJSC Registrar R.O.S.T.

The Applications shall be registered in the log-book of the received Applications with indication of date of each Application received.

The Issuer may withhold the exercise of preemptive right of a holder having sent the Application, if:

- the Application does not satisfy the requirements stipulated in Clause 8.5. of the Resolution on Additional Securities Issue;

- the Application does not make it possible to identify the person on behalf of whom the Application was filed, as the person having the preemptive right to purchase the placed securities;

- the Application is received by the Issuer after expiry of the Preemptive Right Effective Term.

In case the Issuer refuses to satisfy the Application, the funds received by the Issuer in payment for the shares shall be refunded to the Applicant by transfer of funds not later than within 60 (sixty) days of the expiry of the Preemptive Right Effective Term to the bank details indicated in the Application.

In case in the Application a smaller quantity of shares is indicated than the quantity of shares paid according to the document confirming payment for the placed shares, such Application will be satisfied by the Issuer with regard to that quantity of shares which is specified in the Application. Therewith, the Issuer shall, not later than within 60 (sixty) days after the expiry of the Preemptive Right Effective Term, refund to the Applicant the amounts exceeding the cost of the placed shares, which quantity is specified in the Application and received by the Issuer in payment for the shares, to the bank details specified in the Application.

In case in the Application a greater quantity of shares is indicated than the quantity of shares paid according to the document confirming payment of the placed shares, the Applicant shall be recognized to have exercised the preemptive right thereof to acquire the shares with regard to the paid quantity of shares.

In case the quantity of shares indicated in the Application exceeds the quantity of shares which the Applicant is entitled to acquire, the Application, provided that all other conditions have been met, shall be satisfied in the volume of the maximum possible quantity of shares for such person in accordance with the calculation procedure specified below. Therewith, the Issuer shall, not later than within 60 (sixty) days from the date of expiry of the Preemptive Right Effective Term, refund to the Applicant the amounts exceeding the cost of the shares, the acquisition of which is possible for the given Applicant in the maximum possible quantity, and which were received by the Issuer in payment for the shares to the bank details specified in the Application.

A maximum quantity of additional shares which may be purchased by a person through exercise of such person’s preemptive right to purchase the additional shares of the Issuer shall be prorate to the quantity of the Issuer’s ordinary registered shares held by such person as of September 14, 2010, and shall be calculated by the following formula:

X = Y * (1,860,000,000 / 288,695,430,802), wherein

X is a maximum quantity of additional shares of this additional issue that may be acquired by the person having the preemptive right to purchase the placed securities;

Y is the quantity of the Issuer ordinary registered shares held by the person having the preemptive right to purchase the placed securities as of September 14, 2010 (the date of establishing the list of the persons entitled to participate in the extraordinary General Meeting of the Issuer’s Shareholders, at which the resolution “On Increase of the Company Authorized Capital” was adopted);

1,860,000,000 (one billion eight hundred and sixty million) is the quantity of the additional ordinary shares placed by the Issuer in accordance with the Resolution on Additional Securities Issue;

288,695,430,802 (two hundred and eighty-eight billion six hundred and ninety-five million four hundred and thirty thousand eight hundred and two) is the quantity of the Issuer’s placed ordinary registered shares.

If as a result of calculation of the quantity of the placed additional shares within the limit of which the person having the priority right to acquire the shares may exercise such preemptive right, a fractional value is created, such person shall be entitled to purchase a part of the placed additional share (a fractional share), prorate to the fractional part of the created value.

A fractional share confers to the holder the rights vested by the share of appropriate class, in the volume corresponding to the part of the whole share which it makes up.

Fractional shares shall be traded pari passu with the whole shares.

The rights to fractional shares in the register accounting system maintained on the personal accounts of the registered persons shall be recorded without rounding off fractional values.

In the event of creation of fractional shares as a result of the preemptive right exercised by the shareholders, the remaining part of such additional shares shall not be placed thereafter. After the closing date of placement of the additional shares and after the state registration of the report on the results of the Issuer’s additional securities issue, the remaining unplaced fractional parts of shares shall be cancelled.

The Subscription Agreement shall be recognized to have been concluded with the person having the preemptive right to purchase the placed securities, with effect from receipt of the Application by the Issuer with enclosed thereto document confirming payment for the securities.

Therewith, in case the Application with the enclosed documents confirming payment are delivered to the Issuer prior to the Starting Date of Additional Shares Placement, the Subscription Agreement shall be recognized to have been concluded on the Starting Date of Placement of this additional issue shares.

At conclusion of the with the person exercising the preemptive right to purchase the placed securities the parties may agree in accordance with Article 434 of the RF Civil Code to draft such Agreement in the form of a single document signed by the parties, in the quantity of counterparts to be agreed by the parties.

For signing the Subscription Agreement the Applicant shall deliver the Application within the effective term of the preemptive right, every day, from 10:00 a.m. to 5:00 p.m., Moscow time, except for Saturdays, Sundays, holidays and non-business days, to the address: the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51, JSC RusHydro. The Agreement shall be signed not later than within 10 (ten) days of the date of the Application is filed.

The shares acquired as a result of the exercise of the preemptive right to acquire the shares of this additional issue shall be credited to the account only after they are fully paid.

The Issuer shall deliver, not later than within 2 (two) days of the expiry of the Preemptive Right Effective Term to the Issuer’s Registrar (Open Joint Stock Company Registrar R.O.S.T.), OGRN 1027739216757, the License granted by the Federal Commission for the Securities Market for Carrying out Register Keeping Activities No. 10-000-1-00264 dated 03.12.2002), the appropriate transfer order, which shall serve as a legal basis for the receipt record to be made on the Applicant personal account or on the account of the nominee holder specified in the Application by the Applicant.

The Registrar shall, not later than within 3 (three) days of receipt of the transfer order, write-off from the Issuer’s account indicated in the transfer order the appropriate quantity of the additional issue securities as specified at the transfer order, and shall credit them to the personal account of the Applicant or to the account of the nominee holder specified in the Application by the Applicant.

The securities shall be recognized to have been placed on the date of the appropriate record made in the Register of the Shareholders holding the Issuer’s securities on the securities credited to the personal account of the person exercising the preemptive right to purchase the shares, or to the account of the nominee holder specified in the Application by the person exercising the preemptive right.

The said Preemptive Right Effective Term: the Preemptive Right Effective Term makes 45 (forty-five) days. The Preemptive Right Effective Term commences as of the moment the Issuer’s obligations on the Notification on the Preemptive Right have been fully fulfilled, and specifically, as of the moment when either of the following acts has been performed by the Issuer, whichever is latest: publication of the Notification on the Preemptive Right in Izvestia Newspaper or placement of the Notification on the Preemptive Right on the Issuer’s website: www.rushydro.ru.

Until the expiry of the Preemptive Right Effective Term no placement of securities shall be allowed otherwise than through exercise of the preemptive right to purchase the shares.

The procedure for summing the results of the exercise of the preemptive right to purchase the placed securities: Summing the results of the exercise of the preemptive right to purchase the additional shares shall be performed by the sole executive authority of the Issuer within 5 (five) days of the expiry of the Preemptive Right Effective Term.

The procedure for disclosing information on the results of the exercise of the preemptive right to purchase the placed securities:

The Issuer shall disclose the information on the results of the exercise of the preemptive right in the form of an announcement to be published within the below indicated periods commencing from the date of summing the results of the preemptive rights exercised:

- in Interfax newsreel - within 4 (four) days;

- on the website: www.rushydro.ru - within 5 (five) days.

9.4. Existence of Restrictions to Acquisition and Circulation of the Placed Equity Securities

Restrictions imposed by the Issuer in accordance with its Articles of Association on the maximum quantity of shares owned by one shareholder or on the shares nominal value: such restrictions do not exist.

Restrictions stipulated in the Issuer’s Articles of Association and in the legislation of the Russian Federation for prospective buyers being non-residents, including restrictions on the percentage size of a share held by foreign persons in the Issuer’s authorized capital: such restrictions do not exist.

According to the Federal Law “On Securities Market” and the Federal Law “On Protection of Rights and Legal Interests of Investors in the Securities Market” the following is prohibited:

- circulation (transfer, trade) of securities until they are fully paid and until state registration of the report on the results of their issue;

- advertising and/or offer to an unlimited circle of persons of securities of the issuers not disclosing information in the volume and in accordance with the procedure stipulated by the legislation of the Russian Federation on securities and by the statutory acts of the federal executive authority for securities market.

Other restrictions established by the legislation of the Russian Federation and by the foundation documents of the Issuer on the circulation of the placed securities:

According to Part II Article 9 of the Federal Law dated March 26, 2003 No. 36-FZ “On Specifics of Functioning of Electric Power Industry in the Transition Period and on Amendments to Some Particular Legislative Acts of the Russian Federation and Invalidation of Some Particular Legislative Acts of the Russian Federation in Connection with the Adoption of the Federal Law “On Electric Power Industry” during Transformation of the Russian Open Joint Stock Company for Power Engineering and Electrification United Power System of Russia” it is not allowed to decrease a participatory share of the Russian Federation (if the said share makes over 50 percent) in the authorized capital of joint stock companies that on a legal basis established by the federal laws own or otherwise hold hydropower plants put into operation as of the date of entry into force of the said Federal Law, of organizations (or their assignees) in relation to which the said joint stock companies are affiliated companies.

9.5. Information on the Dynamics of Prices for the Issuer’s Equity Securities

In 2005, 2006, and 2007 lapsed financial years the Issuer’s ordinary shares were not admitted for trading by any one of the organizers of trade in the securities market.

The issuer’s ordinary registered shares were admitted for trading in the securities market commencing from quarter 1 of 2008.

Class, category (type), form and other identification attributes of securities: ordinary registered undocumented shares;

The highest and the lowest prices for 1 security under the transactions effected with the securities in the reporting quarter through the organizer of trade in the securities market;

Reporting quarter	The highest price	The lowest price
quarter 1, 2008	2.440 rubles	1.463 rubles
quarter 2, 2008	2.350 rubles	1.211 rubles
quarter 3, 2008	1.870 rubles	0.681 rubles

quarter 4, 2008	0.970 rubles	0.359 rubles
quarter 1, 2009	0.705 rubles	0.471 rubles
quarter 2, 2009	1.452 rubles	0.745 rubles
quarter 3, 2009	1.415 rubles	0.128 rubles
quarter 4, 2009	1.224 rubles	0.970 rubles
quarter 1, 2010	1.577 rubles	1.150 rubles
quarter 2, 2010	1.857 rubles	1.401 rubles

the market price per 1 security disclosed by the organizer of trade in the securities market and determined in accordance with the Procedure for Calculation of the Market Price of Equity Securities and Investment Shares of Mutual Investment Funds, admitted for circulation through organizers of trade, as approved by the Decree of the Federal Commission for Securities of Russia dated 24.12.2003 No.03-52/nc (registered in the Ministry of Justice of the Russian Federation on 23.01.2004 under registration No. 5480):

as of 31.01.2008	HYDR-006D	1.839 rubles
	HYDR-007D	1.737 rubles
	HYDR-008D	1.768 rubles
	HYDR-011D	1.705 rubles
	HYDR-013D	1.720 rubles
	HYDR-022D	1.719 rubles

Note: as of 31.03.2008 the organizer of trade admitted several securities issues of JSC RusHydro for trading in the securities market (as of the below stated dates their individual registration numbers were cancelled)

as of 30.06.2008	1.813 rubles
as of 30.09.2008	0.762 rubles
as of 31.12.2008	0.601 rubles
as of 31.03.2009	0.754 rubles
as of 30.06.2009	1.180 rubles
as of 30.06.2009	1.047 rubles
as of 31.12.2009	1.135 rubles
as of 31.03.2010	1.554 rubles
as of 30.06.2010	1.534 rubles

full company name, principal place of business of the organizer of trade in the securities market through which the transactions were effected, on the basis of which the information is stated on dynamics of changing prices for securities of Closed Joint Stock Company Moscow Interbank Stock Exchange, 125009, the city of Moscow, Bolshoy Kislovskiy Pereulok (Lane), 13.

9.6. Information on the Persons Providing Services Related to Organization of Placement and/or Placement of Equity Securities

The securities shall be placed by the Issuer through the engaged professional market participant of the securities market (broker) providing services for securities placement to the Issuer on the basis of the agreement concluded with the broker on a fee payable basis (referred to above and hereinafter referred to as the “Broker”). The Issuer will engage one or several persons identified below as a Broker:

1) Full company name: Open Joint Stock Company

INVESTMENT COMPANY EUROFINANCE

Brief company name: OJSC IC EUROFINANCE

Principal place of business: 119049, the city of Moscow, Shabolovka Street, house 10, building 2

Mailing address: 119049, the city of Moscow, Shabolovka Street, house 10, building 2

Number of the license granted for broker services: No. 077-06234-100000

Date of issue of the license: 09.09.2003

Validity term of the license: perpetual

Issuing authority of the said license: Federal Commission for Securities of Russia

2) Full company name:

Open Joint Stock Company Savings Bank of Russia

Brief name of credit institution: OJSC Savings Bank of Russia

Principal place of business: Russia, the city of Moscow, 117997, Vavilov Street, house 19

Mailing address: Russia, the city of Moscow, 117997, Vavilov Street, house 19

Number of license for broker services: 077-02894-100000

Date of issue of the license: 27.11.2000

Validity term of the license: perpetual

Issuing authority of the said license: Federal Commission for Securities of Russia

3) Full company name: Open Joint Stock Company

Broker House OTKRYTIE

Brief company name: OJSC Broker House OTKRYTIYE

Registered address: 129090, the city of Moscow, Protopopovskiy Pereulok (Lane), house 19, building 1

Mailing address: 129090, the city of Moscow, Protopopovskiy Pereulok (Lane), house 19, building 1

Number of the license for broker services: 177-06097-100000

Date of issue of the license: June 28, 2002

Validity term of the license: perpetual

Issuing authority of the said license: Federal Commission for Securities of Russia

Not later than the start of the period for making offers for purchase of shares, the Issuer shall disclose the information on the Broker to be engaged for provision of shares placement services, in Interfax newsreel and on the website: www.rushydro.ru.

The core functions of the Broker for provision of shares placement services to the Issuer include receipt and registration of offers and forwarding responses to such offers on behalf of the Issuer with regard to acceptance of offers, forwarding such responses on acceptance of offers to the persons selected by the Issuer at its own discretion from among the persons that made such offers.

The Broker shall not be obligated to purchase securities that have not been placed by a fixed date.

The Broker shall have no obligations related to maintaining the prices for the placed securities at a certain level throughout a fixed period upon completion of their placement (stabilization), and also related to provision of market maker services.

The Broker shall have no right to purchase additional quantity of the Issuer’s securities from among the placed (traded) Issuer’s securities of the same class, category (type), as the placed securities, which may or may not be exercised depending on the results of the securities placement.

The agreement with the Broker shall be signed after the state registration of the placed shares issue but not later than the start of the period for making the offers for purchase of shares. The amount of the Broker’s fee shall be fixed in the agreement with the Broker and may be made conditional on the results of the placement of securities, therewith the amount of such fee shall not exceed 1,000,000.00 (one million) rubles.

9.7. Information on the Prospective Buyers of the Equity Securities

There is no need to disclose such information for method of placement: public subscription

9.8. Information on Organizers of Trade in Securities Markets, Including Information on Stock Exchanges at Which Placement and/or Circulation of the Placed Equity Securities Is Planned

The shares of these additional issues shall not be placed through trades, the organizer of which is a stock exchange or another organizer of trade in securities market.

Securities of the issue in relation to which the placed securities are additional, shall be circulated through stock exchanges:

Full Company Name: Closed Joint Stock Company Stock Exchange MICE (Moscow Interbank Currency Exchange)

Brief company name: CJSC SE MICE

Principal place of business: 125009, the city of Moscow, Bolshoy Kislovskiy Pereulok (Lane), house 13

License of the stock exchange: No. 077-10489-000001

Date of issue of the license: August 23, 2007

Validity term of the license: perpetual.

Issuing authority of the license: Federal Service for Financial Markets.

Full company name: Open Joint Stock Company Stock Exchange Russian Trading System

Brief company name: OJSC RTS

Principal place of business: 127006, the city of Moscow, Dolgorukovskaya Street, house 38, building 1

License of the stock exchange: No. 077-10519-000001

Date of issue of the license: September 06, 2007

Validity term of the license: perpetual

Issuing authority of the license: Federal Service for Financial Markets

After completion of the placement of this additional issue securities the Issuer expects to appeal to the below stated organizers of trade in the securities market for admission of this additional issue securities for circulation (the expected term for circulation of the Issuer securities is not limited).

9.9. Information on the Possible Change of the Shareholders Participatory Share in the Issuer’s Authorized Capital as a Result of the Placement of the Equity Securities

The stated amount was calculated by the Issuer proceeding from the assumption that all the securities will be placed.

The percentage by which the shareholder’s participatory share may change in relation to the amount of the Issuer’s authorized capital as of the date of approval of the Prospectus: 0.644%.

The percentage by which the shareholder’s participatory share may change in relation to the quantity of the Issuer’s securities placed as of the date of the approval of the Prospectus: 0.644%.

The Issuer’s authorized capital as of the date of approval of the Prospectus is subdivided into 288,695,430,802 (two hundred and eighty-eight billion six hundred and ninety-five million four hundred and thirty thousand eight hundred and two) ordinary shares.

The Issuer has no placed securities convertible into shares, or options.

9.10. Information on the Expenses Related to the Issue of Securities

According to the preliminary calculations, the total amount of the Issuer’s expenses related to securities of all specified additional issues will not exceed: 5,,720,000 rubles or 0.306 % of the securities issued at the nominal value.

It appears to be impossible to state precisely the total amount of the Issuer’s expenses associated with the securities issue, neither in money terms, nor in percentage of the securities issued at a nominal value, as currently the Issuer is unable to specify precisely all types of expenses associated with placement of additional shares.

Expenses related to payment of the state duty charged under the RF laws on taxes and charges in the course of the securities issue:

Volume of the securities issued at the nominal value, rubles	Amount of expenses, in rubles	Amount of expenses in % of the issued securities volume at the nominal value
1,860,000,000	220,000	0.012%

The Issuer’s expenses related to disclosure of information in the process of the securities issue, including costs of fabrication of brochures or other printed items associated with the securities issue:

Volume of the securities issued at the nominal value, rubles	Amount of expenses, in rubles	Amount of expenses in % of the issued securities volume at the nominal value
1,860,000,000	1,000,000	0.054%

The Issuer’s expenses associated with payment of the fees to consultants participating in the securities preparation and issue and also to the persons providing services to Issuer in relation to placement and/or the organization of the placement of securities:

Volume of the securities issued at the nominal value, rubles	Amount of expenses, in rubles	Amount of expenses in % of the issued securities volume at the nominal value
1,860,000,000	4,500,000	0.24%

Expenses of the Issuer related to admission of the Issuer’s securities to tenders by the organizer of trade in the securities market and expenses related to the Issuer’s securities included into quotation list of the stock exchange (listing of securities) do not exist as in the process of the said issues securities placement it is not expected to include them into quotation lists of stock exchanges.

The Issuer does not have any expenses associated with advertising of the placed securities, market research (marketing) of securities market, organization and holding meetings with investors, presentation of the placed securities (road-show).

The Issuer has no other expenses connected with the securities issue.

The Issuer’s expenses associated with the issue of securities shall not be paid by the third parties.

9.11. Information on Methods and Procedure for Refunding of Amounts Received in Payment for Placed Equity Securities in Case the Issue (Additional Issue) of Equity Securities Is Invalidated or Voided, as Well as in Other Cases Provided for by the Laws of the Russian Federation

The procedure established for return of the funds remitted in payment for the shares in case their issue is invalidated or voided:

In case the issue is invalidated or voided and in other cases provided for by the laws of the Russian Federation, monetary funds shall be returned to the purchasers in accordance with the procedure established by the Regulation of the Russian Federal Commission for Securities “On the Procedure for Return to the Holders of Securities of Funds (Other Property) Received by the Issuer in Payment for the Securities the Issue of Which is Invalidated or Voided” (approved by the Order of the Federal Commission for Securities of Russia dated September 8, 1998 No. 36 as amended dated 27.02.2001).

Not later than within 5 (five) days of the date of receipt of the written notice on termination of the state registration of this additional shares issue from the federal executive authority which is in charge of the securities market, the Issuer shall be obligated to form the commission to arrange return of the funds received by the Issuer in payment for additional shares upon their placement (hereinafter referred to as the investment funds) to the additional shares holders.

Such Commission shall:

- make arrangements for withdrawal from circulation of those additional shares the issue of which is invalidated or voided;

- send notices to holders/nominal shareholders on the procedure for return of the funds used for purchase of the shares,

- organize the return of the funds used for purchase of the shares to the holders/ nominee holders,

- determine the amount of the funds to be returned to each holder/ nominee holder and used for purchase of the shares,

- draw up the sheet of the funds to be returned to the holders/ nominee holders and used for purchasing the shares.

The Commission shall, not later than within 45 (forty-five) days of receipt of the written notice on termination of the state registration of the securities issue, draw up the sheet of investment funds (hereinafter referred to as the “Sheet”) to be returned to the holders of the securities. The said Sheet shall be drawn up on the basis of the list of the holders of the securities the state registration of which has been cancelled.

Upon request of the holder of securities which are subject to withdrawal, or upon request of other interested parties (including the heirs of the securities owners) the Issuer shall deliver the Sheet to them for examination after approval of the Sheet.

Not later than within 2 (Two) months as of the date of receipt of the written notice on cancelling the state registration of the securities issue the Commission shall be obligated to send notices to the securities owners and to the nominee holders of the securities (hereinafter referred to as the “Notice to the Holders and Nominee Holders”). Such Notice to the Holders and Nominee Holders shall contain the following information:

- full company name of the securities Issuer;

- name of the registering authority which resolved to void the issue of securities;

- name of court, date of the judicial act rendered for the securities issue be voided, the effective date of the judicial act rendered for the securities issue to be voided;

- full company name of the Registrar, its postal address (in case the Register of the Holders of Securities is maintained by the Registrar);

- class, category (type), serial code, form of securities, state registration number of their issue and the date of state registration, name of the registering authority which performed the state registration of the voided or invalidated securities issue;

- date of cancellation of the state registration of the securities issue;

- surname, name, patronymic (full company name) of the securities holder;

- place of residence (postal address) of the securities holder;

- category of the securities holder (the first and (or) other purchaser);

- quantity of securities that is subject to be withdrawn from the holder, with indication of the class, category (type), serial code;

- amount of the investment funds that shall be refunded to the securities holder;

- procedure and deadlines for withdrawal of the securities from circulation and for return of the investment funds;

- provision prohibiting transactions with securities the state registration of which is cancelled;

- address for sending the application for return of the investment funds and the Issuer’s contact telephones.

The form of the application to be submitted by the securities holder for the investment funds to be returned shall be enclosed to the Notice to the Holders and Nominee Holders.

Not later than within 2 (Two) months as of receipt of the written notice on cancelling the securities issue state registration the Commission shall publish the notice on the procedure for withdrawal of the securities from circulation and for return of the investment funds.

Such notice shall be published in the periodic printed media that is available to majority of the holders of the securities which are subject to withdrawal from circulation, and also in the “Appendix to the Bulletin of the Federal Service for Financial Markets”.

The application of the holder/nominee holder of a share for return of the amounts used for purchase of shares shall contain the following information:

- surname, name, patronymic (full company name) of the holder;

- place of residence (mailing address) of the holder;

- amount in rubles which is subject to be returned to the holder.

The application shall be signed by the holder of the shares that are subject to be withdrawn from circulation or by such holder’s representative. The documents confirming the powers of such holder representative shall be enclosed to the application in case it is signed by a representative of the holder.

The application for return of amounts shall be delivered to the Issuer by the holder of the shares subject to withdrawal from circulation not later than within 10 (Ten) days as of receipt by the holders of the Notice to the Holders and Nominee Holders.

A holder of shares, if objecting to the returned amount specified in the Notice to the Holders and Nominee Holders, may send within the period indicated in this Clause the appropriate application to the Issuer. The application shall contain the reasons and legal basis for such holder’s objections and shall be supplemented by the documents supporting arguments thereof.

The holder of shares may file a claim with court to collect the amounts from the Issuer without a prior application with objections against the amount and the terms of return of the amount. Not later than within 10 (Ten) days as of receipt of the application with objections against the returned amount, the Commission shall be obligated to review such application and to send a repeated notice to the holder of the shares.

A holder of securities, if objecting to the terms of return of the investment funds, as indicated in the repeated notice, may appeal with court to claim the amounts to be recovered from the Issuer in accordance with the legislation of the Russian Federation.

The amounts shall be returned by transfer to the account of the shares holder or by another method provided for by the laws of the Russian Federation, or as stated in the agreement between the Issuer and the shares holder. The method and the procedure for return of the amounts in other cases provided for by the legislation of the Russian Federation is similar to the said procedure for return of the amounts in case of invalidated or voided issue, or unless an alternative method and/or procedure is stipulated by the laws or other statutory acts.

After expiry of the period for withdrawal of securities from circulation (not later than within 4 (Four) months as of the date of receipt of the written notice on cancelling the state registration of the shares issue), the Issuer shall return the amounts to the shares holders. Therewith, the period for return of the amounts may not exceed 1 (One) month.

In the aforesaid cases the Issuer shall return the amounts received thereby in payment for the securities to the holders of the securities through the following credit institutions:

Full name of the credit institution: VTB Bank (Open Joint Stock Company)

Brief name of the credit institution: OJSC VTB Bank

Principal place of business of the credit institution: 190000, the city of St. Petersburg, Bolshaya Morskaya Street, house 29

Full name of the credit institution: Open Joint Stock Company Savings Bank of Russia

Brief name of the credit institution: OJSC Savings Bank of Russia

Principal place of business of the credit institution: Russia, 117997, the city of Moscow, Vavilov Street, house 19.

In case of non-fulfillment/improper fulfillment by the Issuer on its obligations related to return of the funds received in payment for the placed shares, the Issuer simultaneously with payment of the overdue amounts shall pay interest to the holders of the shares as provided for in Article 395 of the RF Civil Code.

Other material information related to methods and return of the funds received in payment for the placed share is not available.

X. Additional Information on the Issuer and Equity Securities Placed Thereby

10.1. Additional Information on the Issuer

10.1.1. Information on the Amount and Structure of the Issuer’s Authorized (Share) Capital (Mutual Fund):

The amount of the Issuer’s authorized (share) capital (mutual fund) as of the date of the approval of the securities issue in accordance with the Issuer’s Articles of Association:

288,695,430,802 (Two hundred and eighty-eight billion six hundred and ninety-five million four hundred and thirty thousand eight hundred and two) rubles 00 kopecks

The total nominal value of each category of shares:

The total nominal value of the ordinary shares is 288,695,430,802 (Two hundred and eighty-eight billion six hundred and ninety-five million four hundred and thirty thousand eight hundred and two) rubles 00 kopecks

The total nominal value of the preference shares: no preference shares were issued by the Issuer.

The percentage of each category of the shares in the Issuer’s authorized capital:

The percentage of the ordinary shares in the Issuer’s authorized capital: 100%

The percentage of the preference shares in the Issuer’s authorized capital: 0%

The shares of the Issuer are circulating outside the Russian Federation by way of circulation under the foreign laws on securities of the foreign issuers certificating the rights to the said shares of the Issuer:

Category (type) of shares circulating outside the territory of the Russian Federation: registered ordinary shares.

Percentage of the shares circulating outside the territory of the Russian Federation in the total quantity of the placed ordinary registered shares of the Issuer: 9.08 % of the authorized capital.

The name, principal place of business of the foreign issuer which securities certify the rights concerning the ordinary registered shares of the Issuer: The Bank of New York Mellon, One Wall Street and 101 Barclay Street, New York City, New York.

Brief description of the program for the foreign issuer’s issue of securities certifying the rights concerning the ordinary registered shares of the Issuer:

Types of programs	GDR under 144A Regulation Tier 1 ADR
Depositary Bank	The Bank of New York Mellon
Ratio	1 GDR, 1 ADR = 100 ordinary shares
Ticker	HYDR
No. CUSIP GDR 144A No. CUSIP ADR of Tier 1	466294204 466294105
Opening date of the program: GDR under 144A Regulation Tier 1 ADR	June 17, 2008. August 07, 2009.
Maximum possible volume of the program, shares	375,000,000

Information on the permit obtained from the federal executive authority for securities market for the Issuer shares be admitted for trading outside the territory of the Russian Federation: permit of the Federal Service for Financial Markets of the Russian Federation No. 08-EK-03/10335 dated 23.05.2008, permit of the RF Federal Service for financial markets No. 09-EK-03/27137 dated 19.11.2009.

The name of the foreign organizer of trade through which the securities of the foreign issuer certificating the rights concerning the issuer shares are traded: London Stock Exchange, Main Market (trade with listing of the participants).

10.1.2. Information on Change of the Amount of the Issuer’s Authorized (Share) Capital (Mutual Fund).

Information on change of the amount of the Issuer’s authorized capital for the most recent 5 lapsed financial years preceding the date of approval of the Prospectus:

The Issuer was registered as a legal entity on December 26, 2004. As of the date of the Issuer’s state registration the authorized capital amounted to 103,951,322,702 rubles. The authorized capital was made up to 100% by the Issuer’s ordinary shares.

Amount and structure of the authorized capital as of the opening date of the period (rubles)	Name of the Issuer’s managing authority having adopted the resolution for the Issuer’s authorized capital to be changed	Date of execution and number of the Minutes of the Issuer’s managing authority meeting (session) at which the resolution on change of the Issuer’s authorized capital was adopted	Aamount and structure of the authorized capital as of the closing date of the period (rubles)
As of 31.12.2004 103,951,322,702 rubles, 100% of the authorized capital is made up by the Issuer’s ordinary shares	-	-	As of 31.12.2005 103,951,322,702 rubles, 100% of the authorized capital was made up by the Issuer’s ordinary shares
As of 31.12.2005 103,951,322,702 rubles, 100% of the authorized capital was made up by the Issuer’s ordinary shares	Board of Directors of OJSC RAO UES of Russia that performed the functions of the Issuer’s extraordinary General Meeting	Minutes No. 207 dated 28.10.2005	As of 31.12.2006 140,954,759,856 rubles, 100% of the authorized capital was made up by the Issuer’s ordinary shares
As of 31.12.2006 140,954,759,856 rubles, 100% of the authorized capital was made up by the Issuer’s ordinary shares	Board of Directors of OJSC RAO UES of Russia that performed the functions of the extraordinary General Meeting of the Issuer’s Shareholders	Minutes No. 252 dated 25.05.2007	As of 31.12.2007 156,864,373,776 rubles, 100% of the authorized capital was made up by the Issuer’s ordinary shares
As of 31.12.2007 156,864,373,776 rubles, 100% of the authorized capital was made up by the Issuer’s ordinary shares	General Meeting of the Issuer’s Shareholders	Minutes without number dated 16.10.2007	As of 09.01.2008 195,860,496,735 rubles, 100% of the authorized capital was made up by the Issuer’s ordinary shares
As of 09.01.2008 195,860,496,735 rubles, 100% of the authorized capital was made up by the Issuer’s ordinary shares	General Meeting of the Issuer’s Shareholders	Minutes No. 1 dated 26.06 2008	As of 31.12.2008 245,014,059,191 rubles, 100 % of the authorized capital was made up by the Issuer’s ordinary shares
As of 31.12.2008 245,014,059,191 rubles, 100 % of the authorized capital was made up by the Issuer’s ordinary shares	General Meeting of the Issuer’s Shareholders	Minutes No. 2 dated 20.11.2008	As of 19.03.2009 255,014,018,667 rubles, 100 % of the authorized capital was made up by the Issuer’s ordinary shares
As of 19.03.2009 255,014,018,667 rubles, 100 % of the authorized capital was made up by the Issuer’s ordinary shares	General Meeting of the Issuer’s Shareholders	Minutes No. 2 dated 20.11 2008	As of 24.09.2009 269,695,430,802 rubles, 100 % of the authorized capital was made up by the Issuer’s ordinary shares
As of 24.09.2009 269,695,430,802 rubles, 100 % of the authorized capital was made up by the Issuer’s ordinary shares	General Meeting of the Issuer’s Shareholders	Minutes No. 4 dated 10.06.2009	As of 30.09.2010 288,695,430,802 rubles, 100 % of the authorized capital was made up by the Issuer’s ordinary shares

10.1.3. Information on the Forming and Utilization of the Reserve Fund and Other Funds of the Issuer

Name of fund	Indicators	As of 31.12.2005	As of 31.12.2006	As of 31.12.2007	As of 31.12.2008	As of 31.12.2009	As of 30.06.2010
Reserve fund	Amount of the fund formed under the foundation documents, thousand rubles	5 % of the Company authorized capital	5 % of the Company authorized capital	5 % of the Company authorized capital	5 % of the Company authorized capital	5 % of the Company authorized capital	5 % of the Company authorized capital
	Amount of the fund as of the closing date of the period, thousand rubles, in percentage of the value of the authorized capital	0 thousand rubles / 0%	31,241 thousand rubles / 0.022%	106,453 thousand rubles / 0.068%	970 610 thousand rubles / 0.40%	1 793 122 thousand rubles / 0.66%	2 309 575 thousand rubles / 0.865%
	Remittances to the fund in the reporting period, thousand rubles	0	31,241	75,212	864,157	822,512	516,450
	Amount of the fund part utilized within the reporting period	0	0	0	0	0	0
Accumulation fund	Amount of the fund established in accordance with foundation documents, thousand rubles	Not established	Not established	Not established	Not established	Not established	Not established
	Amount of the fund as of the closing date of the period, thousand rubles	0	0	0	405,177	3,300,273	450,108
	Remittances made to the fund in the reporting period, thousand rubles	0	0	282,530	7,065,944	15,627,727	9,812,545
	Amount of the utilized part of the fund within the reporting period	0	0	282,530	6,660,767	12,732,631	12,662,710
	including
	investment funds	0	0	0	5,864,033	12,327,454	12,662,710
	acquisition of equipment	0	0	0	0	0	0
	Others	0	0	282 530	796 734	0	0

The accumulation fund is not indicated in a separate line of the balance sheet. It is included into the retained profit of the previous years.

No other funds have been formed in the company.

As stipulated in Clause 8.3 Article 8 of the Issuer’s Articles of Association, the Company has the right to form in accordance with applicable statutory requirements other funds to maintain its business and financial operations as a civil law subject in accordance with the requirements of the RF legislation.

As of date of the approval of the Prospectus the Issuer has not formed other funds out of its net profits.

10.1.4. Procedure Established for Calling and Holding Meetings (Sessions) of the Issuer Supreme Managing Authority

The name of the Issuer’s supreme managing authority is: General Meeting of Shareholders.

Procedure established for notices to be delivered to the shareholders (participants) on meetings of the Issuer’s supreme managing authority:

In accordance with Clause 10.11 of the Issuer’s Articles of Association:

“10.11. The notice on holding the General Meeting of Shareholders shall be published by the Company in Izvestia Newspaper and shall be also placed on the Company website not later than 30 (Thirty) days prior to the date of the meeting held.

The announcement on holding of extraordinary General Meeting of Shareholders the planned agenda of which contains the issue of election of the members of the Board of Directors, shall be published by the Company in Izvestia Newspaper and on the Company website not later than 70 (Seventy) days prior to the date of the meeting held”.

Persons (bodies) entitled to call (to request holding of) the extraordinary meeting (session) of the Issuer’s supreme managing authority and also the procedure for delivery (presentation) of such requests:

In accordance with Clause 10.15. of the Issuer’s Articles of Association:

10.15.1. Extraordinary General Meeting of Shareholders shall be held by resolution of the Board of Directors on the basis of its own initiative, upon request of the Company Audit Commission, upon request of the Company Auditor and upon request of the shareholder (shareholders) holding at least 10 (Ten) percent of the Company voting shares as of the date such request was made.

10.15.2. Extraordinary General Meeting of Shareholders upon request of the Company Audit Commission, upon request of the Company Auditor and upon request of shareholder (shareholders) holding at least 10 (Ten) percent of the Company voting shares as of the date of such request made, shall be called by the Company Board of Directors and held within 40 (Forty) days as of the date such request is made.

In case the proposed agenda of the extraordinary General Meeting of Shareholders contains an issue on the election of the members of the Board of Directors, General Meeting of Shareholders shall be held within 70 (Seventy) days as of the date such request is made.

10.15.3. Within 5 (Five) days as of the date the request is made for calling the extraordinary General Meeting of Shareholders the Board of Directors shall decide to call the extraordinary General Meeting of Shareholders or to reject such request.

The resolution of the Board of Directors for the extraordinary General Meeting of Shareholders to be called or a justified resolution for such request to be rejected shall be delivered to the persons having requested to call such meeting, not later than within 3 (Three) days as of the date of such resolution adoption.

Procedure established for deciding on the date of the meeting (session) of the Issuer’s supreme managing authority:

In accordance with Clause 10.7. of the Issuer’s Articles of Association:

“The Company annual General Meeting of Shareholders shall be held not earlier than within two months and not later than within six months after the financial year end.

In accordance with Clause 10.15.2 of the Issuer’s Articles of Association:

“Extraordinary General Meeting of Shareholders upon request of the Audit Committee, upon request of the Company Auditor and upon request of a shareholder (shareholders) holding at least 10 (Ten) percent of the Company voting shares as of the date such request is made shall be called by the Board of Directors and shall be held within 40 (Forty) days as of the date the said request is made.

In case the proposed agenda of the extraordinary General Meeting of Shareholders contains the issue of election of the members of the Board of Directors, the General Meeting of the Shareholders shall be held within 70 (Seventy) days as of the date such request is made”.

In accordance with Clause 10.10. of the Issuer’s Articles of Association:

“The list of the persons entitled to participate in the General Meeting of Shareholders shall be established on the basis of the information contained in the Company Register of the Shareholders as of the date established by the Board of Directors when deciding on the issues related to the holding of the General Meeting of Shareholders, in accordance with Article 51 of the Federal Law “On Joint Stock Companies”.

Persons entitled to propose issues to be included into agenda of the meeting (session) of the Issuer’s supreme managing authority, and the procedure established for such propositions to be made:

In accordance with Article 11 of the Issuer’s Articles of Association:

11.1. The shareholders (shareholder) holding in aggregate at least 2 (Two) percent of the Company voting shares shall be entitled to propose issues to be included into the agenda of the annual General Meeting of Shareholders and to propose nominees to the Board of Directors and to the Company Audit Commission, whose number may not exceed the number of members of the appropriate body.

Such propositions shall be delivered to the Company not later than within 90 (Ninety) days of the financial year end.

11.2. A proposition to include certain issues into the agenda of the General Meeting of Shareholders and a proposition for certain nominees shall be made in writing with indication of the name of the shareholders (shareholder), quantity and category (type) of shares held by them and shall be signed by the shareholders (shareholder).

11.3. The proposition to include certain issues into the agenda of the General Meeting of Shareholders shall contain the wording of each proposed issue, while the proposition for a certain nominee shall contain the name and information on the ID document (serial code and (or) number of the document, date and place of its issue, the issuing authority) for each proposed nominee, the name of the body to which such candidate is proposed to be elected.

11.4. The Board of Directors shall review the received propositions and decide on whether to include them into the agenda of the General Meeting of Shareholders or to withhold from including them into the said agenda, not later than within 5 (Five) days as of the end of the period specified in Clause 11.1 of this Article.

11.5. The Board of Directors may refuse to include the issues proposed by the shareholder (shareholders) into the agenda of the General Meeting of Shareholders and may also refuse to include the proposed candidates into the list of the nominees for voting at the elections to the appropriate body of Company on the legal basis provided for in the Federal Law “On Joint Stock Companies” and in other legislative acts of the Russian Federation.

A motivated decision of the Board of Directors to refuse to include a proposed issue into the agenda of the General Meeting of Shareholders or to refuse to include a proposed candidate into the list of nominees for voting at the elections to the appropriate body of the Company shall be forwarded to the shareholder (shareholders) having proposed to include such issue or a candidate, not later than within 3 (Three) days as of the date such decision is made.

11.6. The Board of Directors shall not be entitled to introduce amendments to the wording of the issues proposed to be included into the agenda of the General Meeting of Shareholders, and (if any) to the wording of the resolution on such issues.

11.7. Apart from the issues proposed by the shareholders to be included into the agenda of the General Meeting of Shareholders, and also in case no such propositions have been made or in case of absence or insufficient quantity of the candidates proposed by the shareholders to be elected to the appropriate formed body, the Board of Directors may include at its own discretion the issues into the agenda of the General Meeting of Shareholders or propose candidates to be included into the list of nominees.”

Persons entitled to familiarize themselves with the information (materials) provided for preparation for and holding of a meeting (session) of the Issuer’s supreme managing authority, and also the procedure established for familiarization with such information (materials):

The persons specified in the list of persons entitled to participate in the General Meeting of Shareholders.

The procedure established for familiarization with such information (materials):

In accordance with Clause 10.12. of the Issuer’s Articles of Association:

“Information (materials) on the issues of the agenda of the General Meeting of Shareholders, within 30 (Thirty) days prior to the date of the General Meeting of Shareholders, shall be made available to the persons entitled to participate in the General Meeting of Shareholders, for familiarization at the places the addresses of which shall be specified in the notice on the General Meeting of Shareholders and shall be also placed on the Company website.

The procedure for familiarization with the information (materials) on the agenda of the General Meeting of Shareholders by the persons entitled to participate in the General Meeting of Shareholders, and the list of such information (materials) shall be determined by resolution of the Board of Directors”.

Procedure established for disclosing (bringing to the knowledge of the Issuer’s shareholders (participants)) of the resolutions adopted by the Issuer’s supreme managing authority and the results of voting:

In accordance with Article 10 of the Issuer’s Articles of Association:

“10.16. The Minutes of the General Meeting of Shareholders shall be drawn up not later than within 3 (Three) business days after the closing date of the General Meeting of Shareholders at holding of the General Meeting of Shareholders in the form of joint presence or after the closing date for receipt of the voting ballots by the Company at holding of the General Meeting of Shareholders by poll.

The Minutes of the General Meeting of Shareholders shall be signed by the Chairman of the General Meeting of Shareholders (by the Chairperson at the General Meeting of Shareholders) and by the Secretary of the General Meeting of Shareholders.

10.17. Results of voting and the decisions adopted by the General Meeting of Shareholders may be announced at the General Meeting of the Company Shareholders.

In case the resolutions adopted by the General Meeting of Shareholders, and also the results of voting have not been announced at the General Meeting of Shareholders at which the voting was held, the Company, not later than within 10 (Ten) days after the date of drawing up of the Minutes of the voting results, shall publish such results in Izvestia Newspaper in the form of report on the voting results and place such results on the Company website”.

10.1.5. Information on the Business Entities in Which the Issuer Holds at Least 5% of the Authorized (Share) Capital (Mutual Fund) or at Least 5% of Ordinary Shares

Full company name	Open Joint Stock Company Gidroremont VKK
Brief company name	OJSC Gidroremont VKK
Principal place of business	Russia, the city of Moscow, Vernadskiy Prospect, house 8a
INN	6345012488
OGRN	1036301733005
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Zagorskaya HPSPP
Brief company name	OJSC Zagorskaya HPSPP
Principal place of business	Russia, the Moscow Region, Sergievo-Posadskiy District, the settlement of Bogorodskoe, house 100
INN	5042086312
OGRN	1065042071137
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Nizhne-Bureiskaya HPP
Brief company name	OJSC Nizhne-Bureiskaya HPP
Principal place of business	Russia, the Amur Region, the Bureisk District, the settlement of Novobureiskiy, Sovetskaya Street, 49
INN	2813006299
OGRN	1062813007817
Issuer’s participatory share in authorized capital of the business entity	100%

Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Nizhnezeiskaya HPP
Brief company name	OJSC Nizhnezeiskaya HPP
Principal place of business	Russia, the Amur Region, the city of Blagoveshchensk, Zeiskaya Street, house 225/3
INN	2801112479
OGRN	1062801070331
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Zaramagskiye HPPs
Brief company name	OJSC Zaramagskiye HPPs
Principal place of business	Russia, the Republic of North Ossetia-Alania, Alagirskiy District, Energetikov Street, house 2
INN	1505008701
OGRN	1021500822001
Issuer’s participatory share in authorized capital of the business entity	95.46%
Block of ordinary shares of the business entity owned by the Issuer	95.46%
Participatory share of the business entity in the Issuer’s authorized capital	0.09%
Block of the Issuer’s ordinary shares held by the business entity	0.09%

Full company name	Open Joint Stock Company Turboremont-VKK
Brief company name	OJSC Turboremont VKK
Principal place of business	Russia, the Volgograd Region, the city of Volzhskiy, Lenin Prospect, house 1 a
INN	3435060057
OGRN	1033400007992
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Elektroremont-VKK
Brief company name	OJSC Elektroremont-VKK
Principal place of business	Russia, the Samara Region, the city of Zhigulevsk, Zhigulevskaya HPP
INN	6345012470
OGRN	1036301732994
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Management Company HydroOGK
Brief company name	OJSC MC HydroOGK
Principal place of business	Russia, the city of Moscow, Architect Vlasov Street, house 51
INN	5260096381
OGRN	1025203040136
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Sayano-Shushenskiy Motor Transport Center
Brief company name	OJSC SShMTC
Principal place of business	The Republic of Khakassia, the city of Sayanogorsk, the urban-type settlement of Cheremushki
INN	1902018248
OGRN	1031900676356
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Prometey
Brief company name	OJSC Prometey

Principal place of business	The Republic of Dagestan, the Gunib District, the settlement of Gunib
INN	0510009466
OGRN	1040500814551
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Karachayevo-Cherkessian Hydrogeneration Company
Brief company name	OJSC Karachayevo-Cherkessian HGC
Principal place of business	The Karachaevo-Cherkessian Republic, the city of Cherkessk, Lenin Prospectus, house 34
INN	0917001661
OGRN	1050900973177
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Closed Joint Stock Company HydroEngineering Siberia
Brief company name	CJSC HydroEngineering Siberia
Principal place of business	Russia, the city of Krasnoyarsk, Lenin Street, house 86, building 1
INN	7804328940
OGRN	1057813314525
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Malaya Mezenskaya TPP (Tidal Power Plant)
Brief company name	OJSC Malaya Mezenskaya TPP
Principal place of business	Russia, the city of St. Petersburg
INN	7804328926
OGRN	1057813313315
Issuer’s participatory share in authorized capital of the business entity	100%

Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Research and Development Institute of Power Engineering Facilities
Brief company name	OJSC R&DIPEF
Principal place of business	Russia, the city of Moscow, Stroitelniy Proezd (Drive), house 7a
INN	7733021533
OGRN	1027739536868
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company VNIIG named after B.E Vedeneev (All-Russian Vedeneev Hydraulic Engineering Research Institute)
Brief company name	OJSC VNIIG named after B.E Vedeneev (All-Russian Vedeneev Hydraulic Engineering Research Institute)
Principal place of business	Russia, the city of St. Petersburg, Gzhatskaya Street, house 21
INN	7804004400
OGRN	1027802483400
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	OJSC Power Construction Complex UES
Brief company name	OJSC PCC UES
Principal place of business	Russia, the city of Moscow, Architect Vlasov Street, house 33
INN	7729540430
OGRN	1067746217373
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%

Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Private Limited Liability Company HYDROOGK POWER COMPANY LIMITED
Brief company name	HYDROOGK POWER COMPANY LIMITED
Principal place of business	16 Kiriakos Matisis Avenue, Nicosia, the Republic of Cyprus
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Private Limited Liability Company HYDROOGK ALUMINIUM COMPANY LIMITED
Brief company name	Hydroogk Aluminium Company Limited
Principal place of business	16 Kiriakos Matisis Avenue, Nicosia, the Republic of Cyprus
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Closed Joint Stock Company Organizer of Construction of Boguchanskaya HPP
Brief company name	CJSC Organizer of Construction of Boguchanskaya HPP
Principal place of business	Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1
INN	2420070942
OGRN	1072420000135
Issuer’s participatory share in authorized capital of the business entity	51%
Block of ordinary shares of the business entity owned by the Issuer	51%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Closed Joint Stock Company Customer of Construction of Boguchanskaya HPP
Brief company name	CJSC Customer of Construction of Boguchanskaya HPP
Principal place of business	Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1
INN	2420070910
OGRN	1072420000168
Issuer’s participatory share in authorized capital of the business entity	49%
Block of ordinary shares of the business entity owned by the Issuer	49%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Closed Joint Stock Company Organizer of Construction of Boguchanskiy Aluminium Plant
Brief company name	CJSC Organizer of Construction of Boguchanskiy Aluminium Plant
Principal place of business	Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1
INN	2420070928
OGRN	1072420000157
Issuer’s participatory share in authorized capital of the business entity	49%
Block of ordinary shares of the business entity owned by the Issuer	49%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Closed Joint Stock Company Customer of Construction of Boguchanskiy Aluminium Plant
Brief company name	CJSC Customer of Construction of Boguchanskiy Aluminium Plant
Principal place of business	Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1
INN	2420070935
OGRN	1072420000146
Issuer’s participatory share in authorized capital of the business entity	51%
Block of ordinary shares of the business entity owned by the Issuer	51%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Geoterm
Brief company name	OJSC Geoterm
Principal place of business	Russia, the city of Petropavlovsk-Kamchatsky, Academician Korolev Street, house 60
INN	4101023932
OGRN	1024101023429
Issuer’s participatory share in authorized capital of the business entity	79.84%
Block of ordinary shares of the business entity owned by the Issuer	79.84%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Pilot Vekhne-Mutnovskaya GeoPP (Geothermal Power Plant)
Brief company name	OJSC P Verkhne-Mutnovskaya GeoPP
Principal place of business	Russia, the city of Petropavlovsk-Kamchatsky, Academician Korolev Street, house 60
INN	4101100400
OGRN	1054100011668
Issuer’s participatory share in authorized capital of the business entity	48.04%
Block of ordinary shares of the business entity owned by the Issuer	48.04%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Hydroinvest
Brief company name	OJSC Hydroinvest
Principal place of business	Russia, the city of Moscow, Architect Vlasov Street, house 51
INN	78143882859
OGRN	1077847558381
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	5.53%
Block of the Issuer’s ordinary shares held by the business entity	5.53%

Full company name	Open Joint Stock Company Regional Power Generating Marketing and Investment Corporation
Brief company name	OJSC RPGMIC

Principal place of business	Russia, the Amur Region, the city of Zeya, Promyshlenniy Per. (Lane), house 11
INN	7710050665
OGRN	1037739345555
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Sayano-Shushenskiy Hydroenergoremont
Brief company name	OJSC SShHER
Principal place of business	Russia, the Republic of Khakassia, the city of Sayanogorsk, the urban-type settlement of Cheremushki
INN	1902018209
OGRN	1031900676169
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Yuzhno-Yakutskiy Hydropower Complex
Brief company name	OJSC Yuzhno-Yakutskiy HPC
Principal place of business	The Republic of Sakha (Yakutia), the city of Aldan, Lineynaya Street, house 4
INN	1402046840
OGRN	1061402006126
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Service Support Center of Sayano-Shushenskaya HPP named after P.S. Neporozhniy
Brief company name	OJSC SSC SShHPP
Principal place of business	Russia, the Republic of Khakassia, the city of Sayanogorsk, the urban-type settlement of Cheremushki

INN	1902018368
OGRN	1031900677324
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Zharki
Brief company name	OJSC Zharki
Principal place of business	Russia, the Republic of Khakassia, the city of Sayanogorsk, Sovetskiy Microdistrict, house 41
INN	1902017734
OGRN	1031900671780
Issuer’s participatory share in authorized capital of the business entity	25.001%
Block of ordinary shares of the business entity owned by the Issuer	25.001%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Sulak Hydropower System
Brief company name	OJSC Sulak HydroSystem
Principal place of business	The Republic of Dagestan, the Kizilyurt District, the settlement of Komsomolskoe, Magomed Gadzhiev Street, 10
INN	0516009712
OGRN	1070546001173
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Engineering Center for Renewable Energy
Brief company name	OJSC Engineering Center for Renewable Energy
Principal place of business	Russia, the city of Moscow, Architect Vlasov Street, house 51
INN	7728638105
OGRN	1077762186633
Issuer’s participatory share in authorized capital of the business entity	100%

Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Lenhydroproject
Brief company name	OJSC Lenhydroproject
Principal place of business	Russia, the city of St. Petersburg, Ispytateley Prospect, house 22
INN	7814001077
OGRN	1037832010700
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Kolymaenergo
Brief company name	OJSC Kolymaenergo
Principal place of business	Russia, the city of Magadan, Proletarskaya Street, house 84, building 2
INN	4908000718
OGRN	1024900959467
Issuer’s participatory share in authorized capital of the business entity	64.27%
Block of ordinary shares of the business entity owned by the Issuer	64.27%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Main Computer Center of Power Engineering
Brief company name	OJSC MCC of Power Engineering
Principal place of business	Russia, the city of Moscow, Kitaygorodskiy Proezd (Drive), house 7
INN	7705020880
OGRN	1027739064858
Issuer’s participatory share in authorized capital of the business entity	42.53%
Block of ordinary shares of the business entity owned by the Issuer	42.53%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company ChirkeyGESstroy
Brief company name	OJSC ChirkeyGESstroy
Principal place of business	The Republic of Dagestan, the Untsukul District, the settlement of Shamilkala
INN	0533001760
OGRN	1020501741523
Issuer’s participatory share in authorized capital of the business entity	74.99%
Block of ordinary shares of the business entity owned by the Issuer	74.99%
Participatory share of the business entity in the Issuer’s authorized capital	0.01%
Block of the Issuer’s ordinary shares held by the business entity	0.01%

Full company name	Open Joint Stock Company Ural Power Engineering Management Company
Brief company name	OJSC UPEMC
Principal place of business	Russia, the city of Moscow, Vernadskiy Prospect, house 37
INN	8602066780
OGRN	1028600586838
Issuer’s participatory share in authorized capital of the business entity	20.67%
Block of ordinary shares of the business entity owned by the Issuer	20.67%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company First Generation Company of Electric Power Wholesale Market
Brief company name	OJSC OGK-1
Principal place of business	Russia, the Tyumen Region, city of Tyumen, Odesskaya Street, house 1
INN	7203158282
OGRN	1057200597960
Issuer’s participatory share in authorized capital of the business entity	21,71%
Block of ordinary shares of the business entity owned by the Issuer	21.71%
Participatory share of the business entity in the Issuer’s authorized capital	0.0168%
Block of the Issuer’s ordinary shares held by the business entity	0.0168%

Full company name	RusSUNHydro Limited
Brief company name	RusSUNHydro Ltd

Principal place of business	42 Nestoros, Kaimakli, 1026 Nicosia, Cyprus
Issuer’s participatory share in authorized capital of the business entity	50%
Block of ordinary shares of the business entity owned by the Issuer	50%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Limited Liability Company Index of Power Engineering - HydroOGK
Brief company name	LLC Index of Power Engineering - HydroOGK
Principal place of business	Russia, the city of Moscow, Architect Vlasov Street, house 51
INN	7729601355
OGRN	1087746560131
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	0%
Participatory share of the business entity in the Issuer’s authorized capital	0.54%
Block of the Issuer’s ordinary shares held by the business entity	0.54%

Full company name	Open Joint Stock Company Power Supply Company RusHydro
Brief company name	OJSC PSC RusHydro
Principal place of business	Russia, the city of St. Petersburg, Gzhatskaya Street, house 21
INN	7804403972
OGRN	1089848039973
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Limited Liability Company IT Energy Service
Brief company name	LLC IT Energy Service
Principal place of business	Russia, the city of Moscow, Kitaygorodskiy Proezd (Drive), house 7
INN	7729403949
OGRN	1037700018751
Issuer’s participatory share in authorized capital of the business entity	19.99%
Block of ordinary shares of the business entity owned by the Issuer	0%

Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Nizhne-Kureiskaya HPP
Brief company name	OJSC Nizhne-Kureiskaya HPP
Principal place of business	Russia, the Krasnoyarsk Territory, the city of Krasnoyarsk, Respubliki (Republic) Street, house 51
INN	2460215591
OGRN	1092468017751
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Dalnevostochnaya WPS (Wind-power Station)
Brief company name	OJSC Dalnevostochnaya WPS
Principal place of business	Russia, the Primorsk Territory, Vladivostok, Komsomolskaya Street, 5A, Office 310, 312
INN	2536217601
OGRN	1092536005297
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Limited Liability Company Directorate for Recovery and Reconstruction of Sayano-Shushenskaya HPP
Brief company name	LLC Directorate for Recovery and Reconstruction of SShHPP
Principal place of business	Russia, the Republic of Khakassia, the city of Sayanogorsk, the urban-type settlement of Cheremushki
INN	1902022558
OGRN	1091902000772
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	0%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

Full company name	Open Joint Stock Company Midget HPPs of Altai
Brief company name	OJSC Midget HPPs of Altai
Principal place of business	649006, the Republic of Altai, the city of Gorno-Altaisk, Choros-Gurkin Street, 73
INN	0411151856
OGRN	1100411007674
Issuer’s participatory share in authorized capital of the business entity	100%
Block of ordinary shares of the business entity owned by the Issuer	100%
Participatory share of the business entity in the Issuer’s authorized capital	Holds no share
Block of the Issuer’s ordinary shares held by the business entity	Holds no share

10.1.6. Information on Material Transactions Effected by the Issuer

Information on material transactions effected by the Issuer in 2005 year: no material transactions were effected by the Issuer.

Information on material transactions effected by the Issuer in 2006 year:

Date of transaction effected	10.08.2006.
Subject-matter and other material terms of transaction

Transaction of placement of additional issue of ordinary registered shares of the Issuer by closed subscription to the benefit of the Issuer’s shareholder - the Russian Open Joint Stock Company of Power Engineering and Electrification UES of Russia (the Purchaser)

Quantity of the placed shares: 19,801,980,192 shares;

Nominal value of each share of the placed additional issue:

1 (One) ruble;

Registration number of the additional issue of the placed shares:

1-01-55038-E-001D

Method of payment for the placed shares - in monetary form.

information on compliance with the requirements on state registration and/or notarization of transaction in cases provided for under the laws of the Russian Federation	The transaction is not subject to state registration and notarization in accordance with the requirements of the laws.

price of transaction in money terms and in percentage of the book value of the Issuer’s assets as of the closing date of the most recent lapsed reporting period preceding the date of transaction effected

19,999,999,993.92 rubles or 18.92% of the assets book value as of closing date of 6 months period of 2006.
deadline for fulfillment of obligations under the transaction and information on fulfillment of the said obligations

Deadline for payment for the shares: 27.09.2007;

Deadline fixed for submission of share transfer form to the Registrar: 3 business days after receipt of the funds on the Issuer’s settlement account;

Deadline for the shares to be credited by the Registrar to the Purchaser’s personal account: within 3 business days as of the date of receipt of the share transfer form.

All obligations under the transaction have been fulfilled by the parties.

In case of delayed fulfillment of obligation from the part of the counteragent or from the part of the Issuer under the said transaction, the reasons of such delay shall be indicated (if such reasons are known to the Issuer), including consequences for the counteragent or the Issuer with indication of penalties provided for by the terms of the transaction

Neither the counteragent, nor the Issuer delayed fulfillment of their obligations.
information on referring of the effected transaction to the major transactions, and also information on the approval of the transaction by the Issuer’s managing authority

This transaction is not a major transaction for the Issuer.

No approval of the transaction by the Issuer’s managing authorities was required under Clause 2 Article 81 of the Federal Law “On Joint Stock Companies”

other information on the effected transaction to be indicated by the Issuer at its own discretion	Missing

Information on material transactions effected by the Issuer in 2007: no material transactions were effected by the Issuer.

Information on material transactions effected by the Issuer in 2008: no material transactions were effected by the Issuer.

Information on material transactions effected by the Issuer in 2009: no material transactions were effected by the Issuer.

10.1.7. Information on Credit Ratings of the Issuer

1. Entity to which the credit rating was assigned: Issuer JSC RusHydro.

2. Value of the credit rating as of the date of the Prospectus approval:

Under the international scale:

Ratings	Standard&Poor’s	Moody’s	Fitch
Rating scale	BB+	Ba1	BB+

Under the national scale:

Ratings	Standard&Poor’s	Moody’s	Fitch
Rating scale	ruAA+	Aa1.ru	AA (rus)

3. History of changes in the credit rating.

On September 14, 2006 the rating agency Moody’s Investors Service Ltd., together with Joint Stock Company Rating Agency Moody’s Interfax assigned to the Issuer Baa3 international credit rating of investment level.

On December 18, 2007 the rating agency Fitch Ratings Ltd. assigned to the Issuer BBB- international credit rating of investment level.

On December 18, 2007 Standard and Poor’s International Services, Inc. assigned to the Issuer BBB- international credit rating of investment level.

On 04.02.2009 International Rating Agency Fitch Ratings, on the background of the falling national rating of Russia, downgraded the rating for JSC RusHydro. The long-term rating of the Issuer in foreign currency was downgraded from “BBB-” to “BB +”. Also the long-term rating under the national scale was downgraded from “AA+(rus)” to “AA(rus)”.

On 22.12.2009 Standard and Poor’s rating agency downgraded the long-term corporate credit rating of JSC RusHydro (HYDR) from “BBB-” to “BB+”.

The rating under the national scale was downgraded from “ruAAA” to “ ruAA+”.

On 15.06.2010 the rating agency Moody’s Investors Service decided to downgrade the credit ratings of JSC RusHydro from Baa3 to Ba1. The rating under the national scale was downgraded from Aaa.ru to Aa1.ru

On 10.09.2010 the rating agency Fitch Ratings Ltd upgraded the forecast of credit rating of JSC RusHydro from the stable to positive one and confirmed the long-term rating of the Company at the level of “BB+”. In its report Fitch noted that as of the current date JSC RusHydro had a strong financial position and a high liquidity level.

4. Details of rating agencies:

4.1. Full name of the organization which assigned the credit rating: Standard and Poor’s International Services, Inc.

Brief company name of the agency which assigned the credit rating: S&P.

Principal place of business of the organization which assigned the credit rating:

55 Water Street New York, NY, United States, 10041 (the Central Office)

Moscow, 125009, Mokhovaya Business Center, Vozdvizhenka Street, house 4/7, building 2, the 7-th floor (Moscow Office)

The description of the technique for assignment of the credit rating or the website on which the information on the credit rating assignment is published: http://www.standardandpoors.ru

4.2. Full name of the organization which assigned the credit rating: Fitch Ratings Ltd.

Brief name of the agency which assigned the credit rating: Fitch

Principal place of business of the organization which assigned the credit rating: Fitch Ratings 101 Finsbury Pavement London EC2A 1RS UK (Central Office)

The city of Moscow, Gashek Street, house 6, Dukat Place III (Moscow Office)

Description of the technique for assignment of credit rating or the website with freely available information on the credit rating technique: http://www.fitchratings.ru

4.3. Full name of the organization which assigned the credit rating: MOODY’S Investors Service Ltd.

Brief name of the agency which assigned the credit rating: MOODY’S

Principal place of business of the organization which assigned the credit rating: 7 World Trade Center at 250 Greenwich Street New York, NY 10007 USA

Description of the credit rating technique or the address of the website with freely available information on the credit rating technique: http://www.moodys.ru

4.4. Full company name of the organization which assigned the credit rating: Closed Joint Stock Company Rating Agency Moody’s Interfax

Brief name of the agency which assigned the credit rating: Closed Joint Stock Company Rating Agency Moody’s Interfax

Principal place of business of the organization which assigned the credit rating: 103006, Russia, the city of Moscow, 1-st Tverskaya-Yamskaya Street, house 2

The description of the credit rating technique or the address of the website with freely available information on the technique of the credit rating assigned: http://rating.interfax.ru

5. No ratings were assigned to the Issuer’s equity securities.

Other information on the credit rating to be specified by the Issuer at its own discretion: N/A

10.2. Information on Each Category (Type) of the Issuer’s Shares

Category of shares: registered ordinary shares

Nominal value of each share: 1 (one) ruble

Quantity of shares in circulation (quantity of shares which are not redeemed or cancelled): 288,695,430,802 (Two hundred and eighty-eight billion six hundred and ninety-five million four hundred and thirty thousand eight hundred and two) rubles 00 kopecks

Quantity of the additional shares which are in process of placement (quantity of the shares of additional issue in relation to which no state registration of the report on results of issue was performed): do not exist

Quantity of the authorized shares: 1,864,560,041 shares

Quantity of the shares which are maintained on the Inventory Register of the Issuer: do not exist

Quantity of additional shares which may be placed as a result of conversion of the placed securities convertible into shares, or as a result of fulfillment of the obligations on the options of the Issuer: do not exist

State registration number and date of the state registration of issue (date of the state registration of the report on the results of the issue):

Primary issue: 1-01-55038-E

Date of the state registration of issue: 22.02.2005

Date of the state registration of the report on the results of the issue: 22.02.2005

Authority which performed the state registration of the issue and the report on the results of the issue: FSFM (Federal Service for Financial Markets) of Russia

Additional issue: 1-01-55038-E-038D

Date of the state registration of issue: 19.11.2009

Date of the state registration of the report on the results of the issue: 30.09.2010

Authority which performed the state registration of the issue and the report on the results of the issue: FSFM of Russia

Rights conferred by the shares to their holders:

These rights are provided for in Clause 6.2. Article 6 of the Issuer’s Articles of Association:

- “Each ordinary registered share of the Company confers to the shareholder - its holder an equal scope of rights.

Shareholders holding the Company ordinary registered shares are entitled to:

participate personally or through their representatives in the General Meeting of the Company Shareholders with the right to vote on all issues within the scope of their competence;

propose the issues to be included into the agenda of the General Meeting of Shareholders in accordance with the procedure stipulated by the legislation of the Russian Federation and by these Articles of Association;

receive information on the Company activities and to examine the Company documents in accordance with Article 91 of the Federal Law “On Joint Stock Companies”;

receive dividends announced by the Company;

have the preemptive right to purchase additional shares placed by subscription and the issue securities convertible into shares, in the quantity prorate to the quantity of the given type of shares held by them;

a part of the Company’s property in case of the Company liquidation;

exercise other rights provided for under the RF legislation and these Articles of Association.

No preference shares were issued by the Issuer.

Other information on the shares to be designated by the Issuer at its own discretion: N/A

10.3. Information on the Previous Issues of the Issuer’s Securities, Except for the Shares of the Issuer

The Issuer did not place any equity securities before, except for the shares of the Issuer.

10.4. Information on the Person (Persons) Having Provided a Security for the Bonds of the Issue

Such information shall not be provided as the Issuer did not place bonds with a security.

10.5. Terms for Securing the Fulfillment of Obligations on the Bonds of the Issue

No information shall be provided as the Issuer did not place bonds with a security.

10.6. Information on Organizations Maintaining the Register of Rights to the Issued Securities of the Issuer

The person maintaining the Register of Holders of the Nominal Securities by resolution of the Company Board of Directors (Minutes No. 109 dated October 15, 2010) is as follows:

Full name: Open Joint Stock Company Registrar R.O.S.T.

Brief name: OJSC Registrar R.O.S.T.

Principal place of business: the city of Moscow, Stromynka Street, house 18, building 13

License for keeping the Register of Issued Securities:

License number: No. 10-000-1-00264

Date of issue: 03.12.2002

Validity term: perpetual

Issuing authority of the license: Federal Commission for Securities Market

Mailing address: 107996, the city of Moscow, Stromynka Street, house 18, P.O. Box 9

Telephone, fax: (495) 771-73-35, fax: (495) 771-73-34

Website: www.rrost.com

Other information on the Register of the Holders of the Issuer’s Registered Securities, as may be specified by the Issuer at its own discretion: N/A

10.7. Information on Legislative Acts Regulating the Issues of Import and Export of Capital That May Affect Payment of Dividends, Interest and Other Amounts to Non-residents

The list of statutory acts regulating dividends, including those regulating payments effected to non-residents:

1. The Civil Code of the Russian Federation (Part One) dated 30.11.1994 No. 51-FZ;

2. Tax Code of the Russian Federation (Part One) dated 31.07.1998 No. 146-FZ;

3. Tax Code of the Russian Federation (Part Two) dated 05.08.2000 No. 117-FZ (Articles 207, 208, 215, 224, 284, 310, 312);

4. Federal Law “On Joint Stock Companies” dated 25.12.1995 No. 208-FZ (Articles 42, 43);

5. Federal Law “On State Regulation of Tariffs for Electric and Thermal Power in the Russian Federation” dated 14.04.1995 No. 41-FZ;

6. Federal Law “On Securities Market” dated 22.04.1996 No. 39-FZ;

7. Federal Law “On Protection of Rights and Legal Interests of Investors in the Securities Market” dated 05.03.1999 No. 46-FZ;

8. Federal Law “On Legal Status of Foreign Subjects in the Russian Federation” dated 25.07.2002 No. 115-FZ;

8. Federal Law “On Insolvency (Bankruptcy)” dated 26.10.2002 No. 127-FZ;

10. Federal Law “On Exchange Control and Currency Exchange Regulation” dated 10.12.2003 173-FZ;

11. Federal Law dated 07.08.2001 No. 115-FZ “On Fighting Money Laundering and Financing of Terrorism”;

12. The Order of the Federal Commission for Securities of Russia dated 02.10.1997 No. 27 “On Approval of the Regulations of Maintaining Registers of Holders of Registered Securities”;

13. The Order of the Plenum of the Supreme Arbitration Court of the Russian Federation dated 18.11.2003 No. 19 “On Some Issues Related to Application of the Federal Law “On Joint Stock Companies” (Clause 15);

14. Intergovernmental agreements for avoidance of double taxation (concerning taxes on incomes, property, and for prevention of tax evasion with regards to taxes on incomes and property)

10.8. Description of the Procedure for Taxation of Incomes Derived from the Issuer’s Securities Placed/to Be Placed

Taxation of incomes from the Issuer’s securities placed/to be placed is regulated by the Tax Code of the Russian Federation (hereinafter referred to as the TC) and by other statutory acts of the Russian Federation adopted under the Tax Code of the Russian Federation.

TAX RATES

Type of income	Legal entities		Individuals
	Residents	Non-residents	Residents	Non-residents
Coupon yield	20% (including: federal budget: 2%; budget of the RF subject: 18%)	20%	13%	30%
Income from sale of securities	20% (including: federal budget: 2%; budget of the RF subject: 18%)	20%	13%	30%
Dividend income	9% *	15%	9%	15%

* or 0 % on the incomes derived by Russian entities in the form of dividends, therewith provided that as of the date of the resolution adopted on dividends to be paid, the entity which receives the dividends owns during at least 365 calendar consecutive days at least 50 percent of contribution (share) in the authorized (share) capital (fund) of the dividends paying entity, or the depositary receipts entitling the holder to receive dividends, in the amount equivalent to at least 50 percent of the total amount of dividends paid by the entity, and under condition that the acquisition cost and (or) cost of title under the RF laws to the contribution (share) in the authorized (share) capital (fund) of the entity paying dividends, or of depositary receipts entitling the holder to receive dividends, exceeds 500 million rubles.

PROCEDURE OF TAXATION OF INDIVIDUALS

Type of tax: individual income tax (NDFL).

Incomes derived from sources in the Russian Federation include:

dividends and interest received from a Russian organization, and also interest received from a Russian individual entrepreneur and (or) a foreign entity in connection with activities of its permanent establishment in the Russian Federation;

incomes from sales in the Russian Federation of shares, other securities, including participatory interest in authorized capital of organizations.

Tax base.

For the purpose of assessing the tax base all incomes of a taxpayer derived by the taxpayer both in cash and in specie, the effective right of the taxpayer to dispose of such incomes and incomes in the form of material benefit shall be taken into account.

A taxpayer’s income derived in the form of a material benefit shall be understood as a material benefit received from purchase of securities. Where a taxpayer derives a material benefit from purchase of securities, the tax base shall be calculated as an excess of the market value of securities, financial instruments on forward transactions over the amount of the taxpayer’s actual expenses for their purchase.

The market value of securities traded in the formal market of securities shall be calculated on the basis of their market price with allowance for the limited boundary of its fluctuations.

The market value of the securities which are not traded in the formal market of securities shall be calculated on the basis of the market price with allowance for the limited boundary of its fluctuations.

The procedure for calculation of the market price of securities, estimated price of securities, and also the procedure for calculating the limited boundary of the market price fluctuations shall be established by the federal executive authority for securities market in coordination with the Ministry of Finance of the Russian Federation.

For the purpose of calculating the tax base for incomes derived from securities trading it is necessary to take into account the incomes derived from the following transactions:

with securities traded in the formal market of securities;

with securities which are not traded in the formal market of securities.

Securities traded in the formal market of securities include, inter alia, securities admitted to trade organizes by the Russian organizer of trade in the securities market, including trade at a stock exchange. The said securities are referred to the securities traded in the formal market of securities if the market quotation for securities is calculated on the basis of such securities. Market quotation of securities is understood to be:

1) a weighted average price of securities on transactions effected within one trade day through the Russian organizer of trade in the securities market, including a stock exchange - for securities admitted for trade of such organizer of trade in securities market and at a stock exchange;

2) a closing price for a security calculated by a foreign stock exchange on transactions effected during one trade day through such exchange - for securities admitted for trade at a foreign stock exchange.

Securities for the purposes of taxation of individuals incomes shall be also recognized to be sold (purchased) in case of terminated taxpayer’s obligations to transfer (to accept) the appropriate securities by offsetting counter homogeneous claims, inter alia, in case of clearing transactions under the laws of the Russian Federation.

Homogeneous claims shall be understood as claims for transfer of securities of a single issuer, having an equal scope of rights, referred to a common class, category (type).

Therewith the offset of counter homogeneous claims shall be confirmed according to the legislation of the Russian Federation by documents evidencing termination of obligations for transfer (acceptance) of securities, inter alia, by reports of the clearing organizations, reports of the persons engaged in broker operations, or reports by managing directors, who under the laws of the Russian Federation provide to the taxpayer the appropriate clearing, brokerage services or act as trustees for the taxpayer.

The following incomes shall be recognized as the incomes derived from transactions with securities: incomes from sale and purchase (redemption) of securities, received in the tax period.

Incomes in the form of interest (coupon, discount), received in a tax period from securities shall be included into incomes derived from transactions with securities unless otherwise provided for in Article 214.1 of the RF TC.

Incomes from transactions with securities that are traded and not traded in the formal market of securities, effected by a trustee (except for the managing company which performs trustee services in relation to property included into a mutual investment fund) to the benefit of a beneficiary who is an individual, shall be included into the beneficiary incomes from the appropriate transactions with securities.

Expenses related to transactions with securities shall be understood as expenses supported by documents and actually incurred by a taxpayer in connection with purchase, sale, custody and redemption of securities. Such expenses include:

amounts paid to the Issuer of securities in payment for placed securities, and also the amounts paid in accordance with the agreement of purchase and sale of securities, including the amounts of coupon;

payment for services rendered by a professional market participants and by exchange intermediaries and clearing centers;

exchange duty (fee);

fee payable to persons performing services related to maintaining of register;

tax paid by a taxpayer upon receipt of securities by way of inheritance;

tax paid by a taxpayer upon receipt of shares, shares of stock as a gift in accordance with Clause 8.1 Article 217 of the RF TC;

Amounts of interest paid by a taxpayer on credits and loans obtained to effect transactions with securities (including interest on credits and loans for margin-related transactions), within the limits of the amounts calculated on the basis of the RF CB refinancing rate, which is applicable as of the date of the interest payment and is increased 1.1 times - for credits and loans denominated in rubles, and at 9 % rate - for credits and loans denominated in foreign currency;

other expenses directly associated with transactions effected with securities.

Financial result of transactions with securities shall be calculated as incomes from transactions minus appropriate expenses referred above.

Therewith, expenses that can neither be directly referred to increased income from transactions with securities both traded and not traded in the formal market, nor to decrease of the appropriate type of income, shall be allocated prorate to share of each type of income.

Financial result shall be calculated for each transition and for each series of transactions with securities trading. Financial result shall be calculated upon expiry of tax period unless otherwise established by Article 214.1 of the RF TC.

A negative financial result obtained in the tax period on some particular transactions with securities decreases the financial result obtained in the tax period on series of appropriate transactions. Therewith on transactions with securities traded in the formal market of securities, the amount of negative financial result reducing the financial result on transactions with securities traded in the formal market shall be calculated with allowance for the limit of the fluctuations of the market price for securities.

The negative financial result obtained in the tax period on some particular transactions with securities that are not traded in the formal market of securities that as of the date of their purchase were referred to securities traded in the formal market of securities, may decrease the financial result obtained in the tax period on transactions with securities traded in the formal market of securities.

A negative financial result on each series of transactions with securities shall be recognized as loss. Losses from transactions with securities shall be accounted for in accordance with the procedure established in Articles 214.1 and 220.1 of the RF Tax Code.

For the purpose of sale of securities costs in the form of the purchasing cost of securities shall be recognized in the amount of the cost of the first purchased securities (FIFO).

In case the Issuer entity effected an exchange (conversion) of shares, for the purpose of sale of the shares received by the taxpayer as a result of the exchange (conversion), the taxpayer costs supported by documents shall be understood to be costs related to acquisition of shares that were owned by the taxpayer prior to their exchange (conversion).

In case of sale of shares (shares of stock, participatory interest) received by the taxpayer in case of reorganization of entity, the acquisition-related expenses shall be recognized as the cost calculated in accordance with Clauses 4 - 6 Articles 277 of the RF Tax Code, under condition that the taxpayer has presented the appropriate supporting documents to evidence the costs of acquisition of shares (shares of stock, participatory interest) of the reorganized entities.

If a taxpayer has acquired on ownership basis (inter alia, received as a gift or for a partial payment, by way of donation or inheritance) securities, for the purpose of taxation of incomes derived from transactions of purchase and sale (redemption) of securities the documented costs of purchase (acquisition) of such securities shall be recognized as the amounts on which the tax has been charged and paid upon purchase (acquisition) of the given securities, and the amount of tax paid by the taxpayer.

If upon acquisition of securities by taxpayer by way of donation or inheritance no tax is charged under Clause 18 and Clause 18.1 Article 217 of the RF TC, for the purpose of taxation of incomes from transactions of purchase and sale (redemption) of securities received by the taxpayer in the form of donation or inheritance, the documented costs of the donator (testator) for acquisition of such securities shall be also taken into account.

Amounts paid by the taxpayer for purchase of securities subject to a partial payment of the nominal value during circulation period, shall be recognized as expenses upon such partial retirement prorate to the share of the incomes derived from the partial redemption in the total amount payable.

Tax base for a series of transactions with securities shall be recognized as a positive financial result from a series of appropriate transactions calculated for the appropriate tax period.

Tax base on each series of transactions (transactions with securities traded in the formal market and with securities that are not traded in the formal market) shall be calculated separately.

Taxpayers having incurred losses in the previous tax periods from transactions with securities traded in the formal market of securities, shall be entitled to reduce the tax base on transactions with securities traded in the formal market of securities, in the current tax period by total amount of loss incurred by them or by a part of such amount (refer the loss to future periods).

Therewith, the tax base for the current tax period shall be calculated with allowance for specifics stipulated in Articles 214.1 and 220.1 of the RF Tax Code.

The amounts of loss obtained from transactions with securities traded in the formal market of securities, when referred to future period, shall decrease the tax base of the appropriate tax periods on such transactions.

It is not allowed to carry forward the losses obtained from transactions with securities which are traded in the formal market of securities.

A taxpayer may carry forward a loss within 10 years following the tax period in which such loss was obtained.

A taxpayer may refer the amount of losses obtained in previous tax periods to a current tax period. Therewith, the loss which is not carried forward to the nearest subsequent year may be carried forward fully or partly to any one of subsequent nine years.

If a taxpayer suffered losses in more than one tax period, such losses shall be carried forward in the same sequence in which they were created.

The taxpayer shall keep the documents supporting the volume of the suffered loss throughout the whole period in which the taxpayer decreases the tax base of the current tax period by the amounts of the earlier incurred losses.

Losses shall be reflected in the accounting books in accordance with Article 220.1 of the RF TC by the taxpayer upon filing a tax return with a tax authority after expiry of the tax period.

Amounts paid under trust deed to a trustee in a form of compensation and indemnity for the expenses incurred by the trustee on the transactions effected with securities shall be recorded as expenses decreasing the incomes from the appropriate transactions. Therewith, if the trustor is not a beneficiary under the trust deed, such expenses shall be taken for calculation of the financial result solely for the beneficiary.

If under the trust deed several beneficiaries exist, then the incomes from transactions with securities effected by the trustee to the benefit of the beneficiary shall be distributed on the basis of the terms and conditions of the trust deed.

In case in the process of the trustee services being performed some transactions are effected with securities traded and (or) not traded in the formal securities market, as well as in case in the process of the trustee services being performed some types of incomes are generated (including dividends income and income in the form of interest), the tax base shall be calculated separately for transactions with securities traded and not traded in the formal market of securities, and on each type of income. Therewith, the expenses that are not directly attributable to decrease of the income from transactions with securities traded or not traded in the formal market of securities, or to decrease of the appropriate type of income, shall be distributed prorate to the share of each type of income.

A negative financial result from particular transactions with securities performed by the trustee in the tax period decreases the financial result from a series of appropriate transactions. Therewith, a financial result shall be calculated separately on transactions with securities traded in the formal market of securities, and on transactions with securities that are not traded in the formal market of securities.

The trustee shall be recognized as a tax agent in relation to the person in whose interests the trust management is performed under the trust deed.

The tax base on transactions with securities shall be calculated upon expiry of the tax period.

A tax agent (a trustee, a broker, a person who performs the transactions under the contract of commission or agency, a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC) shall calculate the taxpayer tax base on all types of incomes from transactions effected by the tax agent in favor of the taxpayer. Therewith, the trustee, the broker, or the person effecting transactions under the contract of agency or commission, a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC shall be recognized as a tax agent with regard to the amounts of tax which is not fully withheld by the Issuer of the securities, also including the cases when transactions are effected in favor of the taxpayer, and the tax base on such transactions is calculated in accordance with Articles 214.3 and 214.4 of the RF TC.

Calculation, deduction and payment of the amount of tax shall be performed by the tax agent upon expiry of the tax period, and also prior to expiry of the tax period or before the expiry of the effective term of the trust deed.

Payment of moneys shall be understood to be payment of an amount in cash by the tax agent to the taxpayer or to a third party upon request of the taxpayer, and also transfer of funds to the bank account of the taxpayer or to the account of the third party upon request of the taxpayer.

Payment of income in specie for the purposes of this Clause shall be understood as a transfer of securities by the tax agent to the taxpayer from a depositary account (personal account) of the tax agent of from the depositary account (personal account) of the taxpayer whose accounts the tax agent is authorized to use. Transfer of securities by the tax agent upon request of the taxpayer in connection with the transactions effected with securities by the taxpayer shall not be recognized as payment of income in specie, if the funds on the appropriate transactions have been fully transferred to the account (also including a bank account) of the taxpayer opened with the given tax agent.

In case the tax agent transfers the funds (income in specie) prior to expiry of the tax period or prior to expiry of the effective term of the trust deed, the tax shall be charged on the tax base calculated in accordance with Article 214.1 of the RF Tax Code.

For calculation of the tax base the tax agent shall calculate the financial result for the taxpayer to whom the cash funds or the income in specie shall be paid, as of the date of payment of income. Therewith, if the amount of cash payable to the taxpayer does not exceed the amount calculated for the taxpayer as equal to the financial result from the transactions with regard to which the trustee (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC) acts as a tax agent, the tax shall be payable on the amount of the payment.

In case the income is paid in the specie, the amount of payment shall be determined in the form of the actually incurred expenses that shall be supported by documents as incurred for acquisition of the securities transferred to the taxpayer.

If the amounts payable to the taxpayer exceed the amount of the financial result calculated for the taxpayer on the transactions with regard to which the trustee (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC) acts as a tax agent, the tax shall be paid on the total amount equal to the amount of financial result calculated for the given taxpayer on the transactions, on which the trustee (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC) acts as a tax agent.

Where the tax agent pays to the taxpayer amounts (income in specie) more than once within the tax period the amount of tax shall be calculated by accruing total with set-off of the earlier paid amounts of tax.

In case the taxpayer has multiple types of incomes (including the incomes taxable at different rates) from the transactions effected by the tax agent in favor of the taxpayer, the sequence for payment of such incomes to the taxpayer in case of cash payment (payment of income in specie) prior to the expiry of the tax period (prior to the expiry date of the trustee deed) shall be established under the agreement between the taxpayer and the tax agent.

In case it is impossible to withhold from the taxpayer the calculated amount of tax (in full or in part) the tax agent (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC), within a month after the occurrence of such circumstance, shall notify in writing the tax authority in the location where such person maintains its accounting books, on the impossibility to make the said deduction and on the amount of the taxpayer’s indebtedness. In such case the tax shall be paid in accordance with Article 228 of the RF TC.

Tax agents shall calculate, withhold and transfer the withheld tax from the taxpayer not later than within a month from the date of expiry of the tax period or from the date of payment effected in money form (transfer of securities).

The deduction in the amount of the actually incurred expenses supported by documents shall be provided to the taxpayer, while the tax shall be calculated and paid by the tax agent (the broker, the trustee, the managing company performing trust management of property referred to investment mutual fund, or by some other person effecting transactions under a contract of agency, a contract of commission, a brokerage contract or under other similar agreement in favor of the taxpayer) or upon expiry of the tax period when filing a tax return with a tax authority.

Specific requirements to calculation of the tax base on REPO transactions with securities and for transactions with securities are established by Articles 214.3 and 214.4 of the RF TC, respectively.

PROCEDURE OF TAXATION OF LEGAL ENTITIES.

Type of tax: profit tax.

Incomes shall include the following:

proceeds from sale of proprietary rights (interests) (incomes from sales);

non- sale incomes in the form of interest on securities and other debt obligations and/or from participation in other entities.

Tax base.

Incomes derived by the taxpayer from sale transactions or from other disposal of securities (also from redemption of securities) shall be calculated on the basis of the selling price or price of other disposal of a security, and also on the basis of the amount of the accrued interest (coupon) yield, which is paid by the purchaser to the taxpayer, and the amount of the interest (coupon) income, which was paid to the taxpayer by the Issuer. Therewith the taxpayer’s income from sale or other disposal of securities shall not include the amounts of interest (coupon) income earlier recorded for taxation purposes.

Costs related to sale (or other disposal) of securities shall be calculated on the basis of the acquisition price of a security (including the purchasing costs), expenses related to sale of the security, amount of discounts on the settlement value of investment shares, amount of accrued interest (coupon) income paid by the taxpayer to the seller of the security. Therewith, the expenses shall not include the amounts of accrued interest (coupon) income that were earlier recorded for taxation purposes.

Securities shall also be recognized as sold (acquired) in case of termination of the taxpayer’s obligations to transfer (to accept) the appropriate securities by off-setting the counter homogeneous claims, also in case of such obligations terminated in the course of clearing transactions in accordance with the laws of the Russian Federation.

Securities shall be recognized as traded in the formal market of securities solely when all the following conditions are met:

1) if they are admitted for trade at least by one organizer of trade entitled to do so under the national laws;

2) if the information on their prices (quotations) is published in mass media outlets (including electronic media) or may be presented by the organizer of trade or by some other authorized person to any interested party within three years after the date of the transactions effected with the securities;

3) if within the most recent three months preceding the date of the transaction effected by the taxpayer with the given securities, the market quotation was calculated on such securities, if that is provided for under the applicable legislation.

The applicable legislation shall be understood as legislation of the country in the territory of which the securities are circulated (conclusion by the taxpayer of civil-law transactions that entail a transfer of title to the securities). In cases when it is impossible to clearly establish the territory of the country where transactions with securities were effected outside of the formal market of securities, including the transactions effected via electronic trade systems, the taxpayer shall be entitled, at its own discretion and in accordance with the accounting policy adopted by the taxpayer for taxation purposes, to select the location of the seller or the purchaser of the securities.

The market quotation of the securities for taxation purposes shall be understood as the weighted average price of securities under the transactions effected during a trade day through the Russian organizer of trade in the securities market, including stock exchange - for securities admitted for trade of such organizer of trade in the securities market, such stock exchange, or the closing price of a security which is quoted by a foreign stock exchange on the transactions effected during a trading day through such exchange - for securities admitted for trade of such stock exchange. If on one and the same security transactions were effected through two and more organizers of trade the taxpayer shall be entitled to choose at its own discretion a market quotation which is set by any one of the organizers of trade. In case the weighted average price is not quoted by the organizer of trade, then for the purposes of this Chapter the weighted average price shall be a half of the amount of top and bottom prices of the transactions effected during the trading day through such organizer of trade.

The accrued interest (coupon) income shall be understood as part of the interest (coupon) income the payment of which is provided for by the terms and conditions of the issue of such securities, to be calculated prorate to the quantity of the calendar days lapsed from the date of the issue of the security or from the date of payment of the previous coupon income to the date of the transaction effected (the date of transfer of the securities).

The market price of the securities traded in the formal market of securities, for taxation purposes shall be recognized as the actual selling price or price of other disposal of the securities if this price is in the interval between the bottom and top prices of the transactions (interval of the prices) effected with the specified security registered by the organizer of trade in the securities market as of the effective date of the appropriate transition. In case a transaction is effected through the organizer of trade the date of transaction effected shall be understood as the date of the trade at which the appropriate transaction was concluded with the given security. In case a security is sold outside the formal market of securities, the effective date of transaction shall be the date of all material terms established for transfer of the security, i.e. the signature date of the agreement.

If transactions were effected on one and the same security on the specified date through two or several organizers of trade in securities market the taxpayer shall be entitled at its own discretion to choose the organizer of trade the values of prices interval of which will be used by the taxpayer for taxation purposes.

In case information on the prices interval is not available from the organizers of trade in the securities market as of the date of a transaction effected, the taxpayer shall take the prices interval effective for sale of such securities as per the information of the trade organizers in the securities market as of the date of the trade most recently held prior to the date of the appropriate transaction, if the trade on such securities was held by the organizer of trade at least once within the most recent three months.

If the taxpayer has complied with the aforesaid procedure, the actual selling price or the price of some other disposal of securities, which is within the interval of the prices, shall be taken for taxation purposes as a market price.

In case of sale (purchase) of the securities traded in the formal market of securities at a price below the minimal (above the maximal) price of transactions in the formal market of securities, for calculation of the financial result the minimal (maximal) price of transaction in the formal market of securities shall be taken.

For the securities which are not traded in the formal market of securities, the actual price of the transaction shall be taken for taxation purposes if such price is within the interval between the minimal and maximal prices calculated on the basis of the estimated price of the securities and the maximum price variation. A maximum price variation for securities which are not traded in the formal market of securities is established as 20 % towards increase/decrease of the estimated price of securities. In case of sale (purchase) of securities which are not traded in the formal market of securities, at a price below the minimal (above the maximal) price calculated on the basis of the estimated price of the security and the maximal variation of prices, for the purpose of calculating the financial result the minimal (maximal) price shall be taken, to be calculated on the basis of the estimated price of the securities and the maximum price variation.

Tax base on transactions with securities shall be calculated by the taxpayer separately, except for the tax base on transactions with securities to be calculated by the professional security market participants. Therewith, the taxpayers (except for the professional security market participants engaged in dealer transactions) shall calculate the tax base on the transactions with securities traded in the formal market of securities, separately from the tax base on transactions with securities which are not traded in the formal market of securities.

For the purpose of sale or other disposal of securities the taxpayer shall, independently and in accordance with the accounting policy adopted for taxation purposes, select one of the following methods for writing off the disposed securities cost to expenses:

1) at the cost of the first acquisitions made (FIFO);

2) at cost per unit.

Taxpayers having suffered loss (losses) from transactions with securities in the previous tax period or in the previous tax periods, shall be entitled to reduce the tax base obtained from transactions with securities in the reporting (tax) period (to carry forward the said losses) in accordance with the procedure and terms established by Article 283 of the TC.

Therewith, losses from transactions with securities that are not traded in the formal market of securities, incurred in the previous tax period (the previous tax periods), may be referred to decrease of the tax base calculated on the basis of the transactions with such securities in the reporting (tax) period. Losses incurred in the previous tax period (s) from transactions with securities traded in the formal market of securities may be referred to decrease of the tax base from transactions related to sale of such type of securities.

During the tax period the losses incurred in the appropriate reporting period from transactions with securities traded in the formal market of securities, and from transactions with securities which are not traded in the formal market of securities, shall be carried forward separately on the said categories of securities accordingly within the limits of the profit generated from transactions with such securities.

10.9. Information on the Declared (Accrued) and Paid Dividends on the Issuer’s Shares and on Incomes Generated from the Issuer’s Bonds

2005
category of shares	Ordinary registered shares
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.000268289 rubles
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	27,889 thousand rubles
name of the Issuer’s managing authority which adopted the resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders (Board of Directors of OJSC RAO UES of Russia)

date of the meeting (session) of the Issuer’s managing authority, at which the resolution was adopted on payment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing body at which the resolution was adopted on the dividends to be paid (declared)

December 14, 2005, the Minutes dated December 14, 2005 No.210
time allowed for payment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the resolution adopted on the dividends to be paid
form and other terms of payment of the declared dividends on the Issuer’s shares	In monetary form
reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	9 months of 2005
total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the resolution was adopted on the dividends to be paid (declared)	27 889 thousand rubles
in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer, - the reasons for failure to pay the declared dividends	The declared dividends have been fully paid
other information on the declared and/or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	N/A

2006
category of shares	Ordinary registered shares
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.005441922 rubles
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	565,695 thousand rubles
name of the Issuer’s managing authority which adopted the resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders (Board of Directors of OJSC RAO UES of Russia)

date of the meeting (session) of the Issuer’s managing authority, at which the resolution was adopted on payment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing body at which the resolution was adopted on the dividends to be paid (declared)

June 23, 2006, the Minutes dated June 23, 2006 No. 224
time allowed for payment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the resolution adopted on the dividends to be paid
form and other terms of payment of the declared dividends on the Issuer’s shares	In monetary form
reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	2005
total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the resolution was adopted on the dividends to be paid (declared)	565,695 thousand rubles
in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer, - the reasons for failure to pay the declared dividends	The declared dividends have been fully paid
other information on the declared and/or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	N/A

2006
category of shares	Ordinary registered shares
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.002151 rubles
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	223,599 thousand rubles
name of the Issuer’s managing authority which adopted the resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders (Board of Directors of OJSC RAO UES of Russia)

date of the meeting (session) of the Issuer’s managing authority, at which the resolution was adopted on payment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing body at which the resolution was adopted on the dividends to be paid (declared)

June 23, 2006, the Minutes dated June 23, 2006 No. 224
time allowed for payment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the resolution adopted on the dividends to be paid
form and other terms of payment of the declared dividends on the Issuer’s shares	In monetary form
reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	Quarter 1, 2006
total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the resolution was adopted on the dividends to be paid (declared)	223,599 thousand rubles

in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer, - the reasons for failure to pay the declared dividends	The declared dividends have been fully paid
other information on the declared and/or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	N/A

2006
category of shares	Ordinary registered shares
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.00106384 rubles
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	113,904 thousand rubles
name of the Issuer’s managing authority which adopted the resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders (Board of Directors of OJSC RAO UES of Russia)

date of the meeting (session) of the Issuer’s managing authority, at which the resolution was adopted on payment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing body at which the resolution was adopted on the dividends to be paid (declared)

September 19, 2006, the Minutes dated September 19, 2006 No. 228
time allowed for payment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the resolution adopted on the dividends to be paid
form and other terms of payment of the declared dividends on the Issuer’s shares	In monetary form
reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	1-st half-year of 2006
total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the resolution was adopted on the dividends to be paid (declared)	113,904 thousand rubles
in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer, - the reasons for failure to pay the declared dividends	The declared dividends have been fully paid
other information on the declared and/or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	N/A

2006
category of shares	Ordinary registered shares
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.005739431 rubles
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	809,000 thousand rubles
name of the Issuer’s managing authority which adopted the resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders (Board of Directors of OJSC RAO UES of Russia)

date of the meeting (session) of the Issuer’s managing authority, at which the resolution was adopted on payment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing body at which the resolution was adopted on the dividends to be paid (declared)

December 12, 2006, the Minutes dated December 12, 2006 No. 238
time allowed for payment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the resolution adopted on the dividends to be paid
form and other terms of payment of the declared dividends on the Issuer’s shares	In monetary form
reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	9 months of 2006
total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the resolution was adopted on the dividends to be paid (declared)	809,000 thousand rubles
in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer, - the reasons for failure to pay the declared dividends	The declared dividends have been fully paid
other information on the declared and/or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	N/A

By resolution of the annual General Meeting of the Issuer’s Shareholders (Board of Directors OJSC RAO UES of Russia, the Minutes dated 22.06.2007 No. 254) it was resolved as follows:

With allowance for payment of dividends on the Company ordinary shares on the basis of the results for quarter 1, the half-year and nine months of 2006 in the amount of 1,146,503.6 thousand rubles no dividends shall be paid on the Company ordinary shares on the basis of the results for 2006.

2007
category of shares	Ordinary registered shares
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.00793872 rubles
amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	1,119,000 thousand rubles
name of the Issuer’s managing authority which adopted the resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders (Board of Directors of OJSC RAO UES of Russia)

date of the meeting (session) of the Issuer’s managing authority, at which the resolution was adopted on payment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing body at which the resolution was adopted on the dividends to be paid (declared)

June 22, 2007, the Minutes dated June 22, 2007 No. 254
time allowed for payment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the resolution adopted on the dividends to be paid
form and other terms of payment of the declared dividends on the Issuer’s shares	In monetary form
reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	Quarter 1, 2007
total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the resolution was adopted on the dividends to be paid (declared)	1,119,000 thousand rubles
in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer, - the reasons for failure to pay the declared dividends	The declared dividends have been fully paid
other information on the declared and/or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	N/A

During 2008 no dividends were accrued or paid by the Issuer.

During 2009 no dividends were accrued or paid by the Issuer.

The Issuer did not place any bonds and, accordingly, it did not pay incomes on the bonds for the whole period of its operations.

10.10. Other Information

Information on the Issuer’s bonds issues state registration:

I. Class, category (type), serial code and other identification attributes of the securities: documentary unconvertible interest bearing bonds issued to bearer on the terms of mandatory centralized custody, serial code 01, with possible early redemption upon request of the holders and at the discretion of the Issuer

Maturity: the 3,640-th (Three thousand six hundred and fortieth) day as of the starting date of the Bonds issue placement.

State registration number of the securities issue and date of the state registration: 4-01-55038-E dated September 23, 2010

Name of the registering authority which performed state registration of the securities issue: FSFM of Russia.

Quantity of placed securities and nominal value of the securities: 10,000,000.00 (Ten million) securities of 1,000 (One thousand) rubles nominal value each.

Method of placement of the securities: by public subscription.

II. Class, category (type), serial code and other identification attributes of the securities: documentary unconvertible interest bearing bonds issued to bearer on the terms of mandatory centralized custody, serial code 02, with possible early redemption upon request of the holders and at the discretion of the Issuer.

Maturity: the 3,640-th (Three thousand six hundred and fortieth) day as of the starting date of the Bonds issue placement.

State registration number of the securities issue and date of state registration: 4-02-55038-E dated September 23, 2010

Name of the registering authority which performed the state registration of the securities issue: FSFM of Russia.

Quantity of the placed securities and nominal value of each security: 10,000,000.00 (Ten million) securities of 1,000 (One thousand) rubles nominal value each.

Method of placement of the securities: public subscription.

As of the date of approval of this Prospectus no placement of the said bonds was effected.